 Filed Pursuant to Rule 424(b)(3)
 File No.333-279835
Macatawa Bank Corporation	Wintrust Financial Corporation

PROXY STATEMENT OF MACATAWA BANK CORPORATION

PROSPECTUS OF WINTRUST FINANCIAL CORPORATION

Merger Proposed — Your Vote Is Important
DEAR MACATAWA SHAREHOLDERS:
You are cordially invited to attend a special meeting of shareholders of Macatawa Bank Corporation (“Macatawa”), which will be held on July 31, 2024, at 8:00 a.m. local time, at Macatawa’s corporate offices, which are located at 10753 Macatawa Drive, Holland, Michigan 49424.
At the meeting, you will be asked to approve the merger agreement, dated April 15, 2024, by and between Macatawa, Leo Subsidiary LLC (“Merger Sub”) and Wintrust Financial Corporation (“Wintrust”), which provides for Wintrust’s acquisition of Macatawa through the merger of Macatawa with and into Merger Sub, a wholly-owned subsidiary of Wintrust. Macatawa is the parent company of Macatawa Bank. The merger consideration paid by Wintrust to Macatawa shareholders is expected to be $14.85 per share of outstanding Macatawa common stock, or an aggregate of approximately $510.3 million (the “Merger Consideration”), based on 34,361,562 shares of Macatawa common stock outstanding as of April 12, 2024, the last trading day before public announcement of the execution of the merger agreement, subject to adjustment as provided in the merger agreement. The Merger Consideration will be paid in shares of Wintrust common stock, no par value per share, other than cash to be paid in lieu of fractional shares.
For each share of Macatawa common stock owned, you will receive a number of shares of Wintrust common stock to be calculated using an exchange ratio determined in accordance with the merger agreement and as further described in this proxy statement/prospectus (the “Per Share Merger Consideration”). The Per Share Merger Consideration that you will be entitled to receive for each share of Macatawa common stock will be determined based on the average of the volume-weighted average price of Wintrust common stock as reported under the heading “Bloomberg VWAP” on the Bloomberg page for Wintrust for each trading day during the ten trading day period ending on the second trading day prior to completion of the merger, which we refer to herein as the “reference price”, subject to a minimum and maximum reference price equal to $89.03 and $113.03, respectively. Assuming that the reference price were calculated as of June 17, 2024, the last practicable date prior to the date of this proxy statement/prospectus, you would be entitled to receive 0.1590 shares of Wintrust common stock for each share of Macatawa common stock. If the reference price is less than or equal to the minimum of $89.03, each share of Macatawa common stock would instead be entitled to 0.1668 shares of Wintrust common stock, and if the reference price is greater than or equal to the maximum of $113.03, each share of Macatawa common stock would be entitled to 0.1314 shares of Wintrust common stock. If the reference price is greater than or equal to $89.03 and not more than $113.03, the exchange ratio will be variable and calculated by dividing (i) the amount obtained by dividing the Merger Consideration by the reference price by (ii) the number of outstanding shares of Macatawa common stock. Therefore, at the time of the special meeting, you will not know the precise value of the Merger Consideration you may receive on the date the merger is completed.
Wintrust common stock is traded on the Nasdaq Global Select Market (“Nasdaq”), under the symbol “WTFC.” The closing price of Wintrust common stock on June 17, 2024 was $93.42 per share.
The merger cannot be completed unless the holders of at least a majority of the outstanding shares of Macatawa common stock entitled to vote approve the merger agreement. Your board of directors has unanimously adopted the merger agreement and recommends that you vote “FOR” the approval of the merger agreement at the special meeting. Your board of directors also unanimously recommends that you vote “FOR” approval of the non-binding, advisory Macatawa merger-related compensation proposal (as defined below) and “FOR” the approval to adjourn the special meeting to permit further solicitation in the event that an insufficient number of shares are present in person or by proxy to approve the merger agreement.

Additional information regarding the merger, the merger agreement, Macatawa and Wintrust is set forth in the attached proxy statement/prospectus. This document also serves as the prospectus for the shares of Wintrust common stock to be issued by Wintrust in connection with the merger. We urge you to read this entire document carefully, including the section entitled “Risk Factors” beginning on page 15.
Sincerely,
Richard L. Postma
Chairman
Macatawa Bank Corporation
Neither the Securities and Exchange Commission (“SEC”) nor any state securities regulatory body has approved or disapproved of the securities to be issued under this proxy statement/prospectus or determined if this proxy statement/prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.
The securities to be issued in connection with the merger are not savings or deposit accounts or other obligations of any bank or nonbank subsidiary of any of the parties, and they are not insured by the Federal Deposit Insurance Corporation (“FDIC”) or any other governmental agency.
This proxy statement/prospectus is dated June 17, 2024, and is first being mailed to Macatawa shareholders on or about June 18, 2024.

REFERENCES TO ADDITIONAL INFORMATION
As permitted by the rules of the SEC this proxy statement/prospectus incorporates important business and financial information about Wintrust from other documents that are not included in or delivered with this proxy statement/prospectus. These documents are available to you without charge upon your written or oral request. You can obtain documents incorporated by reference in this proxy statement/prospectus through the SEC’s website at www.sec.gov or by requesting them in writing or by telephone at the following address and telephone number:
Wintrust Financial Corporation
9700 W. Higgins Road, Suite 800
Rosemont, Illinois 60018
Attention: Kathleen M. Boege
Executive Vice President, General Counsel and Corporate Secretary
(847) 939-9000
In order to ensure timely delivery of these documents, you should make your request by July 26, 2024 to receive them before the special meeting. See “Where You Can Find More Information” beginning on page 84.
VOTING BY MAIL
Macatawa shareholders of record may submit their proxies by mail, by signing and dating each proxy card you receive, indicating your voting preference on each proposal and returning each proxy card in the prepaid envelope which accompanied that proxy card. The proxy card also includes instructions on how to submit your proxy via the internet or over the telephone.

MACATAWA BANK CORPORATION
10753 Macatawa Drive
Holland, Michigan 49424

Notice of Special Meeting of Shareholders
Date: July 31, 2024
Time: 8:00 a.m., local time
Place: 10753 Macatawa Drive, Holland, Michigan 49424
TO MACATAWA BANK CORPORATION SHAREHOLDERS:
NOTICE IS HEREBY GIVEN that Macatawa will hold a special meeting of shareholders on July 31, 2024 at 8:00 a.m., local time, at Macatawa’s corporate offices, which are located at 10753 Macatawa Drive, Holland, Michigan 49424. The purpose of the meeting is to consider and vote on the following matters:
•
a proposal to adopt the Agreement and Plan of Merger, dated as of April 15, 2024 (the “merger agreement”), by and among Wintrust Financial Corporation, Leo Subsidiary LLC and Macatawa Bank Corporation. A copy of such merger agreement is included as Annex A to the proxy statement/prospectus accompanying this notice;

•
a proposal to cast a non-binding, advisory vote to approve the compensation that may be paid or become payable to Macatawa’s named executive officers that is based on or otherwise related to the merger (the “Macatawa merger-related compensation proposal”);

•
the approval to adjourn the special meeting to permit further solicitation in the event that an insufficient number of shares are present in person or by proxy to adopt the merger agreement and the transactions contemplated thereby and appoint the shareholders’ representative and the alternate shareholders’ representative under the merger agreement; and

•
to transact any other business that properly comes before the special meeting, or any adjournments or postponements thereof.

Holders of record of Macatawa common stock at the close of business on June 11, 2024 are entitled to receive this notice and to vote at the special meeting and any adjournments or postponements thereof. Adoption of the merger agreement requires the affirmative vote at the special meeting of holders of at least a majority of the outstanding shares of Macatawa common stock entitled to vote. Approval of the non-binding, advisory Macatawa merger-related compensation proposal and the proposal to adjourn the special meeting, if necessary, each require the affirmative vote of holders of at least a majority of the shares of Macatawa common stock entitled to vote, present in person or by proxy, if a quorum is present. In the absence of a quorum, the holders of at least a majority of the shares of Macatawa common stock present, in person or by proxy, may adjourn the special meeting.
The board of directors of Macatawa unanimously recommends that you vote “FOR” adoption of the merger agreement, “FOR” approval of the Macatawa merger-related compensation proposal and “FOR” approval to adjourn the special meeting to permit further solicitation in the event that an insufficient number of shares are present in person or by proxy to adopt the merger agreement and the transactions contemplated thereby.
Your vote is important. To ensure that your shares are voted at the special meeting, please promptly complete, sign and return the proxy card in accordance with the instructions included thereon whether or not you plan to attend the meeting in person. Shareholders who attend the special meeting may revoke their proxies and vote in person, if they so desire.

Holland, Michigan
June 17, 2024
By Order of the Board of Directors
Jon W. Swets
Chief Executive Officer

i

ii

QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE SPECIAL MEETING
Q:
What am I being asked to vote on? What is the proposed transaction?

A:
You are being asked to vote on the adoption of the merger agreement that provides for Wintrust’s acquisition of Macatawa through the merger of Macatawa with and into Merger Sub, a wholly-owned subsidiary of Wintrust. Upon completion of the merger, all shares of Macatawa common stock will be cancelled and you will become a shareholder of Wintrust.

Q:
What will Macatawa shareholders be entitled to receive in the merger?

A:
If the merger is completed, the shares of Macatawa common stock that you own immediately before the completion of the merger (including, for the avoidance of doubt, shares of Macatawa common stock received by holders of unvested shares of Macatawa restricted stock, which will automatically vest immediately prior to the effective time) will be converted into the right to receive shares of Wintrust common stock (subject to possible adjustment). The Merger Consideration paid by Wintrust to Macatawa shareholders is expected to be $14.85 per share of outstanding Macatawa common stock, or an aggregate of approximately $510.3 million, based on 34,361,562 shares of Macatawa common stock issued and outstanding as of April 12, 2024, the last trading day before public announcement of the execution of the merger agreement, subject to adjustment for fluctuations in the trading price of Wintrust common stock as described below. All of the Merger Consideration will be paid to holders of Macatawa common stock in shares of Wintrust common stock, no par value per share, calculated based on the Per Share Merger Consideration described in the merger agreement, other than cash to be paid in lieu of any fractional shares.

For each of your shares of Macatawa common stock, you will receive the Per Share Merger Consideration calculated as set forth in the merger agreement in the form of Wintrust common stock. The Per Share Merger Consideration that you will be entitled to receive for each share of Macatawa common stock will be determined based on the average of the volume-weighted average price of Wintrust common stock as reported under the heading “Bloomberg VWAP” on the Bloomberg page for Wintrust for each trading day during the ten trading day period ending on the second trading day prior to completion of the merger, which we refer to as the reference price, subject to a minimum and maximum reference price equal to $89.03 and $113.03, respectively. Assuming that the reference price were calculated as of June 17, 2024, the last practicable date prior to the date of this proxy statement/prospectus, you would be entitled to receive 0.1590 shares of Wintrust common stock for each share of Macatawa common stock. If the reference price is less than the minimum of $89.03, each share of Macatawa common stock will be entitled to 0.1668 shares of Wintrust common stock, and if the reference price is greater than the maximum of $113.03, each share of Macatawa common stock will be entitled to 0.1314 shares of Wintrust common stock. If the reference price is greater than or equal to $89.03 and not more than $113.03, the Per Share Merger Consideration will be variable and calculated by dividing (i) the amount obtained by dividing the aggregate Merger Consideration by the reference price by (ii) the number of outstanding shares of Macatawa common stock. For a description of how the Per Share Merger Consideration will be calculated, see “Description of the Merger Agreement — Consideration to be received in the merger” on page 54 and “— Upset condition” on page 55.
Q:
Why do Macatawa and Wintrust want to engage in the merger?

A:
Macatawa believes that the merger will provide Macatawa shareholders with substantial benefits and that it presents the best option to maximize shareholder value, and Wintrust believes that the merger will further its strategic growth plans by allowing it to expand its presence in west Michigan. As a larger company, Wintrust expects to (i) be able to provide greater capital and resources and efficiencies from integrating the operations of Macatawa into Wintrust’s existing operations and (ii) allow Macatawa Bank to compete more effectively and to offer a broader array of products and services to better serve its banking customers. To review the reasons for the merger in more detail, see “The Merger — Wintrust’s reasons for the merger” on page 45 and “The Merger — Macatawa’s reasons for the merger and recommendation of the board of directors” on page 43.

Q:
What does the Macatawa board of directors recommend?

A:
Macatawa’s board of directors unanimously recommends that you vote “FOR” adoption of the merger agreement, “FOR” approval of the non-binding, advisory Macatawa merger-related compensation proposal and “FOR” the approval to adjourn the special meeting to permit further solicitation in the event that an insufficient number of shares are present in person or by proxy to adopt the merger agreement and the transactions contemplated thereby. To review the background and reasons for the merger in greater detail, see “The Merger” beginning on page 26.

Q:
What vote is required to adopt the merger agreement?

A:
Holders of at least a majority of the outstanding shares of Macatawa common stock entitled to vote must vote in favor of the merger. Abstentions and broker non-votes have the effect of votes against the adoption of the merger agreement. On April 15, 2024, certain of Macatawa’s directors and executive officers who own shares of Macatawa common stock agreed to vote their shares at the special meeting in favor of the merger and any other matter necessary for consummation of the transactions contemplated by the merger agreement. These shareholders and their affiliates owned approximately 8.7% of Macatawa common stock outstanding as of March 31, 2024 and the voting agreement covers approximately 6.9% of Macatawa’s outstanding shares of common stock as of March 31, 2024. Wintrust’s shareholders will not be voting on the merger agreement. For additional detail, see “The Merger — Interests of directors and executive officers in the merger” on page 49 and “The Merger — Voting agreement” on page 53.

Q:
What vote is required to approve the non-binding, advisory Macatawa merger-related compensation proposal and the proposal to adjourn the special meeting to permit further solicitation in the event that an insufficient number of shares are present in person or by proxy to adopt the merger agreement and the transactions contemplated thereby?

A:
To approve the Macatawa merger-related compensation proposal and the proposal to adjourn the special meeting, if necessary or appropriate to solicit additional proxies, the affirmative vote of at least a majority of the shares of Macatawa common stock entitled to vote, present in person or by proxy, is required if a quorum is present at the special meeting. In the absence of a quorum, holders of at least a majority of the shares of Macatawa common stock present in person or by proxy at the special meeting may adjourn the special meeting. Abstentions have the effect of votes against the proposals, and broker non-votes will not be considered entitled to vote and will have no effect on the proposals.

Q:
What happens if the non-binding, advisory Macatawa merger-related compensation proposal is not approved?

A:
Because the vote on the Macatawa merger-related compensation proposal is advisory only, it will not be binding on either Macatawa or Wintrust. Accordingly, if the merger agreement is adopted and the merger is completed, the merger-related compensation will be payable to the applicable Macatawa executive officers, subject only to the conditions applicable thereto, regardless of the outcome of the non-binding, advisory vote of Macatawa’s shareholders.

Q:
Why is my vote important?

A:
Macatawa’s shareholders are being asked to adopt the merger agreement and thereby approve the merger. If you do not submit your proxy or vote in person at the special meeting, it will be more difficult for Macatawa to obtain the necessary quorum to hold the special meeting. In addition, your failure to submit your proxy or attend the special meeting will have the same effect as a vote against the proposal to adopt the merger agreement and make it more difficult to obtain the necessary approval.

Q:
What do I need to do now? How do I vote?

A:
You may vote at the special meeting if you own shares of Macatawa common stock of record at the close of business on the record date for the special meeting, June 11, 2024 (the “record date”). After you have carefully read and considered the information contained in this proxy statement/prospectus, please complete your proxy card in accordance with the instructions set forth thereon as soon as possible, which includes the option to (1) return a properly completed proxy card in the enclosed prepaid return envelope, (2) submit via the internet or (3) complete your proxy via telephone. This will enable your shares to be represented at the special meeting. You may also vote in person at the special meeting. If you do not submit a properly executed proxy card and do not vote at the special meeting, this will have the same effect as a vote against the adoption of the merger agreement.
Q:
How will my proxy be voted?

A:
If you complete your proxy card in accordance with the instructions set forth thereon, your proxy will be voted in accordance with your instructions. If you sign, date and send in your proxy card, but you do not indicate how you want to vote, your proxy will be voted “FOR” adoption of the merger agreement and the other proposals in the notice.

Q:
Can I revoke my proxy and change my vote?

A:
You may change your vote or revoke your proxy at any time before it is voted by filing with the secretary of Macatawa a duly executed revocation of proxy or submitting a new proxy card with a later date. You may also revoke a prior proxy by voting in person at the special meeting.

Q:
If my shares are held in “street name” by a broker, bank or other nominee, will my broker, bank or other nominee vote my shares for me?

A:
If your shares are held in “street name” in a stock brokerage account or by a broker, bank or other nominee, you must provide the record holder of your shares with instructions on how to vote your shares. Please follow the voting instructions provided by your broker, bank or other nominee. Please note that you may not vote shares held in street name by returning a proxy card or voting instruction form directly to Macatawa. Your broker, bank or other nominee is obligated to provide you with a voting instruction form for you to use.

Applicable stock exchange rules permit brokers to vote their customers’ stock held in street name on routine matters when the brokers have not received voting instructions from their customers. Those rules do not, however, allow brokers to vote their customers’ stock held in street name on non-routine matters unless they have received voting instructions from their customers. In such cases, the uninstructed shares for which the broker is unable to vote are called broker non-votes. The merger proposal, the merger-related compensation proposal and the adjournment proposal are non-routine matters on which brokers are not allowed to vote unless they have received voting instructions from their customers. You must provide voting instructions to your broker for your shares to be voted.
Q:
What if I oppose the merger? Do I have dissenters’ rights?

A:
Under Section 762 of the Business Corporation Act of the State of Michigan (“MBCA”), Macatawa shareholders are not entitled to dissenters’ rights in connection with the merger.

Q:
What are the tax consequences of the merger to me?

A:
Each of ArentFox Schiff LLP and Warner Norcross + Judd LLP have delivered opinions, dated June 13, 2024, to the effect that the merger qualifies as a “reorganization” pursuant to Section 368(a) of the Internal Revenue Code of 1986, as amended (which we refer to as the “Internal Revenue Code”). In addition, the completion of the merger is conditioned on receipt of a tax opinion from each of ArentFox Schiff LLP and Warner Norcross + Judd LLP, dated as of the closing date, to the same effect as the opinions described in the preceding sentence. However, neither Macatawa nor Wintrust has requested or received a ruling from the Internal Revenue Service that the merger will qualify as a reorganization. Macatawa shareholders generally will not recognize gain or loss if they exchange their Macatawa shares for Wintrust common stock, except in the event that Macatawa shareholders receive cash instead of a fractional share of Wintrust common stock. The tax consequence of the merger to each Macatawa shareholder will depend on such Macatawa shareholder’s own situation. You should consult with your tax advisor for the specific tax consequences of the merger to you. See “Material U.S. federal income tax consequences of the merger” on page 46.
Q:
When and where is the special meeting?

A:
The Macatawa special meeting will take place on July 31, 2024, at 8:00 a.m. local time, at Macatawa’s corporate offices, which are located at 10753 Macatawa Drive, Holland, Michigan 49424.

Q:
Who may attend the meeting?

A:
Macatawa shareholders on the record date may attend the special meeting. If you are a shareholder of record, you may need to present proof of identification in order to be admitted into the meeting.

Q:
Who will tabulate and certify the vote?

A:
Representatives of Broadridge Financial Solutions will tabulate the votes cast at the special meeting, and one or more Macatawa employees will act as the Inspectors of Election.

Q:
What happens if I sell my shares of Macatawa common stock after the Macatawa record date but before the special meeting?

A:
The record date (the close of business on June 11, 2024) is earlier than the date of the special meeting and earlier than the date that the merger is expected to be completed. If you sell or otherwise transfer your shares of Macatawa common stock after the record date but before the date of the special meeting, you will retain your right to vote at the special meeting. However, you will not have the right to receive the Merger Consideration in respect of such transferred shares to be received by Macatawa shareholders in the merger. In order to receive the merger consideration, you must hold your shares through completion of the merger.

Q:
Where can I find the voting results of the special meeting?

A:
The preliminary voting results will be announced at the special meeting. In addition, within four business days following certification of the final voting results, Macatawa intends to file the final voting results with the SEC on a Current Report on Form 8-K.

Q:
Should I send in my stock certificates now?

A:
No. After the merger is completed, the exchange agent for the merger will send you a letter of transmittal with instructions informing you how to send in your stock certificates (which, for purposes of this proxy statement/prospectus, shall be deemed to include certificates or book-entry account statements) to the exchange agent. You should use the letter of transmittal to exchange your Macatawa stock certificates for the Merger Consideration. Do not send in your stock certificates with your proxy card.

Q:
When is the merger expected to be completed?

A:
We will try to complete the merger as soon as reasonably possible. Before that happens, the merger agreement must be adopted by Macatawa’s shareholders and we must obtain the necessary regulatory approvals. Assuming shareholders vote to approve the merger and adopt the merger agreement and we obtain the other necessary approvals and satisfaction or waiver of the other conditions to the closing described in the merger agreement, we expect to complete the merger in the second half of 2024. See “Description of the Merger Agreement — Conditions to completion of the merger” on page 61.

Q:
Is completion of the merger subject to any conditions besides shareholder approval?

A:
Yes. The transaction must receive the required regulatory approvals, and there are other closing conditions that must be satisfied. See “Description of the Merger Agreement — Conditions to completion of the merger” on page 61.

Q:
Are there risks I should consider in deciding to vote on the adoption of the merger agreement?

A:
Yes, in evaluating the merger agreement, you should read this proxy statement/prospectus carefully, including the factors discussed in the section titled “Risk Factors” beginning on page 15.

Q:
Who can answer my other questions?

A:
If you have more questions about the merger or how to submit your proxy, or if you need additional copies of this proxy statement/prospectus or the enclosed proxy card, you should contact Jon W. Swets, Macatawa’s Chief Executive Officer at (616) 494-7645.

SUMMARY
This summary highlights selected information in this proxy statement/prospectus and may not contain all of the information that is important to you. To understand the merger more fully, you should read this entire proxy statement/prospectus carefully, including the annexes and the documents referred to or incorporated in this proxy statement/prospectus. A copy of the merger agreement is attached as Annex A to this proxy statement/prospectus and is incorporated herein by reference. See “Where You Can Find More Information” beginning on page 84.
Information about Wintrust and Macatawa (See page 26)
Wintrust Financial Corporation
9700 W. Higgins Road, Suite 800
Rosemont, Illinois 60018
(847) 939-9000
Wintrust Financial Corporation, an Illinois corporation, which we refer to as “Wintrust”, was incorporated in 1992 and is a financial holding company based in Rosemont, Illinois. Wintrust provides community-oriented, personal and commercial banking services to customers located primarily in the Chicago metropolitan area, southern Wisconsin and northwest Indiana through its 15 wholly-owned banking subsidiaries, as well as the origination and purchase of residential mortgages for sale into the secondary market through Wintrust Mortgage, a division of Barrington Bank and Trust Company, N.A. Wintrust provides specialty finance services, including financing for the payment of commercial insurance premiums and life insurance premiums on a national basis through FIRST Insurance Funding, a division of its wholly-owned subsidiary Lake Forest Bank & Trust Company, N.A., which we refer to as Lake Forest Bank, and Wintrust Life Finance, a division of Lake Forest Bank, and in Canada through its premium finance company, First Insurance Funding of Canada, lease financing and other direct leasing opportunities through its wholly-owned subsidiary, Wintrust Asset Finance, and short-term accounts receivable financing and outsourced administrative services through its wholly-owned subsidiary, Tricom, Inc. of Milwaukee. Wintrust also provides a full range of wealth management services primarily to customers in the Chicago metropolitan area, southern Wisconsin and northwest Indiana through four separate subsidiaries, The Chicago Trust Company, N.A., Wintrust Investments, LLC, Great Lakes Advisors, LLC and Chicago Deferred Exchange Company, LLC.
As of March 31, 2024, Wintrust had total assets of approximately $57.6 billion, total loans, excluding loans held-for-sale, of approximately $43.2 billion, total deposits of approximately $46.4 billion, and total shareholders’ equity of approximately $5.4 billion.
Wintrust common stock, no par value per share, which we refer to as “Wintrust common stock”, is traded on Nasdaq under the ticker symbol “WTFC.” Wintrust’s principal executive office is located at 9700 W. Higgins Road, Suite 800, Rosemont, Illinois 60018, telephone number: (847) 939-9000.
Leo Subsidiary LLC
c/o Wintrust Financial Corporation
9700 W. Higgins Road, Suite 800
Rosemont, Illinois 60018
(847) 939-9000
Leo Subsidiary LLC, a Michigan limited liability company, which we refer to as “Merger Sub”, is a wholly-owned subsidiary of Wintrust and was formed solely for the purpose of consummating the merger. Merger Sub has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the merger.
Macatawa Bank Corporation
10753 Macatawa Drive
Holland, Michigan 49424
(616) 494-1448

Headquartered in Holland, Michigan, Macatawa offers a full range of banking, retail and commercial lending, wealth management and ecommerce services to individuals, businesses and governmental entities from a network of 26 full-service branches located throughout communities in Kent County, Ottawa County, and northern Allegan County, Michigan. As of March 31, 2024, Macatawa had consolidated total assets of approximately $2.6 billion, deposits of approximately $2.3 billion and shareholders’ equity of approximately $293.0 million. Macatawa’s common stock, no par value per share, which we refer to as “Macatawa common stock”, is traded on Nasdaq under the ticker symbol “MCBC.” Macatawa’s principal executive office is located at 10753 Macatawa Drive, Holland, Michigan 49424, telephone number: (616) 494-1448.
The merger and the merger agreement (See information beginning on pages 26 and 54)
Wintrust’s acquisition of Macatawa is governed by the Agreement and Plan of Merger, dated as of April 15, 2024, by and among Wintrust, Merger Sub and Macatawa, which we refer to as the “merger agreement”. The merger agreement provides that, if all of the conditions set forth in the merger agreement are satisfied or waived, Macatawa will be merged with and into Merger Sub and will cease to exist, which we refer to as the “merger”. After the consummation of the merger, Merger Sub will continue as the surviving company and remain a wholly-owned subsidiary of Wintrust. Promptly after completion of the merger, it is expected that Merger Sub will be merged with and into, or dissolved by, Wintrust. The merger agreement is included as Annex A to this proxy statement/prospectus and is incorporated herein by reference. We urge you to read the merger agreement carefully and fully because it is the legal document that governs the merger.
What Macatawa shareholders will receive (See page 54)
If the merger is completed, the shares of Macatawa common stock that you own immediately before the completion of the merger (including, for the avoidance of doubt, shares of Macatawa common stock received by holders of unvested shares of Macatawa restricted stock, which will automatically vest immediately prior to the effective time ) will be converted into the right to receive shares of Wintrust common stock. The Merger Consideration paid by Wintrust to Macatawa shareholders is expected to be $14.85 per share of outstanding Macatawa common stock, or an aggregate of approximately $510.3 million, based on 34,361,562 shares of Macatawa common stock issued and outstanding as of April 12, 2024, the last trading day before public announcement of the execution of the merger agreement, subject to adjustment for fluctuations in the trading price of Wintrust common stock as described below. All of the Merger Consideration will be paid to holders of Macatawa common stock in shares of Wintrust common stock, no par value per share, calculated based on the Per Share Merger Consideration described in the merger agreement, other than cash to be paid in lieu of any fractional shares.
For each of your shares of Macatawa common stock, you will receive the Per Share Merger Consideration calculated as set forth in the merger agreement in the form of shares of Wintrust common stock. The Per Share Merger Consideration that you will be entitled to receive for each share of Macatawa common stock will be determined based on the average of the volume-weighted average price of Wintrust common stock as reported under the heading “Bloomberg VWAP” on the Bloomberg page for Wintrust for each trading day during the ten trading day period ending on the second trading day prior to completion of the merger, which we refer to as the reference price, subject to a minimum and maximum reference price equal to $89.03 and $113.03, respectively. Assuming that the reference price were calculated as of June 17, 2024, the last practicable date prior to the date of this proxy statement/prospectus, you would be entitled to receive 0.1590 shares of Wintrust common stock for each share of Macatawa common stock. If the reference price is less than or equal to the minimum of $89.03, each share of Macatawa common stock will be entitled to 0.1668 shares of Wintrust common stock, and if the reference price is greater than or equal to the maximum of $113.03, each share of Macatawa common stock will be entitled to 0.1314 shares of Wintrust common stock. If the reference price is greater than or equal to $89.03 and not more than $113.03, the Per Share Merger Consideration will be variable and calculated by dividing (i) the amount obtained by dividing the aggregate Merger Consideration by the reference price by (ii) the number of outstanding shares of Macatawa common stock. For a description of how the Per Share Merger Consideration will be calculated, see “Description of the Merger Agreement — Consideration to be received in the merger” on page 54 and “— Upset condition” on page 55.

Exchange of certificates (See page 56)
Once the merger is complete, Equiniti Trust Company, LLC, which we refer to as the “exchange agent”, will mail you materials and instructions for exchanging your Macatawa stock certificates (which, for purposes of this proxy statement/prospectus, shall be deemed to include certificates or book-entry account statements) for shares of Wintrust common stock to be issued by book-entry transfer. You should not send in your Macatawa stock certificates with your completed proxy card. Instead, you should wait until you receive the transmittal materials and instructions from the exchange agent.
Material U.S. federal income tax consequences of the merger (See page 46)
Macatawa shareholders generally will not recognize gain or loss if they exchange their Macatawa shares for Wintrust common stock, except in the event that Macatawa shareholders receive cash instead of a fractional share of Wintrust common stock. The tax consequences of the merger to each Macatawa shareholder will depend on such Macatawa shareholder’s own situation. Macatawa shareholders should consult with their own tax advisors for a full understanding of the tax consequences of the merger to them. Each of ArentFox Schiff LLP and Warner Norcross + Judd LLP have delivered tax opinions, dated June 13, 2024, to the effect that the merger qualifies as a reorganization under Section 368(a) of the Internal Revenue Code. In addition, the completion of the merger is conditioned on receipt of a tax opinion from each of ArentFox Schiff LLP and Warner Norcross + Judd LLP to the same effect as the opinions described in the preceding sentence. The opinions will not bind the Internal Revenue Service, which could take a different view.
Reasons for the merger (See page 43)
Macatawa’s board of directors has unanimously (i) determined that the merger is in the best interests of Macatawa and its shareholders and (ii) adopted the merger agreement. The Macatawa board of directors unanimously recommends that its shareholders vote “FOR” the adoption of the merger agreement.
In its deliberations and in making its determination, Macatawa’s board of directors considered numerous factors, including the following:
•
a review of the risks and prospects of Macatawa remaining independent, including the challenges of the current financial and regulatory climate and the significant costs associated with increasing regulatory and technological burdens;

•
the business, financial condition, safety and soundness, size, operating model, brand, acquisition history and experience, regulatory standing, culture and earnings prospects of Wintrust;

•
the nature and value of the Merger Consideration;

•
the social and economic impact of the merger on Macatawa and its employees, customers, suppliers and communities which it serves and the fact that many members of senior management, officers and employees will be retained as employees post-transaction; and

•
the fact that Macatawa Bank will remain a separately chartered bank subsidiary of Wintrust with a separate, legally constituted board of directors.

Wintrust’s board of directors concluded that the merger is in the best interests of Wintrust and its shareholders. In deciding to approve the merger, Wintrust’s board of directors considered a number of factors, including:
•
management’s view that the acquisition provides an attractive opportunity for Wintrust to expand into west Michigan;

•
Macatawa’s community banking orientation and its compatibility with Wintrust and its subsidiaries;

•
a review of the demographic, economic and financial characteristics of the markets in which Macatawa operates, including existing and potential competition and history of the market areas with respect to financial institutions;

•
management’s review of Macatawa’s business, operations, earnings and financial condition, including capital levels and asset quality of Macatawa Bank;

•
efficiencies expected to come from integrating certain of Macatawa’s operations into Wintrust’s existing operations; and

•
the likelihood that the merger will be approved by the relevant bank regulatory authorities without undue burden and in a timely manner.

Board recommendation to Macatawa’s shareholders (See page 43)
Macatawa’s board of directors believes that the merger of Macatawa with Wintrust is in the best interests of Macatawa and its shareholders. Macatawa’s board of directors unanimously recommends that you vote “FOR” adoption of the merger agreement.
Opinion of Macatawa’s financial advisor (See page 34 and Annex C)
Macatawa retained Morgan Stanley & Co. LLC (“Morgan Stanley”) to provide it with financial advisory services in connection with a potential sale of Macatawa. Macatawa selected Morgan Stanley to act as its financial advisor based on Morgan Stanley’s qualifications, expertise and reputation, and its knowledge of the business and affairs of Macatawa. On April 15, 2024, at a meeting of the board of directors of Macatawa, Morgan Stanley rendered its oral opinion, subsequently confirmed by delivery of a written opinion dated April 15, 2024, to the effect that, as of the date of such opinion, and based upon and subject to the various assumptions made, procedures followed, matters considered, and qualifications and limitations on the scope of review undertaken by Morgan Stanley as set forth in its written opinion, the Per Share Merger Consideration to be received by the holders of shares of Macatawa common stock pursuant to the merger agreement was fair from a financial point of view to the holders of shares of Macatawa common stock.
The full text of the written opinion of Morgan Stanley, dated April 15, 2024, is attached as Annex C and incorporated by reference into this proxy statement/prospectus. The opinion sets forth, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of the review undertaken by Morgan Stanley in rendering its opinion. Morgan Stanley’s opinion was directed to the board of directors of Macatawa, in its capacity as such, and addresses only the fairness from a financial point of view to holders of shares of Macatawa common stock of the Per Share Merger Consideration to be received by the holders of shares of Macatawa common stock pursuant to the merger agreement as of the date of the opinion. Morgan Stanley’s opinion does not address any other aspect of the transactions contemplated by the merger agreement and does not constitute a recommendation to shareholders of Macatawa as to how to vote at any shareholders’ meetings held with respect to the proposed transaction or any other matter or whether to take any other action with respect to the proposed transaction. The summary of Morgan Stanley’s opinion set forth in this proxy statement/prospectus is qualified in its entirety by reference to the full text of the opinion.
For a description of the opinion of Morgan Stanley, see “The Merger — Opinion of Macatawa’s Financial Advisor” beginning on page 34.
Interests of officers and directors of Macatawa and its subsidiary in the merger may be different from, or in addition to, yours (See page 49)
When you consider the Macatawa board of directors’ recommendation to vote in favor of the adoption of the merger agreement, you should be aware that some of Macatawa’s directors and officers may have interests in the merger that are different from, or in addition to, your interests as a shareholder. Macatawa’s board of directors was aware of these interests and took them into account in approving the merger. For example, Macatawa entered into certain change of control agreements with certain of its executive officers that provide for severance benefits in the event of termination without cause or good reason within six months before or 24 months after a change in control of Macatawa. It is also expected that certain executive officers of Macatawa will receive restricted stock units from Wintrust upon the consummation of the merger.
Wintrust has also agreed to pay for directors’ and officers’ liability insurance covering the directors and officers of Macatawa and Macatawa Bank immediately prior to the consummation of the merger, subject to limits on availability and cost, for up to six years.

As of March 31, 2024, Macatawa’s directors and executive officers owned, in the aggregate, 2,980,439 shares of Macatawa’s common stock, representing approximately 8.7% of Macatawa’s outstanding shares of common stock.
Macatawa shareholders will not have dissenters’ rights in connection with the merger (See page 53)
Macatawa shareholders do not have dissenters’ rights in connection with the merger.
The merger and the performance of the surviving company are subject to a number of risks (See page 15)
There are a number of risks relating to the merger and to the businesses of Wintrust, Macatawa and Merger Sub following the merger. See the “Risk Factors” beginning on page 15 of this proxy statement/prospectus for a discussion of these and other risks and see also the documents that Wintrust and Macatawa have filed with the SEC and which have been incorporated by reference into this proxy statement/prospectus.
Macatawa shareholder approval will be required to complete the merger and to adjourn the special meeting, if necessary (See page 23)
To adopt the merger agreement at least a majority of the outstanding shares of Macatawa common stock entitled to vote must be voted in favor of such proposal at the special meeting. The proposal to adjourn the special meeting, if necessary, requires the affirmative vote of holders of at least a majority of the shares of Macatawa entitled to vote, present in person or by proxy, if a quorum is present. In the absence of a quorum, the holders of at least a majority of the shares of Macatawa present in person or by proxy may adjourn the special meeting. The Macatawa merger-related compensation proposal is a non-binding advisory vote and will not be binding on Macatawa or Wintrust.
To satisfy the quorum requirements set forth in Macatawa’s bylaws, shareholders holding at least a majority of the outstanding shares of Macatawa entitled to vote on the matter at the special meeting must be present in person or by proxy for consideration of such matter at the special meeting. Shareholders may vote their shares in person at the special meeting or in accordance with the voting instructions included on your proxy card, which permits submission of your proxy (1) by returning a properly completed proxy in the enclosed prepaid envelope, (2) via the internet or (3) over the telephone.
On April 15, 2024, certain of the directors and executive officers of Macatawa who own shares of Macatawa common stock agreed to vote all of their shares of Macatawa common stock in favor of the merger agreement pursuant to a voting agreement. The voting agreement covers approximately 6.9% of Macatawa’s outstanding shares of common stock as of March 31, 2024. The voting agreement terminates if, among other things, the merger agreement is terminated in accordance with its terms. A copy of the voting agreement is attached to this proxy statement/prospectus as Annex B.
Macatawa special meeting (See page 23)
Macatawa’s special meeting of shareholders will be held at Macatawa’s corporate offices, which are located at 10753 Macatawa Drive, Holland, Michigan 49424 on July 31, 2024 at 8:00 a.m., local time. Macatawa’s board of directors is soliciting proxies for use at the special meeting. At the special meeting, Macatawa shareholders will be asked to vote on proposals to adopt the merger agreement, to approve the Macatawa merger-related compensation proposal and to adjourn the special meeting, if necessary.
Record date for the special meeting; revocability of proxies (See page 23)
You may vote at the special meeting if you own shares of Macatawa common stock of record at the close of business on June 11, 2024. You will have one vote for each share of Macatawa common stock you owned on that date. You may change your vote or revoke your proxy at any time before it is voted by filing with the secretary of Macatawa a duly executed revocation of proxy or submitting a new proxy card with a later date. You may also revoke any previously submitted proxy by voting in person at the special meeting.

Completion of the merger is subject to regulatory approvals (See page 61)
Subject to the terms of the merger agreement, Wintrust and Macatawa have agreed in the merger agreement to use commercially reasonable efforts to obtain, as promptly as practical, consents, approvals and authorizations of all third parties and governmental entities necessary or desirable for the consummation of the merger. This includes approval from the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”). The initial submission of the applications to the Federal Reserve Board occurred on April 30, 2024. Wintrust and Macatawa believe that the merger does not raise significant regulatory concerns and that all requisite regulatory approvals will be obtained. However, there can be no assurance that the regulatory approvals will be obtained and that the approvals will not impose additional conditions or requirements on the merger. For more information, see “The Merger — Regulatory approvals” beginning on page 48.
Conditions to the merger (See page 61)
Conditions to Each Party’s Obligation to Effect the Merger.   The respective obligations of each party to effect the merger are subject to fulfillment of certain conditions, including:
•
adoption of the merger agreement at the Macatawa special meeting by the holders of at least a majority of the outstanding shares of Macatawa common stock entitled to vote;

•
receipt of all regulatory approvals required in connection with the merger, the expiration of all applicable notice periods and waiting periods, and all such regulatory approvals must be in effect (the “Requisite Regulatory Approval”);

•
no provision of any applicable law making illegal or otherwise prohibiting the consummation of the merger, temporary restraining order, preliminary or permanent injunction or other order issued by a court of competent jurisdiction preventing the consummation of the merger;

•
neither party shall be subject to any order of a court or agency of competent jurisdiction that enjoins or prohibits the consummation of the merger;

•
the registration statement having been declared effective under the Securities Act of 1933, as amended (the “Securities Act”), no stop order suspending the effectiveness of the registration statement can have been issued by the SEC and no proceedings for that purpose can have been commenced or threatened by the SEC; and

•
approval of the listing of the shares of Wintrust common stock issuable pursuant to the merger agreement on Nasdaq.

Conditions to Wintrust’s Obligation to Effect the Merger.   Wintrust’s obligations are subject to fulfillment of certain conditions, including:
•
accuracy of representations and warranties of Macatawa in the merger agreement as of the closing date, except as otherwise set forth in the merger agreement;

•
performance by Macatawa in all material respects of its covenants under the merger agreement;

•
receipt of a certificate from Macatawa’s chief executive officer or chief financial officer certifying the satisfaction of conditions including the accuracy of representations and warranties of Macatawa, performance by Macatawa of all covenants and obligations, and no material adverse effects of Macatawa;

•
no Macatawa material adverse effect shall have occurred and Macatawa shall not have been subject to any regulatory agreement, in each case since the date the merger agreement was signed; and

•
receipt of a tax opinion of ArentFox Schiff LLP (“ArentFox”), acting as counsel to Wintrust.

Conditions to Macatawa’s Obligation to Effect the Merger.   Macatawa’s obligations are subject to fulfillment of certain conditions, including:
•
accuracy of representations and warranties of Wintrust and Merger Sub in the merger agreement as of the closing date, except as otherwise set forth in the merger agreement;

•
performance by Wintrust and Merger Sub in all material respects of all of the covenants and obligations under the merger agreement;

•
receipt of a certificate from Wintrust’s chief executive officer, chief financial officer, or general counsel certifying the satisfaction of conditions including the accuracy of representations and warranties of Wintrust, performance by Wintrust and Merger Sub of all covenants and obligations, and no material adverse effects of Wintrust;

•
no Wintrust material adverse effect shall have occurred; and

•
receipt of a tax opinion of Warner Norcross + Judd LLP (“Warner Norcross”), acting as counsel to Macatawa.

Upset Condition.   If the Upset Condition (as defined below) exists as of the last day of the Pricing Period (as defined below), Macatawa will have the right to:
(a)
proceed with the merger on the basis of the Per Share Merger Consideration as described above (the “Base Per Share Merger Consideration”); or

(b)
request Wintrust to adjust the aggregate share amount used to calculate the Per Share Merger Consideration, to an aggregate share amount computed by (i) multiplying the aggregate share amount by (ii) a fraction (A) that has as its numerator the Floor Purchaser Price (as defined below) and (B) that has as its denominator the Average Purchaser Closing Price (as defined below) (such amount resulting from such computation, the “Adjusted Per Share Merger Consideration”).

If Macatawa exercises its right to make such a request described in the foregoing clause (b), Wintrust shall either accept or decline the Adjusted Per Share Merger Consideration. If Wintrust declines the Adjusted Per Share Merger Consideration or fails to deliver written notice of its decision to accept or decline the Adjusted Per Share Merger Consideration in the time period specified in the merger agreement, Macatawa may elect to proceed with the merger on the basis of the Base Per Share Merger Consideration by delivering written notice of such election within the time period specified in the merger agreement, otherwise, the merger agreement will automatically terminate.
An “Upset Condition” occurs if both of the following conditions exist as of the last day of the Pricing Period:
(a)
the Average Purchaser Closing Price is less than $80.82 (the “Floor Purchaser Price”); and

(b)
the number determined by dividing the Average Purchaser Closing Price by $101.03 is less than the number obtained by subtracting (i) 20% from (ii) the quotient obtained by dividing the Final Index Price by the Initial Index Price.

The “Average Purchaser Closing Price” is the average volume weighted trading price per share of Wintrust common stock on which shares of Wintrust common stock were actually traded in transactions reported on Nasdaq during the 20 trading days immediately preceding the first date on which all Requisite Regulatory Approvals (and waivers, if applicable) necessary for the consummation of the merger have been received (disregarding any waiting period) (the “Pricing Period”).
The “Initial Index Price” means the $94.81 closing price of the KBW Nasdaq Regional Banking Index (KRX) on April 12, 2024. The “Final Index Price” means the closing price of the KBW Nasdaq Regional Banking Index (KRX) on the last day of the Pricing Period.
How the merger agreement may be terminated by Wintrust and Macatawa (See page 62)
By written agreement, Wintrust and Macatawa may mutually agree to terminate the merger agreement and abandon the merger at any time. Subject to conditions and circumstances described in the merger agreement, Wintrust or Macatawa, as the case may be, may also terminate the merger agreement as follows:
•
by either party if the merger is not completed by April 15, 2025;

•
in certain circumstances, by either party in the event that a material breach or failure to perform any representation, warranty or covenant results in a failure of a closing condition and is not cured within a specified period of time;

•
in certain circumstances by either party if the merger agreement and the transactions contemplated therein are not approved by Macatawa’s shareholders;

•
by Wintrust, before receipt of Macatawa’s shareholder approval if the Macatawa board of directors effected a Company Adverse Recommendation Change (as defined in the merger agreement), the Macatawa board of directors failed to reject a Company Takeover Proposal (as defined below), Macatawa enters into a Company Acquisition Agreement (as defined in the merger agreement), or the Macatawa board of directors fails to publicly reaffirm its recommendation of the merger within three business days of a written request by Wintrust, in each case as further described in “Description of the Merger Agreement — No solicitation of or discussions relating to a Company Takeover Proposal” beginning on page 58;

•
by Macatawa prior to receipt of Macatawa’s shareholder approval in order to enter into a Company Acquisition Agreement in respect of a Company Superior Proposal (as defined below), provided that Macatawa pays Wintrust the Termination Fee (as defined below) as further described in “Description of the Merger Agreement — Termination fee” beginning on page 62;

•
in certain circumstances, by either party, if any governmental entity has issued an order or taken any other action permanently enjoining, restraining or otherwise prohibiting consummation of the merger;

•
by Wintrust, if Macatawa Bank is examined for compliance with the Community Reinvestment Act (“CRA”) and receives written notification of a rating lower than “Satisfactory”; and

•
in certain circumstances, in the event an Upset Condition has occurred and the Adjusted Per Share Merger Consideration is not accepted by Wintrust and Macatawa does not elect to proceed with the merger under the terms of the merger agreement.

Termination fees and expenses may be payable under some circumstances (See page 62)
If the merger agreement is terminated under certain circumstances, Macatawa will be obligated to pay Wintrust a termination fee of $20,400,000. See “Description of the Merger Agreement — Termination fee” for additional information.
Accounting treatment of the merger
The merger will be accounted for as a purchase transaction in accordance with accounting principles generally accepted in the United States.
Certain differences in Wintrust shareholder rights and Macatawa shareholder rights (See page 67)
The rights of Macatawa shareholders will change as a result of the merger due to differences in Wintrust’s and Macatawa’s governing documents. The rights of Macatawa shareholders are governed by Michigan law and by Macatawa’s articles of incorporation and amended and restated bylaws. Upon the completion of the merger, Macatawa shareholders immediately prior to the effective time will become Wintrust shareholders and their rights as Wintrust shareholders will therefore be governed by Illinois law and Wintrust’s amended and restated articles of incorporation and amended and restated bylaws.
See “Comparison of Rights of Wintrust Shareholders and Macatawa Shareholders” beginning on page 67 for a description of the material differences in shareholders’ rights under each of Wintrust and Macatawa’s governing documents.
Comparative Market Price Data
The following table sets forth the closing sales prices per share of Wintrust common stock and Macatawa common stock, respectively, on Nasdaq on April 12, 2024, the last trading day prior to the public announcement of the merger, and on June 17, 2024, the last practicable trading day prior to the mailing of this proxy statement/prospectus. The table also shows the estimated implied value of the merger consideration proposed for each share of Macatawa common stock as of the same two dates. The implied value for the merger consideration was calculated by multiplying the closing sales price of a share of Wintrust common stock on the relevant date by the Per Share Merger Consideration of 0.1590 shares of Wintrust common stock for each share of Macatawa common stock.
	Wintrust Common Stock	Macatawa Common Stock	Implied Per Share Value of Merger Consideration
April 12, 2024	$97.00	$9.59	$14.85
June 17, 2024	$93.42	$13.73	$14.85

RISK FACTORS
In addition to the other information contained in or incorporated by reference into this proxy statement/prospectus, including the matters addressed under the caption “Special Notes Concerning Forward-Looking Statements” on page 19, you should consider the following risk factors carefully in deciding whether to vote for the adoption of the merger agreement. Additional risks and uncertainties not presently known to Wintrust and Macatawa or that are not currently believed by Wintrust or Macatawa to be important to you, if they materialize, also may adversely affect the merger and Wintrust and Macatawa.
In addition, Wintrust and Macatawa’s respective businesses are subject to numerous risks and uncertainties, including the risks and uncertainties described, in their respective Annual Report on Form 10-K for the year ended December 31, 2023, as may be amended from time to time, which are both incorporated by reference into this proxy statement/prospectus.
Risks relating to the merger
Because the market price of Wintrust common stock may fluctuate, you cannot be certain of the precise value of the stock portion of the merger consideration you may receive in the merger.
At the time the merger is completed, each issued and outstanding share of Macatawa common stock (including each unvested share of restricted stock awarded under the Company Stock Plan (as defined in the merger agreement) and excluding shares of Macatawa common stock owned by Macatawa, Wintrust or Merger Sub or any of their subsidiaries) will be converted into the right to receive consideration in the form of Wintrust common stock, subject to adjustment. The exchange ratio for the Wintrust common stock, as calculated in accordance with the formula set forth in the merger agreement, may fluctuate depending on the market price of Wintrust common stock during the reference period.
There will be a time lapse between each of the date on which Macatawa shareholders vote to approve the merger and adopt the merger agreement at the special meeting, the date on which the exchange ratio is determined and the date on which Macatawa shareholders entitled to receive shares of Wintrust common stock actually receive such shares. The market value of Wintrust common stock may fluctuate during these periods. Consequently, at the time Macatawa shareholders must decide whether to approve the merger and the merger agreement, they will not know the actual market value of the shares of Wintrust common stock they will receive when the merger is completed. The actual value of the shares of Wintrust common stock received by the Macatawa shareholders will depend on the market value of shares of Wintrust common stock on that date. This market value may be less than the value used to determine the exchange ratio, as that determination will be made with respect to a period occurring prior to the consummation of the merger. In certain circumstances an Upset Condition may be deemed to occur and Macatawa will be permitted to request Wintrust to adjust the Merger Consideration.
Wintrust may be unable to successfully integrate Macatawa and Macatawa Bank’s operations and may not realize the anticipated benefits of acquiring Macatawa.
Wintrust and Macatawa entered into the merger agreement with the expectation that Wintrust would be able to successfully integrate Macatawa and Macatawa Bank’s operations and that the merger would result in various benefits, including, among other things, enhanced revenues and revenue synergies, an expanded market reach and operating efficiencies. Achieving the anticipated benefits of the merger is subject to a number of uncertainties, including whether Wintrust integrates and operates Macatawa in an efficient and effective manner, and general competitive factors in the marketplace. The process of integrating operations could cause an interruption of, or loss of momentum in, the activities of one or more of the surviving company’s businesses or the loss of key personnel. The diversion of management’s attention and any delays or difficulties encountered in connection with the merger and the integration of the companies’ operations could have an adverse effect on the business, financial condition, operating results and prospects of the surviving company after the merger. Failure to achieve these anticipated benefits could result in increased costs, decreases in the amount of expected revenues and diversion of management’s time and energy and could have an adverse effect on the surviving company’s business, financial condition, operating results and prospects.

Among the factors considered by the boards of directors of Wintrust and Macatawa in connection with their respective approvals of the merger agreement were the benefits that could result from the merger. We cannot give any assurance that these benefits will be realized within the time periods contemplated or that they will be realized at all.
Macatawa will be subject to business uncertainties while the merger is pending, which could adversely affect its business.
Uncertainty about the effect of the merger on employees and customers may have an adverse effect on Macatawa, and, consequently, the surviving company. Although Macatawa intends to take steps to reduce any adverse effects, these uncertainties may impair Macatawa’s ability to attract, retain and motivate key personnel until the merger is consummated and for a period of time thereafter, and could cause customers and others that deal with Macatawa to seek to change their existing business relationships with Macatawa. Employee retention at Macatawa may be particularly challenging during the pendency of the merger, as employees may experience uncertainty about their roles with the surviving company following the merger.
Termination of the merger agreement could negatively impact Macatawa.
If the merger is not completed for any reason, including as a result of Macatawa’s shareholders declining to approve the merger, the ongoing business of Macatawa may be adversely impacted and, without realizing any of the anticipated benefits of completing the merger, Macatawa would be subject to a number of risks, including the following:
•
Macatawa may experience negative reactions from its customers, vendors and employees;

•
Macatawa will have incurred substantial expenses and will be required to pay certain costs relating to the merger, whether or not the merger is completed;

•
Macatawa could owe a termination fee of $20,400,000 to Wintrust under certain circumstances;

•
potential litigation related to any failure to complete the merger or related to any enforcement proceeding commenced against Wintrust or Macatawa to perform their respective obligations pursuant to the merger agreement;

•
the merger agreement places certain restrictions on the conduct of Macatawa’s business prior to the completion of the merger. Such restrictions, the waiver of which is subject to the consent of Wintrust (not to be unreasonably withheld, delayed or conditioned), may prevent Macatawa from making certain acquisitions or taking certain other specified actions during the pendency of the merger (see “Description of the Merger Agreement — Conduct of business pending the merger and certain covenants” beginning on page 56 of this proxy statement/prospectus for a description of the restrictive covenants applicable to Macatawa); and

•
matters relating to the merger (including integration planning) will require substantial commitments of time and resources by Macatawa management, which would otherwise have been devoted to other opportunities that may have been beneficial to Macatawa as an independent company.

Regulatory approvals may not be received, may take longer than expected or may impose conditions that are not presently anticipated or cannot be met.
Before the transactions contemplated in the merger agreement can be completed, various approvals must be obtained from the bank regulatory authorities. In deciding whether to grant these approvals, the relevant governmental entities will consider a variety of factors, including the regulatory standing of each of the parties and the effect of the merger on competition. An adverse development in either party’s regulatory standing or other factors could result in an inability to obtain one or more of the required regulatory approvals or delay receipt of required approvals.
The terms of the approvals that are granted may impose conditions, limitations, obligations or costs, or place restrictions on the conduct of the surviving company’s business or require changes to the terms of the transactions contemplated by the merger agreement. There can be no assurance that regulators will not impose any such conditions, limitations, obligations or restrictions and that such conditions, limitations, obligations or restrictions will not have the effect of delaying the completion of any of the transactions contemplated by the merger agreement, imposing additional material costs on or materially limiting the revenues of the surviving company following the merger or otherwise reduce the anticipated benefits of the merger if the merger were consummated successfully within the expected timeframe. Nor can there be any assurance that any such conditions, terms, obligations or restrictions will not result in the delay or abandonment of the merger. Additionally, the completion of the merger is conditioned on the absence of certain orders or injunctions issued by any court of competent jurisdiction or other legal restraints that would prohibit or make illegal the consummation of any of the transactions contemplated by the merger agreement.
Wintrust and Macatawa believe that the proposed transactions should not raise significant regulatory concerns and that the parties will be able to obtain all Requisite Regulatory Approvals in a timely manner. Wintrust will use commercially reasonable efforts to obtain the necessary regulatory approvals, and Macatawa will use commercially reasonable efforts to assist in obtaining all such approvals.
Some of the directors and executive officers of Macatawa and Macatawa Bank have interests and arrangements that could have affected their respective decision to support or approve the merger.
The interests of some of the directors and executive officers of Macatawa and its subsidiary in the merger are different from, and may be in addition to, those of Macatawa shareholders generally and could have affected their decision to support or approve the merger. These interests include, but may not be limited to, (1) Wintrust’s agreement to provide officers and directors of Macatawa with continuing indemnification rights and directors and officers insurance coverage, subject to limits on availability and cost, for up to six years following the merger, (2) certain change of control agreements between Macatawa and certain of Macatawa’s executive officers that provide such executive with severance benefits in certain circumstances and (3) it is expected that certain Macatawa executive officers will receive restricted stock units upon the consummation of the merger.
Certain of the directors and executive officers of Macatawa who own shares of Macatawa common stock have entered into a voting agreement that requires them to vote all of their shares of Macatawa common stock at the special meeting in favor of the merger agreement. The voting agreement covers approximately 6.9% of Macatawa’s outstanding shares of common stock as of March 31, 2024.
In addition, subject to the terms and conditions of the merger agreement, Wintrust will appoint one individual serving on Macatawa’s board of directors to serve on Wintrust’s board of directors, as further described in the section entitled “Description of the Merger Agreement — Governance matters” beginning on page 63 of this proxy statement/prospectus.
As a result, the directors of Macatawa may be more likely to recommend to Macatawa’s shareholders the adoption of the merger agreement than if they did not have these interests.
Macatawa shareholders are not entitled to dissenters’ rights in connection with the merger.
Dissenters’ rights are statutory rights that enable shareholders to dissent from certain extraordinary transactions, such as certain mergers, and to demand that the corporation pay the fair value for their shares as determined by a court in a judicial proceeding instead of receiving the consideration offered to shareholders in connection with the applicable transaction. Under the MBCA, holders of shares of Macatawa common stock will not have such rights in connection with the merger.
Risks relating to the businesses of Wintrust and the surviving company
Macatawa’s shareholders will not control Wintrust’s future operations.
Currently, Macatawa’s shareholders own 100% of Macatawa and have the power to approve or reject any matters requiring shareholder approval under Michigan law and Macatawa’s articles of incorporation and bylaws. After the merger, Macatawa shareholders are expected to become owners of less than 9% of the outstanding shares of Wintrust common stock. Even if all former Macatawa shareholders voted together, the former Macatawa shareholders most likely would not have a significant impact on the approval or rejection of future Wintrust proposals submitted to a shareholder vote.
The market price of Wintrust common stock after the merger may be affected by factors different from those currently affecting the price of Macatawa common stock.
Upon completion of the merger, holders of Macatawa common stock will become holders of Wintrust common stock. The results of operations of Wintrust will be affected by some factors that are different from those currently affecting the results of operations of Macatawa. For example, Wintrust operates in Canada and certain states of the United States, including Wisconsin and Indiana, where Macatawa does not have significant operations. Accordingly, the results of operations of Wintrust will be affected by business and other developments in those areas to a larger extent than those of Macatawa.

SPECIAL NOTES CONCERNING FORWARD-LOOKING STATEMENTS
This document contains, and the documents into which it may be incorporated by reference may contain, forward-looking statements within the meaning of federal securities laws. Forward-looking information are often, but not always, identified through the use of words such as “intend,” “plan,” “project,” “expect,” “anticipate,” “believe,” “estimate,” “contemplate,” “possible,” “point,” “will,” “may,” “should,” “would,” “could” and similar expressions and variations or negatives of these words, but not all forward-looking statements include such words. Forward-looking statements and information are not historical facts, are premised on many factors and assumptions, and represent only management’s expectations, estimates and projections regarding future events. Similarly, these statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict, and which may include, but are not limited to, those listed below and the risks described in Part I, Item 1A “Risk Factors” of (i) Wintrust’s Annual Report on Form 10-K for the year ended December 31, 2023 and (ii) Macatawa’s Annual Report on Form 10-K for the year ended December 31, 2023, as amended by the Annual Report on Form 10-K/A filed with the SEC on April 29, 2024, as well as other risks and uncertainties set forth from time to time in Wintrust and Macatawa’s other filings with the SEC. Wintrust and Macatawa intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of invoking these safe harbor provisions. Such forward-looking statements may be deemed to include, among other things, statements relating to Wintrust and Macatawa’s future financial performance, the performance of its loan portfolio, the expected amount of future credit reserves and charge-offs, delinquency trends, growth plans, regulatory developments, securities that Wintrust may offer from time to time, and management’s long-term performance goals, as well as statements relating to the anticipated effects on financial condition and results of operations from expected developments or events, Wintrust and Macatawa’s business and growth strategies, including future acquisitions of banks, specialty finance or wealth management businesses, internal growth and plans to form additional de novo banks or branch offices. Actual results could differ materially from those addressed in the forward-looking statements as a result of numerous factors, including, but not limited to, the following:
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the risks and other factors described above under the heading “Risk Factors”;

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economic conditions and events that affect the economy, housing prices, the job market and other factors that may adversely affect Wintrust’s liquidity and the performance of its loan portfolios, including an actual or threatened U.S. government debt default or rating downgrade, particularly in the markets in which it operates;

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negative effects suffered by us or our customers resulting from changes in U.S. trade policies;

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the extent of defaults and losses on Wintrust’s loan portfolio, which may require further increases in its allowance for credit losses;

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estimates of fair value of certain of Wintrust’s assets and liabilities, which could change in value significantly from period to period;

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the financial success and economic viability of the borrowers of our commercial loans;

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commercial real estate market conditions in the Chicago metropolitan area and southern Wisconsin;

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the extent of commercial and consumer delinquencies and declines in real estate values, which may require further increases in Wintrust’s allowance for credit losses;

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inaccurate assumptions in our analytical and forecasting models used to manage our loan portfolio;

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changes in the level and volatility of interest rates, the capital markets and other market indices that may affect, among other things, Wintrust’s liquidity and the value of its assets and liabilities;

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the interest rate environment, including a prolonged period of low interest rates or rising interest rates, either broadly or for some types of instruments, which may affect Wintrust’s net interest income and net interest margin, and which could materially adversely affect Wintrust’s profitability;

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competitive pressures in the financial services business which may affect the pricing of Wintrust’s loan and deposit products as well as its services (including wealth management services), which may result in loss of market share and reduced income from deposits, loans, advisory fees and income from other products;

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failure to identify and complete favorable acquisitions in the future or unexpected losses, difficulties or developments related to Wintrust’s recent or future acquisitions;

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unexpected difficulties and losses related to FDIC-assisted acquisitions;

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harm to Wintrust’s reputation;

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any negative perception of Wintrust’s financial strength;

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ability of Wintrust to raise additional capital on acceptable terms when needed;

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disruption in capital markets, which may lower fair values for Wintrust’s investment portfolio;

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ability of Wintrust to use technology to provide products and services that will satisfy customer demands and create efficiencies in operations and to manage risks associated therewith;

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failure or breaches of our security systems or infrastructure, or those of third parties;

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security breaches, including denial of service attacks, hacking, social engineering attacks, malware intrusion and similar events or data corruption attempts and identity theft;

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adverse effects on our information technology systems, or those of third parties, resulting from failures, human error or cyberattacks (including ransomware);

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adverse effects of failures by our vendors to provide agreed upon services in the manner and at the cost agreed, particularly our information technology vendors;

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increased costs as a result of protecting our customers from the impact of stolen debit card information;

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accuracy and completeness of information Wintrust receives about customers and counterparties to make credit decisions;

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ability of Wintrust to attract and retain senior management experienced in the banking and financial services industries, and ability of Wintrust to effectively manage the transition of the chief executive officer role;

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environmental liability risk associated with lending activities;

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the impact of any claims or legal actions to which Wintrust is subject, including any effect on our reputation;

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losses incurred in connection with repurchases and indemnification payments related to mortgages and increases in reserves associated therewith;

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the loss of customers as a result of technological changes allowing consumers to complete their financial transactions without the use of a bank;

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the soundness of other financial institutions and the impact of recent failures of financial institutions, including broader financial institution liquidity risk and concerns;

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the expenses and delayed returns inherent in opening new branches and de novo banks;

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liabilities, potential customer loss or reputational harm related to closings of existing branches;

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examinations and challenges by tax authorities, and any unanticipated impact of the Tax Cuts and Jobs Act;

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changes in accounting standards, rules and interpretations, and the impact on Wintrust’s financial statements;

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the ability of Wintrust to receive dividends from its subsidiaries;

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the impact of Wintrust’s transition from LIBOR to an alternative benchmark rate for current and future transactions;

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a decrease in Wintrust’s capital ratios, including as a result of declines in the value of its loan portfolios, or otherwise;

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legislative or regulatory changes, particularly changes in regulation of financial services companies and/or the products and services offered by financial services companies;

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changes in laws, regulations, rules, standards and contractual obligations regarding data privacy and cybersecurity;

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a lowering of our credit rating;

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changes in U.S. monetary policy and changes to the Federal Reserve’s balance sheet, including changes in response to persistent inflation or otherwise;

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regulatory restrictions upon our ability to market our products to consumers and limitations on our ability to profitably operate our mortgage business;

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increased costs of compliance, heightened regulatory capital requirements and other risks associated with changes in regulation and the regulatory environment;

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the impact of heightened capital requirements;

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increases in Wintrust’s FDIC insurance premiums, or the collection of special assessments by the FDIC;

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delinquencies or fraud with respect to Wintrust’s premium finance business;

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credit downgrades among commercial and life insurance providers that could negatively affect the value of collateral securing Wintrust’s premium finance loans;

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Wintrust’s ability to comply with covenants under its credit facility;

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fluctuations in the stock market, which may have an adverse impact on Wintrust’s wealth management business and brokerage operation;

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widespread outages of operational, communication, or other systems, whether internal or provided by third parties, natural or other disasters (including acts of terrorism, armed hostilities and pandemics), and the effects of climate change could have an adverse effect on Wintrust’s financial condition and results of operations, lead to material disruption of the company’s operations or the ability or willingness of clients to access Wintrust’s products and services; and

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the severity, magnitude and duration of the COVID-19 pandemic, including the continued emergence of variant strains, and the direct and indirect impact of such pandemic, as well as responses to the pandemic by the government, businesses and consumers, on the economy, our financial results, operations and personnel, commercial activity and demand across our business and our customers’ businesses.

Therefore, there can be no assurances that future actual results will correspond to any forward-looking statements. The reader is cautioned not to place undue reliance on any forward-looking statement made herein. Forward-looking statements speak only as of the date they are made or as of such date that may be referenced within the statement, and Wintrust and Macatawa undertake no obligation to update any forward-looking statement to reflect the impact of circumstances or events that arise after the date the forward-looking statement was made, except as required by law. Persons are advised, however, to consult further disclosures management makes on related subjects in its reports filed with the SEC and in future press releases.

THE MACATAWA PROPOSALS
Approval of the Merger Agreement
At the special meeting, Macatawa shareholders will be asked to approve the merger agreement. Holders of Macatawa common stock should read this proxy statement/prospectus in its entirety, including the Annexes, for more detailed information concerning the merger agreement and the merger. A copy of the merger agreement is attached to this proxy statement/prospectus as Annex A.
After careful consideration, the Macatawa board of directors adopted the merger agreement, authorized and approved the merger and the transactions contemplated by the merger agreement and determined the merger agreement and the merger to be advisable and in the best interests of Macatawa and its shareholders. The Macatawa board of directors unanimously recommends that the Macatawa shareholders vote “FOR” the proposal to approve the merger agreement.
Macatawa Merger-Related Compensation Proposal
Section 14A of the Exchange Act and Rule 14a-21(c) under the Exchange Act require that Macatawa seek a non-binding, advisory vote from its shareholders to approve the “golden parachute” compensation that its named executive officers will receive in connection with the merger discussed in “The Merger — Interests of directors and executive officers in the merger” beginning on page 49. As required by these provisions, Macatawa is asking its shareholders to vote on the adoption of the following resolution:
“RESOLVED, that the compensation that may be paid or become payable to Macatawa’s named executive officers in connection with the merger, as disclosed in the table under the heading entitled “Quantification of Potential Payments and Benefits to Macatawa’s Named Executive Officers in Connection with the Merger” pursuant to Item 402(t) of Regulation S-K, including the associated narrative discussion, and the agreements or understandings pursuant to which such compensation may be paid or become payable, are hereby APPROVED.”
The vote with respect to this proposal is an advisory vote and will not be binding on Macatawa or Wintrust. Therefore, regardless of whether Macatawa shareholders approve this proposal, if the merger agreement is approved by the shareholders and the merger is completed, the “golden parachute” compensation will be paid to such named executive officers to the extent payable in accordance with the terms of their respective compensation contracts and arrangements. Approval of this proposal is not a condition to the closing of the merger. The Macatawa board of directors unanimously recommends that the Macatawa shareholders vote “FOR” the non-binding, advisory Macatawa merger-related compensation proposal.
Adjournment Proposal
The Macatawa special meeting may be adjourned to another time or place if there are insufficient votes represented at the Macatawa special meeting to constitute a quorum necessary to conduct business at the Macatawa special meeting or if there are insufficient votes necessary to obtain the approval of the merger agreement.
Macatawa requests that its shareholders authorize the holder of any proxy solicited by the Macatawa board of directors on a discretionary basis to vote in favor of adjourning the Macatawa special meeting to another time or place, if determined necessary or appropriate by Macatawa, to solicit additional proxies (including the solicitation of proxies from Macatawa shareholders who have previously voted). Approval of this proposal is not a condition to the closing of the merger. The Macatawa board of directors unanimously recommends that the Macatawa shareholders vote “FOR” approval of the adjournment proposal.

INFORMATION ABOUT THE SPECIAL MEETING OF MACATAWA SHAREHOLDERS
The Macatawa board of directors is using this proxy statement/prospectus to solicit proxies from the holders of Macatawa common stock for use at the special meeting of Macatawa’s shareholders.
Date, time and place of the special meeting
The special meeting will be held at Macatawa’s corporate offices, which are located at 10753 Macatawa Drive, Holland, Michigan 49424 on July 31, 2024 at 8:00 a.m., local time.
Purpose of the special meeting
At the special meeting, the Macatawa board of directors will ask you to vote upon the following:
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a proposal to adopt the merger agreement and thereby approve the merger;

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a proposal to cast a non-binding, advisory vote to approve the compensation that may be paid or become payable to Macatawa’s named executive officers that is based on or otherwise related to the merger (the “Macatawa merger-related compensation proposal”);

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a proposal to approve an adjournment of the special meeting to permit further solicitation in the event that an insufficient number of shares are present in person or by proxy to adopt the merger agreement and the transactions contemplated thereby; and

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any other business that properly comes before the special meeting and any adjournment or postponement thereof.

Record date and voting rights for the special meeting
Macatawa has set the close of business on June 11, 2024, as the record date for determining the holders of its common stock entitled to notice of and to vote at the special meeting. Only Macatawa shareholders at the close of business on the record date are entitled to notice of and to vote at the special meeting. As of the record date, there were 34,361,562 shares of Macatawa common stock outstanding and entitled to vote at the special meeting.
Quorum
The presence in person or by proxy of at least a majority of the outstanding shares of Macatawa entitled to vote on the matter at the special meeting is required for a quorum to be present for consideration of such matter at the special meeting. Abstentions will count toward the establishment of a quorum, but broker non-votes will not count toward the establishment of a quorum because no routine matters will be brought before the meeting.
Vote required
Approval of the merger agreement proposal requires the affirmative vote of at least a majority of the outstanding shares of Macatawa common stock entitled to vote. Approval of the non-binding, advisory Macatawa merger-related compensation proposal and the proposal to adjourn the special meeting to permit further solicitation in the event that an insufficient number of shares are present in person or by proxy to adopt the merger agreement and the transactions contemplated thereby, each require the affirmative vote of at least a majority of the shares of Macatawa entitled to vote, present in person or by proxy, if a quorum is present. In the absence of a quorum, holders of at least a majority of the shares of Macatawa present in person or by proxy at the special meeting may adjourn the special meeting.
The failure of a Macatawa shareholder to vote or to instruct his or her broker, bank or nominee to vote if his or her shares are held in “street name”, which we refer to as a broker non-vote, will have the same effect as voting against the proposal to adopt the merger agreement and will have no effect on the non-binding, advisory Macatawa merger-related compensation proposal or the meeting adjournment proposal. For purposes of the shareholder vote, an abstention, which occurs when a shareholder attends a meeting, either in person or by proxy, but indicates on his or her proxy card that he or she is abstaining from voting, will have the same effect as voting against (i) the proposal to adopt the merger agreement, (ii) the Macatawa merger-related compensation proposal and (iii) the proposal to adjourn the special meeting.
Shares held by Macatawa directors and executive officers; voting agreement
Macatawa’s directors and executive officers own approximately 8.7% of the outstanding shares of Macatawa common stock as of March 31, 2024. Directors and executive officers holding approximately 6.9% of Macatawa’s outstanding shares of common stock as of March 31, 2024 have committed pursuant to the voting agreement to vote their shares in favor of the merger and any other matter necessary for consummation of the transactions contemplated by the merger agreement. Wintrust does not own any shares of Macatawa common stock. See “The Merger — Voting agreement” on page 53 for a description of the provisions of the voting agreement.
How to vote
You may vote in person at the special meeting or by proxy. To ensure your representation at the special meeting, we recommend you vote by proxy even if you plan to attend the special meeting. You can always change your vote at the meeting.
Voting instructions are included on your proxy card, which explains that you may complete your proxy (1) by returning a properly completed proxy card in the enclosed prepaid envelope, (2) via the internet or (3) over the telephone. If you properly complete and timely submit your proxy, your shares will be voted as you have directed. You may vote for, against, or abstain with respect to the approval of the merger and the other proposals. If you are the record holder of your shares and submit your proxy without specifying a voting instruction, your shares will be voted as the Macatawa board of directors recommends and will be voted “FOR” adoption of the merger agreement, “FOR” the non-binding, advisory Macatawa merger-related compensation proposal and “FOR” the adjournment of the special meeting to permit further solicitation in the event that an insufficient number of shares are present in person or by proxy to adopt the merger agreement and the transactions contemplated thereby.
Revocability of proxies
You may revoke your proxy at any time before it is voted by (1) delivering written notice to Macatawa’s secretary, (2) submitting a new proxy with a later date or (3) voting in person at the special meeting.
Attendance at the special meeting will not, in and of itself, constitute a revocation of a proxy. All written notices of revocation and other communication with respect to the revocation of proxies should be addressed to: Macatawa Bank Corporation, 10753 Macatawa Drive, Holland, Michigan 49424; Attention: Jon W. Swets, Chief Executive Officer.
Proxy solicitation
In addition to this mailing, proxies may be solicited by directors, officers or employees of Macatawa in person or by telephone or electronic transmission. None of such directors, officers or employees will be directly compensated for such services. Macatawa will pay the costs associated with the solicitation of proxies for the special meeting.
Other business; adjournments
Macatawa is not currently aware of any other business to be acted upon at the Macatawa special meeting. If, however, other matters are properly brought before the special meeting, or any adjournment or postponement thereof, your proxies include discretionary authority on the part of the individuals appointed to vote your shares to act on those matters according to their best judgment.
Adjournments may be made for the purpose of, among other things, soliciting additional proxies. Any adjournment may be made from time to time by the affirmative vote of the holders of at least a majority of the shares of Macatawa present in person or by proxy at the special meeting, if less than a quorum is present, or by the affirmative vote of the holders of at least a majority of the shares of Macatawa present in person or by proxy at the special meeting and entitled to vote, if a quorum is present, without further notice other than by announcement at the special meeting. In addition, Macatawa’s bylaws allow the chairman of its board of directors to adjourn the meeting if a quorum is not present, if disorder arises or if he determines that no further matters may properly come before the meeting.

THE MERGER
This section of the proxy statement/prospectus describes material aspects of the merger. While Wintrust and Macatawa believe that the description covers the material terms of the merger and the related transactions, this summary may not contain all of the information that is important to you. You should carefully read this entire proxy statement/prospectus, the attached Annexes, and the other documents to which this proxy statement/prospectus refers for a more complete understanding of the merger. The merger agreement attached hereto as Annex A, not this summary, is the legal document which governs the merger.
General
The Macatawa board of directors is using this proxy statement/prospectus to solicit proxies from the holders of Macatawa common stock for use at the Macatawa special meeting, at which Macatawa shareholders will be asked to vote on the adoption of the merger agreement and thereby approve the merger. When the merger is consummated, Macatawa will merge with and into Merger Sub and will cease to exist. Merger Sub will survive the merger and remain a wholly-owned subsidiary of Wintrust. At the effective time of the merger, holders of Macatawa common stock will exchange their shares of Macatawa common stock for shares of Wintrust common stock, subject to adjustment. Each share of Macatawa common stock will be exchanged for the Per Share Merger Consideration, which cannot be determined until immediately prior to completion of the merger. See “Description of the Merger Agreement — Consideration to be received in the merger” on page 54 and “— Upset condition” on page 55 for a detailed description of the method for determining the Per Share Merger Consideration.
Only whole shares of Wintrust common stock will be issued in the merger. As a result, cash will be paid instead of any fractional shares based on the reference price of Wintrust’s common stock.
The companies
Wintrust
Wintrust Financial Corporation, an Illinois corporation, which we refer to as Wintrust, was incorporated in 1992 and is a financial holding company based in Rosemont, Illinois. Wintrust provides community-oriented, personal and commercial banking services to customers located primarily in the Chicago metropolitan area, southern Wisconsin and northwest Indiana through its fifteen wholly-owned banking subsidiaries, as well as the origination and purchase of residential mortgages for sale into the secondary market through Wintrust Mortgage, a division of Barrington Bank and Trust Company, N.A. Wintrust provides specialty finance services, including financing for the payment of commercial insurance premiums and life insurance premiums on a national basis through FIRST Insurance Funding, a division of its wholly-owned subsidiary Lake Forest Bank & Trust Company, N.A., which we refer to as Lake Forest Bank, and Wintrust Life Finance, a division of Lake Forest Bank, and in Canada through its premium finance company, First Insurance Funding of Canada, lease financing and other direct leasing opportunities through its wholly-owned subsidiary, Wintrust Asset Finance, and short-term accounts receivable financing and outsourced administrative services through its wholly-owned subsidiary, Tricom, Inc. of Milwaukee. Wintrust also provides a full range of wealth management services primarily to customers in the Chicago metropolitan area, southern Wisconsin and northwest Indiana through four separate subsidiaries, The Chicago Trust Company, N.A., Wintrust Investments, LLC, Great Lakes Advisors, LLC and Chicago Deferred Exchange Company, LLC.
As of March 31, 2024, Wintrust had total assets of approximately $57.6 billion, total loans, excluding loans held-for-sale, of approximately $43.2 billion, total deposits of approximately $46.4 billion, and total shareholders’ equity of approximately $5.4 billion.
Wintrust common stock is traded on Nasdaq under the ticker symbol “WTFC.”
Financial and other information relating to Wintrust, including information relating to Wintrust’s current directors and executive officers, is set forth in Wintrust’s 2023 Annual Report on Form 10-K filed with the SEC on February 28, 2024, Wintrust’s Proxy Statement for its 2024 Annual Meeting of Shareholders filed with the SEC on April 4, 2024 and Wintrust’s Quarterly Reports on Form 10-Q and Current Reports

on Form 8-K filed during 2024, which are incorporated by reference to this proxy statement/prospectus. Copies of these documents may be obtained from Wintrust as indicated under “Where You Can Find More Information” on page 84.
Leo Subsidiary, LLC
Merger Sub is a Michigan limited liability company and is a wholly-owned subsidiary of Wintrust. It was formed solely for the purpose of consummating the merger and has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the merger.
Macatawa Bank Corporation
Macatawa, a Michigan corporation, was incorporated in 1997, and is a registered bank holding company. It wholly owns Macatawa Bank, a Michigan state-chartered bank with depository accounts insured by the FDIC. Macatawa Bank operates 26 branch offices and a lending and operational service facility, providing a full range of commercial and consumer banking and trust services in Kent County, Ottawa County, and northern Allegan County, Michigan. As of March 31, 2024, Macatawa had consolidated total assets of approximately $2.6 billion, deposits of approximately $2.3 billion and shareholders’ equity of approximately $293.0 million.
Macatawa common stock is traded on Nasdaq under the ticker symbol “MCBC.”
Financial and other information relating to Macatawa, including information relating to Macatawa’s current directors and executive officers, is set forth in Macatawa’s 2023 Annual Report on Form 10-K filed with the SEC on February 15, 2024, as amended by the Annual Report on Form 10-K/A filed with the SEC on April 29, 2024, Macatawa’s Proxy Statement for its 2023 Annual Meeting of Shareholders filed with the SEC on March 17, 2023 and Macatawa’s Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed during 2024, which are incorporated by reference to this proxy statement/prospectus. Copies of these documents may be obtained from Macatawa as indicated under “Where You Can Find More Information” on page 84.
Macatawa’s proposals
At the Macatawa special meeting, holders of shares of Macatawa common stock will be asked to vote on the adoption of the merger agreement and thereby approve the merger. The merger will not be completed unless Macatawa’s shareholders adopt the merger agreement and thereby approve the merger. Additional information on the proposals to be put forth at the Macatawa special meeting can be found under the heading “The Macatawa Proposals” beginning on page 22.
Background of the merger
Macatawa’s board of directors (the “Macatawa Board”) regularly evaluates and assesses Macatawa’s performance, strategy and opportunities to strengthen its business and achieve profitable growth and value for its shareholders through various strategic initiatives, alternatives and transactions, giving consideration to the context of developments in the banking industry, including the regulatory environment, conditions in the geographic areas in which Macatawa operates, competitive considerations, technological and compliance burdens, and other factors. The Macatawa Board regularly reviews Macatawa’s performance, risks, opportunities, stock valuation and strategy and discusses such matters at board meetings.
On September 20, 2023, the Macatawa Board held a special meeting. At the invitation of the Macatawa Board, representatives of Morgan Stanley discussed with the Macatawa Board potential strategic alternatives available to Macatawa and Macatawa’s positioning in light of the current economic environment, the state of the banking industry, and the current mergers and acquisitions (“M&A”) environment. Based on conditions in the M&A market and the strength and attractiveness of Macatawa to potential purchasers based on its capital levels, liquidity position and cost of deposits, the Macatawa Board determined that a unique window of opportunity may exist with respect to exploring the potential sale or merger of Macatawa with another company and delivering enhanced shareholder value. A representative of Macatawa’s legal counsel, Warner Norcross, reviewed the fiduciary and legal obligations applicable to directors when considering a sale or merger of a company and provided an overview of the process involved with selling or merging a company. Detailed discussion occurred, including relating to the rising costs of internal and external audit, regulatory compliance, technology and other systems and controls; expected continuing net interest margin compression for Macatawa and the industry, generally; the risk of change in climate with institutional investors; the potential for growth and a path forward, including succession planning; and the importance of finding a partner with a strong operational and cultural alignment and a commitment to the communities Macatawa serves. The Macatawa Board unanimously agreed to continue the discussion at the October 19, 2023 meeting of the Macatawa Board. Following this meeting and as discussed below, representatives of Morgan Stanley consulted with Macatawa from time to time before being formally engaged by Macatawa. As described below, on December 14, 2023, Macatawa entered into an engagement letter with Morgan Stanley to act as Macatawa’s exclusive financial advisor in connection with a potential strategic transaction.
On October 19, 2023, the Macatawa Board held a regular meeting. Representatives of Warner Norcross attended the meeting. The Macatawa Board continued discussing strategic alternatives, focusing on what actions and investments of capital would be necessary to keep Macatawa competitive in the banking industry on a stand-alone basis and considering the possible sale or merger of Macatawa with another party. At this meeting, the Macatawa Board unanimously determined to engage a financial advisor to help it evaluate a potential strategic transaction and, if the Macatawa Board determined to pursue a strategic transaction, to advise the Macatawa Board. The Macatawa Board directed management to engage Morgan Stanley as Macatawa’s exclusive financial advisor in connection with a potential strategic transaction based on Morgan Stanley’s qualifications, experience and expertise and authorized the Chairman of the Macatawa Board, Richard Postma, to negotiate, with Warner Norcross’ assistance, an engagement letter with Morgan Stanley.
On November 16, 2023, the Macatawa Board held a regular board meeting. Representatives of Warner Norcross attended the meeting and provided the Macatawa Board with an update on the status of the negotiation of Morgan Stanley’s engagement letter.
On December 14, 2023, the Macatawa Board held a special meeting. Representatives of Morgan Stanley and Warner Norcross attended the meeting. Representatives of Morgan Stanley reviewed with the Macatawa Board certain preliminary financial information and capital analyses relating to Macatawa and a pool of five potential merger partners identified by representatives of Morgan Stanley together with Macatawa management and provided a hypothetical transaction process timeline for a possible sale of Macatawa. The Macatawa Board discussed (i) the financial information presented by Morgan Stanley, (ii) a pool of seven potential merger partners, including two additional potential merger partners discussed at the meeting to whom outreach might be made with respect to their interest in a potential transaction with Macatawa, (iii) Macatawa’s business plan and preliminary financial projections prepared by Macatawa management, and (iv) the importance of finding a partner with a strong operational and cultural alignment and a commitment to the communities Macatawa serves. Following this discussion, the Macatawa Board unanimously resolved to continue exploring a potential sale or merger of Macatawa. The Macatawa Board unanimously authorized representatives of Morgan Stanley to contact the seven identified potential merger partners, including Potential Merger Partner A, Potential Merger Partner B, Potential Merger Partner C, Potential Merger Partner D, Potential Merger Partner E, Potential Merger Partner F and Wintrust (each a “Potential Merger Partner” and collectively the “Potential Merger Partners”), to determine their interest in a potential strategic transaction with Macatawa in early January. The Potential Merger Partners, including Wintrust, were selected by the Macatawa Board based on, among other things, likelihood of interest in partnering with Macatawa, financial condition and performance and capacity to pay, demonstrated ability to complete a merger transaction and strategic and cultural fit with Macatawa and the west Michigan community. The Macatawa Board also established a Special Committee (the “Committee”) consisting of directors Richard Postma, Charles Geenen, Robert Herr, Thomas Rosenbach, and Jon Swets (as a non-voting member). Mr. Swets acted as a non-voting member so that each voting member of the Committee was an independent director. The established purpose of the Committee was to act on behalf of the Macatawa Board, to provide oversight and guidance as to Macatawa’s evaluation of strategic alternatives and to provide the Macatawa Board with its recommendation with respect to any potential strategic transaction. Lastly, the Macatawa Board unanimously approved an engagement letter and indemnity agreement with Morgan Stanley engaging Morgan Stanley to act as Macatawa’s exclusive financial advisor in connection with a possible sale of Macatawa. The engagement letter and indemnity agreement were executed following the meeting.

During November and December 2023, management of Macatawa, with assistance from representatives of Morgan Stanley and Warner Norcross, prepared a confidential information memorandum with detailed information about Macatawa to be made available to the Potential Merger Partners and prepared a virtual data room for the Potential Merger Partners to conduct due diligence.
On December 21, 2023, the Macatawa Board held a regular board meeting. Representatives of Warner Norcross attended the meeting. A representative of Warner Norcross updated the Macatawa Board on the strategic process, including preparation of the confidential information memorandum and the virtual data room.
On January 3, 2024, at the direction of Macatawa, representatives of Morgan Stanley contacted each Potential Merger Partner, including Wintrust, to determine their level of interest in a possible strategic transaction with Macatawa. Potential Merger Partners B, C, D, E and F and Wintrust indicated an interest, and customary non-disclosure agreements (which included customary standstill provisions) were negotiated and executed with those six Potential Merger Partners on or about January 4 or 5, 2024. Potential Merger Partner A did not indicate an interest in a possible strategic transaction with Macatawa.
On or about January 8, 2024, the virtual data room was opened and access was granted to Potential Merger Partners B, C, D, E and F and Wintrust and Potential Merger Partners B, C, D, E and F and Wintrust received the final confidential information memorandum which included the finalized Macatawa Management Projections (as defined below) upon which Morgan Stanley was instructed to rely for purposes of its financial analysis in connection with any potential transaction.
Between January 3, 2024 and January 18, 2024, representatives of Morgan Stanley spoke with Mr. Postma regarding Potential Merger Partner G, who representatives of Morgan Stanley understood was interested in a potential bank acquisition. Mr. Postma authorized representatives of Warner Norcross and Morgan Stanley to negotiate a non-disclosure agreement with Potential Merger Partner G.
On January 18, 2024, the Macatawa Board held a regular meeting. Representatives of Warner Norcross attended the meeting. A representative of Warner Norcross provided an update on the strategic process, including that non-disclosure agreements were executed with Potential Merger Partners B, C, D, E and F and Wintrust, and that those Potential Merger Partners had been granted access to the virtual data room and were in the process of conducting diligence. Warner Norcross provided an update to the Macatawa Board that Warner Norcross had completed an initial reverse due diligence on all Potential Merger Partners based on public documents and that Warner Norcross had not identified any material issues or concerns. Mr. Postma informed the Macatawa Board that an additional Potential Merger Partner, Potential Merger Partner G, was expected to execute a non-disclosure agreement, following which it would be provided access to the virtual data room.
On January 19, 2024, Potential Merger Partner G executed a non-disclosure agreement (which included a customary standstill provision) and was granted access to the virtual data room.
During the weeks of January 15, 2024, January 22, 2024, and January 29, 2024, representatives of Morgan Stanley had ongoing conversations with all of the Potential Merger Partners who had executed non-disclosure agreements regarding a potential strategic transaction and the competitive nature of the process. Each Potential Merger Partner performed off-site due diligence through the virtual data room, and some submitted detailed requests related to the due diligence process.
On February 5 and 6, 2024, preliminary, non-binding indications of interest to purchase Macatawa were received from Potential Merger Partners B, C, D, E and F and Wintrust. The indicated range of purchase price per share submitted by the Potential Merger Partners was $11.65 to $14.49. Potential Merger Partner G did not submit a non-binding indication of interest and was removed from the process and its access to the virtual data room was revoked.
On February 9, 2024, the Committee held a meeting to review and consider, the preliminary, non-binding indications of interest received from Potential Merger Partners B, C, D, E and F and Wintrust and other matters related to a potential sale of Macatawa. Representatives of Morgan Stanley led a review and discussion of the financial terms of the preliminary, non-binding indications of interest submitted by Potential Merger Partners B, C, D, E and F and Wintrust, which included, among other data points, the indicated

purchase price per share and total transaction value, the implied exchange ratio, form of consideration and certain financial information relating to the Potential Merger Partners and their anticipated timing for completion of due diligence and negotiation of a definitive merger agreement if advanced to Phase 2 of the strategic process. Representatives of Warner Norcross then reviewed with the Committee the fiduciary and legal obligations applicable to directors when considering a sale or merger of a company and reviewed Article XII of Macatawa’s articles of incorporation, which requires the Macatawa Board to determine that a sale or merger of the company would comply with all applicable laws and would be in the best interests of Macatawa and its shareholders and to consider several factors when considering a potential merger partner.
Discussion occurred, and the Committee concluded that Potential Merger Partner F and Wintrust had separated themselves from Potential Merger Partners B, C, D and E both from a financial point of view (representing the two proposals with the highest value per share) and because both Potential Merger Partner F and Wintrust had strong operating and cultural alignment with Macatawa. The Committee discussed the advantages and disadvantages of advancing multiple Potential Merger Partners to Phase 2 of the strategic process versus only one. After this discussion, the Committee unanimously decided to select Potential Merger Partner F and Wintrust to advance to Phase 2 of the strategic process, that doing so was in the best interests of Macatawa and its shareholders and recommended that the Macatawa Board approve the same.
Representatives of Morgan Stanley and Warner Norcross reviewed the Phase 2 process, including that additional due diligence would be conducted by Potential Merger Partner F and Wintrust, that Macatawa would conduct more detailed reverse due diligence on Potential Merger Partner F and Wintrust, and that Potential Merger Partner F and Wintrust would each be asked to provide a markup of the draft definitive merger agreement prepared by Warner Norcross. At the end of the Phase 2 process, Potential Merger Partner F and Wintrust would be asked to submit their best and final proposal to purchase Macatawa.
On February 15, 2024, the Macatawa Board held a regular meeting. Representatives of Warner Norcross attended the meeting. The Macatawa Board reviewed the financial terms of the preliminary, non-binding indications of interest submitted by Potential Merger Partners B, C, D, E and F and Wintrust on February 5 and 6, 2024 and discussed in more detail the financial terms of the indications of interest submitted by Potential Merger Partner F and Wintrust, the two Potential Merger Partners that the Committee recommended to advance to Phase 2 of the strategic process. This review included, among other data points, the indicated purchase price per share and total transaction value, the implied exchange ratio, form of consideration, certain financial information relating to Potential Merger Partner F and Wintrust and their anticipated timing for completion of due diligence and negotiation of a definitive merger agreement if advanced to Phase 2 of the strategic process, the differences between the indications of interest and their respective strategic rationales for wanting to purchase Macatawa. Representatives of Warner Norcross then reviewed with the Macatawa Board the fiduciary and legal obligations applicable to directors when considering a sale or merger of a company and reviewed Article XII of Macatawa’s articles of incorporation. Following an extensive discussion, the Macatawa Board unanimously ratified and approved the recommendation of the Committee and selected Potential Merger Partner F and Wintrust to advance to Phase 2 of the strategic process and determined that doing so was in the best interests of Macatawa and its shareholders.
Following the meeting, Potential Merger Partners B, C, D and E were informed they were no longer part of the process and their access to the virtual data room was revoked.
On or about February 15, 2024, a draft merger agreement was uploaded to the virtual data room, along with a draft company disclosure letter. On February 21, 2024, at the direction of Macatawa, representatives of Morgan Stanley sent instructions to Potential Merger Partner F and Wintrust for submitting a best and final proposal to purchase Macatawa and markup of the draft merger agreement by 12:00 p.m. eastern time on March 20, 2024.
During the weeks of February 19, February 26, March 4, and March 11, Potential Merger Partner F and Wintrust conducted detailed due diligence on Macatawa and the virtual data room was continually updated based on the inquiries and requests from Potential Merger Partner F and Wintrust.
On February 28, 2024, certain members of senior management of Macatawa met with certain members of senior management of Potential Merger Partner F in Grand Rapids, Michigan at the offices of Warner

Norcross for in-person meetings and due diligence sessions. Representatives of Morgan Stanley and Warner Norcross also attended the meetings. Among others, topics included an overview of Macatawa’s business and markets, financial performance and condition, asset quality, risk management, trust and wealth management and an overview of Potential Merger Partner F’s business and markets. That evening, Mr. Postma and Jon Swets, the President and CEO of Macatawa, had a dinner meeting with the Chairman and certain members of senior management of Potential Merger Partner F and discussed various due diligence topics and the strategic rationale for a merger between the two parties. On February 29, 2024, Mr. Postma and the President and CEO of Potential Merger Partner F had a breakfast meeting and discussed various due diligence topics and the strategic rationale for a merger between the two parties. Several follow up due diligence video conference calls regarding key functional areas occurred with Potential Merger Partner F and Macatawa during the weeks of March 4, 2024 and March 11, 2024.
On March 7, 2024, certain members of senior management of Macatawa met with certain members of senior management of Wintrust in Grand Rapids, Michigan at the offices of Warner Norcross for in-person meetings and due diligence sessions. Representatives of Morgan Stanley and Warner Norcross also attended the meetings. Among others, topics included an overview of Macatawa’s business and markets, credit, trust and wealth management, commercial banking, retail banking and an overview of Wintrust’s business and markets. Messrs. Postma and Swets had a lunch meeting with certain members of senior management of Wintrust and discussed various due diligence topics and the strategic rationale for a merger between the two parties.
Reverse due diligence video conference calls occurred with Potential Merger Partner F on March 13, 2024, and with Potential Merger Partner F and Wintrust on March 19, 2024. Topics included future earnings potential, interest rate risk, and legal and regulatory matters, including any ongoing or threatened litigation of a material nature and any potential impediments to obtain regulatory approval of a merger.
On March 20, 2024, final proposals to purchase Macatawa and comments to the draft merger agreement were received from Potential Merger Partner F and Wintrust. Prior to submission, representatives of Morgan Stanley again emphasized to Potential Merger Partner F and Wintrust that they each should submit their best and final proposal.
On March 26, 2024, the Committee held a special meeting to review and consider, in detail, the final proposals and comments to the draft merger agreement received from Potential Merger Partner F and Wintrust and other matters related to a potential sale of Macatawa. Representatives of Morgan Stanley and Warner Norcross attended the meeting. Among other things, the following occurred at the meeting:
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Representatives of Morgan Stanley provided the Committee with an update on the Phase 2 due diligence process, including the management meetings that occurred with Potential Merger Partner F and Wintrust, the follow up due diligence video conference calls regarding key functional areas with Potential Merger Partner F, the reverse due diligence video conference calls with both parties, the virtual data room review by both parties, and the follow up diligence requests made by both parties. Mr. Swets updated the Committee on the functional areas and topics covered in the management meetings with Potential Merger Partner F and Wintrust.

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Mr. Swets and representatives of Warner Norcross then elaborated on the status and results of Macatawa’s reverse due diligence on Potential Merger Partner F and Wintrust, indicating that the reverse diligence was focused on future earnings potential, interest rate risk, and legal and regulatory matters, including any ongoing or threatened litigation of a material nature and any potential impediments to obtaining regulatory approval of a merger.

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Representatives of Morgan Stanley provided an overview of the financial terms of both proposals, including the indicated purchase price per share and total transaction value, the implied exchange ratio (including the impact of the collar proposed by Wintrust as discussed further below) and form of consideration. Wintrust’s proposal indicated a purchase price per share of $14.85 (based on Wintrust’s closing stock price of $98.12 per share on March 19, 2024) payable in all stock and an implied aggregate transaction value of approximately $510.3 million (subject to the collar proposed by Wintrust as discussed further below). The indicated purchase price per share of $14.85 in Wintrust’s proposal was higher than the indicated purchase price of $13.83 per share in Potential Merger Partner F’s proposal (assuming the closing price of Potential Merger Partner F’s common stock on March 19, 2024).
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Representatives of Morgan Stanley also reviewed with the Committee additional background information about each of Potential Merger Partner F and Wintrust, which included, among other things, capitalization data, asset quality, performance data and ratios, branch data and geographic location, trading data, a management team overview, research analyst recommendations, and M&A history.

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Representatives of Morgan Stanley then compared the exchange ratio construct proposed by Potential Merger Partner F (fixed exchange ratio) and Wintrust (floating exchange ratio within a symmetrical $12 collar and fixed exchange ratio outside the collar at the high and low ends of the collar). For Wintrust, representatives of Morgan Stanley noted that the aggregate transaction value of approximately $510.3 million would be fixed within the $12 collar, providing price certainty within the collar, and the aggregate transaction value outside of the collar would be variable. For Potential Merger Partner F, it was noted that its proposed aggregate transaction value would be variable.

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Representatives of Morgan Stanley noted that, under Wintrust’s proposal, Macatawa Bank would maintain its separate bank charter, with a separate, legally constituted board of directors consisting of certain existing directors and new directors generally residing and doing business locally in the west Michigan community and would continue to operate under the Macatawa Bank name in Michigan. It was also noted that Wintrust indicated it would be willing to appoint one individual serving on Macatawa’s board of directors to serve on Wintrust’s board of directors. For Potential Merger Partner F, it was noted that Potential Merger Partner F intended to preserve as much of the Macatawa identity as possible, including the Macatawa brand name in Michigan, and that Macatawa Bank would be merged out of existence. It was also noted that Potential Merger Partner F would be willing to appoint one individual serving on Macatawa’s board of directors to serve on Potential Merger Partner F’s board of directors.

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Representatives of Warner Norcross provided a summary and comparison of the markups of the draft merger agreement submitted by Potential Merger Partner F and Wintrust. Warner Norcross reminded the Committee of the fiduciary and legal obligations applicable to directors when considering a sale or merger of a company.

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Mr. Postma and representatives of Warner Norcross led a discussion of Article XII of Macatawa’s articles of incorporation, which requires the Macatawa Board to determine that a sale or merger of the company would comply with all applicable laws and would be in the best interests of Macatawa and its shareholders and to consider several factors when considering a potential merger partner including:

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the adequacy and fairness of the consideration to be received by Macatawa shareholders;

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the potential social and economic impact on Macatawa and its employees and customers;

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the potential social and economic impact on the communities Macatawa serves;

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the business and financial condition and earnings prospects of the proposed acquiror; and

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the competence, experience and integrity of the proposed acquiror and its management.

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Representatives of Warner Norcross advised that a merger with either Potential Merger Partner F or Wintrust would comply with all applicable laws.

The Committee discussed the final proposals, the information discussed by representatives of Morgan Stanley, the presentation by representatives of Warner Norcross and the factors under Article XII of Macatawa’s articles of incorporation. The Committee determined that the Wintrust proposal constituted the superior proposal from a financial point of view. The Committee discussed the advantages and disadvantages related to the exchange ratio constructs proposed by Potential Merger Partner F and Wintrust, including that the floating exchange ratio within a symmetrical $12 collar proposed by Wintrust would provide price certainty to Macatawa shareholders within the collar despite market price fluctuations of Wintrust common stock within the collar. The Committee also discussed that Wintrust’s proposal would permit Macatawa Bank to maintain its separate bank charter, with a separate, legally constituted board of directors consisting of certain existing directors and new directors generally residing and doing business locally in the west Michigan community and would continue to operate under the Macatawa Bank name in Michigan.
Following discussion, the Committee unanimously selected Wintrust as the preferred merger partner, based on its superior proposal from a financial point of view and strong operational and cultural alignment, concluded that doing so was in the best interests of Macatawa and its shareholders, determined that a merger with Wintrust would comply with all applicable laws, authorized management of Macatawa and its advisors to negotiate a definitive merger agreement with Wintrust and recommended the Macatawa Board ratify and approve the same.
On March 28, 2024, the Macatawa Board held a special meeting to review and consider, in detail, the final proposals received from Potential Merger Partner F and Wintrust and other matters related to a potential sale of Macatawa. Representatives of Morgan Stanley and Warner Norcross attended the meeting. Among other things, the following occurred at the meeting:
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Representatives of Morgan Stanley reviewed the same information with the Macatawa Board as was discussed with the Committee on March 26, 2024. Representatives of Warner Norcross provided substantially the same presentation to the Macatawa Board as provided to the Committee on March 26, 2024. It was noted that Wintrust’s indicated purchase price per share of $14.85 was higher than the purchase price per share indicated in Potential Merger Partner F’s final proposal.

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Mr. Swets, Craig Hankinson, the Chief Operating Officer of Macatawa, and Jill Walcott, the Chief Retail Officer of Macatawa, updated the Macatawa Board on the functional areas and topics covered during the in-person management meetings with Potential Merger Partner F and Wintrust.

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Each member of the Committee (including Mr. Swets), Mr. Hankinson, and Ms. Walcott provided his or her personal evaluation of the relative impact of the two proposals on Macatawa and its shareholders, customers, employees and the communities served by it.

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Mr. Postma and representatives of Warner Norcross led a discussion of Article XII of Macatawa’s articles of incorporation, which requires the Macatawa Board to determine that a merger of the company would comply with all applicable laws and would be in the best interests of Macatawa and its shareholders and to consider several factors described above when considering a potential merger partner.

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Representatives of Warner Norcross advised that a merger with Potential Merger Partner F or Wintrust would comply with all applicable laws.

The Macatawa Board discussed the final proposals, the information reviewed by representatives of by Morgan Stanley, the presentation by representatives of Warner Norcross and the factors under Article XII of Macatawa’s articles of incorporation. The Macatawa Board determined that the Wintrust proposal constituted the superior proposal from a financial point of view. The Macatawa Board discussed the relative advantages and disadvantages related to the exchange ratio constructs proposed by Potential Merger Partner F and Wintrust, including that the floating exchange ratio within a symmetrical $12 collar proposed by Wintrust would provide price certainty to Macatawa shareholders within that collar despite market price fluctuations of Wintrust common stock within the collar. The Macatawa Board also discussed that Wintrust’s proposal would permit Macatawa Bank to maintain its separate bank charter, with a separate, legally constituted board of directors consisting of certain existing directors and new directors generally residing and doing business locally in the west Michigan community and would continue to operate under the Macatawa Bank name in Michigan.
The Macatawa Board unanimously ratified and approved the recommendation of the Committee, selected Wintrust as the preferred merger partner based on its superior proposal and strong operational and cultural alignment, concluded that doing so was in the best interests of Macatawa and its shareholders, determined that a merger with Wintrust would comply with all applicable laws and authorized management of Macatawa and its advisors to negotiate a definitive merger agreement with Wintrust.
During the time period beginning on March 29, 2024 and ending on April 15, 2024, representatives of Warner Norcross and Wintrust’s legal counsel, ArentFox, with the participation of management from each party and the assistance from representatives of Morgan Stanley, proceeded to negotiate a definitive merger agreement. Multiple drafts of the merger agreement and other ancillary documents were exchanged between Warner Norcross and ArentFox and several negotiating sessions occurred.
On April 15, 2024, the Macatawa Board held a special meeting. Representatives of Morgan Stanley and Warner Norcross attended the meeting. Among other things, the following occurred at the meeting:
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Warner Norcross advised that a proposed definitive merger agreement with Wintrust had been successfully negotiated and would be presented for adoption by Macatawa Board at the meeting. Warner Norcross provided a comprehensive review of the merger agreement and referred to an executive summary of the definitive merger agreement that was provided to the Macatawa Board in advance of the meeting.

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Warner Norcross reviewed the proposed definitive voting and support agreement between certain executive officers and directors of Macatawa, Wintrust and Macatawa, which would be presented for adoption by the Macatawa Board at the meeting.

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Representatives of Morgan Stanley reviewed with the Macatawa Board Morgan Stanley’s financial analyses with respect to the Per Share Merger Consideration to be received by the holders of Macatawa common stock and rendered an oral opinion to the Macatawa Board, which was subsequently confirmed by the delivery of a written opinion dated April 15, 2024, that as of the date of such opinion, and based on and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations on the review undertaken by Morgan Stanley set forth therein, that the Per Share Merger Consideration was fair from a financial point of view to holders of Macatawa common stock. See the section entitled “— Opinion of Macatawa’s Financial Advisor” beginning on page 34 for more information.

The Macatawa Board discussed the merger agreement, voting and support agreement and Morgan Stanley’s financial analyses and opinion. At the conclusion of the meeting, the Macatawa Board unanimously:
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Based on the evaluation and consideration of all reports and information available to the Macatawa Board as of the date of the meeting and all factors that the Macatawa Board deemed relevant, determined that the merger, the definitive merger agreement and the Per Share Merger Consideration are fair to Macatawa and its shareholders and that entering into the definitive merger agreement and completing the merger and the other transactions contemplated by the definitive merger agreement is in the best interests of Macatawa and its shareholders. See the section entitled “— Macatawa’s Reasons for the Merger and Recommendation of the Macatawa Board of Directors” beginning on page 43 for more information;

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Authorized and approved the merger and all other transactions contemplated by the definitive merger agreement;

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Adopted the definitive merger agreement;

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Adopted the voting and support agreement;

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Authorized the Chairman of the Macatawa Board to execute and deliver the definitive merger agreement and voting and support agreement; and

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Recommended that Macatawa shareholders vote for approval of the definitive merger agreement.

On April 15, 2024, after the U.S. financial markets closed, Macatawa and Wintrust executed and delivered the definitive merger agreement and the respective disclosure letters, certain directors and executive officers of Macatawa executed and delivered the voting and support agreement and the parties issued a joint press release announcing execution of the definitive merger agreement and the terms of the merger.
Opinion of Macatawa’s Financial Advisor
Macatawa retained Morgan Stanley to provide it with financial advisory services in connection with a potential sale of Macatawa. Macatawa selected Morgan Stanley to act as its financial advisor based on Morgan Stanley’s qualifications, expertise and reputation and its knowledge of the business and affairs of

Macatawa. On April 15, 2024, at a meeting of the board of directors of Macatawa, Morgan Stanley rendered its oral opinion, subsequently confirmed by delivery of a written opinion dated April 15, 2024, to the effect that, as of the date of such opinion, and based upon and subject to the various assumptions made, procedures followed, matters considered, and qualifications and limitations on the scope of review undertaken by Morgan Stanley as set forth therein, the Per Share Merger Consideration to be received by the holders of shares of Macatawa common stock pursuant to the merger agreement was fair from a financial point of view to the holders of shares of Macatawa common stock.
The full text of the written opinion of Morgan Stanley, dated April 15, 2024, is attached as Annex C and incorporated by reference into this proxy statement/prospectus. The opinion sets forth, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of the review undertaken by Morgan Stanley in rendering its opinion. Morgan Stanley’s opinion was directed to the Macatawa Board, in its capacity as such, and addresses only the fairness from a financial point of view to the holders of shares of Macatawa common stock of the Per Share Merger Consideration to be received by the holders of shares of Macatawa common stock pursuant to the merger agreement as of the date of the opinion. Morgan Stanley’s opinion does not address any other aspect of the transactions contemplated by the merger agreement and does not constitute a recommendation to shareholders of Macatawa as to how to vote at any shareholders’ meetings held with respect to the proposed transaction or any other matter or whether to take any other action with respect to the proposed transaction. The summary of Morgan Stanley’s opinion set forth in this proxy statement/prospectus is qualified in its entirety by reference to the full text of the opinion.
Morgan Stanley noted that the Per Share Merger Consideration will range from 0.1314 shares of Wintrust common stock to 0.1668 shares of Wintrust common stock.
For purposes of rendering its opinion, Morgan Stanley:
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Reviewed certain publicly available financial statements and other business and financial information of Macatawa and Wintrust, respectively;

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Reviewed certain internal financial statements and other financial and operating data concerning Macatawa;

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Reviewed certain financial projections prepared by the management of Macatawa;

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Discussed the past and current operations and financial condition and the prospects of Macatawa with senior executives of Macatawa;

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Discussed the past and current operations and financial condition and the prospects of Wintrust with senior executives of Wintrust;

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Reviewed the reported prices and trading activity for Macatawa common stock and Wintrust common stock;

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Compared the financial performance of Macatawa and Wintrust and the prices and trading activity of Macatawa common stock and Wintrust common stock with that of certain other publicly-traded companies comparable with Macatawa and Wintrust, respectively, and their securities;

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Reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

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Participated in certain discussions and negotiations among representatives of Macatawa and Wintrust and their financial and legal advisors;

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Reviewed the merger agreement; and

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Performed such other analyses, reviewed such other information and considered such other factors as Morgan Stanley deemed appropriate.

In arriving at its opinion, Morgan Stanley assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to it by Macatawa and Wintrust, and formed a substantial basis for its opinion.

With respect to the financial projections, Morgan Stanley assumed that they had been reasonably prepared on bases reflecting the best currently available estimates and judgements of the management of Macatawa of the future financial performance of Macatawa.
In addition, Morgan Stanley assumed that the proposed transaction will be consummated in accordance with the terms set forth in the merger agreement without any waiver, amendment, or delay of any terms or conditions, including, among other things, that the proposed transaction would be treated as a tax-free reorganization, pursuant to the Internal Revenue Code, as amended and that the definitive merger agreement would not differ in any material respect from the draft thereof furnished to Morgan Stanley. Morgan Stanley assumed that in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the proposed transaction, no delays, limitations, conditions or restrictions will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the proposed transaction.
Morgan Stanley is not a legal, tax or regulatory advisor. Morgan Stanley is not an expert in the evaluation of allowance for credit losses, and it neither made an independent evaluation of the adequacy of the allowance for credit losses at Macatawa or Wintrust, nor did it examine any individual loan credit files of Macatawa or Wintrust nor was it requested to conduct such a review, and, as a result, Morgan Stanley assumed, that the aggregate allowance for credit losses of Macatawa and Wintrust are adequate. Morgan Stanley is a financial advisor only and relied upon, without independent verification, the assessments of Wintrust and Macatawa and their legal, tax or regulatory advisors with respect to legal, tax or regulatory matters. Morgan Stanley expressed no opinion with respect to the fairness of the amount or nature of the compensation to any of the officers, directors or employees of Macatawa or Wintrust, or any class of such persons, whether relative to the Per Share Merger Consideration or otherwise. Morgan Stanley did not make any independent valuation or appraisal of the assets or liabilities of Macatawa or Wintrust, nor was Morgan Stanley furnished with any such valuations or appraisals.
Morgan Stanley’s opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to it, as of April 15, 2024. Events occurring after such date may affect Morgan Stanley’s opinion and the assumptions used in preparing it, and Morgan Stanley did not assume any obligation to update, revise or reaffirm its opinion.
Morgan Stanley’s opinion did not address the relative merits of the transactions contemplated by the merger agreement as compared to other business or financial strategies that might be available to Macatawa, nor did it address the underlying business decision of Macatawa to enter into the merger agreement or proceed with any other transaction contemplated by the merger agreement. Morgan Stanley did not express a view on and Morgan Stanley’s opinion did not address any other term or aspect of the merger agreement or the transactions contemplated thereby or any term or aspect of any other agreement or instrument contemplated by the merger agreement or entered into or amended in connection therewith. In addition, Morgan Stanley’s opinion did not in any manner address the prices at which Wintrust common stock will trade following the consummation of the proposed transaction or at any time and Morgan Stanley expressed no opinion or recommendation as to how the shareholders of Macatawa should vote at the shareholders’ meetings to be held in connection with the proposed transaction.
Summary of Financial Analyses of Morgan Stanley
The following is a summary of the material financial analyses performed by Morgan Stanley in connection with its oral opinion and the preparation of its written opinion letter dated April 15, 2024. The various financial analyses summarized below were based on closing prices of Macatawa common stock and other information available as of April 12, 2024, the last full trading day preceding the day of the meeting of the board of directors of Macatawa to consider, approve, adopt and authorize the merger agreement. Some of these summaries of financial analyses include information presented in tabular format. In order to fully understand the financial analyses used by Morgan Stanley, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Furthermore, mathematical analysis (such as determining the average or median) is not in itself a meaningful method of using the data referred to below.

In performing the financial analysis summarized below and arriving at its opinion, Morgan Stanley used and relied upon certain financial projections provided by Macatawa’s management, referred to as the “Macatawa Management Projections” (see “— Certain unaudited prospective financial information of Macatawa” below) and certain mean equity research consensus estimates for Macatawa referred to as the “Macatawa Street Projections”.
Comparable Companies Analysis
Morgan Stanley performed a public trading comparables analysis, which is designed to provide an implied trading value of a company by comparing it to selected companies with similar characteristics. Morgan Stanley compared certain financial information of Macatawa with publicly available information for a group of selected companies. The selected companies were chosen based on Morgan Stanley’s knowledge of the industry and because these companies have businesses that may be considered similar to the business of Macatawa.
The group of selected companies consisted of U.S. publicly-traded banks that were listed on a major exchange, headquartered in Michigan and contiguous states (Indiana, Illinois, Ohio, and Wisconsin), had assets between two billion dollars and six billion dollars, and excluded announced merger targets and banks with a national business model. The selected companies consisted of:
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Bank First Corporation

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ChoiceOne Financial Services, Inc.

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CF Bankshares Inc.

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Civista Bancshares, Inc.

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Farmers & Merchants Bancorp, Inc.

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Farmers National Banc Corp.

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Finward Bancorp

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First Financial Corporation

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First Savings Financial Group, Inc.

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HBT Financial, Inc.

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Independent Bank Corporation

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LCNB Corp.

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Mercantile Bank Corporation

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Old Second Bancorp, Inc.

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Waterstone Financial, Inc.

In all instances, multiples were based on closing stock prices on April 12, 2024. For each of the following analyses performed by Morgan Stanley, financial and market data for the group of selected companies were based on the most recent publicly available information and mean equity research consensus estimates.
With respect to the group of selected companies, Morgan Stanley reviewed:
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multiple of price to estimated diluted earnings per share for 2024, or Price/2024E EPS;

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multiple of price to estimated diluted earnings per share for 2025, or Price/2025E EPS; and

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multiple of price to tangible book value per share, or Price/TBV.

Morgan Stanley also reviewed the same information for Macatawa based on the Macatawa Street Projections and, other than with respect to Price/TBV, the Macatawa Management Projections.
The following table presents the results of this analysis:

	Selected Companies			Macatawa
	Bottom Quartile	Median	Top Quartile	Street	Management
Price/2024E EPS	7.7x	8.4x	10.5x	7.8x	7.3x
Price/2025E EPS	7.4x	8.1x	9.1x	7.5x	6.7x
Price/TBV	0.9x	1.2x	1.3x	1.1x	N/A
Based on the results of this analysis and its professional judgment, Morgan Stanley selected ranges of multiples as described in the table below and applied these ranges of multiples to the relevant financial statistics for Macatawa to derive ranges of implied value per share of Macatawa common stock as of April 12, 2024, as set forth below:
	Macatawa Metric	Multiple Range	Implied Value Per Share of Macatawa Common Stock
Price/2024E EPS (Macatawa Street Projections)	$1.24	7.4x – 9.4x	$9.18 – $11.66
Price/2025E EPS (Macatawa Street Projections)	$1.28	7.1x – 9.1x	$9.09 – $11.65
Price/2024E EPS (Macatawa Management Projections)	$1.31	7.4x – 9.4x	$9.69 – $12.31
Price/2025E EPS (Macatawa Management Projections)	$1.42	7.1x – 9.1x	$10.08 – $12.92
Price / Tangible Book Value	$8.35	1.1x – 1.3x	$9.19 – $10.86
Morgan Stanley also performed a regression-based analysis based on Price/TBV versus estimated 2024 return on tangible common equity for each of the selected companies. The range of estimated regression-based analysis implied values represents +/- 0.1x of the value implied by the regression line equation. Utilizing a 2024 return on tangible common equity estimate for Macatawa of 14.0%, as set forth in the Macatawa Street Projections, the regression-implied value would be 1.27x Price/TBV and the low-end of the range of $9.79 represents the implied value if Macatawa were valued at 1.17x of the value implied by the regression line and the high-end range of $11.46 represents the implied value if Macatawa were valued at 1.37x of the value implied by the regression line. Utilizing a 2024 return on tangible common equity estimate for Macatawa of 14.8%, as set forth in the Macatawa Management Projections, the regression-implied value would be 1.33x Price/TBV, and the low-end range of $10.24 represents the implied value if Macatawa were valued at 1.23x of the value implied by the regression line and the high-end range of $11.91 represents the implied value if Macatawa were valued at 1.43x of the value implied by the regression line.
Morgan Stanley compared these ranges with (i) the closing price per share of Macatawa common stock of $9.59 on April 12, 2024 and (ii) $14.85, the value assigned to a share of Macatawa common stock for purposes of calculating the Per Share Merger Consideration pursuant to the merger agreement assuming the Purchaser Common Stock Price is equal to or greater than $89.03 and less than or equal to $113.03.
No company used as a comparison in the comparable companies analysis is identical to Macatawa. In evaluating the group of selected companies, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Macatawa and Wintrust, such as the impact of competition on the business of Macatawa or the industry generally, industry growth and the absence of any material adverse change in the financial condition and prospects of Macatawa or the industry or in the financial markets in general. Mathematical analysis, such as determining the average or median, is not in itself a meaningful method of using peer group data. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies involved.
Dividend Discount Analysis
Using the Macatawa Street Projections for 2024 and 2025 and the Macatawa Management Projections for 2024 to 2028 and assuming, at the direction of Macatawa management, (a) a 5.0% annual growth rate thereafter and (b) that Macatawa would make distributions of capital in excess of the amount necessary to achieve a 9.7% Tier 1 leverage ratio, which represents the average of the selected companies described above, Morgan Stanley performed a dividend discount analysis for Macatawa on a standalone basis. Morgan Stanley calculated a range of implied values per share of Macatawa common stock based on the sum of the discounted present values of (a) projected dividends on shares of Macatawa common stock for the period December 31, 2023 through December 31, 2028 and (b) a projected terminal value of Macatawa common stock as of December 31, 2029.
Morgan Stanley based its analysis on a range of terminal forward multiples of 7.4x to 9.4x to the terminal year 2029 estimated forward earnings, a range of discount rates of 9.9% to 11.9% (determined using the capital asset pricing model). Based on information provided by Macatawa management, Morgan Stanley also assumed a 4.5% opportunity cost of cash and a 19.5% effective tax rate. Utilizing the foregoing range of discount rates and terminal value multiples, Morgan Stanley derived a range of implied present values per share of Macatawa common stock of $10.54 to $12.97 using the Macatawa Street Projections and $12.19 to $14.84 using the Macatawa Management Projections.
Morgan Stanley compared these ranges with (i) the closing price per share of Macatawa common stock of $9.59 on April 12, 2024 and (ii) $14.85, the value assigned to a share of Macatawa common stock for purposes of calculating the Per Share Merger Consideration pursuant to the merger agreement assuming the Purchaser Common Stock Price is equal to or greater than $89.03 and less than or equal to $113.03.
Precedent Transaction Analysis
Morgan Stanley performed a precedent transactions analysis, which attempts to imply a value of a company based on publicly available financial terms of selected transactions. Morgan Stanley reviewed the publicly available financial information for certain bank transactions announced between January 1, 2021 and April 12, 2024 with a transaction value between $100 million and $1 billion, in which the target was headquartered in the Midwest Region. The transactions reviewed and the date that each transaction was announced were as follows:
Acquiror / Target	Date Announced
Byline Bancorp, Inc. / Inland Bancorp, Inc.	November 30, 2022
Peoples Bancorp Inc. / Limestone Bancorp, Inc.	October 25, 2022
Southern Missouri Bancorp, Inc. / Citizens Bancshares Co.	September 20, 2022
HBT Financial, Inc. / Town and Country Financial Corporation	August 23, 2022
Bank First Corporation / Hometown Bancorp, Ltd.	July 26, 2022
Nicolet Bankshares, Inc. / Charter Bankshares, Inc.	March 30, 2022
Bank First Corporation / Denmark Bancshares, Inc.	January 19, 2022
QCR Holdings, Inc. / Guaranty Federal Bancshares, Inc.	November 9, 2021
First Merchants Corporation / Level One Bancorp, Inc.	November 4, 2021
German American Bancorp, Inc. / Citizens Union Bancorp of Shelbyville, Inc.	September 20, 2021
Arbor Bancorp, Inc. / FNBH Bancorp, Inc.	August 9, 2021
Stock Yards Bancorp, Inc. / Commonwealth Bancshares, Inc.	August 3, 2021
First Mid Bancshares, Inc. / Delta Bancshares Company	July 29, 2021
Old Second Bancorp, Inc. / West Suburban Bancorp, Inc.	July 26, 2021
Farmers National Banc Corp. / Cortland Bancorp	June 23, 2021
Nicolet Bankshares, Inc. / County Bancorp, Inc.	June 22, 2021
The Farmers & Merchants State Bank / Perpetual Federal Savings Bank	May 4, 2021
Nicolet Bankshares, Inc. / Mackinac Financial Corporation	April 12, 2021
Stock Yards Bancorp, Inc. / Kentucky Bancshares, Inc.	January 27, 2021
First Busey Corporation / Cummins-American Corp.	January 19, 2021
For purposes of this analysis, based on publicly available financial information, Morgan Stanley analyzed the multiple of price to forward estimated diluted earnings per share, or Price/Forward EPS, and the multiple of price to tangible book value per share, or Price/TBV, for each of the target companies in the selected transactions and the proposed transaction assuming the Per Share Merger Consideration has a value of $14.85 and assuming the forward estimated diluted earnings per share from the Macatawa Street Projections. The following table presents the results of this analysis:
Precedent Transactions
	Bottom Quartile	Median	Top Quartile	Merger
Price/Forward EPS	11.2x	12.4x	14.0x	12.0x
Price/TBV	1.4x	1.6x	1.7x	1.8x
The selected precedent transactions varied significantly based upon company scale, business risks, growth prospects and geography, as well as prevailing market trends. Based on its experience and professional judgment, and taking into consideration, among other things, the prevailing market trends for the valuation and performance of companies in Macatawa’s industry at the time of each transaction as compared to the current prevailing market trends, Morgan Stanley selected a range of multiples and applied this range of multiples to the relevant financial statistics for Macatawa.
Based on the results of this analysis and its professional judgment, Morgan Stanley selected ranges of multiples as described in the table below and applied these ranges of multiples to the relevant financial statistics for Macatawa in the Macatawa Street Projections to derive ranges of implied value per share of Macatawa common stock as of April 12, 2024, as set forth below:
	Macatawa Metric	Multiple Range	Implied Value Per Share of Macatawa Common Stock
Price/Forward EPS	$1.24	11.4x – 13.4x	$14.14 – $16.62
Price/TBV	$8.35	1.5x – 1.7x	$12.53 – $14.20
Morgan Stanley compared these ranges with (i) the closing price per share of Macatawa common stock of $9.59 on April 12, 2024 and (ii) $14.85, the value assigned to a share of Macatawa common stock for purposes of calculating the Per Share Merger Consideration pursuant to the merger agreement assuming the Purchaser Common Stock Price is equal to or greater than $89.03 and less than or equal to $113.03.
No company or transaction used in the precedent transactions analysis is identical to Macatawa or the proposed transaction. In evaluating the precedent transactions, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Macatawa and Wintrust, such as the impact of competition on the business of Macatawa or the industry generally, industry growth and the absence of any material adverse change in the financial condition and prospects of Macatawa or the industry or in the financial markets in general. Mathematical analysis, such as determining the average or median, is not in itself a meaningful method of using the precedent transactions data. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies involved.
Macatawa Analyst Price Targets Analysis
For reference only, and not as a component of its fairness analysis, Morgan Stanley reviewed and analyzed future public market trading price targets for Macatawa common stock prepared and published by three equity research analysts prior to April 12, 2024, as reported by Capital IQ. These targets reflected each analyst’s estimate of the future public market trading price of Macatawa common stock. The undiscounted analyst price targets for the Macatawa common stock ranged from $12.00 to $12.50 per share. Morgan Stanley discounted the analyst price targets for one year back to April 12, 2024 at a rate of 10.9%, which discount rate was selected by Morgan Stanley based upon the application of its professional judgment and experience and the capital asset pricing model, to reflect Macatawa’s cost of equity based on market data as of April 12, 2024. This analysis indicated a range of implied values per share of Macatawa common stock of $10.82 to $11.27. Morgan Stanley compared this range with (i) the closing price per share of Macatawa common stock of $9.59 on April 12, 2024 and (ii) $14.85, the value assigned to a share of Macatawa common stock for purposes of calculating the Per Share Merger Consideration pursuant to the merger agreement assuming the Purchaser Common Stock Price is equal to or greater than $89.03 and less than or equal to $113.03.

The public market trading price targets published by research analysts do not necessarily reflect current market trading prices for Macatawa common stock, and these estimates are subject to uncertainties, including the future financial performance of Macatawa and future financial market conditions.
General
In connection with the review of the proposed transaction by the Macatawa Board, Morgan Stanley performed a variety of financial and comparative analyses for purposes of rendering its opinion. The preparation of a financial opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its opinion, Morgan Stanley considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor it considered. Morgan Stanley believes that selecting any portion of its analyses, without considering all analyses as a whole, would create an incomplete view of the process underlying its analyses and opinion. In addition, Morgan Stanley may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions. As a result, the ranges of valuations resulting from any particular analysis described above should not be taken to be Morgan Stanley’s view of the actual value of Macatawa or Wintrust. In performing its analyses, Morgan Stanley made numerous assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters which are beyond the control of Macatawa. Any estimates contained in Morgan Stanley’s analyses are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates.
Morgan Stanley conducted the analyses described above solely as part of its analysis of the fairness from a financial point of view to the holders of Macatawa common stock of the Per Share Merger Consideration to be received by the holders of shares of Macatawa common stock pursuant to the merger agreement, and in connection with the delivery of its oral opinion, and its subsequent written opinion, to the Macatawa Board. These analyses do not purport to be an appraisal or to reflect the price at which Macatawa common stock or Wintrust common stock might actually trade. The consideration to be received by the holders of shares of Macatawa common stock was determined through arm’s-length negotiations between Macatawa and Wintrust and was approved by the Macatawa Board. Morgan Stanley provided advice to Macatawa during these negotiations but did not, however, recommend any specific form, mix or amount of consideration to Macatawa, or that any specific form, mix or amount of consideration constituted the only appropriate consideration for the proposed transaction.
Morgan Stanley’s opinion and its presentation to the Macatawa Board was one of many factors taken into consideration by the Macatawa Board in deciding to approve, adopt and authorize the merger agreement and approve the transactions contemplated thereby, including the proposed transaction. Consequently, the analyses as described above should not be viewed as determinative of the opinion of the board of directors of Macatawa with respect to the consideration to be received by the holders of shares of Macatawa common stock pursuant to the merger agreement or of whether the board of directors of Macatawa would have been willing to agree to different consideration. Morgan Stanley’s opinion was approved by a committee of Morgan Stanley investment banking and other professionals in accordance with its customary practice.
The Macatawa Board retained Morgan Stanley based upon Morgan Stanley’s qualifications, experience and expertise. Morgan Stanley is a global financial services firm engaged in the securities, investment management and individual wealth management businesses. Its securities business is engaged in securities underwriting, trading and brokerage activities, foreign exchange, commodities and derivatives trading, prime brokerage, as well as providing investment banking, financing and financial advisory services. Morgan Stanley, its affiliates, directors and officers may at any time invest on a principal basis or manage funds that invest, hold long or short positions, finance positions, and may trade or otherwise structure and effect transactions, for their own account or the accounts of its customers, in debt or equity securities or loans of Wintrust, Macatawa, or any other company, or any currency or commodity, that may be involved in this transaction, or any related derivative instrument.
Under the terms of its engagement letter, as compensation for its services relating to the proposed transaction, Macatawa has agreed to pay Morgan Stanley a fee of $6.6 million in the aggregate, $500,000 of which was payable upon the rendering of its opinion and $6.1 million of which is contingent upon the consummation of the proposed transaction. Macatawa has also agreed to reimburse Morgan Stanley for its reasonable expenses incurred in performing its services. In addition, Macatawa has agreed to indemnify Morgan Stanley and its affiliates, their respective directors, officers, agents and employees and each person, if any, controlling Morgan Stanley or any of its affiliates against certain liabilities and expenses, related to or arising out of Morgan Stanley’s engagement. During the two years preceding the date of delivery of Morgan Stanley’s written opinion, Morgan Stanley and its affiliates have not received any fees from Macatawa or Wintrust for financial advisory or financial services. Morgan Stanley may also seek to provide financial advisory and financing services to Macatawa, Wintrust and their respective affiliates in the future and would expect to receive fees for the rendering of these services.
Certain unaudited prospective financial information of Macatawa
Macatawa does not as a matter of course publicly disclose forecasts or internal projections as to future performance, revenues, earnings, financial condition or other results due to, among other reasons, the inherent uncertainty unpredictability and subjectivity of the underlying assumptions and estimates. However, in connection with the evaluation of a potential merger, Macatawa management prepared or approved for use certain projections of Macatawa’s future financial performance for 2024 through 2028, without reference to the merger, which we refer to as the “Macatawa Management Projections”, which contain unaudited prospective financial information with respect to Macatawa on a standalone, pre-merger basis, and which were made available to Macatawa’s financial advisor, Morgan Stanley, the Macatawa Board and Wintrust management and used by Morgan Stanley for the purposes of performing its financial analysis in connection with its opinion as described above under the heading “Opinion of Macatawa’s Financial Advisor”. The Macatawa Management Projections were not prepared for the purpose of or with a view toward public disclosure and the inclusion of the Macatawa Management Projections in this document should not be regarded as an indication that Macatawa or any other recipient of the Macatawa Management Projections considered, or now considers, them to be necessarily predictive of actual future results. The Macatawa Management Projections were not prepared with a view toward complying with the guidelines of the SEC, the guidelines established by the Public Company Accounting Oversight Board for preparation or presentation of financial information, or generally accepted accounting principles in the United States. Neither Macatawa’s current independent registered public accounting firm, BDO USA, P.C., nor any other independent accountants, have compiled, examined or performed any procedures with respect to the Macatawa Management Projections, or expressed any opinion or any other form of assurance on such information or its achievability. The report of BDO USA, P.C. that is incorporated by reference into this document relates only to Macatawa’s historical financial information. It does not extend or apply to any prospective financial information. In addition, since the Macatawa Management Projections cover multiple years, such information by its nature becomes more speculative with each successive year.
The Macatawa Management Projections reflect numerous estimates and assumptions made by Macatawa management with respect to industry performance, general business, economic, regulatory, market and financial conditions and other future events, as well as matters specific to Macatawa’s business, all of which are difficult to predict and many of which are beyond Macatawa’s control. The Macatawa Management Projections also reflect assumptions as to certain business decisions that are subject to change. The Macatawa Management Projections reflect subjective judgment in many respects and thus are susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. As such, the Macatawa Management Projections constitute forward-looking information and are subject to risks and uncertainties that could cause actual results to differ materially from the results forecasted in such prospective information, including, but not limited to, Macatawa’s performance, industry performance, general business and economic conditions, customer requirements, competition, adverse changes in applicable laws, regulations or rules, interest rates, the regulatory environment, and the various risks set forth in this proxy statement/prospectus under the heading “Risk Factors” beginning on page 15 and “Special Notes Concerning Forward-Looking Statements” beginning on page 19 and in Macatawa’s reports filed with the SEC. Neither Macatawa, Wintrust nor any of their respective affiliates or advisors assumes any responsibility for the validity, accuracy or completeness of the Macatawa Management Projections described below. The Macatawa Management Projections do not take into account any circumstances or events occurring after the date they were prepared, including the transactions contemplated by the merger agreement. Further, the Macatawa Management Projections do not take into account the effect of any failure of the merger to occur. Neither Macatawa, Wintrust nor any of their respective affiliates or advisors intends to, and each of them disclaims any obligation to, update, revise or correct such Macatawa

Management Projections if they are or become inaccurate (even in the short term). The inclusion of the Macatawa Management Projections herein should not be deemed an admission or representation by Macatawa, Wintrust or any of their respective affiliates that they are viewed by Macatawa as material information of Macatawa, particularly in light of the inherent risks and uncertainties associated with such forecasts.
These tables set forth the financial projections on which Morgan Stanley relied for purposes of its analysis.
Macatawa Management Projections:	2024E	2025E	2026E	2027E	2028E
Net Income ($MM)	$44.8	$48.8	$51.2	$53.9	$56.2
Earnings per Share ($)	$1.31	$1.42	$1.49	$1.57	$1.64
Total Assets ($MM)	$2,778	$2,910	$3,005	$3,064	$3,171
Avg. Assets for Leverage Ratio ($MM)	$2,772	$2,844	$2,958	$3,035	$3,118
Return on Tangible Common Equity (%)	14.8%	—	—	—	—
Macatawa’s reasons for the merger and recommendation of Macatawa board of directors
In determining that the merger, the merger agreement and the Per Share Merger Consideration are fair to and in the best interest of Macatawa and its shareholders and in compliance with all applicable laws, in authorizing and approving the merger, in adopting and approving the merger agreement and in recommending that Macatawa shareholders vote for approval of the merger agreement, the Macatawa Board consulted with members of Macatawa’s management, and with representatives of Morgan Stanley and Warner Norcross, and also considered a number of factors that the Macatawa Board viewed as relevant to its decisions, including, without limitation, the following factors:
•
the current and prospective business and economic environment of the markets in which Macatawa operates, including consolidation in the banking industry and recent mergers and acquisitions;

•
a review of the risks and prospects of Macatawa remaining independent, including the challenges of the current financial and regulatory climate and the significant costs associated with increasing regulatory and technological burdens;

•
the process conducted by Macatawa to identify potential merger partners, with the assistance of its advisors;

•
the business, financial condition, safety and soundness, size, operating model, brand, acquisition history and experience, regulatory standing, culture and earnings prospects of Wintrust;

•
the competence, experience, and integrity of Wintrust and its management;

•
the findings of reverse due diligence conducted on Wintrust;

•
the nature and value of the Merger Consideration;

•
the social and economic impact of the merger on Macatawa and its employees, customers, suppliers and communities which it serves and the fact that many members of senior management, officers and employees will be retained as employees post-transaction;

•
the fact that Macatawa Bank will remain a separately chartered bank subsidiary of Wintrust with a separate, legally constituted board of directors;

•
the community impact of the merger, including the fact that Macatawa Bank will continue to operate under the Macatawa Bank name and brand in Michigan with local decision making expected to remain largely intact;

•
the fact that the Chairman of the Macatawa Board is expected to serve on the Wintrust board of directors post-transaction;

•
the provisions of the merger agreement that permit Macatawa to, in the event Wintrust’s common stock price falls more than 20% relative to the KBW Nasdaq Regional Banking Index, either

(i) continue with the merger as is; (ii) ask Wintrust to increase the Merger Consideration; or (iii) terminate and abandon the merger;
•
analyses of comparable transactions involving banking organizations in the Midwest;

•
the structure, terms and conditions of the merger as provided in the merger agreement;

•
provisions of the merger agreement which permit the board of directors under certain circumstances to consider and negotiate another proposal which the board of directors determines to be a superior proposal and to terminate the merger agreement and enter into an agreement for a superior proposal with payment of the Termination Fee to Wintrust;

•
the amount of the Termination Fee (4% of transaction value) which Macatawa would be required to pay if it terminates the merger agreement and enters into an agreement with respect to a superior proposal, which fee the Macatawa Board believes is reasonable and would not economically preclude a capable party from submitting a superior proposal;

•
Macatawa’s and Wintrust’s shared values, common cultures and commitment to serve their clients and communities;

•
the ability of Wintrust to complete a merger transaction from a financial and regulatory perspective;

•
Wintrust’s demonstrated ability to successfully complete a merger transaction;

•
the geographic fit and increased product offerings for Macatawa customers through the combined company;

•
the likelihood of successful integration and operation of the combined company;

•
the likelihood of obtaining the shareholder and regulatory approvals needed to complete the merger;

•
advice from Warner Norcross, including regarding the fiduciary and legal obligations applicable to directors when considering a sale or merger of a company and that a merger with Wintrust will comply with all applicable laws; and

•
the financial analyses presented to the Macatawa Board by representatives of Morgan Stanley and the oral opinion of Morgan Stanley, subsequently confirmed by delivery of a written opinion dated April 15, 2024, to the effect that, as of such date and based upon and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Morgan Stanley as set forth in its written opinion, the Per Share Consideration to be received by the holders of Macatawa common stock pursuant to the merger agreement was fair from a financial point of view to the holders of Macatawa common stock, as more fully described in the section entitled “— Opinion of Macatawa’s Financial Advisor”.

The Macatawa Board also considered a number of potential risks and uncertainties in connection with its consideration of the proposed merger, including, without limitation, the following:
•
the risk that Wintrust will be unable to obtain necessary regulatory approvals when expected or at all (and the risk that such approvals may result in a materially burdensome regulatory condition (as defined in the merger agreement));

•
the risk that Macatawa will not obtain shareholder approval for the merger;

•
the risk that either party may fail to satisfy any of the other closing conditions to the transaction on a timely basis or at all;

•
the potential occurrence of an event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the merger agreement;

•
the possibility that the anticipated benefits of the transaction are not realized when expected, in the amounts anticipated or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of changes in the economy, competitive factors in the areas where Macatawa and Wintrust do business, or as a result of other unexpected factors or events;

•
the impact of purchase accounting with respect to the transaction, or any change in the assumptions used regarding the assets purchased and liabilities assumed to determine their fair value;

•
diversion of management’s attention from ongoing business operations and opportunities;

•
potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the transaction; and

•
the outcome of any legal proceedings that may be instituted against Macatawa or Wintrust.

This discussion of the information and factors considered by the Macatawa Board in reaching its conclusions and recommendation includes the factors identified above but is not intended to be exhaustive and may not include all of the factors considered by the Macatawa Board. In view of the wide variety of factors considered in connection with its evaluation of the merger and the other transactions contemplated by the merger agreement, and the complexity of these matters, the Macatawa Board did not find it useful and did not attempt to quantify, rank or assign any relative or specific weights to the various factors that it considered in reaching its determination to approve the merger and the other transactions contemplated by the merger agreement, and to make its recommendation to Macatawa shareholders. Rather, the Macatawa Board viewed its decisions as being based on the totality of the information presented to it and the factors it considered, including its discussions with and questioning of members of Macatawa’s management and outside legal and financial advisors. In addition, individual members of the Macatawa Board may have assigned different weights to different factors.
Certain of Macatawa’s directors and executive officers have financial interests in the merger that are different from, or in addition to, those of Macatawa’s shareholders generally. The Macatawa Board was aware of and considered these potential interests, among other matters, in evaluating the merger and in making its recommendation to Macatawa shareholders. For a discussion of these interests, see “Interests of Directors and Executive Officers in the Merger” below.
The Macatawa Board unanimously determined that the merger, the merger agreement and the Per Share Merger Consideration are fair to and in the best interests of Macatawa and its shareholders and that entering into the merger agreement and completing the merger will comply with all applicable laws. The Macatawa Board unanimously recommends that Macatawa shareholders vote “FOR” the proposal to approve the merger agreement, “FOR” the proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to Macatawa’s named executive officers that is based on or otherwise related to the proposed transactions and “FOR” the proposal to approve the adjournment of the Macatawa special meeting, if necessary or appropriate, to permit further solicitation of proxies.
Wintrust’s reasons for the merger
Wintrust’s board of directors believes that the merger is in the best interests of Wintrust and its shareholders. In deciding to approve the merger, Wintrust’s board of directors considered a number of factors, including:
•
management’s view that the acquisition provides an attractive opportunity for Wintrust to expand in the west Michigan area;

•
Macatawa’s community banking orientation and its compatibility with Wintrust and its subsidiaries;

•
a review of the demographic, economic and financial characteristics of the markets in which Macatawa operates, including existing and potential competition and history of the market areas with respect to financial institutions;

•
management’s review of Macatawa’s business, operations, earnings and financial condition, including capital levels and asset quality of Macatawa Bank;

•
efficiencies to come from integrating certain of Macatawa’s operations into Wintrust’s existing operations; and

•
the likelihood that the merger will be approved by the relevant bank regulatory authorities without undue burden and in a timely manner.

The above discussion of the information and factors considered by Wintrust’s board of directors is not intended to be exhaustive, but includes a description of all material factors considered by Wintrust’s board. In view of the wide variety of factors considered by the Wintrust board of directors in connection with its evaluation of the merger, the Wintrust board did not consider it practical to, nor did it attempt to, quantify, rank or otherwise assign relative weights to the specific factors that it considered. In considering the factors described above, individual directors may have given differing weights to different factors. Wintrust’s board of directors collectively made its determination with respect to the merger based on the conclusion reached by its members, based on the factors that each of them considered appropriate, that the merger is in the best interests of Wintrust’s shareholders.
Material U.S. federal income tax consequences of the merger
The following summary describes the material U.S. federal income tax consequences of the merger to U.S. holders (as defined below) of Macatawa common stock. The summary is based upon the Internal Revenue Code, applicable U.S. Treasury regulations, judicial decisions and administrative rulings and practice, all as in effect as of the date hereof, and all of which are subject to change, possibly with retroactive effect. This summary does not address any tax consequences of the merger under state, local or foreign laws, or any federal laws other than those pertaining to income tax.
For purposes of this discussion, the term “U.S. holder” means a beneficial owner that is: an individual citizen or resident of the United States; a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States or any of its political subdivisions; a trust that (1) is subject to the supervision of a court within the United States and the control of one or more U.S. persons or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person; or an estate that is subject to U.S. federal income taxation on its income regardless of its source.
This discussion addresses only those U.S. holders of Macatawa common stock that hold their Macatawa common stock as a capital asset within the meaning of Section 1221 of the Internal Revenue Code and does not address all the U.S. federal income tax consequences that may be relevant to particular holders of Macatawa common stock in light of their individual circumstances or to holders of Macatawa common stock that are subject to special rules, such as non-U.S. holders (as defined below) (except to the extent discussed under the subheading “Tax Implications to Non-U.S. Shareholders” below); financial institutions; qualified insurance plans; qualified retirement plans and individual retirement accounts; investors in pass-through entities; persons who are subject to alternative minimum tax; insurance companies; mutual funds; tax-exempt organizations; dealers or brokers in securities or currencies; traders in securities that elect to use a mark-to-market method of accounting; persons that hold Macatawa common stock as part of a straddle, hedge, constructive sale or conversion or other integrated transaction; regulated investment companies; real estate investment trusts; persons whose “functional currency” is not the U.S. dollar; U.S. expatriates or certain former citizens or long-term residents of the U.S.; and holders who acquired their shares of Macatawa common stock through the exercise of an employee stock option or otherwise as compensation.
If a partnership (or other entity that is taxed as a partnership for federal income tax purposes) holds Macatawa common stock, the tax treatment of a partner in that partnership generally will depend upon the status of the partner, the activities of the partnership and certain determinations made at the partner level. Partnerships and partners in partnerships should consult their own tax advisors about the tax consequences of the merger to them.
The parties intend for the merger to be treated as a “reorganization” for U.S. federal income tax purposes. Each of Warner Norcross and ArentFox have delivered opinions, filed as exhibits to the registration statement of which this proxy statement/prospectus is a part, to the effect that, subject to the exceptions, qualifications and limitations set forth therein, the merger will constitute a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code. Additionally, it is a condition to Macatawa’s obligation to complete the merger that Macatawa receive an opinion from Warner Norcross, dated as of the closing date of the merger, and it is a condition to Wintrust’s obligation to complete the merger that Wintrust receive an opinion from ArentFox, dated as of the closing date of the merger, each to the same effect as the opinions described in the preceding sentence. These conditions are waivable, and Wintrust and Macatawa undertake to recirculate and resolicit if either of these conditions is waived and the change in tax consequences is material. These opinions are and will be based upon representation letters provided by Wintrust and Macatawa and upon customary factual assumptions. Neither Wintrust nor Macatawa has sought, and neither of them will seek, any ruling from the Internal Revenue Service regarding any matters relating to the merger, and the opinions described above will not be binding on the Internal Revenue Service or any court. Consequently, there can be no assurance that the Internal Revenue Service will not assert, or that a court would not sustain, a position contrary to any of the conclusions set forth below. In addition, if any of the representations or assumptions upon which the opinions are based are inconsistent with the actual facts, the U.S. federal income tax consequences of the merger could be adversely affected.
The actual tax consequences of the merger to you may be complex and will depend upon your specific situation and upon factors that are not within the control of Wintrust or Macatawa. You should consult with your own tax advisor as to the tax consequences of the merger in light of your particular circumstances, including the applicability and effect of the alternative minimum tax and any state, local or foreign and other tax laws.
The following discussion summarizes the material U.S. federal income tax consequences of the merger to U.S. holders, assuming the merger qualifies as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code.
Tax Consequences of the merger for U.S. holders of Macatawa common stock.   Except as discussed below in “— Cash in Lieu of Fractional Shares of Wintrust Common Stock,” a U.S. holder of Macatawa common stock will generally not recognize any gain or loss as a result of the merger. Pursuant to the merger, a U.S. holder of Macatawa common stock will receive shares of Wintrust common stock in exchange for its shares of Macatawa common stock. Generally, a U.S. holder’s aggregate tax basis in the Wintrust common stock received by such U.S. holder in the merger in exchange for its Macatawa common stock, including any fractional shares deemed received by the U.S. holder under the treatment discussed below in “— Cash in Lieu of Fractional Shares of Wintrust Common Stock,” will equal such U.S. holder’s aggregate tax basis in the Macatawa common stock surrendered in the merger. The holding period for the shares of Wintrust common stock received in the merger, including any fractional shares deemed received by the U.S. holder under the treatment discussed below in “— Cash in Lieu of Fractional Shares of Wintrust Common Stock,” generally will include the holding period for the shares of Macatawa common stock exchanged therefor.
Cash in Lieu of Fractional Shares of Wintrust Common Stock.   A U.S. holder who receives cash instead of a fractional share of Wintrust common stock will be treated as having received the fractional share of Wintrust common stock pursuant to the merger and then as having exchanged the fractional share of Wintrust common stock for cash in a redemption by Wintrust. In general, this deemed redemption will be treated as a sale or exchange, and a U.S. holder will recognize gain or loss equal to the difference between (i) the amount of cash received by such U.S. holder and (ii) the portion of the basis of the shares of Macatawa common stock allocable to such fractional interest. Such gain or loss generally will constitute capital gain or loss and will be long-term capital gain or loss if the U.S. holder’s holding period for the Macatawa common stock exchanged by such U.S. holder is greater than one year as of the effective time of the merger.
Medicare Tax on Unearned Income.   A U.S. holder that is an individual is subject to a 3.8% tax on the lesser of (i) his or her “net investment income” for the relevant taxable year or (ii) the excess of his or her modified adjusted gross income for the taxable year over a certain threshold (between $125,000 and $250,000 depending on the individual’s U.S. federal income tax filing status). A similar regime applies to estates and trusts. Net investment income generally would include any capital gain incurred in connection with the merger.
Backup Withholding and Information Reporting.   Payments of cash instead of a fractional share of Wintrust common stock to a U.S. holder of Macatawa common stock pursuant to the merger may, under certain circumstances, be subject to information reporting and backup withholding unless the holder provides proof of an applicable exemption satisfactory to Wintrust and the exchange agent or, in the case of backup withholding, furnishes its taxpayer identification number and otherwise complies with all applicable requirements of the backup withholding rules. Any amounts withheld from payments to a U.S. holder under the backup withholding rules are not additional tax and generally will be allowed as a refund or credit against the U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the Internal Revenue Service.

A U.S. holder of Macatawa common stock, as a result of having received Wintrust common stock in the merger, will be required to retain records pertaining to the merger. In addition, each U.S. holder of Macatawa common stock who is a “significant holder” will be required to file a statement with such holder’s U.S. federal income tax return in accordance with Treasury Regulations Section 1.368-3(b) setting forth the fair market value and such holder’s basis in the Macatawa common stock surrendered in the merger. A “significant holder” is a holder of Macatawa common stock who, immediately before the merger, owned at least five percent of the vote or value of the outstanding stock of Macatawa or securities of Macatawa with a basis for federal income taxes of at least one million dollars.
Tax Implications to Non-U.S. Shareholders.   For purposes of this discussion, the term “non-U.S. holder” means a beneficial owner of Macatawa common stock (other than an entity treated as a partnership for U.S. federal income tax purposes) that is not a U.S. holder. The rules governing the U.S. federal income taxation of non-U.S. holders are complex, and no attempt will be made herein to provide more than a limited summary of those rules. Any gain a non-U.S. holder recognizes in connection with receiving cash instead of a fractional share of Wintrust common stock generally will not be subject to U.S. federal income taxation unless (a) the gain is effectively connected with a trade or business conducted by the non-U.S. holder in the U.S., or (b) in the case of a non-U.S. holder who is an individual, such shareholder is present in the U.S. for 183 days or more in the taxable year of the sale and other conditions are met. Non-U.S. holders described in (a) above will be subject to tax on gain recognized at applicable U.S. federal income tax rates and, in addition, non-U.S. holders that are corporations (or treated as corporations for U.S. federal income tax purposes) may be subject to a branch profits tax equal to 30% (or a lesser rate under an applicable income tax treaty) on their effectively connected earnings and profits for the taxable year, which would include such gain. Non-U.S. holders described in (b) above will be subject to a flat 30% tax on any gain recognized, which may be offset by U.S. source capital losses.
If any gain a non-U.S. holder recognizes on the receipt of cash instead of a fractional share of Wintrust common stock in the merger is effectively connected with the conduct of such trade or business, then the gain will be subject to U.S. federal income tax at graduated rates for non-U.S. holders other than corporations and the flat corporate rate (currently 21%) for non-U.S. holders that are corporations (including, if applicable, special lower rates that may be applicable to certain gain and dividends). If the non-U.S. holder is eligible for the benefits of a tax treaty between the U.S. and the non-U.S. holder’s country of residence, any effectively connected gain or dividend income would generally be subject to U.S. federal income tax only if it is also attributable to a permanent establishment or fixed place of business maintained by the non-U.S. holder in the U.S. To claim exemption from withholding for any effectively connected dividend or gain, the non-U.S. holder must certify its qualification, which can be done by providing Form W-8ECI. In addition, non-U.S. holders that are corporations (or treated as corporations for U.S. federal income tax purposes) may be subject to a branch profits tax equal to 30% (or a lesser rate under an applicable income tax treaty), referenced above, on their effectively connected earnings and profits for the taxable year, which would include such gain.
This discussion does not address tax consequences that may vary with, or are contingent upon, individual circumstances. Moreover, it does not address any non-income tax or any foreign, state or local tax consequences of the merger. Tax matters are very complicated, and the tax consequences of the merger to you will depend upon the facts of your particular situation. Accordingly, we strongly urge you to consult with a tax advisor to determine the particular federal, state, local or foreign tax consequences to you as a result of the merger.
Regulatory approvals
The completion of the merger is subject to the receipt of approvals from, or the making of filings with, applicable U.S. federal bank regulatory authorities and other regulatory authorities. Subject to the terms of the merger agreement, Wintrust and Macatawa have agreed to cooperate with each other and use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable laws and regulations to consummate and make effective the merger. In addition, Wintrust and Macatawa have agreed in the merger agreement to use commercially reasonable efforts to obtain as promptly as practical consents, approvals and authorizations of all third parties and governmental entities necessary or desirable for the consummation of the merger.

Under the terms of the merger agreement, Wintrust and Macatawa will not be required to take any action, or commit to take any action, or agree to any condition or restriction which the Wintrust board of directors reasonably determines in good faith would, individually or in the aggregate, materially and adversely reduce the economic benefits of the merger to such a degree that Wintrust would not have entered into the merger agreement had such action, condition or restriction been known at the date hereof (a “materially burdensome regulatory condition”).
Wintrust and Macatawa believe that the merger does not raise significant regulatory concerns and that all requisite regulatory approvals will be obtained. However, there can be no assurance that the regulatory approvals described below will be obtained. If the regulatory approvals are obtained, there can be no assurances regarding the timing of the receipt of the approvals, the terms of the approvals or the absence of any litigation challenging the approvals. In addition, there can be no assurance that the approvals will not impose conditions or requirements that, individually or in the aggregate, would or could reasonably be expected to have a material adverse effect on the financial condition, results of operations, assets or business of Wintrust following the completion of the merger. There can also be no assurances that U.S. federal or state regulatory authorities will not attempt to challenge the merger or, if such a challenge is made, what the result of such challenge will be.
The merger is subject to the approval of the Federal Reserve Board pursuant to section 3 of the Bank Holding Company Act (the “BHC Act”). The Federal Reserve Board takes into account various factors when considering applications under section 3 of the BHC Act, including the effect of the merger on competitiveness in the affected banking markets, and the financial and managerial resources and future prospects of the combined company. The Federal Reserve Board also considers the convenience and needs of the communities being served, and the extent to which the proposal would result in greater or more concentrated risks to the stability of the U.S. banking or financial system. The Federal Reserve Board may not approve an application that would have significant adverse effects on competition or on the concentration of resources in any banking market.
In considering an application under section 3 of the BHC Act, the Federal Reserve Board also reviews the records of performance of the relevant insured depository institutions under the CRA, pursuant to which the Federal Reserve Board must take into account the record of performance of each of Wintrust and Macatawa in meeting the credit needs of the entire community, including low- and moderate-income neighborhoods, served by their depository institution subsidiaries. As part of the review process, the Federal Reserve Board may receive comment letters from community groups and others. In their most recent CRA performance evaluations, Wintrust’s subsidiary banks each received CRA ratings of “outstanding” or “satisfactory,” and Macatawa Bank received a “satisfactory” CRA rating.
The initial submission of the applications to the Federal Reserve Board occurred on April 30, 2024.
In addition to the Federal Reserve Board, the Antitrust Division of the Department of Justice (the “DOJ”) conducts a concurrent review of the merger’s competitive effects to determine whether the merger would result in a violation of antitrust laws. Transactions approved under Section 3 of the BHC Act generally may not be completed until 30 days after the approval of the Federal Reserve Board is received, during which time the DOJ may challenge the transaction on antitrust grounds. With the approval of the Federal Reserve Board and the DOJ, the waiting period may be, and customarily is, reduced to no less than 15 days. The commencement of an antitrust action by the DOJ would stay the effectiveness of the merger’s approval unless a court of competent jurisdiction orders otherwise. In reviewing the merger, the DOJ could reach a different conclusion than the Federal Reserve Board regarding the merger’s effects on competition. The DOJ deciding not to object to the merger does not prohibit the filing of antitrust actions by private persons or state attorneys general.
Interests of Directors and Executive Officers in the Merger
The directors and executive officers of Macatawa and its subsidiaries may have interests in the merger that are different from, or are in addition to, the interests of Macatawa shareholders generally. The Macatawa Board was aware of these interests and considered them, among other matters, in evaluating, negotiating and adopting the merger agreement and in recommending that the Macatawa shareholders vote for approval of the merger agreement. These interests are described in more detail below, and certain of them are quantified within the narrative disclosure and in the section entitled “— Quantification of Potential Payments and Benefits to Macatawa’s Named Executive Officers in Connection with the Merger” below. The merger will constitute a “change in control” for purposes of the compensation arrangements described below. The amounts presented in the following discussion do not reflect the impact of applicable withholding or other taxes.
Certain Assumptions
Except as otherwise specifically noted, for purposes of quantifying the potential payments and benefits described in this section, the following assumptions were used:
•
the relevant price per share of Macatawa common stock is $13.92, which is the average closing price per share of Macatawa common stock as reported on Nasdaq over the five business days following the public announcement of the merger on April 15, 2024;

•
the merger occurs on December 31, 2024, which is the assumed completion date of the merger solely for purposes of the disclosure in this section;

•
unless otherwise noted, each executive officer of Macatawa experiences a qualifying termination as defined in the relevant agreements, as applicable, on the assumed merger completion date of December 31, 2024 and immediately following the completion of the merger; and

•
for purposes of this section, the “Named Executive Officers” are Jon W. Swets, Craig A. Hankinson, and Jill A. Walcott.

As a result of these assumptions, which may or may not actually occur or be accurate on the relevant date, the actual amounts, if any, to be received by Macatawa’s executive officers and directors may differ materially from the amounts set forth in this section. For purposes of the discussion in this section, “single trigger” refers to benefits that arise solely as a result of the completion of the merger and “double trigger” refers to benefits that require two conditions, which are the completion of the merger and a qualifying termination of employment on or following the completion of the merger.
Treatment of Macatawa Equity Awards
Macatawa has granted restricted stock awards under its Macatawa Bank Corporation Stock Incentive Plan of 2015. At the effective time, each unvested restricted stock award will vest and be converted into the right to receive a number of shares of Wintrust common stock, determined by dividing the Aggregate Share Amount (as defined below) by the number of shares of Macatawa common stock outstanding as of the effective time. The “Aggregate Share Amount” is determined by dividing (i) the product of (A) $14.85 and (B) the number of shares of Macatawa common stock outstanding as of the effective time by (ii) the volume weighted average price per share of Wintrust common stock on Nasdaq for the ten consecutive trading days ending the two trading days prior to the closing of the merger as reported on the Bloomberg Page for Wintrust (such price, the “Wintrust Share Price”), provided, however, that if the Wintrust Share Price is greater than $113.03, $113.03 will replace the Wintrust Share Price in the Aggregate Share Amount calculation and if the Wintrust Share Price is less than $89.03, $89.03 will replace the Wintrust Share Price in such calculation.
See the section entitled “— Quantification of Potential Payments and Benefits to Macatawa’s Named Executive Officers in Connection with the Merger” below for the estimated value of unvested restricted stock awards held by Macatawa’s Named Executive Officers. Based on the assumptions described above under “— Certain Assumptions”, the estimated aggregated amount that would be realized by the two Macatawa executive officers who are not named executive officers in respect of their unvested Macatawa restricted stock awards on a “single trigger” basis is $229,220.24.
Change in Control Agreements
Each of the executive officers referred to herein is party to a Change in Control Agreement pursuant to which the applicable executive is entitled to severance benefits if, within six months before or 24 months after the change in control of Macatawa, the executive’s employment is terminated by Macatawa without “Cause” or by such Named Executive Officer for “Good Reason” (as such terms are defined below).

Upon such a qualifying termination, Messrs. Swets and Hankinson would be entitled to a lump sum cash payment equal to 1.5 times the average of the sum of the executive’s base salary, cash bonus paid, and grant date value of stock awards in the three most recent complete calendar years (such average, the “Average Compensation”) and a lump sum health coverage payment equal to 18 months of Macatawa’s share of health and dental insurance costs for the executive and the executive’s dependents. Ms. Walcott and the executive officers who are not Named Executive Officers would be entitled to a lump sum cash payment equal to 1.0 times the executive’s Average Compensation and a lump sum health coverage payment equal to 12 months of Macatawa’s share of health and dental insurance costs for the executive and the executive’s dependents.
Under the Change in Control Agreements, “Cause” means (i) the executive’s removal from office by order of a regulatory agency having jurisdiction over Macatawa, or the executive’s willful and repeated failure to perform the executive’s duties of employment, which failure has not been cured within 30 days after Macatawa provides the executive notice of such failure; it being expressly understood that negligence or bad judgment does not constitute “Cause” so long as such act or omission was without intent of personal profit and was reasonably believed by the executive to be in or not adverse to the best interests of Macatawa.
“Good Reason” means a material negative change to the employment relationship between the executive and Macatawa because:
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the executive is removed from any of the executive’s principal positions with Macatawa or its affiliates;

•
the authority, duties or responsibilities of the executive’s principal positions is materially diminished;

•
the executive’s base compensation is materially reduced;

•
the authority, duties or responsibilities of the supervisor to whom the executive is required to report is materially diminished, which includes a requirement that the executive report to anyone other than Macatawa’s Chief Executive Officer or the Macatawa Board;

•
of any requirement imposed by Macatawa that the executive be based anywhere other than in Ottawa County or Kent County, Michigan, or any substantial increase in the business travel required of the executive; or

•
of any material breach by Macatawa or any successor of its obligations to the executive under the relevant Change in Control Agreement.

Severance benefits are conditioned upon the executive’s execution of a release of claims. and compliance with certain post-termination restrictive covenants. These covenants include a (i) a perpetual confidentiality covenant, (ii) a six month prohibition on competing with Macatawa (18 months for Mr. Hankinson), and (iii) a 12 month prohibition on solicitation of personnel and customers (18 months for Messrs. Swets and Hankinson).
The Change in Control Agreements also limit the amount of the severance payments that may be paid under each agreement such that severance benefits will be reduced to the highest dollar amount of payments that will not result in the executive receiving an “excess parachute payment” under Section 280G of the Internal Revenue Code. According to the analysis completed by Macatawa, it is not expected that any severance benefits will be reduced as a result of this Section 280G provision.
See the section entitled “— Quantification of Potential Payments and Benefits to Macatawa’s Named Executive Officers in Connection with the Merger” below for the estimated value of severance payments to Macatawa’s Named Executive Officers in the event of a qualifying termination under the Change in Control Agreements. Based on the assumptions described above under “— Certain Assumptions”, the estimated aggregate amount of cash severance and health coverage payments that would be realized by the two Macatawa executive officers who are not named executive officers on a “double trigger” basis is $496,757.60.
New Employment and Compensation Arrangements with Wintrust
Upon the effective time, it is expected that Wintrust will award to Jon Swets, Craig Hankinson, and Jill Walcott restricted stock units that will vest ratably over a three-year period. Any other executive officers who become officers or employees or who otherwise are retained to provide services to the combined company may enter into new individualized compensation arrangements and may participate in cash or equity incentive or other benefit plans maintained by the combined company. As of the date of this proxy statement/prospectus, no new individualized compensation arrangements between such persons and Wintrust have been established.
Indemnification and Insurance
Pursuant to the terms of the merger agreement, Wintrust has agreed to provide to each director or officer of Macatawa or its subsidiaries for not less than six years after the effective time of the merger with continued or substantially the same directors’ and officers’ liability insurance and fiduciary liability insurance as maintained by Macatawa prior to the merger with respect to matters occurring at or prior to effective time of the merger. Alternatively, Wintrust may elect to pay for a six-year prepaid “tail” policy providing substantially equivalent benefits as Macatawa’s current policies of directors’ and officers’ liability insurance and fiduciary liability insurance with respect to matters occurring at or prior to the effective time of the merger. In either case, Wintrust is not required to pay policy premiums in excess of 300% of the last annual premium paid by Macatawa for such coverage, which we refer to as the maximum premium. If such continued coverage or “tail” coverage is not available for the maximum premium, the insurance obtained shall be the best coverage as is reasonably available for such maximum premium.
Wintrust has agreed to indemnify Macatawa’s and its subsidiaries’ past and current directors and officers to the fullest extent permitted by applicable law with respect to any action or omission occurring at or before the effective time of the merger, including in connection with the transactions contemplated by the merger agreement.
Quantification of Potential Payments and Benefits to Macatawa’s Named Executive Officers in Connection with the Merger
The information set forth in the table below is intended to comply with Item 402(t) of the SEC’s Regulation S-K, which requires disclosure of information about certain compensation for each named executive officer of Macatawa that is based on, or otherwise relates to, the merger. This compensation is referred to as “golden parachute” compensation by the applicable SEC disclosure rules, and is subject to a non-binding advisory vote of the shareholders of Macatawa.
The amounts shown in the table below are estimates based on multiple assumptions that may or may not actually occur or be accurate on the relevant date, including the assumptions described above under “— Certain Assumptions” and in the footnotes to the table, and do not reflect certain compensation actions that may occur after the date hereof and before completion of the merger. The calculations in the table below do not include amounts the Macatawa Named Executive Officers were already entitled to receive or vested in as of the date hereof. In addition, these amounts do not attempt to forecast any additional equity or cash award grants, issuances or forfeitures that may occur, or future dividend equivalents that may be accrued, prior to the closing of the merger. As a result of the foregoing assumptions, which may or may not actually occur or be accurate on the relevant date, including the assumptions described in the footnotes to the table, the actual amounts, if any, to be received by a Named Executive Officer may materially differ from the amounts set forth below.
The table below does not include amounts for Ronald Haan, who retired effective November 1, 2023. Mr. Haan was included as a named executive officer of Macatawa in Macatawa’s most recently filed Form 10-K/A but he will not receive compensation or benefits in connection with the merger.
Golden Parachute Compensation
Named Executive Officer	Cash ($)(1)	Equity ($)(2)	Total ($)
Jon W. Swets	718,182	253,984	972,166
Craig A. Hankinson	719,053	245,076	964,129
Jill A. Walcott	350,494	157,867	508,361

(1)
Cash.   Consists of the cash severance payments calculated based on a multiple of the executive’s Average Compensation and a payment covering Macatawa’s share of health and dental coverage for a specified number of months. The cash lump sum severance payments are “double trigger” and become payable only upon a qualifying termination under the terms of the Change in Control Agreements during the six months prior to, or 24 months following, the completion of the merger (see the section entitled “— Change in Control Agreements”). The estimated amount of each such payment is shown in the following table.

Named Executive Officer	Severance Based on Average Compensation ($)	Health Coverage Payment ($)	Total ($)
Jon W. Swets	697,979	20,202	718,182
Craig A. Hankinson	692,124	26,928	719,053
Jill A. Walcott	340,413	10,081	350,494

(2)
Equity.   Amounts shown reflect the estimated value received by the Macatawa named executive officers in respect of unvested restricted stock awards (as more fully described under “— Treatment of Macatawa Equity Awards”). The value of the unvested restricted stock awards was estimated using a Macatawa common stock price of $13.92.

Voting agreement
On April 15, 2024, certain directors and executive officers of Macatawa who own shares of Macatawa common stock entered into a voting agreement with Wintrust. Under this agreement, these shareholders have each agreed to vote their respective shares of Macatawa common stock:
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in favor of the merger and the transactions contemplated by the merger agreement;

•
against any Company Takeover Proposal involving any party other than Wintrust or one of its affiliates; and

•
against any action or agreement that would reasonably be expected to result in a material breach of any covenant, representation or warranty or any other obligation under the merger agreement.

Furthermore, each of these shareholders has also agreed not to transfer or otherwise dispose of any shares of Macatawa common stock that they own (other than under certain circumstances) and not to vote or execute any written consent to rescind or amend any prior vote or written consent to approve or adopt the merger or the merger agreement. The shares subject to the voting agreement represented approximately 6.9% of Macatawa’s outstanding shares of common stock as of March 31, 2024. The voting agreement will terminate upon the earlier of the favorable vote of the Macatawa shareholders with respect to approval of the merger or termination of the merger agreement in accordance with its terms.
Restrictions on resale of Wintrust common stock
The shares of Wintrust common stock to be issued in connection with the merger will be registered under the Securities Act, and will be freely transferable, except for shares issued to any shareholder who may be deemed to be an “affiliate” of Wintrust for purposes of Rule 144 under the Securities Act. Persons who may be deemed to be affiliates of Wintrust include individuals or entities that control, are controlled by, or are under common control with, Wintrust and may include the executive officers, directors and significant shareholders of Wintrust.
Macatawa’s shareholder dissenters’ rights
Under Section 762 of the MBCA, Macatawa shareholders will not be entitled to dissenters’ rights in connection with the merger.

DESCRIPTION OF THE MERGER AGREEMENT
The following is a summary of the material terms of the merger agreement. This summary does not purport to describe all the terms of the merger agreement and is qualified by reference to the complete text of the merger agreement which is attached as Annex A to this proxy statement/prospectus, and is incorporated by reference into this proxy statement/prospectus. You should read the merger agreement completely and carefully as it, rather than this description, is the legal document that governs the merger.
The text of the merger agreement has been included to provide you with information regarding its terms. The terms of the merger agreement (such as the representations and warranties) are intended to govern the contractual rights and relationships, and allocate risks, between the parties in relation to the merger. The merger agreement contains representations and warranties Wintrust, Merger Sub and Macatawa made to each other as of specific dates. The representations and warranties were negotiated between the parties with the principal purpose of setting forth their respective rights with respect to their obligations to complete the merger. The statements embodied in those representations and warranties may be subject to important limitations and qualifications as set forth therein, including a contractual standard of materiality different from that generally applicable under federal securities laws.
General
The merger agreement provides for the merger of Macatawa with and into Merger Sub, with Merger Sub continuing as the surviving company. After the consummation of the merger, Merger Sub will continue to be a wholly-owned subsidiary of Wintrust. It is expected that, after completion of the merger at such time as Wintrust may determine, Merger Sub will be merged with and into, or dissolved by, Wintrust.
Closing and effective time
Closing.   The closing of the merger will take place on a date to be agreed upon by Macatawa and Wintrust upon five business days’ written notice after the satisfaction (or waiver) of the conditions to closing set forth in the merger agreement, or on another date that the parties mutually agree upon. See “— Conditions to completion of the merger” below for a more complete description of the conditions that must be satisfied prior to closing. The date of completion of the merger sometimes is referred to in this proxy statement/prospectus as the closing date.
Completion of the Merger.   The merger will become effective on the date set forth in the certificate of merger filed with the Michigan Department of Licensing and Regulatory Affairs, Corporations, Securities & Commercial Licensing Bureau, which if requested by Wintrust, shall be either the last day of the month in which, or the first day of the month after which, the closing occurs. The time at which the merger becomes effective is sometimes referred to in this proxy statement/prospectus as the effective time.
Consideration to be received in the merger
Macatawa Common Stock.   If the merger is completed, the shares of Macatawa common stock which you own immediately before the completion of the merger will be converted into a right to receive shares of Wintrust common stock, subject in each case to the adjustment procedures described below under “— Adjustment to Merger Consideration.” The Merger Consideration paid by Wintrust to Macatawa shareholders will be the product of $14.85 and the number of share of Macatawa common stock issued and outstanding immediately prior to the effective time of the merger, subject to adjustment as described below. The Merger Consideration would be $510.3 million, based on 34,361,562 shares of Macatawa common stock outstanding as of April 12, 2024, the last trading day before public announcement of the execution of the merger agreement. All of the Merger Consideration will be paid to holders of Macatawa common stock in shares of Wintrust common stock, no par value per share, calculated based on the Per Share Merger Consideration described below, other than cash to be paid in lieu of any fractional shares. Immediately prior to the effective time, all unvested shares of Macatawa restricted stock will automatically vest and be eligible to receive the respective portion of the Merger Consideration.
Merger Consideration.   At closing, for each share of Macatawa common stock, Macatawa shareholders will be entitled to receive the Per Share Merger Consideration in the form of shares of Wintrust common stock in an amount equal to the quotient obtained by dividing (a) the aggregate share amount (as defined below) by (b) the number of shares of Macatawa common stock issued and outstanding immediately prior to the effective time of the merger. The Per Share Merger Consideration will be determined based on the average of the volume-weighted average price of Wintrust common stock as reported under the heading “Bloomberg VWAP” on the Bloomberg page for Wintrust for each trading day during the ten trading day period ending on the second trading day prior to completion of the merger, which we refer to as the reference price, subject to a minimum and maximum reference price equal to $89.03 and $113.03, respectively.
For purposes of determining the Per Share Merger Consideration, the merger agreement provides that the “aggregate share amount” will be determined as follows:
•
if the reference price is less than $89.03, the aggregate share amount shall be obtained by dividing (i) the Merger Consideration by (ii) $89.03;

•
if the reference price is more than $113.03, the aggregate share amount shall be obtained by dividing (i) the Merger Consideration by (ii) $113.03; and

•
if the reference price is greater than or equal to $89.03 and no more than $113.03, the aggregate share amount shall be obtained by dividing (i) the Merger Consideration by (ii) the reference price.

Adjustment to Per Share Merger Consideration.
If, before the merger becomes effective, there is a reorganization, reclassification, recapitalization, stock split, split-up, stock dividend or stock distribution, combination, exchange, or readjustment of shares with respect to Wintrust common stock or Macatawa common stock, the Per Share Merger Consideration will be proportionately and appropriately adjusted to provide to Macatawa shareholders the same economic effect as contemplated in the merger agreement. No adjustment shall be made in the event of the issuance of additional shares of Wintrust common stock pursuant to any dividend or direct reinvestment, exercise of stock options awarded under stock option plans, or grant or sale of shares or rights to receive shares.
Upset Condition
If the Upset Condition (as defined below) exists as of the last day of the Pricing Period (as defined below), Macatawa will have the right to:
(a)   proceed with the merger on the basis of the Per Share Merger Consideration as described above (the “Base Per Share Merger Consideration”); or
(b)   request Wintrust to adjust the aggregate share amount used to calculate the Per Share Merger Consideration, to an aggregate share amount computed by (i) multiplying the aggregate share amount by (ii) a fraction (A) that has as its numerator the Floor Purchaser Price (as defined below) and (B) that has as its denominator the Average Purchaser Closing Price (as defined below) (such amount resulting from such computation, the “Adjusted Per Share Merger Consideration”).
If Macatawa exercises its right to make such a request described in the foregoing clause (b), Wintrust shall either accept or decline the Adjusted Per Share Merger Consideration. If Wintrust declines the Adjusted Per Share Merger Consideration or fails to deliver written notice of its decision to accept or decline the Adjusted Per Share Merger Consideration in the time period specified in the merger agreement, Macatawa may elect to proceed with the merger on the basis of the Base Per Share Merger Consideration by delivering written notice of such election within the time period specified in the merger agreement, otherwise, the merger agreement will automatically terminate.
An “Upset Condition” occurs if both of the following conditions exist as of the last day of the Pricing Period:
(a)   the Average Purchaser Closing Price is less than $80.82 (the “Floor Purchaser Price”); and
(b)   the number determined by dividing the Average Purchaser Closing Price by $101.03 is less than the number obtained by subtracting (i) 20% from (ii) the quotient obtained by dividing the Final Index Price by the Initial Index Price.

The “Average Purchaser Closing Price” is the average volume weighted trading price per share of Wintrust common stock on which shares of Wintrust common stock were actually traded in transactions reported on Nasdaq during the 20 trading days immediately preceding the first date on which all Requisite Regulatory Approvals (and waivers, if applicable) necessary for the consummation of the merger have been received (disregarding any waiting period) (the “Pricing Period”).
The “Initial Index Price” means the $94.81 closing price of the KBW Nasdaq Regional Banking Index (KRX) on April 12, 2024. The “Final Index Price” means the closing price of the KBW Nasdaq Regional Banking Index (KRX) on the last day of the Pricing Period.
Fractional shares
No fractional shares of Wintrust common stock will be issued in the merger. No dividends or other distributions of Wintrust shall be paid with respect to such fractional share interests, and such fractional share interests will not entitle the owner to vote or to have any rights of a holder of shares of Wintrust common stock. Instead, Wintrust will pay to each holder of Macatawa common stock who would otherwise be entitled to a fractional share of Wintrust common stock an amount in cash (without interest) determined by multiplying the fractional part of a share of Wintrust common stock to which such Macatawa shareholder would otherwise be entitled by the reference price.
Exchange of certificates
Wintrust has engaged Equiniti Trust Company, LLC to act as its exchange agent to handle the exchange of Macatawa common stock for the Merger Consideration and the payment of cash for any fractional share interest. As soon as reasonably practicable after the effective time, Wintrust will cause the exchange agent to send to each Macatawa shareholder a letter of transmittal for use in the exchange with instructions explaining how to surrender Macatawa common stock certificates and book-entry shares to the exchange agent. Macatawa shareholders that surrender their certificates or book-entry shares to the exchange agent, together with a properly completed letter of transmittal, will receive the Merger Consideration. Macatawa shareholders that do not exchange their Macatawa common stock will not be entitled to receive the Merger Consideration or any dividends or other distributions by Wintrust until their certificates or book-entry shares are surrendered. After surrender of the certificates or book-entry shares representing Macatawa shares, any unpaid dividends or distributions with respect to the Wintrust common stock represented by the certificates will be paid without interest.
Conduct of business pending the merger and certain covenants
Under the merger agreement, Macatawa has agreed to certain restrictions on its activities and the activities of its subsidiaries until the merger is completed or the merger agreement is terminated. In general, Macatawa and its subsidiaries are required to conduct their business in the ordinary course of business, consistent with past practice in all material respects.
The following is a summary of the more significant restrictions imposed upon Macatawa, subject to the exceptions set forth in the merger agreement. Macatawa will not, and will cause its subsidiaries to not, without Wintrust’s prior written consent, which consent will not be unreasonably withheld, delayed or conditioned (other than with respect to those items marked with a “*” below, with respect to which Wintrust may withhold its consent as its sole discretion):
•
amend its articles of incorporation or bylaws (or other comparable organizational documents);*

•
split, combine or reclassify any securities issued by Macatawa or its subsidiaries or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its securities;*

•
purchase, repurchase, redeem or otherwise acquire any securities issued by Macatawa or its subsidiaries;*

•
declare, set aside or pay any dividend or distribution (whether in cash, stock, property or otherwise) in respect of, or enter into any contract with respect to the voting of, any shares of its capital stock, except for distributions by a direct or indirect subsidiary of Macatawa to its parent, and except for quarterly cash dividends by Macatawa in an amount not to exceed $0.09 per share and paid in a manner consistent with past practice with respect to the timing of the declaration, payment and record date of such dividend;*
•
issue, offer, deliver, sell, pledge, grant, dispose of or otherwise permit to become outstanding any shares of its capital stock, any other voting securities or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any such shares, voting securities or convertible or exchangeable securities, or encumber any securities issued by Macatawa or any of its subsidiaries;*

•
subject to certain exceptions, increase the compensation, benefits, severance, or termination pay of any employee or independent contractor of Macatawa or any of its subsidiaries, pay any bonuses, amend existing agreements with any employee or independent contractor, fund compensation under any company benefit plan or hire any new employees except in the ordinary course of business;

•
subject to certain exceptions, enter into any new or amend in any material respect any existing employment or similar agreement with any of its past or present officers, directors, employees or independent contractors, establish, amend, terminate, or take action to accelerate rights under any company benefit plan, grant any severance or termination pay unless provided under any company benefit plan, grant any compensatory award in relation to the value of Macatawa common stock, or establish, amend or terminate any collective bargaining agreement;*

•
subject to certain exceptions, acquire any businesses or division of business, or make any capital contributions to any person;

•
subject to certain exceptions, dispose of or permit any lien (other than Permitted Liens, as defined in the merger agreement), to attach to, any assets, including the capital stock or other equity interests in any Macatawa subsidiary;

•
adopt or effect a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization;

•
adopt any shareholder rights plan;

•
subject to certain exceptions, incur any indebtedness for borrowed money or guarantee of such;

•
make any application for the opening, relocation, or closing of any branch office, loan production office or other material office or facility;

•
enter into or amend or modify in any material respect, or consent to the termination of (other than at its stated expiration date), any Macatawa material contract or lease, other than in the ordinary course of business consistent with past practice;

•
make any material change in any method of financial accounting principles or practices except as required by law or generally accepted accounting principles;*

•
subject to certain exceptions, institute, settle or compromise any tax claims or audits, or actions pending or threatened, as specified in the merger agreement;*

•
subject to certain exceptions, make any capital expenditure or permit any of the Macatawa subsidiaries to make any capital expenditure;

•
enter into any material new line of business or change in any material respect its material banking or operating policies or practices, except in the ordinary course of business consistent with past practice or as required by law;

•
restructure or materially change the nature of the composition of its investment securities portfolio;

•
fail to charge off loans and maintain its allowance for credit losses, except in a manner in conformity with prior practices;

•
subject to certain exceptions, fail to promptly notify Wintrust of the threat or the commencement, of certain material actions;

•
except as and to the extent required by applicable law, take any action that would reasonably be expected to prevent, materially impede or delay the merger, or take any action reasonably likely to result in any of the conditions to the merger, as specified in the merger agreement, not being satisfied;

•
enter into any new credit or new lending relationships that would require an exception to Macatawa Bank’s formal loan policy as in effect as of the date of the merger agreement or that are not in compliance with the provisions of such loan policy; and

•
other than incident to a reasonable loan restructuring, extend additional credit to certain persons which constitutes a nonperforming loan or against any part of such indebtedness Macatawa or any of its subsidiaries has established loss reserves or any part of which has been charged-off by Macatawa or any of its subsidiaries.

Wintrust has agreed to file all applications and notices to obtain the necessary regulatory approvals for the transactions contemplated by the merger agreement. Both parties agreed:
•
to use commercially reasonable efforts to take all actions necessary to consummate and make effective the merger;

•
to use commercially reasonable efforts to obtain as promptly as practical approvals of all third parties and government entities necessary or desirable for the consummation of the merger; and

•
to notify the other of any pending or, to their respective knowledge, threatened action or order by any governmental entity or person seeking material damages in connection with the merger or to restrain or prohibit the consummation of the merger. If an action is instituted, Wintrust and Macatawa shall cooperate and make commercially reasonable efforts to contest the action.

Macatawa has also agreed to the following:
•
to provide prompt notice to Wintrust of the threat, filing, defense or settlement of any securityholder action against it or its directors or officers relating to the merger or the other transactions contemplated by the merger agreement;

•
to give Wintrust the opportunity to participate in the defense or settlement of any such securityholder action; and

•
not to settle any such action without Wintrust’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed).

The merger agreement also contains certain covenants relating to employee benefits and other matters pertaining to officers and directors. See “— Employee benefit matters.”
No solicitation of or discussions relating to a Company Takeover Proposal
The merger agreement contains provisions that prohibit Macatawa from soliciting or engaging in discussions or negotiations regarding a Company Takeover Proposal. A “Company Takeover Proposal” includes any inquiry, proposal or offer from any person or group relating to, in a single transaction or series of transactions, any direct or indirect acquisition of Macatawa assets equal to more than 15% of Macatawa’s consolidated assets or net income on a consolidated basis, any acquisition of more than 15% of the outstanding Macatawa common stock or the capital stock of any Macatawa subsidiary, any tender offer or exchange offer that if consummated would result in any person or group beneficially owning more than 15% of the outstanding Macatawa common stock, any merger, reorganization, liquidation or similar transaction involving Macatawa or any of its subsidiaries, or any combination of the foregoing types of transactions if the sum of the percentage of consolidated assets, consolidated net income and Macatawa common stock involved is more than 15% (in each case, other than the merger). Macatawa has agreed that it will not directly or indirectly solicit, initiate, facilitate or knowingly encourage (including by way of furnishing information) inquiries regarding, or the making of any proposal or offer that constitutes or could reasonably be expected to lead to a Company Takeover Proposal, enter into any agreement, negotiations or discussions with, or furnish information to, any person or entity concerning any proposals relating to or in connection with any Company Takeover Proposal or grant any waiver of, or fail to enforce, any confidentiality, standstill or similar provision of any other contract. However, the merger agreement provides that if, before receipt of shareholder approval of the merger agreement, Macatawa receives a bona fide unsolicited Company Takeover Proposal, it may contact the person or group submitting such proposal to clarify any term or condition in the proposal that the Macatawa board of directors determines to be unclear and upon receipt of a bona fide written Company Takeover Proposal to acquire 50% or more of the consolidated assets or net income of Macatawa or 50% of more of the outstanding stock of Macatawa if the Macatawa board of directors determines in its good faith judgment after consultation with its independent financial advisors and outside legal counsel that the Company Takeover Proposal is reasonably likely to result in the consummation of a transaction that is more favorable to Macatawa’s shareholders from a financial point of view than the merger, taking into account all legal, regulatory and financial aspects of the proposal and any changes to the Merger Consideration proposed by Wintrust in response to such proposal (a “Company Superior Proposal”), it may furnish information regarding Macatawa and its subsidiaries to such person or group pursuant to a permitted confidentiality agreement and engage in discussions or negotiations with such person or group with respect to the Company Superior Proposal. Macatawa is required to notify and provide a summary of the material terms of any Company Takeover Proposal to Wintrust. Macatawa must also keep Wintrust informed of related developments, discussions or negotiations on a reasonably current basis, and concurrently provide to Wintrust copies of all nonpublic information made available to such third party.
Pursuant to the merger agreement, the Macatawa Board, or any committee thereof, shall not:
•
fail to recommend to the Macatawa shareholders that shareholder approval be given or fail to include the Macatawa Board recommendation in the proxy statement;

•
change, qualify, withhold, or withdraw, or publicly propose such, the recommendation in a manner adverse to Wintrust;

•
fail to recommend against any tender offer or exchange offer that is a Company Takeover Proposal within ten business days after the commencement thereof other than a temporary “stop, look and listen” communication;

•
adopt, approve or recommend, or submit to shareholder vote, or publicly propose to approve or recommend to shareholders, a Company Takeover Proposal;

•
make any public statement inconsistent with the recommendation of the Macatawa Board that Macatawa shareholders vote in favor of approval of the merger agreement (a “Company Adverse Recommendation Change”); or

•
cause or permit Macatawa or any of its subsidiaries to enter into any agreement with respect to any Company Takeover Proposal.

However, prior to receipt of the Macatawa shareholder approval, the Macatawa Board may, in connection with a bona fide written Company Takeover Proposal made after execution of the merger agreement and which does not result from a breach of the merger agreement, make a Company Adverse Recommendation Change or terminate the merger agreement in accordance with its terms to enter into a definitive merger agreement or other definitive purchase or acquisition agreement with respect to such Company Takeover Proposal, if and only if, prior to taking such action, Macatawa has complied with its obligations under the merger agreement and the Macatawa Board has determined in good faith, after consultation with its independent financial advisors and outside legal counsel, that such Company Takeover Proposal constitutes a Company Superior Proposal and that the failure to take the actions contemplated by this sentence are reasonably likely to be inconsistent with its fiduciary duties under applicable law. Prior to taking any such action, it is required that (a) Macatawa has given Wintrust at least four business days prior written notice of its intention to take such action (which notice shall specify the material terms and conditions of any such Company Superior Proposal, including the identity of the party making such Company Superior Proposal) and has contemporaneously provided a copy to Wintrust of all written materials (including all transaction agreements and related documents) with or from the party making such Company Superior Proposal, (b) Macatawa has negotiated in good faith with Wintrust during such notice period to the extent Wintrust wishes to negotiate, to enable Wintrust to revise the terms of the merger agreement such that it would cause the Company Superior Proposal to no longer constitute a Company Superior Proposal and (c) following the end of such notice period, the Macatawa board of directors shall have considered in good faith any changes to the merger agreement proposed in writing by Wintrust, and shall have determined that the Company Superior Proposal would continue to constitute a Company Superior Proposal if such revisions were given effect and that the failure to take the actions contemplated by this paragraph would be reasonably likely to be inconsistent with its fiduciary duties under applicable law.

In the event of any material revisions to a Company Takeover Proposal, Macatawa shall deliver a new written notice to Wintrust pursuant to the foregoing clause (a) and again comply with the requirements of this paragraph with respect to such new written notice; provided, however, that the four business day notice period shall be reduced to two business days. See also “— Termination fee” below.
Representations and warranties
The merger agreement contains representations and warranties made by Macatawa, Wintrust and Merger Sub. These include, among other things, representations relating to:
•
valid corporate organization and existence;

•
corporate power and authority to enter into the merger and the merger agreement;

•
capitalization;

•
financial statements;

•
certain tax matters;

•
absence of material adverse effect;

•
absence of undisclosed investigations and litigation;

•
compliance with laws and regulations;

•
required approvals;

•
filing of necessary reports with regulatory authorities;

•
ownership of its subsidiaries;

•
investment bankers and brokers;

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agreements with bank regulators;

•
allowance for credit losses; and

•
the accuracy of information supplied for inclusion in the registration statement; and absence of any breach of organizational documents, law, regulatory restrictions, material agreements or governmental orders as a result of the merger.

Macatawa makes additional representations and warranties to Wintrust in the merger agreement relating to, among other things:
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organizational documents, minutes and stock records;

•
real property, personal property and other material assets;

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insurance matters;

•
employee matters and employee benefits;

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environmental matters;

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fiduciary matters;

•
data security and customer privacy matters;

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absence of indemnification claims;

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compliance with, absence of default under and information regarding material contracts;

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loans and its allowance for loan losses;

•
investment securities;

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compliance with the CRA;

•
changes in business relationships;

•
technology and intellectual property;

•
absence of “excess parachute payments” resulting from the transactions contemplated in the merger agreement;

•
absence of undisclosed liabilities; and

•
related party transactions.

Conditions to completion of the merger
Conditions to Each Party’s Obligation to Effect the Merger.   The respective obligations of each party to effect the merger are subject to fulfillment of certain conditions, including:
•
adoption of the merger agreement at the special meeting by the holders of at least a majority of the outstanding shares of Macatawa common stock entitled to vote;

•
receipt of all regulatory approvals required in connection with the transaction contemplated by the merger agreement, the expiration of all applicable notice periods and waiting periods, and all such regulatory approvals must be in effect;

•
no provision of any applicable law making illegal or otherwise prohibiting the consummation of the merger, temporary restraining order, preliminary or permanent injunction or other order issued by a court of competent jurisdiction preventing the consummation of the merger;

•
neither party shall be subject to any order of a court or agency of competent jurisdiction that enjoins or prohibits the consummation of the merger;

•
this registration statement shall have been declared effective under the Securities Act, no stop order suspending the effectiveness of the registration statement can have been issued by the SEC and no proceedings for that purpose can have been commenced or threated by the SEC; and

•
the Wintrust common stock issuable pursuant to the merger agreement shall have been accepted for listing on Nasdaq.

Conditions to Wintrust’s Obligation to Effect the Merger.   Wintrust’s obligations are subject to fulfillment of certain conditions, including:
•
accuracy of representations and warranties of Macatawa in the merger agreement as of the closing date, except as otherwise set forth in the merger agreement;

•
performance by Macatawa in all material respects of its covenants under the merger agreement;

•
receipt of a certificate from Macatawa’s chief executive officer or chief financial officer certifying the satisfaction of conditions including the accuracy of representations and warranties of Wintrust, performance by Wintrust and Merger Sub of all covenants and obligations, and no material adverse effects of Macatawa;

•
no Macatawa material adverse effect shall have occurred and Macatawa shall not have been subject to any regulatory agreement, in each case since the date the merger agreement was signed; and

•
receipt of a tax opinion of ArentFox, acting as counsel to Wintrust;

Conditions to Macatawa’s Obligation to Effect the Merger.   Macatawa’s obligations are subject to fulfillment of certain conditions, including:
•
accuracy of representations and warranties of Wintrust and Merger Sub in the merger agreement as of the closing date, except as otherwise set forth in the merger agreement;

•
performance by Wintrust and Merger Sub in all material respects of all of the covenants and obligations under the merger agreement;

•
receipt of a certificate from Wintrust’s chief executive officer, chief financial officer, or general counsel certifying the satisfaction of conditions including the accuracy of representations and warranties of Wintrust, performance by Wintrust and Merger Sub of all covenants and obligations, and no material adverse effects of Macatawa;

•
no Wintrust material adverse effect shall have occurred; and

•
receipt of a tax opinion from Warner Norcross, acting as counsel to Macatawa.

Termination
By written agreement, Wintrust and Macatawa may mutually agree to terminate the merger agreement and abandon the merger at any time. Subject to conditions and circumstances described in the merger agreement, Wintrust or Macatawa, as the case may be, may also terminate the merger agreement as follows:
•
by either party if the merger is not completed by April 15, 2025;

•
in certain circumstances, by either party in the event that a material breach or failure to perform any representation, warranty or covenant results in a failure of a closing condition and is not cured within a specified period of time;

•
in certain circumstances by either party if the merger agreement and the transactions contemplated therein are not approved by Macatawa’s shareholders;

•
by Wintrust, before receipt of Macatawa’s shareholder approval if the Macatawa Board effected a Company Adverse Recommendation Change, the Macatawa Board failed to reject a Company Takeover Proposal, Macatawa enters into a Company Acquisition Agreement or the Macatawa Board fails to publicly reaffirm its recommendation of the merger within three business days of a written request by Wintrust, as further described in “— No solicitation of or discussions relating to a Company Takeover Proposal”;

•
by Macatawa, prior to receipt of Macatawa’s shareholder approval in order to enter into a Company Acquisition Agreement in respect of a Company Superior Proposal provided Macatawa pays Wintrust the Termination Fee, as further described in “— Termination fee”;

•
in certain circumstances, by either party, if any governmental entity has issued an order or taken any other action permanently enjoining, restraining or otherwise prohibiting consummation of the merger;

•
by Wintrust, if Macatawa Bank is examined for compliance with the CRA and receives written notification of a rating lower than “Satisfactory”; and

•
in certain circumstances, in the event the Upset Condition shall have occurred and the Adjusted Per Share Merger Consideration is not accepted by Wintrust and Macatawa does not elect to proceed with the merger under the terms of the merger agreement.

Any termination of the merger agreement will not affect any rights accrued prior to such termination, except as otherwise provided in the merger agreement.
Termination fee
Macatawa has agreed to pay Wintrust $20,400,000 (the “Termination Fee”) if the merger agreement is terminated and within 12 months of such termination Macatawa consummates or enters into a definitive agreement with respect to a Company Takeover Proposal (provided that, for purposes hereof, references to 15% in the definition of Company Takeover Proposal shall be deemed to be references to 50%) under the following circumstances:
•
Wintrust terminates the merger agreement because Macatawa has breached any of its representations, warranties, covenants, obligations or other agreements in the merger agreement and a Company Takeover Proposal (provided that, for purposes hereof, references to 15% in the definition of Company Takeover Proposal shall be deemed to be references to 50%) was made on or after the date of the merger agreement, but prior to the date that the merger agreement is terminated;

•
Wintrust or Macatawa terminates the merger agreement because Macatawa shareholders failed to approve the merger at the Macatawa special meeting and a Company Takeover Proposal (provided that, for purposes hereof, references to 15% in the definition of Company Takeover Proposal shall be deemed to be references to 50%) was made on or after the date of the merger agreement, but prior to the Macatawa special meeting; or

•
Wintrust or Macatawa terminates the merger agreement because the merger failed to occur on or before April 15, 2025 and a Company Takeover Proposal (provided that, for purposes hereof, references to 15% in the definition of Company Takeover Proposal shall be deemed to be references to 50%) is made on or after the date of the merger agreement, but prior to the date of any such termination.

Macatawa also agreed to pay Wintrust the Termination Fee if the merger agreement is terminated under the following circumstances:
•
Wintrust terminates the merger agreement because, before receipt of shareholder approval, (i) the Macatawa Board effected a Company Adverse Recommendation Change, (ii) the Macatawa Board failed to reject a Company Takeover Proposal and reaffirm the Macatawa Board’s recommendation within three business days following the public announcement of such Company Takeover Proposal and, in any event, at least two business days prior to the Macatawa special meeting, (iii) Macatawa enters into a Company Acquisition Agreement or (iv) the Macatawa Board fails to publicly reaffirm its recommendation of the merger within three business days of a written request by Wintrust (or such less time as remains prior to the Macatawa special meeting); or

•
Macatawa terminates the merger agreement prior to receipt of the Macatawa shareholder approval, in order to enter into a Company Acquisition Agreement in respect of a Company Superior Proposal.

Governance matters
After the merger, the Wintrust board of directors will remain the same, except that Wintrust has agreed that it will take all appropriate action to appoint one individual serving on Macatawa’s board of directors that is mutually agreeable to Wintrust and Macatawa to serve on Wintrust’s board of directors, effective immediately following the effective time. It is currently expected that this individual will be Richard L. Postma, who currently serves as chairman of the Macatawa Board.
The managers, if any, of the surviving company shall be the managers of Merger Sub immediately before the effective time.
Following the effective time of the merger, Macatawa’s bank subsidiary, Macatawa Bank will maintain its separate bank charter and will continue to operate under the Macatawa Bank name in Michigan. Macatawa Bank will maintain a separate, legally constituted board of directors consisting of certain existing directors and new directors generally residing and doing business locally in the west Michigan community.
Employee benefit matters
All employees of Macatawa or any of the its subsidiaries immediately before the merger becomes effective shall automatically become employees of the surviving company or its affiliates. Under the merger agreement, Wintrust has agreed to provide each employee of Macatawa or any Macatawa subsidiary who becomes employed by Wintrust or any of its affiliates as a result of the merger with the same employee benefits then provided to similarly situated employees at Wintrust.
Expenses
All expenses incurred in connection with the merger agreement will be paid by the party incurring the expenses, except that Wintrust shall pay and bear the cost of (a) each regulatory filing, application, notification, registration or similar fee required to be paid by any party in connection with the merger agreement and the transactions contemplated by the merger agreement under the Securities Act, the Exchange Act, applicable banking laws and other applicable laws and (b) any fees and expenses (excluding each party’s internal costs and fees and expenses of attorneys, accountants and financial and other advisors) payable to the SEC in respect of filing the registration statement and this proxy statement/prospectus.
Nasdaq stock listing
Wintrust common stock is currently listed on Nasdaq under the symbol “WTFC.” The shares to be issued to Macatawa’s shareholders as Merger Consideration also will be eligible for trading on Nasdaq.

Amendment
The merger agreement may be amended by the parties before or after receipt of shareholder approval of the merger agreement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF MACATAWA
Five Percent Shareholders
The following table sets forth the number of shares of Macatawa common stock reported to be beneficially owned by each person or group which is known to Macatawa to be a beneficial owner of five percent or more of Macatawa’s outstanding shares of common stock as of March 31, 2024.
Name of Beneficial Owner	Sole Voting Power	Sole Dispositive Power	Shared Voting or Dispositive Power	Total Beneficial Ownership	Percent of Class(1)
White Bay Capital, LLLP(2) 3133 Orchard Vista Drive, S.E. Grand Rapids, Michigan 49546	5,319,788	5,319,788	—	5,319,788	15.5%
AllianceBernstein L.P.(3) 501 Commerce Street Nashville, Tennessee 37203	2,038,609	2,038,609	—	2,038,609	5.9%

(1)
The percentage set forth in this column was calculated on the basis of 34,361,562 shares of common stock outstanding as of March 31, 2024.

(2)
Based on a Form 4 dated November 17, 2023 filed by White Bay Capital, LLLP. The Stephen A. Van Andel 2009 WBC Trust is the general partner of White Bay Capital, LLLP. Stephen A. Van Andel is the sole trustee of the Trust and has the authority to vote its common stock. Macatawa is not responsible for the accuracy of this information.

(3)
Based on a Schedule 13G dated December 31, 2023 filed by AllianceBernstein L.P. on February 14, 2024.

Ownership of Management
The table below sets forth the number of shares of Macatawa common stock that each of its directors, each named executive officer, and all directors and executive officers of Macatawa as a group are deemed to have beneficially owned as of March 31, 2024. Ownership of less than one percent of the outstanding shares of common stock is indicated by asterisk.
	Amount and Nature of Beneficial Ownership(1)
Name of Beneficial Owner	Sole Voting and Dispositive Power	Shared Voting or Dispositive Power(2)	Total Beneficial Ownership	Percent of Class(3)
Nicole S. Dandridge	—	—	—	*
Charles A. Geenen	123,724	—	123,724	*
Ronald L. Haan	170,039	144,048	314,087	*
Craig A. Hankinson	17,606	64,136	81,742	*
Robert L. Herr	4,767	23,310	28,077	*
Birgit M. Klohs	17,269	—	17,269	*
Michael K. Le Roy	12,702	—	12,702	*
Douglas B. Padnos	120,087	15,781	135,868	*
Richard L. Postma	1,559,639	—	1,559,639	4.5%
Thomas P. Rosenbach	75,702	—	75,702	*
Jon W. Swets	148,512	1,995	150,507	*
Jill Walcott	87,970	393,152	481,122	1.4%
All directors and executive officers as a group (12 persons)	2,338,017	642,422	2,980,439	8.7%

(1)
The number of shares stated is based on information provided by each person listed and includes shares personally owned by the person and shares which, under applicable regulations, are considered to be otherwise beneficially owned by the person as of March 31, 2024.

(2)
These numbers include shares over which the listed person is legally entitled to share voting or dispositive power by reason of joint ownership, trust or other contract or property right, and shares held by spouses, children or other relatives over whom the listed person may have influence by reason of relationship.

(3)
The percentages set forth in this column were calculated on the basis of 34,361,562 shares of common stock outstanding as of March 31, 2024.

COMPARISON OF RIGHTS OF WINTRUST SHAREHOLDERS AND MACATAWA SHAREHOLDERS
General
As a shareholder of Macatawa, your rights are governed by Macatawa’s articles of incorporation and its bylaws, each as currently in effect, as well as the rules and regulations applying to public companies. Upon completion of the merger, the rights of Macatawa shareholders who receive shares of Wintrust common stock in exchange for their shares of Macatawa common stock and become shareholders of Wintrust will be governed by Wintrust’s amended and restated articles of incorporation, as amended, and amended and restated by-laws, as well as the rules and regulations applying to public companies. Wintrust is incorporated in Illinois and subject to the Illinois Business Corporation Act (“IBCA”), while Macatawa is incorporated in Michigan and subject to the MBCA.
The following discussion summarizes material similarities and differences between the rights of Macatawa shareholders and Wintrust shareholders and is not a complete description of all of the differences. This discussion is qualified in its entirety by reference to the IBCA, MBCA and Wintrust’s and Macatawa’s respective articles of incorporation and by-laws.
	Wintrust Shareholder Rights	Macatawa Shareholder Rights
Authorized Capital Stock:
Wintrust is authorized to issue 100 million shares of common stock, no par value per share, and 20 million shares of preferred stock, no par value per share, which we refer to as Wintrust preferred stock. Of the 20 million shares of Wintrust preferred stock, five million have been designated as Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series D (“Wintrust Series D Preferred”). Another 14,000 shares of Wintrust preferred stock have been designated as Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series E (“Wintrust Series E Preferred”).
On March 31, 2024, Wintrust had 61,736,715 shares of common stock outstanding, 5,000,000 shares of Wintrust Series D Preferred outstanding, and 11,500 shares of Wintrust Series E Preferred outstanding. Further issuance of shares of Wintrust’s preferred stock could affect the relative rights of the holders of its common stock, depending upon the exact terms, qualifications, limitations and relative rights and preferences, if any, of the shares of the preferred stock as determined by Wintrust’s board of directors.

Macatawa is authorized to issue 200 million shares of common stock, no par value per share, and 500,000 shares of preferred stock, no par value per share.
On March 31, 2024, Macatawa had 34,361,562 shares of common stock outstanding.

	Wintrust Shareholder Rights	Macatawa Shareholder Rights
Dividends:	Subject to any rights to receive dividends to which holders of Wintrust preferred stock may be entitled, Wintrust may pay dividends if, as and when declared payable from time to time by its board of directors from any funds legally available therefor.
Macatawa may pay dividends as may be declared from time to time by its board of directors upon Macatawa’s outstanding shares out of funds legally available for such purposes which may be payable in cash or other property permitted by law.
Under Section 345 of the MBCA, Macatawa may not pay a dividend if, after giving it effect, Macatawa would not be able to pay its debts as the debts become due in the usual course of business, or Macatawa’s total assets would be less than the sum of its total liabilities plus the amount that would be needed, if Macatawa were to be dissolved at the time of the dividend, to satisfy the preferential rights upon dissolution of shareholders of any class having preference over the common stock as to the payment of dividends.

Voting Securities Held by the Corporation	Wintrust’s by-laws provide that voting securities belonging to the corporation shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time, but shares of its own stock held by the corporation in a fiduciary capacity may be voted and shall be counted in determining the total number of outstanding shares at any given time.	Macatawa’s bylaws provide that voting securities of another corporation or entity standing in the name of Macatawa, which are entitled to vote may be voted, in person or by proxy, by the chairman of the board or the president of Macatawa or by other persons as may be designated by the board of directors. Macatawa’s bylaws do not explicitly provide for voting shares of its own stock held by Macatawa.
Number of Directors, Classification:
The Wintrust board of directors currently consists of 14 members. Wintrust’s by-laws provide, however, that the number may be increased or decreased (provided the number is never less than eleven or more than 14) by an amendment of the by-laws by the shareholders, or by a resolution adopted by the majority of the board of directors.
Wintrust’s board of directors consists of a single class of directors.
The Macatawa Board currently consists of ten members. Macatawa’s articles of incorporation provide that the number of directors may be determined from time to time by resolution adopted by at least 80% of the board of directors and a majority of the Continuing Directors. “Continuing Director” means any member of the board of directors of Macatawa who is unaffiliated with the interested shareholder and was a member of

	Wintrust Shareholder Rights	Macatawa Shareholder Rights
the board prior to the time that the interested shareholder became an interested shareholder, and any successor of a Continuing Director who is unaffiliated with the interested shareholder and is recommended to succeed a Continuing Director by a majority of Continuing Directors then on the board.
The Macatawa Board is divided into three classes, with each class as equal in number as possible. Directors are elected for a three year term.
Election of Directors; Vacancies:
Each Wintrust shareholder is entitled to vote the number of shares owned by such shareholder for as many persons as there are directors to be elected. The IBCA requires that directors be elected by the affirmative vote of a majority of the shares represented at the meeting and entitled to vote thereon.
The Wintrust by-laws provide that no cumulative voting is permitted.
Wintrust’s by-laws provide that any vacancy on the board of directors may be filled at an annual meeting or special meeting of the shareholders called for such purpose, or if such vacancy arises between meetings of shareholders, by a majority vote of the board of directors then in office.

Each holder of Macatawa common stock is entitled to one vote for each share of stock entitled to vote. A plurality of the shares voted is required to elect a director. This means that, if there are more nominees than positions to be filled, the nominees who receive the most votes will be elected to the open director positions.
The Macatawa organizational documents do not provide for cumulative voting.
Macatawa’s articles of incorporation provide that any vacancy on the board of directors that arises for any reason may be filled only by the board of directors acting by an affirmative vote of a majority of the Continuing Directors and an 80% majority of all the directors then in office, even if less than a quorum.

Removal of Directors:	A Wintrust director may be removed at a shareholders’ meeting, with or without cause, by the affirmative vote of a majority of the outstanding shares entitled to vote.	Any Macatawa director may be removed at any time, with or without cause, by either (i) the affirmative vote of a majority of the Continuing Directors and at least 80% of the board of directors or (ii) the affirmative vote of the holders of at least 80% of the voting power of the outstanding shares of capital stock of Macatawa entitled to vote generally in the election directors, voting together as a single class.

	Wintrust Shareholder Rights	Macatawa Shareholder Rights
Call of Special Meeting of Directors:	Wintrust’s by-laws provide that a special meeting of the board of directors may be called by or at the request of the chairman of the board, president or a majority of then-acting directors.	Macatawa’s bylaws provide that a special meeting of the board of directors may be called by the chairman of the board or the president. The chairman of the board or the president are required to call a special meeting on the request of any two directors.
Limitation on Director Liability:
Wintrust’s articles of incorporation provide that no director will be personally liable to the corporation or any of its shareholders for monetary damages for any breach of fiduciary duty except for liability:
•
for any breach of the director’s duty of loyalty to the corporation or its shareholders;

•
for acts and omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•
under Section 8.65 of the IBCA (which creates liability for unlawful distributions to shareholders), as it exists or hereafter may be amended; or

•
for any transaction from which the director derived an improper personal benefit.

Macatawa’s articles of incorporation provide that no director will be personally liable to Macatawa or its shareholders for monetary damages for breach of fiduciary duty except for limitations on liability not permitted under the MBCA including:
•
for any transaction from which the director derived a financial benefit to which they were not entitled;

•
for intentionally inflicted harm on Macatawa or its shareholders;

•
for violating Section 551 of the MBCA; or

•
for intentionally committing a criminal act.

Indemnification:
Wintrust’s articles of incorporation and by-laws provide that Wintrust has the power to indemnify its directors, officers, employees and agents to the fullest extent authorized by the IBCA.
The by-laws provide that, to the extent a present or former director, officer or employee of the corporation (or of any subsidiary, as the case may be) has been successful on the merits or otherwise in defense of any proceeding, or in connection with any claim, issue or matter therein, the corporation shall indemnify the director or officer against expenses actually and reasonably incurred by him or her in connection with such proceeding to the extent he or

Macatawa’s bylaws and articles of incorporation provide that the corporation has the power to indemnify its directors and executive officers to the fullest extent permitted by law.
Macatawa’s bylaws and articles of incorporation provide that, to the extent a present or former director, officer or employee of Macatawa (or of any subsidiary, as the case may be) has been successful on the merits or otherwise in defense of any proceeding, or in connection with any claim, issue or matter therein, Macatawa shall indemnify the director or officer against expenses actually and reasonably incurred by him or her in connection with such proceeding

	Wintrust Shareholder Rights	Macatawa Shareholder Rights

she was a party as a result of being a director, officer or employee, provided that such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation. The board may indemnify agents of the corporation in this context.
Wintrust has entered into individual indemnification agreements with each of its non-employee directors and certain of its executive officers, which we refer to as the “indemnification agreements,” which implement with more specificity the indemnification provisions provided by Wintrust’s by-laws and provide, among other things, that to the fullest extent permitted by applicable law, Wintrust will indemnify such director or officer against any and all losses, expenses and liabilities arising out of such director’s or officer’s service as a director or officer of Wintrust, as the case may be. The indemnification agreements also contain detailed provisions concerning expense advancement and reimbursement. The indemnification agreements are in addition to any other rights each non-employee director or officer may be entitled to under Wintrust’s articles of incorporation, by-laws and applicable law.
to the extent he or she was a party as a result of being a director, officer or employee, provided that such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of Macatawa. The articles of incorporation provide that the right of indemnity is not exclusive and Macatawa can provide indemnification to anyone on terms that the board of directors approve and that are not inconsistent with the MBCA.
Call of Special Meetings of Shareholders:
Wintrust’s by-laws provide that a special meeting of its shareholders may be called by the board of directors, the president or the holders of not less than one-fifth of all the outstanding shares entitled to vote on the matter for which the meeting is called, for the purpose(s) stated in the call of the meeting.
Written notice stating the place, date, hour and purpose(s) of the special meeting must be delivered, either personally or by mail, not

Macatawa’s bylaws provide that a special meeting of the shareholders may be called by resolution of a majority of the board of directors, by the chairman of the board, or by the president and must be held on a date fixed by the board of directors, the chairman of the board or the president.
Written notice stating the time, place, if any, and purpose(s) of the special meeting must be delivered, either personally or by mail or, if permitted by the board of

	Wintrust Shareholder Rights	Macatawa Shareholder Rights
	less than ten nor more than 60 days before the date of the meeting.	directors, by a form of electronic transmission to which the shareholder has consented, not less than ten nor more than 60 days before the date of the meeting.
Quorum of Shareholders:	Wintrust’s by-laws provide that a majority of the votes of shares entitled to vote on a matter, present in person or represented by proxy, constitutes a quorum at any meeting of shareholders.	Macatawa’s bylaws provide that the number of shares entitled to cast a majority of the votes at a meeting constitute a quorum at the meeting.
Advance Notice Regarding Shareholders Proposals (other than Nomination of Candidates for Election to the Board of Directors):
Wintrust’s by-laws provide that, for a shareholder to properly bring business before an annual or special meeting of shareholders, written notice of such shareholder’s intent to make such proposal(s) must be given by personal delivery or U.S. mail postage prepaid and received by the secretary of the corporation no later than the following dates: (i) with respect to an annual meeting of shareholders, not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of shareholders (provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the shareholder to be timely must be so delivered or received not later than the close of business on the tenth day following the earlier of the date on which such notice or public disclosure of the date of the meeting was given or made); and (ii) with respect to any special meeting of shareholders, the close of business on the tenth day following the date of public disclosure of the date of such meeting.
A shareholder’s notice to the secretary shall set forth as to each item of business the shareholder proposes to bring before such meeting: (a) a brief description of the business desired to be brought

Macatawa’s articles of incorporation provide that, in order for a shareholder to properly bring business before an annual or special meeting of shareholders, a notice of proposal must be given, either by personal delivery or by U.S. mail, postage prepaid, and received by Macatawa no later than the following dates: (i) with respect to an annual meeting of shareholders, not later than 60 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting (or, if the date of the annual meeting is changed by more than 20 days from such anniversary date, within ten days after the date Macatawa mails or otherwise gives notice of the date of such meeting); and (ii) with respect to any special meeting of shareholders, not later than the close of business on the tenth day following the date on which notice of the special meeting was first mailed to the shareholders by Macatawa.
A shareholder’s notice of proposal must set forth: (a) the name and address of the shareholder submitting the proposal, as they appear on Macatawa’s books and records; (b) a representation that the shareholder (i) is a holder of record of stock of Macatawa entitled to vote at such meeting, (ii) will continue to hold such stock through the date on which the meeting is held, and (iii) intends to

Wintrust Shareholder Rights	Macatawa Shareholder Rights
before the meeting and the reasons for conducting the business at the meeting; (b) the name and record address of the shareholder who proposes such business; (c) the number and class of shares of stock of the corporation beneficially owned by such shareholder; (d) whether and the extent to which any derivative instrument, hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares) has been made the effect or intent of any of which is to increase or decrease economic interest in the corporation’s stock or manage the risk or benefit of share price changes for, or to increase or decrease the voting power of, such shareholder with respect to the corporation’s stock (which information shall be updated by such shareholder as of the record date for the meeting, such update to be provided not later than ten days after the record date for the meeting); (e) a representation that the shareholder intends to appear in person or by proxy at the meeting to introduce the item of business proposed to be brought before the meeting; (f) a description of all arrangements or understandings between the shareholder and any other person(s) pursuant to which the proposal or proposals are to be made by the shareholder and any material interest of the shareholder in the business being proposed; and (g) all other information which would be required to be included in a proxy statement filed with the SEC if, with respect to any such item of business or nomination, such shareholder were a participant in a solicitation subject to Section 14 of the Exchange Act.	appear in person or by proxy at the meeting to submit the proposal for shareholder vote; (c) a brief description of the proposal desired to be submitted to the meeting for shareholder vote and the reasons for conducting such business at the meeting; and (d) a description of any financial or other interest of such shareholder in the proposal.

	Wintrust Shareholder Rights	Macatawa Shareholder Rights
Advance Notice Regarding Shareholders Nomination of Candidates for Election to the Board of Directors:	Wintrust’s by-laws provide that nominations of persons for election to the board of directors may be made at an annual or special meeting of shareholders by a shareholder of Wintrust.	Macatawa’s articles of incorporation provide that nominations of person for election to the board of directors may be made by any shareholder of record entitled to vote in the election of directors.

For nominations for election to the board of directors of Wintrust to be properly brought before an annual or special meeting, written notice of such shareholder’s intent to make such proposal(s) must be given by personal delivery or U.S. mail postage prepaid and received by the secretary of the corporation no later than the following dates: (i) with respect to an election to be held at an annual meeting of shareholders, not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of shareholders (provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the shareholder to be timely must be so delivered or received not later than the close of business on the tenth day following the earlier of the date on which such notice or public disclosure of the date of the meeting was given or made); and (ii) with respect to an election to be held at any special meeting of shareholders called for the purpose of electing directors, the close of business on the tenth day following the date of public disclosure of the date of such meeting.
A shareholder’s notice to the secretary shall set forth each item described above under “Advance Notice Regarding Shareholders Proposals (other than Nomination of Candidates for Election to the Board of Directors)” as well as (a) the nominee’s name, age, principal occupation and

For a shareholder’s nomination for election to the board of directors of Macatawa to be properly brought before an annual or special meeting, written notice must be given by personal delivery or U.S. mail, postage prepaid and received by the corporation no later than the following dates: (i) with respect to an election to be held at an annual meeting of shareholders, not later than 60 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting (or, if the date of the annual meeting is changed by more than 20 days from such anniversary date, within ten days after the date Macatawa mails or otherwise gives notice of the date of such meeting); and (b) with respect to an election to be held at a special meeting of shareholders called for that purpose, not later than the close of business on the tenth day following the date on which notice of the special meeting was first mailed to the shareholders by Macatawa.
A shareholder’s notice of intent to make a nomination shall set forth: (i) the name(s) and address(es) of the shareholder who intends to make the nomination and of the person or persons to be nominated; (ii) a representation that the shareholder (a) is a holder of record of stock of Macatawa entitled to vote at such meeting, (b) will continue to hold such stock through the date on which the meeting is held, and (c) intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

	Wintrust Shareholder Rights	Macatawa Shareholder Rights
	employment, business and residence addresses and qualifications, (b) a description of all arrangements or understandings between the shareholder and each nominee of the shareholder and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the shareholder and (c) the consent of each nominee to be named in any proxy statement and to serve as a director of Wintrust if so elected.	(iii) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination is to be made by the shareholder; (iv) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to Regulation 14A promulgated under Section 14 of the Exchange Act, as amended, as now in effect or hereafter modified; and (v) the consent of each nominee to serve as a director of Macatawa if so elected.
Shareholder Action by Written Consent:	Wintrust’s articles of incorporation and by-laws provide that its shareholders are not permitted to act by written consent. Any action required or permitted to be taken at a meeting of the shareholders must be effected at a duly called annual or special meeting.	Macatawa’s articles of incorporation do not permit shareholders to act by written consent. Any action required or permitted to be taken at a meeting of the shareholders must be effected at a duly called annual or special meeting
Appointment and Removal of Officers:
Wintrust’s by-laws provide that the officers shall be elected annually by the board of directors at the first meeting of the board of directors held after each annual meeting of the shareholders. Each officer will hold office until his successor is duly elected and qualified or until his prior death, resignation or removal.
Any officer may be removed by the board of directors whenever in its judgment the best interests of the corporation will be served thereby.

Macatawa’s bylaws provide that the board of directors shall appoint officers of Macatawa. Each officer will hold office for an indefinite term at the pleasure of the board.
Any officer may be removed by the board of directors at any time and for any reason.

Required Vote for Certain Transactions:	The Wintrust articles of incorporation do not specifically discuss the required vote for transactions involving merger, consolidation, or sale, lease or exchange of all or substantially all of the property or assets of the corporation. However, the applicable IBCA provisions state that such a transaction must be approved by two-thirds of the	The Macatawa bylaws specify that any action to be taken by vote of the shareholders, other than the election of directors, shall be authorized by a majority of the votes cast by the holders of shares entitled to vote thereon unless a greater plurality is required by the express provisions of the MBCA. The MBCA provides that a transaction, such as the merger,

	Wintrust Shareholder Rights	Macatawa Shareholder Rights
	outstanding shares of stock entitled to vote on the matter. The corporation may, however, without approval by a vote of shareholders, merge into itself any corporation of which at least 90% of the outstanding shares of each class is owned by the corporation.	must be recommended by the board of directors to the shareholders and receive an affirmative vote of the holders of a majority of the outstanding shares of Macatawa unless a greater vote is required in the articles of incorporation.
Amendment to Charter and By-laws:
An amendment to the articles of incorporation that relates to certain provisions, including, the prohibition of cumulative voting, shareholder purchase rights, the prohibition of shareholder action by written consent, director liability, indemnification and insurance, number, tenure and qualification of directors or the amendment process, must be approved by the affirmative vote of the holders of 85% or more of the voting power of the then-outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class.
Otherwise, as provided by the IBCA, the articles of incorporation may be amended by the affirmative vote of at least two-thirds of the shares entitled to vote on the proposal after the board of directors has passed a resolution by majority vote setting forth the proposed amendment and directing that it be submitted to a vote at a shareholders’ meeting.
The power to make, alter, amend or repeal the by-laws of the corporation is vested in the shareholders or the board of directors by a resolution adopted by a majority of the board of directors.

An amendment to or repeal of Article VIII, Article IX, Article X, Article XI or XII of the articles of incorporation requires the affirmative vote of the holders of 80% or more of the outstanding shares of capital stock entitled to vote for the election of directors, voting together as a single class unless such amendment or repeal has been recommended for approval by at least 80% of all directors then holding office and by a majority of the Continuing Directors. Otherwise, the MBCA provides that amendments to the Macatawa articles of incorporation generally may be proposed by the Macatawa board of directors and approved by the affirmative vote of a majority of the outstanding shares entitled to vote on the proposed amendment.
Macatawa’s bylaws may be amended by a majority vote of the board of directors at any regular or special meeting, without prior notice of intent to do so, or by vote of the holders of a majority of the outstanding voting shares of Macatawa at any annual or special meeting if notice of the proposed amendment is contained in the notice of the meeting.

Certain anti-takeover effects of Wintrust’s articles and by-laws and Illinois law and federal law
Certain provisions of Wintrust’s articles of incorporation, by-laws, Illinois law and certain applicable banking regulations may have the effect of impeding the acquisition of control of Wintrust by means of a tender offer, a proxy fight, open-market purchases or otherwise in a transaction not approved by Wintrust’s board of directors.
These provisions may have the effect of discouraging a future takeover attempt which is not approved by Wintrust’s board of directors but which individual Wintrust shareholders may deem to be in their best interests or in which Wintrust shareholders may receive a substantial premium for their shares over then-current market prices. As a result, shareholders who might desire to participate in such a transaction may not have an opportunity to do so. Such provisions will also render the removal of Wintrust’s current board of directors or management more difficult.
These provisions of Wintrust’s articles of incorporation and by-laws include the following:
•
Wintrust’s board of directors may issue additional authorized shares of Wintrust’s capital stock to deter future attempts to gain control of Wintrust, including the authority to determine the terms of any one or more series of preferred stock, such as voting rights, conversion rates and liquidation preferences. As a result of the ability to fix voting rights for a series of preferred stock, Wintrust’s board has the power, to the extent consistent with its fiduciary duty, to issue a series of preferred stock to persons friendly to management in order to attempt to block a merger or other transaction by which a third party seeks control, and thereby assist the incumbent board of directors and management to retain their respective positions;

•
Wintrust’s articles of incorporation and by-laws do not provide for cumulative voting for any purpose, and also provide that any action required or permitted to be taken by shareholders may be taken only at an annual or special meeting and prohibit shareholder action by written consent in lieu of a meeting;

•
Wintrust’s by-laws require at least one-fifth of all the outstanding shares entitled to vote on the matter for which the special meeting is called to call a special meeting of the shareholders, which may limit any potential takeover action to the annual meeting;

•
Wintrust’s by-laws establish advance notice procedures with respect to shareholder proposals and shareholder nominations for election of directors;

•
Wintrust’s articles of incorporation expressly elect to be governed by the provisions of Section 7.85 of the IBCA. Section 7.85 prohibits a publicly held Illinois corporation from engaging in a business combination with an interested shareholder unless, in addition to any affirmative vote required by law or the articles of incorporation of the company, the proposed business combination:

•
receives the affirmative vote of the holders of at least 80% of the combined voting power of the then outstanding shares of all classes and series of the corporation entitled to vote generally in the election of directors voting together as a single class, which we refer to as the voting shares, and the affirmative vote of a majority of the voting shares held by disinterested shareholders; and either

•
(1) is approved by at least two-thirds of the disinterested directors; or

•
(2) provides for consideration offered to all holders of common shares that meets certain fair price standards and satisfies certain procedural requirements.

Such fair price standards require that the offered consideration per share be equal to or greater than the higher of:
•
the highest per share price paid by the interested shareholder during the two-year period immediately prior to the first public announcement of the proposed business combination or in the transaction by which the interested shareholder became an interested shareholder, whichever is higher; and

•
the fair market value per share of common stock on the first trading date after the first public announcement of the proposed business combination or on the first trading date after the date of the first public announcement that the interested shareholder became an interested shareholder.

For purposes of Section 7.85, disinterested director means any member of the board of directors of the corporation who:
•
is neither the interested shareholder nor an affiliate or associate of the interested shareholder;

•
was a member of the board of directors prior to the time that the interested shareholder became an interested shareholder or was a director of the corporation before January 1,

1997, or was recommended to succeed a disinterested director by a majority of the disinterested directors then in office; and
•
was not nominated for election as a director by the interested shareholder or any affiliate or associate of the interested shareholder.

•
the amendment of Wintrust’s articles of incorporation must be approved by a majority vote of the board of directors and also by a two-thirds vote of the shares entitled to vote on such amendment, provided, however, that an affirmative vote of at least 85% of the outstanding voting stock entitled to vote generally in the election of directors is required to amend or repeal certain provisions of the articles of incorporation, including provisions (a) prohibiting cumulative voting rights, (b) relating to shareholder purchase rights, (c) limiting the shareholders’ ability to act by written consent, (d) regarding indemnification of directors and officers by Wintrust and limitation of liability for directors, (e) regarding the minimum number, tenure and qualification of directors and (f) regarding amendment of the foregoing supermajority provisions of Wintrust’s articles of incorporation. Wintrust’s by-laws may be amended by the shareholders or the board of directors through a resolution adopted by a majority of the board of directors.

The provisions described above are intended to reduce Wintrust’s vulnerability to takeover attempts and certain other transactions which have not been negotiated with and approved by members of Wintrust’s board of directors.
The ability of a third party to acquire Wintrust is also limited under applicable banking regulations. The Bank Holding Company Act of 1956, or the “Bank Holding Company Act,” requires any Bank Holding Company (as defined in the Bank Holding Company Act) to obtain the approval of the Federal Reserve prior to acquiring more than five percent of Wintrust’s outstanding common stock. Any person other than a Bank Holding Company is required to obtain prior approval of the Federal Reserve to acquire ten percent or more of Wintrust’s outstanding common stock under the Change in Bank Control Act of 1978. Any holder of 25% or more of Wintrust’s outstanding common stock, other than an individual, is subject to regulation as a Bank Holding Company under the Bank Holding Company Act. For purposes of calculating ownership thresholds under these banking regulations, bank regulators would likely at least take the position that the minimum number of shares, and could take the position that the maximum number of shares, of Wintrust common stock that a holder is entitled to receive pursuant to securities convertible into or settled in Wintrust common stock, including pursuant to any Wintrust warrants to purchase Wintrust common stock held by such holder, must be taken into account in calculating a shareholder’s aggregate holdings of Wintrust common stock.
Certain anti-takeover effects of Macatawa’s articles and bylaws and Michigan law and federal law
Certain provisions of Macatawa’s articles of incorporation, bylaws, Michigan law and certain applicable banking regulations may have the effect of impeding the acquisition of control of Macatawa by means of a tender offer, a proxy fight, open-market purchases or otherwise in a transaction not approved by the Macatawa Board.
These provisions may have the effect of discouraging a future takeover attempt which is not approved by the Macatawa Board, but that individual Macatawa shareholders may deem to be in their best interests or in which Macatawa shareholders may receive a substantial premium for their shares over then-current market prices. As a result, shareholders who may desire to participate in such a transaction may not have an opportunity to do so. Such provisions will also render the removal of Macatawa’s current directors or management more difficult.
These provisions of Macatawa’s articles of incorporation and bylaws include the following:
•
Macatawa’s articles of incorporation provide that the board of directors consists of three classes of directors, each serving for a three-year term ending at the third annual meeting. This structure is referred to as a “classified board.” This provision may make it more difficult to effect a takeover of Macatawa because an acquiring party would generally need two annual meetings of shareholders to elect a majority of the Macatawa Board. As a result, a classified board of directors may discourage proxy contests for the election of directors or purchasers of a substantial block of stock by preventing such a shareholder or purchaser from obtaining control of the board of directors in a relatively short period of time;
•
Macatawa’s articles of incorporation establish advance notice procedures with respect to shareholder proposals and shareholder nominations for election of directors;

•
Chapter 7A of the MBCA is applicable to Macawata. Subject to certain exceptions, Chapter 7A provides that a corporation may not engage in any business combination with any interested shareholder (generally one who beneficially owns or in the past two years has owned ten percent or more of the voting power of outstanding voting shares) unless an advisory statement is given by the board of directors and the combination is approved by both of the following:

•
Not less than 90% of the votes of each class of stock entitled to be cast by the shareholders of the corporation.

•
Not less than two-thirds of the votes of each class of stock entitled to be cast by the shareholders of the corporation other than voting shares beneficially owned by the interested shareholder who is, or whose affiliate is, a party to the business combination or an affiliate or associate of the interested shareholder; and

•
Certain provisions of Macatawa’s articles of incorporation can only be amended by an affirmative vote of the holders of 80% or more of the outstanding shares of capital stock entitled to vote for the election of directors.

The provisions described above are intended to reduce Macatawa’s vulnerability to takeover attempts and certain other transactions which have not been negotiated with and approved by members of Macatawa’s board of directors.
As with Wintrust, the ability of a third party to acquire Macatawa is also limited under the same banking regulations described in the last paragraph of “— Certain anti-takeover effects of Wintrust’s articles and by-laws and Illinois law and federal law” above.

DESCRIPTION OF WINTRUST CAPITAL STOCK
The following description of the capital stock of Wintrust does not purport to be complete and is qualified, in all respects, to applicable Illinois law and provisions of Wintrust’s amended and restated articles of incorporation, as amended, and Wintrust’s amended and restated by-laws. Wintrust’s amended and restated articles of incorporation and Wintrust’s amended and restated by-laws are incorporated by reference and will be sent to shareholders of Wintrust and Macatawa upon request. See “Where You Can Find More Information” on page 84.
Authorized capital stock
Under its amended and restated articles of incorporation, Wintrust has the authority to issue 100 million shares of common stock, no par value, and 20 million shares of preferred stock, no par value. As of March 31, 2024 there were issued and outstanding 61,736,715 shares of Wintrust common stock, 5,000,000 shares of Wintrust Series D Preferred, and 11,500 shares of Wintrust Series E Preferred.
Wintrust common stock
Wintrust Common Stock Outstanding.   The outstanding shares of Wintrust common stock are, and the shares of Wintrust common stock issuable pursuant to the merger will be, duly authorized, validly issued, fully paid and non-assessable. The rights, preferences and privileges of holders of Wintrust common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of Wintrust preferred stock, including the Wintrust Series D Preferred or Wintrust Series E Preferred, and any series of preferred stock that Wintrust may designate and issue in the future. Shares of Wintrust common stock may be certificated or uncertificated, as provided by Wintrust’s by-laws and the IBCA.
Voting Rights.   Each holder of Wintrust common stock is entitled to one vote for each share held on each matter submitted to a vote at a meeting of shareholders and does not have cumulative voting rights. Accordingly, holders of a majority of the shares of Wintrust common stock entitled to vote in any election of directors of Wintrust may elect all of the directors standing for election.
Dividend Rights.   The holders of Wintrust common stock are entitled to receive dividends, if and when declared payable by Wintrust’s board of directors from any funds legally available for the payment of dividends, subject to any preferential dividend rights of Wintrust’s outstanding preferred stock, including the Wintrust Series D Preferred and Wintrust Series E Preferred. Upon the liquidation, dissolution or winding up of Wintrust, the holders of Wintrust common stock are entitled to share pro rata in Wintrust’s net assets available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock of Wintrust, including the Wintrust Series D Preferred or Wintrust Series E Preferred.
Preemptive Rights.   Under its amended and restated articles of incorporation, the holders of Wintrust common stock have no preemptive, subscription, redemption or conversion rights.
Wintrust Series D Preferred stock
Wintrust Series D Preferred Stock Outstanding.   As of the date of this proxy statement/prospectus, Wintrust had 5,000,000 shares of Wintrust Series D Preferred outstanding.
Dividends.   Non-cumulative cash dividends on the liquidation preference of $25 per share of the Wintrust Series D Preferred are payable quarterly in arrears when, as and if declared by Wintrust’s board of directors at: (i) a rate of 6.5% per year from the date of the issuance to but excluding July 15, 2025 and (ii) a floating rate equal to the Three-Month CME Term SOFR, plus the Three-Month CME Term SOFR Spread Adjustment (each as defined in the Series D Restated Certificate of Designations) plus a spread of 4.06% per year from and including July 15, 2025. The dividend rate of such floating rate dividends will be reset quarterly. In the event that Wintrust has not declared a dividend on the Wintrust Series D Preferred for the most recently completed dividend period, the ability of Wintrust to pay or declare and set aside for payment dividends, or to redeem, purchase or acquire Wintrust common stock or any other stock ranking junior to or on parity with the Wintrust Series D Preferred Stock is subject to restrictions.

Redemption.   The Wintrust Series D Preferred has no stated maturity date, is not subject to any mandatory redemption, sinking fund or other similar provisions and will remain outstanding unless redeemed at Wintrust’s option. Wintrust may redeem the Wintrust Series D Preferred, (i) in whole or in part, from time to time, on any dividend payment date on or after July 15, 2025, or (ii) in whole but not in part, at any time within 90 days following a Regulatory Capital Treatment Event (as defined in the Series D Restated Certificate of Designations), in each case at a redemption price equal to $25.00 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends to, but excluding, the redemption date.
Conversion.   Holders of Wintrust Series D Preferred do not have any rights to convert shares of Wintrust Series D Preferred into, or exchange shares of Wintrust Series D Preferred for, shares of any other class of capital stock of Wintrust.
Voting Rights.   Holders of Wintrust Series D Preferred generally do not have any voting rights, except as required by Illinois law or as may be required by Nasdaq rules. However, Wintrust may not amend its articles of incorporation so as to materially and adversely affect the rights of the Wintrust Series D Preferred, issue capital stock ranking senior to the Wintrust Series D Preferred or take certain other actions without the approval of holders of at least two-thirds of all outstanding shares of the Wintrust Series D Preferred and any voting preferred stock then outstanding and entitled to vote thereon, voting together as a single class in proportion to their respective liquidation preferences. In addition, holders of the Wintrust Series D Preferred, voting together as a single class in proportion to their respective liquidation preferences with holders of any and all other series of voting preferred stock then outstanding, will be entitled to elect two additional members to Wintrust’s board of directors if Wintrust has not paid dividends on the Wintrust Series D Preferred for six or more quarterly dividend periods, whether or not consecutive.
Wintrust Series E Preferred stock
Wintrust Series E Preferred Stock Outstanding.   As of the date of this proxy statement/prospectus, Wintrust has 11,500 share of Wintrust Series E Preferred outstanding.
Dividends.   Non-cumulative cash dividends on the liquidation preference of $25,000 per share of the Wintrust Series E Preferred are payable quarterly in arrears when, as and if declared by Wintrust’s board of directors at: (i) a fixed rate of 6.875% per annum from October 15, 2020 to, but excluding, July 15, 2025, and (ii) a floating rate equal to the Five-Year Treasury Rate (as defined in the Series E Certificate of Designations) plus 6.507% per year from (and including) July 15, 2025.
Redemption.   The Wintrust Series E Preferred has no stated maturity date, is not subject to any mandatory redemption, sinking fund or other similar provisions and will remain outstanding unless redeemed at Wintrust’s option. Wintrust may redeem the Wintrust Series E Preferred, (i) in whole or in part, from time to time, on any dividend payment date on or after July 15, 2025, or (ii) in whole but not in part, at any time within 90 days following a Regulatory Capital Treatment Event (as defined in the Series E Certificate of Designations), in each case at a redemption price equal to $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends to, but excluding, the redemption date.
Conversion.   Holders of Wintrust Series E Preferred do not have any rights to convert shares of Wintrust Series E Preferred into, or exchange shares of Wintrust Series E Preferred for, shares of any other class of capital stock of Wintrust.
Voting Rights.   Holders of Wintrust Series E Preferred will only have the right to cast one vote per share on any matter for which they are entitled to vote, except as otherwise required by Illinois law or as may be required by Nasdaq rules. Wintrust may not amend its articles of incorporation so as to materially and adversely affect the rights of the Wintrust Series E Preferred, issue capital stock ranking senior to the Wintrust Series E Preferred or take certain other actions without the approval of holders of at least two-thirds of all outstanding shares of the Wintrust Series E Preferred and any voting preferred stock then outstanding and entitled to vote thereon, voting together as a single class in proportion to their respective liquidation preferences. In addition, holders of the Wintrust Series E Preferred, voting together as a single class in proportion to their respective liquidation preferences with holders of any and all other series of voting preferred stock then outstanding, will be entitled to elect two additional members to Wintrust’s board of directors if Wintrust has not paid dividends on the Wintrust Series E Preferred for six or more quarterly dividend periods, whether or not consecutive.
Preferred stock
Blank Check Preferred Stock.   Under its amended and restated articles of incorporation, the Wintrust board of directors has the authority to issue preferred stock in one or more series, to fix the number of shares in each such series and to fix for each series the designations and powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions, as may be stated and expressed in the resolution or resolutions adopted by the Wintrust board of directors providing for the issuance of such series as may be permitted by the IBCA, including dividend rates, conversion rights, terms of redemption and liquidation preferences, without any further vote or action by Wintrust’s shareholders.
Exchange agent and registrar
Equiniti Trust Company, LLC is the exchange agent for the merger and the transfer agent for the Wintrust common stock.

LEGAL MATTERS
Certain matters pertaining to the validity of the authorization and issuance of the Wintrust common stock to be issued in the merger have been passed upon by Kathleen M. Boege, Wintrust’s Executive Vice President, General Counsel and Corporate Secretary. Ms. Boege beneficially owns or has rights to acquire an aggregate of less than one percent of Wintrust’s common stock.
Certain matters pertaining to the federal income tax consequences of the merger have been passed upon by Warner Norcross + Judd LLP, 150 Ottawa Avenue NW, Suite 1500, Grand Rapids, Michigan 49503, and ArentFox Schiff LLP, 233 South Wacker Drive, Suite 7100, Chicago, IL 60606.
EXPERTS
The consolidated financial statements of Wintrust appearing in Wintrust Financial Corporation’s Annual Report on Form 10-K for the year ended December 31, 2023 and the effectiveness of Wintrust’s internal control over financial reporting as of December 31, 2023 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and Wintrust management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2023 are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
The consolidated financial statements of Macatawa Bank Corporation as of December 31, 2023 and 2022 and for each of the years then ended, and management’s assessment of the effectiveness of Macatawa Bank Corporation’s internal control over financial reporting as of December 31, 2023 incorporated by reference in this proxy statement/prospectus and in the Registration Statement have been so incorporated in reliance on the reports of BDO USA, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
SHAREHOLDER PROPOSALS
If the merger is completed, Macatawa will merge with and into a wholly-owned subsidiary of Wintrust and, consequently, there will be no future meetings of Macatawa shareholders.
The next annual meeting of Wintrust’s shareholders will be held in 2025. To be considered for inclusion in Wintrust’s proxy materials for that annual meeting, any shareholder proposal must have been received in writing by the secretary of the company at Wintrust’s principal office at 9700 W. Higgins Road, Suite 800, Rosemont, Illinois 60018, by December 5, 2024. All shareholder proposals submitted for inclusion in Wintrust’s proxy materials will be subject to the requirements of Rule 14a-8 of the proxy rules adopted under the Exchange Act.
Furthermore, in order for any shareholder to properly propose any business for consideration at Wintrust’s 2025 annual meeting, including the nomination of any person for election as a director, on any matter raised other than pursuant to Rule 14a-8 of the proxy rules adopted under the Exchange Act, written notice of the shareholder’s intention to make such proposal must be furnished to Wintrust in accordance with its by-laws. Pursuant to the by-laws, the deadline for such notice is February 22, 2025 (but not before January 23, 2025). In addition to satisfying the foregoing requirements under our by-laws, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than management’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 24, 2025.

WHERE YOU CAN FIND MORE INFORMATION
Wintrust and Macatawa file annual, quarterly and current reports, proxy statements and other information with the SEC. You may access this information at the SEC’s internet website that contains reports, proxy statements and other information regarding issuers, including Wintrust and Macatawa, who file electronically with the SEC. The address of that site is www.sec.gov. The information contained on the SEC’s website is expressly not incorporated by reference into this proxy statement/prospectus.
Wintrust has filed with the SEC a registration statement on Form S-4 of which this proxy statement/ prospectus forms a part. The registration statement registers the shares of Wintrust common stock to be issued to Macatawa shareholders in connection with the merger. The registration statement, including the attached exhibits and annexes, contains additional relevant information about Wintrust and Macatawa, respectively. The rules and regulations of the SEC allow Macatawa to omit certain information included in the registration statement from this proxy statement/prospectus.
In addition, the SEC allows Wintrust and Macatawa to disclose important information to you by referring you to other documents filed separately with the SEC. This information is considered to be a part of this proxy statement/prospectus, except for any information that is superseded by information included directly in this proxy statement/prospectus or incorporated by reference subsequent to the date of this proxy statement/prospectus as described below.
This proxy statement/prospectus includes as annexes or incorporates by reference the documents listed below that Wintrust and Macatawa have previously filed with the SEC. They contain important information about the companies and their financial condition.
Wintrust SEC Filings
•
Wintrust’s Annual Report on Form 10-K for the year ended December 31, 2023;

•
the sections of Wintrust’s Definitive Proxy Statement for the 2024 Annual Meeting of Shareholders filed with the SEC on April 4, 2024 that are incorporated by reference in Wintrust’s Annual Report on Form 10-K for the year ended December 31, 2023;

•
Wintrust’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2024;

•
Wintrust’s Current Reports on Form 8-K, filed with the SEC on January 17, 2024, April 15, 2024, April 17, 2024, and May 28, 2024; and

•
the description of Wintrust common stock, which is registered under Section 12 of the Exchange Act, in Wintrust’s Form 8-A filed with the SEC January 3, 1997, including any subsequently filed amendments and reports updating such description.

Macatawa SEC Filings
•
Macatawa’s Annual Report on Form 10-K for the year ended December 31, 2023 and Form 10-K/A filed with the SEC on April 29, 2024;

•
Macatawa’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2024; and

•
Macatawa’s Current Reports on Form 8-K, filed with the SEC on January 25, 2024, April 15, 2024, and April 25, 2024

To the extent that any information contained in any report on Form 8-K, or any exhibit thereto, was furnished to, rather than filed with, the SEC, such information or exhibit is specifically not incorporated by reference.
In addition, Macatawa incorporates by reference any future filings it makes with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this proxy statement/prospectus and before the date of the special meeting (excluding any current reports on Form 8-K to the extent disclosure is furnished and not filed). Those documents are considered to be a part of this proxy statement/prospectus, effective as of the date they are filed. In the event of conflicting information in these documents, the information in the latest filed document should be considered correct. You can obtain any of the other documents listed above from the SEC, through the SEC’s website at the address indicated above, or from Wintrust or Macatawa, as applicable, by requesting them in writing or by telephone as follows:
Wintrust Financial Corporation 9700 W. Higgins Road, Suite 800 Rosemont, Illinois 60018 Attention: Kathleen M. Boege Telephone: (847) 939-9000	Macatawa Bank Corporation 10753 Macatawa Drive Holland, Michigan 49424 Attention: Jon W. Swets Telephone: (616) 494-7645
If you would like to request documents, please do so by July 26, 2024, to receive them before the special meeting.
All information concerning Wintrust and its subsidiaries has been furnished by Wintrust, and all information concerning Macatawa and its subsidiaries has been furnished by Macatawa.
This proxy statement/prospectus is a prospectus of Wintrust and a proxy statement of Macatawa for the special meeting. Neither Wintrust nor Macatawa has authorized anyone to give any information or make any representation about the merger or Wintrust or Macatawa that is different from, or in addition to, that contained in this proxy statement/prospectus, the annexes hereto or in any of the materials that Wintrust or Macatawa has incorporated by reference into this proxy statement/prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this proxy statement/prospectus or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this proxy statement/prospectus does not extend to you. This proxy statement/prospectus is dated June 17, 2024. You should not assume that the information is accurate as of any date other than that date, and neither its mailing to Macatawa shareholders nor the issuance of shares of Wintrust common stock in the merger will create any implication to the contrary. Neither Wintrust nor Macatawa assumes any obligation to update the information contained in this document (whether as a result of new information, future events or otherwise), except as required by applicable law.

Annex A
AGREEMENT AND PLAN OF MERGER
BY AND AMONG
WINTRUST FINANCIAL CORPORATION,
LEO SUBSIDIARY LLC
AND
MACATAWA BANK CORPORATION
Dated as of April 15, 2024

A-i

A-ii

A-iii

AGREEMENT AND PLAN OF MERGER
This Agreement and Plan of Merger (this “Plan of Merger”) is made as of April 15, 2024, by and among Wintrust Financial Corporation, an Illinois corporation (“Purchaser”), Leo Subsidiary LLC, a Michigan limited liability company and wholly-owned subsidiary of Purchaser (“Merger Sub”), and Macatawa Bank Corporation, a Michigan corporation (“Company”).
PRELIMINARY STATEMENT
1.   The respective Boards of Directors of each of Company and Purchaser, and the sole member of Merger Sub, have determined that it is in the best interests of their respective corporation, company, shareholders or member, as applicable, that Company merge with and into Merger Sub (the “Merger”) in accordance with the terms of this Plan of Merger, the Michigan Business Corporation Act (the “MBCA”), the Michigan Limited Liability Company Act (the “MLLCA”), and any other applicable Law;
2.   The Company Board of Directors has, in light of and subject to the terms and conditions set forth in this Plan of Merger, resolved to adopt this Plan of Merger, to authorize the Merger and the other transactions contemplated by it and to recommend approval by the Company Shareholders of this Plan of Merger;
3.   Each of the Purchaser Board of Directors and the Merger Sub sole member has, in light of and subject to the terms and conditions set forth in this Plan of Merger, resolved to adopt this Plan of Merger and to authorize the Merger and the other transactions contemplated by it;
4.   For federal income tax purposes, it is intended that the Merger shall qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and this Plan of Merger is intended to be and is adopted as a “Plan of Reorganization” for the purposes of Sections 354 and 361 of the Code; and
5.   Each member of the Company Board of Directors and each of the Company’s executive officers owning shares of Company Common Stock has executed and delivered to Purchaser a voting agreement substantially in the form attached as Exhibit A.
In consideration of the representations, warranties, mutual covenants and agreements contained in this Plan of Merger, Company and Purchaser agree as follows:
ARTICLE I
THE MERGER
1.1   Merger.   Subject to the terms and conditions of this Plan of Merger, at the Effective Time, Company shall be merged with and into Merger Sub and the separate corporate existence of Company shall cease. Company and Merger Sub are each sometimes referred to as a “Constituent Company” prior to the Merger. At the Effective Time, the Constituent Companies shall become a single company, which company shall be Merger Sub (the “Surviving Company”). The effect of the Merger upon each of the Constituent Companies and the Surviving Company shall be as provided in the MBCA and the MLLCA with respect to the merger of companies. Without limiting the generality of the foregoing, and subject to the MBCA and the MLLCA, at the Effective Time: (a) all the rights, privileges, powers, franchises, licenses, and interests in and to every type of property (whether real, personal, or mixed) of Company and Merger Sub, shall vest in the Surviving Company, (b) all choses in action of Company and Merger Sub shall continue unaffected and uninterrupted by the Merger and shall accrue to the Surviving Company, and (c) all debts, liabilities and duties of Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Company. Following the Merger, the Surviving Company shall be dissolved or merged with and into Purchaser.
1.2   The Closing.   Company, Merger Sub and Purchaser shall consummate the Merger (the “Closing”) (a) at the offices of Warner Norcross + Judd LLP, 150 Ottawa Ave. NW, Suite 1500, Grand Rapids, Michigan 49503, at 10:00 a.m., local time, on a date to be agreed upon by Company and Purchaser upon five Business Days’ written notice after the last of the conditions to Closing contained in Article VI (other than any conditions that by their nature are to be satisfied at the Closing) is satisfied or waived in accordance with this Plan of Merger, or (b) at such other place and time or on such other date as Company and Purchaser may mutually determine (the date on which the Closing actually occurs is referred to as the “Closing Date”).
1.3   Effective Time of Merger.   Upon completion of the Closing, Company and Merger Sub shall each promptly execute and file a certificate of merger as required by the MBCA and MLLCA to effect the Merger (the “Certificate of Merger”). No party shall take any action to revoke the Certificate of Merger after its filing without the written consent of the other party. The “Effective Time” of the Merger shall be the time and date when the Merger becomes effective as set forth in the Certificate of Merger. Notwithstanding Section 1.2, Company and Purchaser agree that, if requested by Purchaser, the Effective Time will occur on either the last day of the month in which, or the first day of the month after which, the Closing occurs.
1.4   Additional Actions.   At any time after the Effective Time, the Surviving Company may determine that deeds, assignments, or assurances or any other acts are necessary or desirable to vest, perfect, or confirm, of record or otherwise, in the Surviving Company, and its successor and assigns, its rights, title, or interest in, to, or under any of the rights, properties, or assets of Company and Merger Sub acquired or to be acquired by the Surviving Company as a result of, or in connection with, the Merger, or to otherwise carry out the purposes of this Plan of Merger. Company and Merger Sub grant to the Surviving Company, and its successors and assigns, an irrevocable power of attorney to execute and deliver all such deeds, assignments, and assurances and to do all acts necessary, proper, or convenient to accomplish this purpose. This irrevocable power of attorney shall only be operative following the Effective Time and at such time the officers and directors of the Surviving Company, and of its successors and assigns, shall be fully authorized in the name of Company and Merger Sub to take any and all such actions contemplated by this Plan of Merger.
1.5   Surviving Company.   At the Effective Time, the Surviving Company shall have the following attributes until they are subsequently changed in the manner provided by Law:
1.5.1   Name.   The name of the Surviving Company shall be “Leo Subsidiary LLC.”
1.5.2   Articles of Organization.   The articles of organization of the Surviving Company shall be the articles of organization of Merger Sub as in effect immediately prior to the Effective Time, without change.
1.5.3   Operating Agreement.   The operating agreement of the Surviving Company shall be the operating agreement of Merger Sub as in effect immediately prior to the Effective Time, without change.
1.5.4   Officers.   The officers of the Surviving Company shall be the officers of Merger Sub immediately before the Effective Time.
1.5.5   Managers.   The managers, if any, of the Surviving Company shall be the managers of Merger Sub immediately before the Effective Time.
1.6   Reservation of Right to Revise Structure.   At Purchaser’s election, the Merger may alternatively be structured so that (a) Company is merged with and into Purchaser or any other direct or indirect wholly-owned subsidiary of Purchaser or (b) any other direct or indirect wholly-owned subsidiary of Purchaser is merged with and into Company; provided, however, that no such change shall (i) alter or change the amount or kind of the Merger Consideration or the treatment of the holders of Company Common Stock, (ii) prevent the parties from obtaining the opinions of counsel referred to in Section 6.2.5 and Section 6.3.5 or otherwise cause the transaction to fail to qualify for the Intended Tax Treatment, or (iii) materially impede or delay consummation of the transactions contemplated by this Plan of Merger. In the event of such an election, the parties agree to execute an appropriate amendment to this Plan of Merger (to the extent such amendment only changes the method of effecting the business combination and does not substantively affect this Plan of Merger or the rights and obligations of the parties or their respective shareholders) in order to reflect such election.
ARTICLE II
EFFECT OF MERGER ON CAPITAL STOCK
2.1   Conversion of Securities.   At the Effective Time, by virtue of the Merger and without any action on the part of Company, Merger Sub, Purchaser or any other Person:
2.1.1   Cancellation of Excluded Shares.   Each share of Company Common Stock that is owned by Company (or by any of its wholly-owned Subsidiaries) or Purchaser or Merger Sub (or by any of their respective wholly-owned Subsidiaries) (collectively, the “Excluded Shares,” provided, however, that Excluded Shares shall not include Trust Account Shares or DPC Shares as defined in this Plan of Merger) immediately before the Effective Time will automatically be canceled and cease to exist without delivery of any consideration in exchange for or in respect of any Excluded Share.
2.1.2   Conversion of Company Common Stock.
2.1.2.1   Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (including, for the avoidance of doubt, each unvested share of restricted stock awarded under the Company Stock Plan and other than the Excluded Shares) (the aggregate total amount of such shares collectively, the “Outstanding Company Common Stock”), shall be converted into the right to receive the Per Share Merger Consideration whereupon such shares of Company Common Stock will no longer be outstanding and all rights with respect to such shares of Company Common Stock will cease to exist, except the right to receive the Per Share Merger Consideration, any cash in lieu of fractional shares payable pursuant to Section 2.8, and any dividends or other distributions payable pursuant to Section 2.3, upon surrender of Certificates or Book-Entry Shares, in accordance with Section 2.2. No interest shall be paid or will accrue on any payment to holders of Certificates or Book-Entry Shares pursuant to the provisions of this Article II.
2.1.2.2   ”Merger Consideration” shall mean the aggregate consideration to be paid in the Merger, which shall be equal to the product of (a) $14.85 and (b) the number of shares of Outstanding Company Common Stock.
2.1.2.3   ”Per Share Merger Consideration” shall mean a number of fully paid and nonassessable shares of Purchaser Common Stock (rounded up to the nearest one-thousandth) equal to the quotient obtained by dividing (a) the Aggregate Share Amount by (b) the number of shares of Outstanding Company Common Stock.
2.1.2.4   ”Aggregate Share Amount” shall mean (a) if the Purchaser Common Stock Price is at least $89.03 and no more than $113.03, the Aggregate Share Amount shall the be the number of shares of Purchaser Common Stock equal to the quotient (rounded up to the nearest whole share) obtained by dividing (i) the Merger Consideration by (ii) the Purchaser Common Stock Price; (b) if the Purchaser Common Stock Price is less than $89.03, the Aggregate Share Amount shall be the number of shares of Purchaser Common Stock equal to the quotient (rounded up to the nearest whole share) obtained by dividing (i) the Merger Consideration by (ii) $89.03; and (c) if the Purchaser Common Stock Price is more than $113.03, the Aggregate Share Amount shall be the number of shares of Purchaser Common Stock equal to the quotient (rounded up to the nearest whole share) obtained by dividing (i) the Merger Consideration by (ii) $113.03.
2.1.2.5   ”Purchaser Common Stock Price” shall mean the mathematical average, calculated for the ten trading-day period ending on the second trading day preceding the Closing Date, of the volume-weighted average price (“VWAP”) of a share of Purchaser Common Stock for each trading day during such period as displayed under the heading “Bloomberg VWAP” on the Bloomberg Page for Purchaser (or its equivalent successor page if such page is not available). If the Bloomberg Page or the Bloomberg VWAP is not available for a trading day, “VWAP” shall mean the volume-weighted average price of a share of Purchaser Common Stock for such trading day, as determined by a nationally recognized investment banking firm retained by Purchaser based on available trading information for shares of Purchaser Common Stock.
2.1.3   Merger Sub Limited Liability Company Units Remain Outstanding.   Each unit of Merger Sub’s limited liability company interests issued and outstanding immediately prior to the Effective Time shall remain outstanding and represent one unit of limited liability company interests of the Surviving Company.
2.2   Exchange Procedure.
2.2.1   Prior to or at the Effective Time, Purchaser shall deposit with Equiniti Trust Company, LLC, or such other bank or trust company as Purchaser may designate (the “Exchange Agent”), for the benefit of the holders of Company Common Stock as of immediately prior to the Effective Time, whether represented by Certificates or held as Book-Entry Shares, shares of Purchaser Common Stock, in the aggregate amount equal to the number of shares of Purchaser Common Stock to which holders of Company Common Stock are entitled pursuant to Section 2.1. In addition, Purchaser shall deposit with the Exchange Agent, prior to or at the Effective Time and as necessary from time to time after the Effective Time, cash in an amount sufficient to make payment in lieu of any fractional shares pursuant to Section 2.8, and payment of any dividends or other distributions payable pursuant to Section 2.3. All such shares of Purchaser Common Stock and cash deposited with the Exchange Agent pursuant to this Section 2.2.1 is referred to as the “Exchange Fund.”
2.2.2   As soon as reasonably practicable after the Effective Time, Purchaser shall cause the Exchange Agent to mail to each holder of record of shares of Company Common Stock (other than the Excluded Shares), as of the Effective Time, a form of letter of transmittal (which shall be in customary form and shall specify that delivery will be effected, and risk of loss and title to Certificates or Book-Entry Shares will pass, only upon proper delivery of such Certificates or Book-Entry Shares to the Exchange Agent upon adherence to the procedures set forth in the letter of transmittal) and instructions for use in effecting the surrender of Certificates or Book-Entry Shares in exchange for the Merger Consideration, any cash in lieu of fractional shares payable pursuant to Section 2.8, and any dividends or other distributions payable pursuant to Section 2.3.
2.2.3   Upon surrender of a Certificate or of Book-Entry Shares for cancellation to the Exchange Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Exchange Agent, each holder of a Certificate or of Book-Entry Shares shall be entitled to receive in exchange therefor (a) book-entry shares representing the number of whole shares of Purchaser Common Stock pursuant to Section 2.1, (b) cash in lieu of any fractional shares payable pursuant to Section 2.8, and (c) any dividends or distributions payable pursuant to Section 2.3, and such Certificates and Book-Entry Shares so surrendered shall forthwith be canceled.
2.2.4   In the event of a transfer of ownership of Company Common Stock that is not registered in the transfer records of Company, payment of the Merger Consideration may be made to a Person other than the Person in whose name the Certificates or Book-Entry Shares so surrendered are registered if properly endorsed or otherwise in proper form for transfer and the Person requesting such payment shall pay any transfer or other Taxes required by reason of the transfer or establish, to the reasonable satisfaction of Purchaser, that such Taxes have been paid or are not applicable. Until surrendered as contemplated by this Section 2.2.4, each Certificate and Book-Entry Share shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration, any cash in lieu of fractional shares payable pursuant to Section 2.8, and any dividends or other distributions payable pursuant to Section 2.3.
2.2.5   Any portion of the Exchange Fund that remains undistributed to holders of Certificates or Book-Entry Shares for one year after the Effective Time shall be delivered to Purchaser, upon demand, and any holders of Certificates or Book-Entry Shares who have not then complied with this Article II shall thereafter look only to Purchaser for, and Purchaser shall remain liable for, payment of their claims for the Merger Consideration, any cash in lieu of any fractional shares payable pursuant to Section 2.8, and any dividends or other distributions payable pursuant to Section 2.3, in accordance with this Article II.
2.3   Distributions with Respect to Unexchanged Shares.   No dividends or other distributions with respect to Purchaser Common Stock with a record date on or after the Effective Time shall be paid to the holder of any unsurrendered Certificate or Book-Entry Share with respect to the shares of Purchaser Common Stock that the holder of such unsurrendered Certificate or Book-Entry Share has the right to receive upon the surrender of such unsurrendered Certificate or Book-Entry Share and no cash payment in lieu of fractional shares of Purchaser Common Stock shall be paid to any such holder pursuant to Section 2.8, until the holder of such Certificate or Book-Entry Share shall have surrendered such Certificate or Book-Entry Share in accordance with this Article II. Subject to escheat or other applicable Law, following the surrender of any Certificate or Book-Entry Share, there shall be paid to the record holder of shares of Purchaser Common Stock issued in exchange therefor, without interest, with respect to such shares of Purchaser Common

Stock (a) at the time of such surrender, the amount of dividends or other distributions with a record date and a payment date on or after the Effective Time and on or prior to the date of such surrender and the amount of any cash payable in lieu of a fractional share of Purchaser Common Stock to which such holder is entitled pursuant to Section 2.8, and (b) at the appropriate payment date, the amount of dividends or other distributions with a record date on or after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such shares of Purchaser Common Stock.
2.4   No Further Ownership Rights in Company Common Stock.   The Merger Consideration, any cash in lieu of fractional shares payable pursuant to Section 2.8, and any dividends or other distributions payable pursuant to Section 2.3 upon the surrender of Certificates or Book-Entry Shares in accordance with the terms of this Article II shall be deemed to have been in full satisfaction of all rights pertaining to the Company Common Stock formerly represented by such Certificates or Book-Entry Shares. At the close of business on the Closing Date, the share transfer books of Company shall be closed, and there shall be no further registration of transfers on the share transfer books of Company of shares of Company Common Stock that were outstanding immediately prior to the Effective Time. From and after the Effective Time, the holders of Certificates or Book-Entry Shares shall cease to have any rights with respect to shares of Company Common Stock, except as otherwise provided in this Plan of Merger or by applicable Law.
2.5   No Liability.   To the fullest extent permitted by applicable Law, none of Company, Purchaser, or the Surviving Company will be liable to any Company Shareholder or any other Person in respect of any cash properly delivered to a Governmental Entity pursuant to any applicable abandoned property, escheat or similar Laws.
2.6   Lost, Stolen or Destroyed Certificates.   In the event that any Certificate has been lost, stolen or destroyed, Purchaser or the Exchange Agent will, upon the receipt of an affidavit of that fact by the holder of such Certificate in form and substance reasonably satisfactory to Purchaser or the Exchange Agent, pay in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration, any cash in lieu of fractional shares payable pursuant to Section 2.8, and any dividends or other distributions payable pursuant to Section 2.3 payable in respect of the shares of Company Common Stock previously evidenced by such lost, stolen or destroyed Certificate. Purchaser or the Exchange Agent, as a condition precedent to the payment of the Merger Consideration, any cash in lieu of fractional shares payable pursuant to Section 2.8, and any dividends or other distributions payable pursuant to Section 2.3, may require the owner of such lost, stolen or destroyed Certificate to deliver a bond in such amount as Purchaser or the Exchange Agent may reasonably direct (which amount shall be consistent with Purchaser’s or Exchange Agent’s customary procedure for Purchaser’s existing shareholders) as indemnity against any claim that may be made against Purchaser with respect to such Certificate.
2.7   Withholding Rights.   Purchaser shall be entitled to deduct and withhold, or cause to be deducted or withheld, from the consideration otherwise payable pursuant to this Plan of Merger such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign Tax Law. To the extent that amounts are so withheld or paid over to or deposited with the relevant Governmental Entity by Purchaser, such withheld amounts shall be treated for all purposes of this Plan of Merger as having been paid to the Person in respect of which such deduction and withholding was made by Purchaser.
2.8   No Fractional Shares.   No certificates or scrip representing fractional shares of Purchaser Common Stock shall be issued upon the surrender for exchange of Certificates or Book-Entry Shares, no dividends or other distributions of Purchaser shall be paid with respect to such fractional share interests, and such fractional share interests will not entitle the owner to vote or to have any rights of a holder of shares of Purchaser Common Stock. Notwithstanding any other provision of this Plan of Merger, each holder of Certificates or Book-Entry Shares who would otherwise have been entitled to receive a fraction of a share of Purchaser Common Stock (determined after taking into account all Certificates and Book-Entry Shares delivered by such holder) shall receive, in lieu of such fractional part of a share of Purchaser Common Stock, cash (without interest) in an amount equal to the product of (a) such fractional part of a share of Purchaser Common Stock multiplied by (b) the Purchaser Common Stock Price.
2.9   Adjustments.   Notwithstanding anything to the contrary in this Article II, if, between the date of this Plan of Merger and the Effective Time, there is declared (with an effective time prior to the Effective

Time) or effected a reorganization, reclassification, recapitalization, stock split (including a reverse stock split), split-up, stock dividend or stock distribution (including any dividend or distribution of securities convertible into Purchaser Common Stock or Company Common Stock), combination, exchange, or readjustment of shares with respect to, or rights issued in respect of, Purchaser Common Stock or Company Common Stock, the Per Share Merger Consideration shall be proportionately and appropriately adjusted to provide to the holders of Company Common Stock the same economic effect as contemplated by this Plan of Merger prior to such event. Notwithstanding any other provisions of this Section 2.9, no adjustment shall be made in the event of the issuance of additional shares of Purchaser Common Stock pursuant to any dividend reinvestment plan or direct investment plan of Purchaser, pursuant to the exercise of stock options awarded under any director, employee or affiliate stock option plans of Purchaser or its subsidiaries, or upon the grant or sale of shares or rights to receive shares to or for the account of any director, employee, or affiliate of Purchaser or any of its subsidiaries pursuant to any stock option or other compensation or benefit plans of Purchaser, or in connection with the issuance of shares as merger consideration in a transaction where Purchaser is the surviving corporation or in connection with any offering of shares where Purchaser receives consideration in exchange for the shares so offered.
2.10   Upset Condition.
2.10.1   The “Upset Condition” shall have occurred if both of the following conditions exist as of the last day of the Pricing Period: (a) the Average Purchaser Closing Price is less than $80.82 (the “Floor Purchaser Price”); and (b) the number determined by dividing the Average Purchaser Closing Price by $101.03 is less than the number obtained by subtracting (i) 20% from (ii) the quotient obtained by dividing the Final Index Price by the Initial Index Price. The “Initial Index Price” means the $94.81 closing price of the KBW Nasdaq Regional Banking Index (KRX) on April 12, 2024. The “Average Purchaser Closing Price” means the average volume weighted trading price per share of Purchaser Common Stock on which shares of Purchaser Common Stock were actually traded in transactions reported on the Nasdaq stock exchange during the twenty (20) trading days immediately preceding the first date on which all Requisite Regulatory Approvals (and waivers, if applicable) necessary for the consummation of the Merger have been received (disregarding any waiting period) (the “Pricing Period”). The “Final Index Price” means the closing price of the KBW Nasdaq Regional Banking Index (KRX) on the last day of the Pricing Period.
2.10.2   If the Upset Condition exists as of the last day of the Pricing Period, Company shall have the right, exercisable at any time prior to 5:00 p.m., Eastern Time on the second Business Day after the last day of the Pricing Period (the “Exercise Period”) to (a) proceed with the Merger on the basis of the Per Share Merger Consideration as calculated pursuant to Section 2.1.2, subject to applicable adjustment as provided in Section 2.9, by delivering to Purchaser within the Exercise Period written notice of its decision to do so or by failing to deliver any notice to Purchaser; or (b) request Purchaser to adjust the Aggregate Share Amount used to calculate the Per Share Merger Consideration in accordance with Section 2.1.2, by delivering to Purchaser within the Exercise Period written notice to such effect (an “Increase Notice”), to an Aggregate Share Amount computed by (i) multiplying the Aggregate Share Amount calculated in accordance with Section 2.1.2 by a fraction that has as its numerator the Floor Purchaser Price and that has as its denominator the Average Purchaser Closing Price (the “Adjusted Per Share Merger Consideration”).
2.10.3   If the Upset Condition occurs and Purchaser receives an Increase Notice, Purchaser shall either accept or decline the Adjusted Per Share Merger Consideration by delivering written notice of its decision to Company at or before 5:00 p.m., Eastern Time on the second Business Day after receipt of the Increase Notice (the “Acceptance Period”). If Purchaser accepts the Adjusted Per Share Merger Consideration within the Acceptance Period, this Plan of Merger shall remain in effect in accordance with its terms except that the Per Share Merger Consideration shall be equal to the Adjusted Per Share Merger Consideration. If Purchaser declines the Adjusted Per Share Merger Consideration or fails to deliver written notice of its decision to accept or decline the Adjusted Per Share Merger Consideration within the Acceptance Period, the Merger shall be abandoned and this Plan of Merger shall thereupon terminate without further action by Company or Purchaser effective as of 5:00 p.m., Eastern Time on the Business Day following the expiration of the Acceptance Period; provided, that if Purchaser so declines the Adjusted Per Share Merger Consideration or fails to deliver written notice of its decision to accept or decline the Adjusted Per Share Merger Consideration within the Acceptance Period, Company may, by written notice delivered to Purchaser at or before 5:00 p.m., Eastern Time on the Business Day following the expiration of the Acceptance Period, elect to proceed with the Merger on the basis of the Per Share Merger Consideration calculated in accordance with Section 2.1.2, subject to applicable adjustment as provided in Section 2.9, and, upon such election, no abandonment of the Merger or termination of the Plan of Merger shall be deemed to have occurred, this Plan of Merger shall remain in effect in accordance with its terms, and the Closing shall thereafter occur, in accordance with the terms of this Plan of Merger.
ARTICLE III
COMPANY’S REPRESENTATIONS AND WARRANTIES
On or prior to the date hereof, Company has delivered to Purchaser a schedule (the “Company Disclosure Letter”) setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more of the representations or warranties contained in this Article III or to one or more of its covenants contained in Article V. Accordingly, Company hereby represents and warrants to Purchaser as follows, except (a) as set forth on the Company Disclosure Letter, or (b) as disclosed in the Company SEC Reports filed with or furnished to the SEC since January 1, 2022 and publicly available prior to the date hereof (excluding any risk factor disclosures set forth under the heading “Risk Factors,” any disclosure of risks included in any “forward-looking statements” disclaimer or any other predictive, cautionary or forward-looking statement of risk); provided, that nothing disclosed in the Company SEC Reports will be deemed to modify or qualify the representations and warranties set forth in Section 3.1, Section 3.2, Section 3.3.1, Section 3.3.2, Section 3.4.1, Section 3.4.2, Section 3.22 or Section 3.35:
3.1   Authorization, No Conflicts, Etc.
3.1.1   Authorization of Plan of Merger.   Company has the requisite corporate power and authority to execute and deliver this Plan of Merger, to perform its obligations hereunder and, subject to the affirmative vote of the holders of at least a majority of the outstanding shares of Company Common Stock entitled to vote to approve the Plan of Merger (the “Company Shareholder Approval”), to consummate the transactions contemplated by this Plan of Merger. This Plan of Merger has been duly adopted, and the consummation of the Merger and the other transactions contemplated by this Plan of Merger have been duly authorized, at a meeting duly called and held, by the Company Board of Directors. The Company Board of Directors at such meeting has unanimously (a) determined that the terms of this Plan of Merger are advisable, fair to and in the best interests of Company and the Company Shareholders, and (b) adopted this Plan of Merger, approved and authorized the transactions contemplated by this Plan of Merger and, subject to Section 5.3.5, resolved to recommend approval by the Company Shareholders of this Plan of Merger and the transactions contemplated by it (such recommendation, the “Company Board Recommendation”) and (c) directed this Plan of Merger and the Merger be submitted to the Company Shareholders for approval. Except for the Company Shareholder Approval, no other corporate proceedings on the part of Company are necessary to authorize this Plan of Merger or to consummate the Merger. This Plan of Merger has been duly executed and delivered by, and (assuming due authorization, execution and delivery by Purchaser and Merger Sub) constitutes valid and binding obligations of, Company and is enforceable against Company in accordance with its terms, except to the extent that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, relating to creditors’ rights generally and (ii) equitable remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.
3.1.2   No Conflict, Breach, Violation, Etc.   The execution, delivery, and performance of this Plan of Merger by Company and the consummation of the Merger, do not and will not violate, conflict with, or result in a breach of: (a) any provision of the articles of incorporation or bylaws (or similar organizational documents) of Company or any Subsidiary of Company (each a “Company Subsidiary” and collectively, the “Company Subsidiaries”); or (b) any Law or Order applicable to Company or any Company Subsidiary, assuming the timely receipt of each of the approvals referred to in Section 3.1.4.

3.1.3   Regulatory Restrictions.   The execution, delivery, and performance of this Plan of Merger by Company and the consummation of the Merger do not and will not violate, conflict with, result in a breach of, constitute a default under, or require any consent, approval, waiver, extension, amendment, authorization, notice, or filing under, any cease and desist order, written agreement, memorandum of understanding, board resolutions or other regulatory agreement or commitment with or from a Governmental Entity to which Company or any Company Subsidiary is a party or subject, or by which Company or any Company Subsidiary is bound or affected.
3.1.4   Required Approvals.   No notice to, filing with, authorization of, exemption by, or consent or approval of any Governmental Entity or any stock market or stock exchange on which Company Common Stock is listed for trading is required for the consummation of the transactions contemplated by this Plan of Merger by Company other than in connection or compliance with (a) the filing of the Certificate of Merger in accordance with the MBCA and the MLLCA, (b) the filing with the SEC of the Registration Statement and the Proxy Statement, and such reports under Section 13(a) of the Exchange Act, and such other compliance with the Exchange Act and the rules and regulations thereunder, as may be required in connection with this Plan of Merger and the transactions contemplated hereunder, (c) such consents, approvals, orders, authorizations, registrations, declarations, notices and filings as may be required under applicable state securities or “blue sky” Laws or the rules and regulations of the Nasdaq stock exchange, and (d) the consents, authorizations, approvals, or exemptions required under the Bank Holding Company Act, the FDI Act, and the Michigan Banking Code. Company has no Knowledge of any reason why the regulatory approvals referred to in this Section 3.1.4 cannot be obtained or why the regulatory approval process would be materially impeded.
3.2   Organization and Good Standing.   Company is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Michigan. Company has all requisite corporate power and authority to own, operate, and lease its properties and assets and to carry on its business as it is now being conducted in all material respects. Company is a bank holding company duly registered as such with the Federal Reserve Board under the Bank Holding Company Act. Company is not, and is not required to be, qualified or admitted to conduct business as a foreign corporation in any other state, except where such failure to be so qualified has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
3.3   Subsidiaries.
3.3.1   Ownership.   Section 3.3.1 of the Company Disclosure Letter sets forth a true and complete list of each Company Subsidiary as of the date of this Plan of Merger. Other than the Company Subsidiaries, Company does not have “control” (as defined in Section 2(a)(2) of the Bank Holding Company Act, using 5 percent rather than 25 percent), either directly or indirectly, of any Person engaged in an active trade or business or that holds any significant assets. Company or a Company Subsidiary owns all of the issued and outstanding capital stock or other equity interests of each of the Company Subsidiaries, free and clear of any claim or Lien of any kind. All of the issued and outstanding shares of capital stock or other equity interests of each Company Subsidiary have been, as applicable, duly authorized and validly issued and are fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right. There is no legally binding and enforceable subscription, option, warrant, right to acquire, or any other similar agreement pertaining to the capital stock or other equity interests of any Company Subsidiary.
3.3.2   Organization and Good Standing.   Each of the Company Subsidiaries (a) is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization; (b) is duly qualified to do business and in good standing in all jurisdictions (whether federal, state, or local) where its ownership or leasing of property or the conduct of its business requires it to be so qualified; and (c) has all requisite corporate power and authority to own or lease its properties and assets and to carry on its business as now conducted, except in each of (b) and (c) as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Company has made available to Purchaser true, correct and complete copies of the organizational documents of each Company Subsidiary (and all amendments thereto) as currently in effect, and no Company Subsidiary is in default in the performance, observation or fulfillment of its obligations under such documents, except for such defaults that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.
3.3.3   Deposit Insurance; Other Assessments.   The deposit accounts of each Company Subsidiary that is a depository institution are insured by the FDIC to the fullest extent permitted by Law, and all premiums and assessments to be paid in connection therewith have been paid by each such Company Subsidiary when due. No proceeding for the revocation or termination of such deposit insurance is pending or, to the Knowledge of Company, threatened. Company and each Company Subsidiary has paid as and when due all material fees, charges, assessments, and the like as required by Law to each and every Governmental Entity having jurisdiction over Company or each Company Subsidiary.
3.4   Capital Stock.
3.4.1   Classes and Shares.   The authorized capital stock of Company consists of (a) 200,000,000 shares of common stock, no par value (“Company Common Stock”), of which 34,361,562 shares were issued and outstanding as of the close of business on April 12, 2024 and (b) 500,000 shares of preferred stock, none of which were issued and outstanding as of the date of this Plan of Merger. As of the date of this Plan of Merger, there is no security or class of securities outstanding that represents or is convertible into capital stock of Company. All of the issued and outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof.
3.4.2   Stock Plans.   Section 3.4.2 of the Company Disclosure Letter sets forth, as of the date of this Plan of Merger, (a) the number of shares of Company Common Stock that are authorized and reserved for issuance under the Company Stock Plan, and (b) the number of outstanding unvested shares of restricted stock awarded under the Company Stock Plan, including the name of each holder thereof, the applicable grant date thereof, the vesting conditions thereof, and the dollar amount of any accrued dividend equivalents thereon. As of the date of this Plan of Merger, there are no other compensatory awards outstanding pursuant to which Company Common Stock is issuable, or that relate to or are determined by reference to the value of Company Common Stock. All outstanding shares of Company Common Stock, and all Company Common Stock reserved for issuance under the Company Stock Plan, when issued in accordance with the terms of the Company Stock Plan, are or will be duly authorized, validly issued, fully paid and non-assessable and not issued in violation of any preemptive rights, purchase option, call or right of first refusal rights. Company has made available to Purchaser complete and accurate copies of the Company Stock Plan and forms of agreements evidencing restricted stock awards. All outstanding Company restricted stock awards have been granted pursuant to, and in compliance with, the Company Stock Plan, and have been granted pursuant to one of the forms made available pursuant to the foregoing sentence, without any material deviation therefrom.
3.4.3   Issuance of Shares.   After the date of this Plan of Merger, the number of issued and outstanding shares of capital stock of Company is not subject to change before the Effective Time, other than the issuance of shares of restricted stock in the ordinary course of business and consistent with past practice.
3.4.4   Voting Rights.   Other than the issued and outstanding shares of Company Common Stock described in Section 3.4.1, neither Company nor any Company Subsidiary has outstanding any security or issue of securities the holder or holders of which have the right to vote on the approval of the Merger or this Plan of Merger, or that entitle the holder or holders to consent to, or withhold consent on, the Merger or this Plan of Merger. Company is not party to a shareholder rights agreement, “poison pill” or similar anti-takeover agreement or plan.
3.4.5   Appraisal Rights.   No Company Shareholder will be entitled to appraisal rights, whether pursuant to the MBCA, Company’s articles of incorporation or bylaws, or any resolution of Company’s Board of Directors, as a result of the consummation of the Merger.
3.5   Financial Statements.   The consolidated financial statements of Company as of and for each of the three years ended December 31, 2023, 2022 and 2021 as audited by Company’s independent auditors, including all schedules and notes relating to such statements (collectively, “Company Financial Statements”)

fairly present, and the unaudited consolidated financial statements of Company as of and for each quarter ending after the date of this Plan of Merger until the Effective Time, including all schedules and notes, if any, relating to such statements, will fairly present, the consolidated financial condition and the results of operations, changes in shareholders’ equity, and cash flows of Company as of the respective dates of and for the periods referred to in such financial statements, all in accordance in all material respects with GAAP, consistently applied, subject, in the case of unaudited interim financial statements, to normal, recurring year-end adjustments (the effect of which has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect) and the absence of notes (that, if presented, would not differ materially from those included in the Company Financial Statements). No financial statements of any entity or enterprise other than the Company Subsidiaries are required by GAAP to be included in the consolidated financial statements of Company. The Company Financial Statements have been prepared from, and are in accordance with, the books and records of the Company and the Company Subsidiaries.
3.6   Absence of Certain Changes or Events.   Since June 30, 2023, (a) Company and the Company Subsidiaries have conducted their respective businesses in the ordinary course consistent with past practice (other than discussions and negotiations related to this Plan of Merger), and (b) no event or events have occurred that have had, individually or in the aggregate, or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
3.7   Legal Proceedings.   There is no Action pending or, to the Knowledge of Company, threatened, against Company or any of the Company Subsidiaries or any of their respective properties, rights or assets (a) as of the date of this Plan of Merger, that challenges or seeks to enjoin, alter, prevent or materially delay the Merger or (b) has had, or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. There is no material unsatisfied judgment, penalty or award against Company or any of the Company Subsidiaries. Neither Company nor any of the Company Subsidiaries, nor any of their respective properties, rights or assets, is subject to any (i) Order or any investigation by a Governmental Entity, (ii) unresolved violation, criticism or exception by any Governmental Entity, or (iii) formal or informal inquiry by, or disagreements or disputes with, any Governmental Entity with respect to the business, operations, policies or procedures of Company or any Company Subsidiary, in each case of clauses (i) through (iii), which has had, or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. No officer or director of Company or any of the Company Subsidiaries is a defendant in any Action commenced by any shareholder of Company or any of the Company Subsidiaries with respect to the performance of his or her duties as an officer or a director of Company or any of the Company Subsidiaries under any applicable Law, except for any Action arising out of or relating to the Merger and the transactions contemplated by this Plan of Merger.
3.8   Regulatory Filings.   Since January 1, 2021:
3.8.1   Regulatory Filings.   Company and each Company Subsidiary has timely filed or furnished all material reports, registrations, statements and filings, together with any amendments required to be made with respect thereto, that they were required to file or furnish with Governmental Entities as required by applicable Law, including filings with (a) the Michigan Secretary of State, the Michigan Department of Insurance and Financial Services, and any other state regulatory authority, (b) the SEC, (c) the Federal Reserve Board, and (d) the FDIC.
3.8.2   Complete and Accurate.   All such filings, as of their respective filing dates, complied in all material respects with all Laws, forms, and guidelines applicable to such filings.
3.9   No Indemnification Claims.   To the Knowledge of Company, no claims are outstanding against the Company or any Company Subsidiaries for indemnification or reimbursement of any Person.
3.10   Conduct of Business; Compliance with Law.
3.10.1   Company and each Company Subsidiary has conducted its business and used its properties in compliance in all material respects with all, and are not in material default or violation under any, applicable Orders and Laws.

3.10.2   None of Company, any Company Subsidiary, nor, to the Knowledge of Company, any director, officer, employee or agent acting in such capacity on behalf and at the direction of Company or any Company Subsidiary, has, directly or indirectly, (a) used any funds of Company or any Company Subsidiary for unlawful contributions, unlawful gifts, unlawful entertainment or other expenses relating to political activity, (b) made any unlawful payment to foreign or domestic governmental officials or employees or to foreign or domestic political parties or campaigns from funds of Company or any Company Subsidiary, (c) violated any provision that would result in the violation of the Foreign Corrupt Practices Act of 1977, as amended, or any similar law, (d) established or maintained any unlawful fund of monies or other assets of Company or any Company Subsidiary, (e) made any fraudulent entry on the books or records of Company or any Company Subsidiary, or (f) made any unlawful bribe, unlawful rebate, unlawful payoff, unlawful influence payment, unlawful kickback or other unlawful payment to any person, private or public, regardless of form, whether in money, property or services, to obtain favorable treatment in securing business to obtain special concessions for Company or any Company Subsidiary, to pay for favorable treatment for business secured or to pay for special concessions already obtained for Company or any Company Subsidiary, or is currently subject to any United States sanctions administered by the Office of Foreign Assets Control of the United States Treasury Department.
3.11   Transaction Documents.   None of the information supplied or to be supplied by Company for inclusion or incorporation by reference and contained in any Transaction Document will contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (a) in the case of any Transaction Document (other than the Registration Statement and the Proxy Statement) at the time it is filed or at any time it is amended or supplemented, (b) in the case of the Registration Statement, at the time it is filed with the SEC, at any time it is amended or supplemented and at the time it becomes effective under the Securities Act, and (c) in the case of the Proxy Statement, at the date it is first mailed to the Company Shareholders and at the time of the Company Shareholder Meeting. All Transaction Documents that Company is required to file with the SEC in connection with the Merger and the portions of the Registration Statement and Proxy Statement relating to Company and the Company Subsidiaries will comply as to form in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations thereunder.
3.12   Agreements With Bank Regulators.   Neither Company nor any Company Subsidiary is a party to any Contract, cease and desist order, written agreement or memorandum of understanding with, or a party to any commitment letter, board resolution or similar undertaking to, or is subject to any Order by, or, since January 1, 2021, has been ordered to pay any civil money penalty by, or is a recipient of any extraordinary supervisory letter from, any Governmental Entity that restricts materially the conduct of Company’s or a Company Subsidiary’s business, or in any manner relates to the capital adequacy, credit or reserve policies or management of Company or any Company Subsidiary (a “Regulatory Agreement”), nor has Company nor any Company Subsidiary been advised by any Governmental Entity since January 1, 2021 that a Governmental Entity is contemplating issuing or requesting an Order or a Regulatory Agreement. Neither Company nor any Company Subsidiary is required by Section 32 of the FDI Act or FDIC Regulation Part 359 or the Federal Reserve Board to give prior notice to a federal banking agency of the proposed addition of an individual to its board of directors or the employment of an individual as a senior executive officer or to limit golden parachute payments or indemnification. Neither Company nor any Company Subsidiary has been designated as in “troubled condition” by any Governmental Entity.
3.13   Tax Matters.
3.13.1   All Tax Returns required by applicable Law to have been filed by Company and each Company Subsidiary have been filed when due (taking into account any applicable extensions), and each such Tax Return was true and correct in all material respects when filed. Company and each Company Subsidiary has withheld and paid all material Taxes required to have been withheld and paid in connection with amounts paid to any third party. All income and other material Taxes that are due and payable by Company and each Company Subsidiary have been paid.
3.13.2   None of the Tax Returns of Company or the Company Subsidiaries filed for any Tax year beginning after December 31, 2018 have been audited by the IRS or any federal, state, local or foreign taxing authority. There is no tax audit or legal or administrative proceeding concerning Tax Returns or the assessment or collection of Taxes ongoing or pending or, to Company’s Knowledge, threatened with respect to Company or any Company Subsidiary and the Company has not been notified in writing of any such threatened audit or proceeding. No claim concerning the calculation, assessment or collection of Taxes has been asserted with respect to Company or any Company Subsidiary except for any claim that has been fully resolved and the costs of such resolution fully paid and reflected in the Company Financial Statements. There are no material Liens on any of the assets of Company or any of the Company Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax, other than Liens for Taxes not yet due and payable.
3.13.3   Neither Company nor any Company Subsidiary has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to any Taxes, which waiver or extension is still open.
3.13.4   Neither Company nor any Company Subsidiary has been included in any “consolidated,” “unitary” or “combined” Tax Return for any taxable period for which the statute of limitations has not expired (other than a group of which Company is the common parent). Neither Company nor any Company Subsidiary is a general partner in any partnership.
3.13.5   In any year for which the applicable statute of limitations remains open, neither Company nor any Company Subsidiary has been or has purported to be a “distributing corporation” or a “controlled corporation” in a distribution intended to qualify for tax-free treatment under Section 355 of the Code.
3.13.6   The tax and audit positions taken by Company and the Company Subsidiaries in connection with Tax Returns were reasonable and asserted in good faith. No listed or other reportable transaction within the meaning of Sections 6011, 6111 or 6112 of the Code or any comparable provision of any other applicable Tax Law has been engaged in by, or with respect to, Company or any Company Subsidiary. Company and the Company Subsidiaries have disclosed on their federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income tax within the meaning of Section 6662 of the Code.
3.13.7   Neither Company nor any Company Subsidiary has participated in or been a party to a transaction that, as of the date of this Plan of Merger, constitutes a “listed transaction” for purposes of Section 6011 of the Code (or a similar provision of state Law).
3.13.8   Neither Company nor any Company Subsidiary has taken any action or has Knowledge of any fact that would reasonably be expected to prevent the Merger from qualifying for the Intended Tax Treatment.
3.13.9   There has been no disallowance of a deduction under Section 162(m) of the Code or excise tax imposed under Section 280G of the Code for any amount paid or payable by Company or any Company Subsidiary as employee compensation, whether under any contract, plan, program or arrangement, understanding or otherwise, and neither Company nor any Company Subsidiary has taken any action or has Knowledge of any fact that would reasonably be expected to cause any such disallowance or imposition of excise tax in the future.
3.13.10   Company and the Company Subsidiaries have each maintained all necessary and appropriate accounting records to support the positions taken on all filed Tax Returns and all exemptions from filing Tax Returns.
3.13.11   Each of Company and the Company Subsidiaries has withheld and paid over all material Taxes required to have been withheld and paid over, and has complied with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid or owing to any employee, creditor, independent contractor or other third parties. The provisions made for Taxes on the Company Financial Statements are sufficient for the payment of all accrued but unpaid Taxes as of the dates of the applicable Company Financial Statement, whether or not disputed.

3.13.12   Tax Accounting.   Neither Company nor any Company Subsidiary will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (a) change in method of accounting for a taxable period ending on or prior to the Closing Date; (b) ”closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax Law) executed on or prior to the Closing Date; (c) intercompany transactions or any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or foreign income Tax Law); (d) installment sale or open transaction disposition made on or prior to the Closing Date; or (e) prepaid amounts received or deferred revenue accrued on or prior to the Closing Date. No property of Company or any Company Subsidiary is “tax exempt use property” within the meaning of Section 168(h) of the Code or directly or indirectly secures any debt the interest on which is exempt from tax under Section 103(a) of the Code. Any federal income tax liability related to bad debt deductions of Company or any Company Subsidiary are recorded in the Company Financial Statements.
3.13.13   Successor Liability.   Neither Company nor any Company Subsidiary is a party to a Tax sharing, indemnification or similar agreement, is or has been a member of an affiliated group filing consolidated or combined tax returns (other than a group over which Company is the common parent) or otherwise has any liability for the Taxes of any party other than Company and the Company Subsidiaries.
3.13.14   Section 382.   An “ownership change” as defined by Section 382 of the Code has not occurred with respect to Company since December 31, 2021.
3.13.15   Section 409A Liabilities.   Neither Company nor any Company Subsidiary (a) has failed to report any compensation as required by Section 409A of the Code; or (b) has taken any action or has Knowledge of any fact that could reasonably be expected to result in any liability under Section 409A of the Code.
3.14   Properties.   With respect to each parcel of real property owned by Company or any Company Subsidiary, including all other real estate owned (“Company Real Property”), and also with respect to each parcel of real property leased by Company or any Company Subsidiary (“Company-Leased Real Property”) (Section 3.14 of the Company Disclosure Letter sets forth a complete and correct list and brief description of all Company Real Property and Company-Leased Real Property):
3.14.1   Title to and Interest in Properties.   Company and each Company Subsidiary has good and valid title to, or valid leasehold interests in, all of their Company Real Property and Company-Leased Real Property free and clear of all Liens, except for Permitted Liens.
3.14.2   No Encroachments.   Except for encroachments that have been insured by a title insurance policy benefitting Company or a Company Subsidiary, no building or improvement to Company Real Property or, to the Knowledge of Company, Company-Leased Real Property encroaches on any easement or property owned by another Person. No building or property owned by another Person encroaches on Company Real Property or, to the Knowledge of Company, Company-Leased Real Property or on any easement benefiting Company Real Property or Company-Leased Real Property. No claim of encroachment has been asserted by any Person with respect to any of Company Real Property or, to the Knowledge of Company, Company-Leased Real Property.
3.14.3   Buildings.   All buildings and improvements to Company Real Property and, to the Knowledge of Company, Company-Leased Real Property are in good condition (normal wear and tear excepted), are structurally sound and are not in need of material repairs, are fit for their intended purposes, and are adequately serviced by all utilities necessary for the effective operation of business as presently conducted at that location.
3.14.4   No Condemnation.   None of Company Real Property or, to the Knowledge of Company, Company-Leased Real Property is the subject of any condemnation action. To the Knowledge of Company, there is no proposal under active consideration by any public or governmental authority or entity to acquire Company Real Property or Company-Leased Real Property for any governmental purpose.

3.14.5   Validity.   Each premises comprising Company Real Property and, to the Knowledge of Company, Company-Leased Real Property is a lawfully existing parcel that is: (a) a valid platted parcel; (b) a valid condominium unit; or (c) a lawfully existing parcel within the meaning of the Land Division Act, Act No. 288 of the Public Acts of 1967, as amended.
3.14.6   Access.   Each premises comprising Company Real Property and, to the Knowledge of Company, Company-Leased Real Property has both legal and practical pedestrian and vehicular access to a public street.
3.14.7   Obligations.   Company and each Company Subsidiary, as applicable, has paid all amounts due and owing and performed in all material respects all obligations under each agreement that affects any of Company Real Property or Company-Leased Real Property.
3.14.8   Additional Representations Regarding Real and Personal Property Leases.   With respect to each lease and license pursuant to which Company or any Company Subsidiary, as lessor, lessee, licensor or licensee, has possession or leases or licenses to others any real or personal property, excluding any personal property lease with payments of less than $100,000 per year (each, a “Company Lease”):
(a)   Valid.   Each of Company’s Leases is valid, effective, and enforceable against the lessor or licensor in accordance with its terms, except as limited by bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the rights of creditors generally and the availability of equitable remedies.
(b)   No Default.   There is no existing default under any of Company’s Leases or any event that with notice or passage of time, or both, would constitute a default with respect to Company, any Company Subsidiary or, to the Knowledge of Company, any other party to the contract, which default is reasonably expected to have a Company Material Adverse Effect.
3.14.9   Personal Property.   Company or a Company Subsidiary, as applicable, has good, valid and insurable title to, or a valid leasehold interest in, all tangible and intangible assets used, intended or required for use by Company and the Company Subsidiaries in the conduct of their businesses, free and clear of any Liens, except for Permitted Liens, and all such tangible personal property is in good working condition and repair, normal wear and tear excepted.
3.15   Intellectual Property.   Company and the Company Subsidiaries exclusively own, or have a valid license or other valid right to use, all material Intellectual Property as used in their business as presently conducted; it being understood that the foregoing shall not be construed to expand or diminish the scope of the non-infringement representations and warranties that follow in this Section 3.15. No Actions, suits or other proceedings are pending or, to the Knowledge of Company, threatened that Company or any of the Company Subsidiaries is infringing, misappropriating or otherwise violating the rights of any Person with regard to any Intellectual Property. To the Knowledge of Company, no Person is infringing, misappropriating or otherwise violating the rights of Company or any of the Company Subsidiaries with respect to any Intellectual Property owned or purported to be owned by Company or any of the Company Subsidiaries, all of which that is registered and active is listed on Section 3.15 of the Company Disclosure Letter (collectively the “Company-Owned Intellectual Property”). Except as have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, to the Knowledge of Company: (a) no circumstances exist which could reasonably be expected to give rise to any (i) Action that challenges the rights of Company or any of the Company Subsidiaries with respect to the validity or enforceability of the Company-Owned Intellectual Property or (ii) claim of infringement, misappropriation, or violation by the Company of the Intellectual Property rights of any Person, and (b) the consummation of the transactions contemplated by this Plan of Merger will not give rise to any claim by any Person to a right to own, purchase, transfer, use, alter, impair, extinguish or restrict any Company-Owned Intellectual Property or Intellectual Property licensed to Company or any Company Subsidiary.
3.16   Required Licenses, Permits, Etc.   Company and each Company Subsidiary hold all material Permits and other rights from all appropriate Governmental Entities necessary for the conduct of its business substantially as presently conducted. All such material Permits and rights are in full force and effect, and none of Company or any Company Subsidiaries has received any notice (whether written or, to the Knowledge of the Company, oral) of any pending or threatened action by any Governmental Entity to suspend, revoke, cancel or limit any Permit.
3.17   Material Contracts and Change of Control.
3.17.1   ”Material Contracts” Defined. For the purposes of this Plan of Merger, the term “Company Material Contract” means any of the following Contracts to which Company or any of the Company Subsidiaries is a party or to which any of them or their assets are bound as of the date of this Plan of Merger:
3.17.1.1   Each Contract that has been or would be required to be, but has not been, filed by Company as a material contract pursuant to Item 601(b)(10) of Regulation S-K on Form 10-K under the Exchange Act as if such Form 10-K were filed as of the date of this Plan of Merger;
3.17.1.2   Each Contract, other than any Contracts contemplated by this Plan of Merger, that limits in any material respect the ability of Company or any of the Company Subsidiaries to engage or compete in any business (including geographic restrictions and exclusive or preferential arrangements);
3.17.1.3   Each Contract that creates a partnership or joint venture to which Company or any of the Company Subsidiaries is a party;
3.17.1.4   Each Contract between or among Company and any Company Subsidiary or Company Subsidiaries;
3.17.1.5   Each employment Contract with an employee of Company or any Company Subsidiary or any other compensatory Contract or plan in which any executive officer of Company or any Company Subsidiary participates (other than any compensatory Contract or plan which pursuant to its terms is available to employees, officers, or directors generally and which in operation provides for the same method of allocation of benefits between management and non-management participants);
3.17.1.6   Each Contract with a correspondent bank;
3.17.1.7   Any commitment made to Company or the Company Subsidiaries relating to outstanding Indebtedness, permitting it to borrow money, any letter of credit, any pledge, any security agreement, any guarantee or any subordination agreement, or other similar or related type of understanding, as to which Company or any of the Company Subsidiaries is a debtor or pledgor, other than Contracts evidencing deposit liabilities, purchases of federal funds, fully secured repurchase agreements, FHLB advances, or trade payables made in the ordinary course of business consistent with past practices;
3.17.1.8   Each Contract that relates to the acquisition or disposition of any material business (whether by merger, sale of stock, sale of assets or otherwise) or material asset, other than this Plan of Merger, pursuant to which Company or any of the Company Subsidiaries has any continuing obligations, contingent or otherwise;
3.17.1.9   Each Contract that grants any right of first refusal or right of first offer or similar right or that limits the ability of Company or any of the Company Subsidiaries to own, operate, sell, transfer, pledge or otherwise dispose of any material amount of assets or businesses;
3.17.1.10   Each voting agreement or registration rights agreement with respect to the capital stock of Company or any of the Company Subsidiaries;
3.17.1.11   Each Contract granting Company or any Company Subsidiary the right to use, restricting Company’s or any Company Subsidiary’s right to use, or granting any other Person the right to use Intellectual Property that is material to the conduct of Company’s or any Company Subsidiary’s business (including any license, franchise agreement, co-existence agreement, concurrent-use agreement, settlement agreement or other similar type Contract);

3.17.1.12   Each Contract that limits the payment of dividends by Company or any Company Subsidiary;
3.17.1.13   Except agreements made in accordance with Regulation O and agreements entered into in the ordinary course of business consistent with past practice for compensation or indemnity, any Contract between Company or any Company Subsidiary, on the one hand, and, on the other hand (a) any officer or director of Company or a Company Subsidiary, or (b) to the Knowledge of Company, any (i) record or beneficial owner of 5 percent or more of the voting securities of Company, (ii) Affiliate or family member of any such officer, director, or record or beneficial owner, or (iii) other Affiliate of Company, except in each case those Contracts of a type available to employees of Company generally;
3.17.1.14   Each Contract for any one capital expenditure or a series of capital expenditures, the aggregate amount of which is in excess of $500,000;
3.17.1.15   Each Contract or commitment to make a loan not yet fully disbursed or funded to any Person, wherein the undisbursed or unfunded amount exceeds $3,500,000;
3.17.1.16   Each Contract or commitment for a loan participation agreement with any other Person in excess of $500,000;
3.17.1.17   Each Contract with a labor union, including any Collective Bargaining Agreement; and
3.17.1.18   Each Contract listed in Section 3.17.2 of the Company Disclosure Letter.
3.17.2   Full Force and Effect.   Prior to the date of this Plan of Merger, Company has provided or made available to Purchaser a true and complete copy of each Company Material Contract in effect as of the date of this Plan of Merger. Each such Company Material Contract is listed on Section 3.17.2 of the Company Disclosure Letter. Except for matters that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (a) all Company Material Contracts are, valid, binding and in full force and effect as of the date of this Plan of Merger, (b) neither Company nor any of the Company Subsidiaries is in violation or breach of or default under (or with notice or lapse of time, or both, would be in violation or breach of or default under) the terms of any Company Material Contract, (c) to the Knowledge of Company, no other party to any Company Material Contract is in breach of or in default under any Company Material Contract, and (d) neither Company nor any Company Subsidiary has received written notice of breach or termination (or proposed breach or termination) of any Company Material Contract.
3.17.3   Effect of Merger and Related Transactions.   There is no Company Material Contract under which (a) consent or approval is required from any Person, (b) a prohibited assignment by operation of Law could occur, (c) a waiver or loss of any right of Company or any Company Subsidiary could occur, or (d) an acceleration of any obligation, or the creation or imposition of a Lien on any asset, property or right, of the Company or any Company Subsidiary, could occur, in each case as a result of the execution and delivery of this Plan of Merger or the consummation of the transactions contemplated herein, where any such occurrence would reasonably be expected to (i) materially interfere with the ordinary course of business consistent with past practices conducted by Company, any Company Subsidiary or the Surviving Company (and its Affiliates) or (ii) have a Company Material Adverse Effect.
3.17.4   All data processing contracts of Company or the Company Subsidiaries are cancelable by Company or the Company Subsidiaries on or before the Effective Time without cost, penalty, or further obligation, except for costs, penalties or further obligations that, in the aggregate with respect to any Contract, do not exceed $1,000,000. Neither Company nor any Company Subsidiary is a party to any contract, agreement, arrangement, or understanding (other than ordinary and customary banking relationships) that would require any payment to another party upon termination in excess of $1,000,000.
3.18   Labor and Employment Matters.
3.18.1   Compliance with Labor and Employment Laws.   (a) Company and all of the Company Subsidiaries are in compliance with all applicable Laws relating to labor and employment practices,

including those relating to wages, employee benefits, hours and overtime, workplace safety and health, immigration, individual and collective termination, non-discrimination and data privacy, the identification of particular employees or job classifications as “exempt” or “non-exempt” for purposes of such obligations, and any and all other matters involving compensation or benefits afforded to or not afforded to employees, contractors or consultants except for such noncompliance as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; (b) there is no unfair labor practice charge or complaint pending before the NLRB or, to the Knowledge of Company, threatened against Company or any of the Company Subsidiaries; (c) during the past three years, there has been no labor strike, slowdown, work stoppage or lockout pending or, to the Knowledge of Company, threatened against or affecting Company or any of the Company Subsidiaries; (d) to the Knowledge of the Company, there is no current claim or activity by any labor organization seeking representational status with respect to the employees of the Company or any Company Affiliate, and there is no representation claim or petition pending before the NLRB or any similar foreign agency relating to the employees of Company or any Company Subsidiary; (e) Company has not received written notice of charges with respect to or relating to Company or any Company Subsidiary pending before the Equal Employment Opportunity Commission or other Governmental Entity responsible for the prevention of unlawful employment practices; and (f) neither Company nor any Company Subsidiary has received any written notice from any Governmental Entity responsible for the enforcement of labor or employment Laws of an intention to conduct an investigation of Company or any Company Subsidiary and, to the Knowledge of Company, no such investigation is in progress.
3.18.2   Collective Bargaining Agreements.   Neither Company nor any Company Subsidiary is party to, bound by, or negotiating any Collective Bargaining Agreement or any other Contract with any labor organization, union, works council, employee representative or association relating to the employees of Company or any Company Subsidiary.
3.18.3   At-Will Employment.   All salaried employees, hourly employees, and temporary employees of Company and any of the Company Subsidiaries are employed on an at-will basis by Company or any of the Company Subsidiaries and may be terminated at any time with or without cause and without any severance or other liabilities to Company or any Company Subsidiary, or have signed an agreement or acknowledged in writing that their employment is at will. There has been no written representation by Company or any Company Subsidiary made to any employees that commits Company, any Company Subsidiary, or the Surviving Company to retain them as employees for any period of time subsequent to the Closing.
3.18.4   WARN Act.   Since January 1, 2011, neither Company nor any Company Subsidiary has effectuated a “plant closing” or a “mass lay off” (in each case, as defined in the WARN Act), in either case affecting any site of employment or facility of Company or any Company Subsidiary, except in compliance with the WARN Act and any applicable state laws pertaining to such matters.
3.18.5   Occupational Health and Safety.   There is no audit, investigation, charge or proceeding with respect to a material violation of any occupational health and safety standards that is pending or unremedied, or to the Knowledge of Company, threatened against Company or any Company Subsidiary. Company and all of the Company Subsidiaries are in compliance with all applicable occupational health and safety Laws, except for such failures to comply as have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
3.18.6   Liabilities under Employment and Benefit Contracts.   The consummation of the transactions contemplated by this Plan of Merger will not create Liabilities for any act by Company or any Company Subsidiary on or prior to the Closing under any Collective Bargaining Agreement, Contract or Company Benefit Plan.
3.18.7   Eligibility Verification.   Company has implemented commercially reasonable procedures to ensure that all employees who are performing services for Company or any Company Subsidiary in the United States are legally permitted to work in the United States and will be legally permitted to work in the United States for the Surviving Company or any of its Affiliates following the consummation of the transactions contemplated by this Plan of Merger.

3.18.8   Employment Policies, Programs, and Procedures.   The policies, programs, and practices of Company and all Company Subsidiaries relating to equal opportunity and affirmative action, wages, employee classifications (including independent contractor versus employee and exempt versus non-exempt), hours of work, employee disabilities, employment termination, employment discrimination, employee safety, labor relations, and other terms and conditions of employment are in compliance in all material respects with applicable Law governing or relating to employment and employer practices and facilities.
3.18.9   Record of Payments.   There is no existing or outstanding material obligation of Company or the Company Subsidiaries, whether arising by operation of Law, civil or common, by contract, or by past custom, for any Employment-Related Payment to any trust, fund, company, governmental agency, or any person that has not been duly recorded on the books and records of Company and/or the Company Subsidiaries and paid when due or duly accrued in the ordinary course of business in accordance with GAAP. For purposes of this Plan of Merger, “Employment-Related Payments” include any payment to be made with respect to any contract for employment or severance agreement; unemployment compensation benefits, profit sharing, pension, employee stock ownership plan or retirement benefits; social security benefits; compensation; fringe benefits, including vacation or holiday pay, bonuses, and other forms of compensation; or for medical insurance or medical expenses; any of which are payable with respect to any present or former director, officer, employee, or agent, or his or her survivors, heirs, legatees, or legal representatives.
3.18.10   Additional Employment Related Agreements.   Company and the Company Subsidiaries are not parties to, or bound by, any oral or written, express or implied, (a) plan, contract, arrangement, understanding, or practice providing for bonuses, pensions, options, stock purchases, restricted stock, stock appreciation rights, stock awards, deferred compensation, retirement payments, retirement benefits of the type described Accounting Standard Codification 715 (Compensation — Retirement Benefits), or profit sharing; or (b) plan, contract, arrangement, understanding or practice with respect to payment of medical expenses, insurance (except insurance continuation limited to that required under provisions of Consolidated Omnibus Budget Reconciliation Act), or other benefits for any former director, employee or any spouse, child, member of the same household, estate or survivor of any director or employee or former director or employee.
3.19   Employee Benefits.
3.19.1   Company has delivered or made available to Purchaser true and complete copies of the following, to the extent applicable, (i) all Company Benefit Plans, including amendments thereto, (ii) each trust agreement, group annuity contract and summary plan description, relating to such Company Benefit Plan, (iii) the most recent actuarial report, financial statement or valuation report for such Company Benefit Plan, and (iv) all material correspondence to or from any Governmental Entity relating to any audit or investigation of such Company Benefit Plan in the six year period prior to the date hereof. Each Company Benefit Plan is in compliance with all applicable requirements of ERISA, the Code and all other applicable Laws and has been administered in accordance with its terms and such Laws, except for such noncompliance that has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
3.19.2   Each Company Benefit Plan intended to qualify under Section 401(a) of the Code or under Section 501(c)(9) of the Code is listed in Section 3.19.2 of the Company Disclosure Letter and has received a favorable determination, advisory, or opinion letter from the IRS that it is so qualified, and the related trusts have been determined to be exempt from taxation, or is established on a pre-approved form or prototype of plan document that has received or requested a favorable opinion or advisory letter from the IRS that such form or plan document is so qualified or exempt. A copy of the most recent determination, advisory, or opinion letter with respect to each such Company Benefit Plan has been delivered to Purchaser, and to the Knowledge of Company, no condition exists or existed and nothing has occurred prior to or since the date of such letter that would cause the loss of such qualification or exemption. All contributions, payments or premiums required to be made with respect to any Company Benefit Plan by Company have been timely made, and all benefits accrued under any unfunded Company Benefit Plan have been paid, accrued or otherwise adequately reserved in accordance with GAAP.

3.19.3   Neither Company nor any ERISA Affiliate of Company participates in nor has ever participated in any Multiemployer Plan, and neither Company nor any ERISA Affiliate of Company maintains or contributes to, or is party to, and, nor has it ever maintained, contributed to, or was a party to, any plan, program, agreement or policy that (a) is a “defined benefit plan” within the meaning of Section 414(j) of the Code or Section 3(35) of ERISA, (b) is a “multiple employer plan” as defined in ERISA or the Code (whether or not subject thereto), (c) is described in Section 401(a)(1) of ERISA (whether or not subject thereto), (d) is a multiple employer welfare arrangement within the meaning of Section 3(40)(A) of the Code, (e) is a voluntary employees beneficiary association within the meaning of Code Section 501(c)(9), or (f) is primarily for the benefit of employees who reside outside of the United States.
3.19.4   Except as required by Part 6 of Subtitle B of Title I of ERISA or Section 4980B of the Code or any state Laws requiring continuation of benefits coverage following termination of employment, neither Company nor any Company Subsidiary provides health or welfare benefits for any retired or former employee or service provider to the Company or a Company Subsidiary following such individual’s retirement or other termination of service.
3.19.5   The execution, delivery of, and performance by Company of its obligations under the transactions contemplated by this Plan of Merger (either alone or upon the occurrence of any additional or subsequent event) will not (a) result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of Indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any current, former or retired employees, officers, consultants, independent contractors, agents or directors of Company or any of the Company Subsidiaries; (b) result in the triggering or imposition of any restrictions or limitations on the right of Company or any of the Company Subsidiaries to amend or terminate any Company Benefit Plan; or (c) result in any “excess parachute payments” within the meaning of Section 280G(b)(1) of the Code.
3.19.6   Company and the Company Subsidiaries may, subject to the limitations imposed by applicable Law and the terms of the applicable Company Benefit Plan, without the consent of any employee, beneficiary, or other person, prospectively terminate, modify, or amend any such Company Benefit Plan effective as of any date on or after the date of this Plan of Merger.
3.19.7   Each Company Benefit Plan that is a “nonqualified deferred compensation plan” (as defined under Section 409A(d)(1) of the Code) has been operated and administered in compliance with Section 409A of the Code in all material respects. Neither Company nor any of the Company Subsidiaries have entered into any agreement or arrangement to, and do not otherwise have any obligation to, indemnify or hold harmless any Person for any Liability that results from the failure to comply with the requirements of Section 409A of the Code and the regulations promulgated thereunder.
3.19.8   No stock options, stock appreciation rights or other grants of stock-based awards by Company or any Company Subsidiaries were backdated, spring-loaded, or granted at less than fair market value.
3.19.9   There is no pending or, to the Knowledge of Company, threatened Action with respect to any Company Benefit Plans, other than ordinary and usual claims for benefits by participants and beneficiaries.
3.19.10   No Company Benefit Plan and no trust created thereunder has been involved in any nonexempt “prohibited transaction” as defined in Section 4975 of the Code or in Sections 406 and 408 of ERISA which has subjected, or would reasonably be expected to subject, a Company Benefit Plan or related trust or Company or any Company Subsidiary to any material Tax or penalty imposed under Section 4975 of the Code or Section 502 of ERISA.
3.19.11   No payment that is owed or may become due to any director, officer, employee, or agent of Company or any Company Subsidiary will be non-deductible or subject to any penalty or excise tax; nor do any Company Benefit Plans require Company or a Company Subsidiary to “gross up” or otherwise compensate any such person because of the imposition of any excise tax on a payment to such person.

3.19.12   There is no payment that has become due from any Company Benefit Plan, any trust created thereunder, or from Company or any Company Subsidiary that has not been paid through normal administrative procedures to the plan participants or beneficiaries entitled thereto, except for claims for benefits for which administrative claims procedures under such plan have not been exhausted.
3.19.13   No statement, either written or oral, has been made by Company or any Company Subsidiary to any person with regard to any Company Benefit Plan that was not in accordance with the Company Benefit Plan and that could have a Company Material Adverse Effect.
3.19.14   Neither Company nor any Company Subsidiary provides health or welfare benefits that are self-insured. To the extent Company or a Company Subsidiary provides self-insured health or welfare benefits, all such benefits are covered by a stop-loss policy.
3.19.15   Neither Company nor any Company Subsidiary has any liability to any governmental or regulatory body with respect to any Company Benefit Plan or any related trust, account or other funding vehicle.
3.19.16   The assets and liabilities of each Company Benefit Plan have been reported on the Company Financial Statements in accordance with GAAP.
3.20   Environmental Matters.
3.20.1   Except for any matters that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect: (a) Company and each of the Company Subsidiaries is and has been in compliance with and has no Liability under applicable Environmental Laws; (b) Company and each of the Company Subsidiaries possesses, has possessed and is and has been in compliance with all required Environmental Permits; (c) there are no Environmental Claims pending or, to the Knowledge of Company, threatened against Company or any of the Company Subsidiaries, and, to the Knowledge of Company, there are no facts or circumstances which could reasonably be expected to form the basis for any Environmental Claim against Company or any of the Company Subsidiaries; (d) no Releases of Hazardous Materials have occurred and no Person has been exposed to any Hazardous Materials at, from, in, to, on, or under any Company Site and no Hazardous Materials are present in, on, about or migrating to or from any Company Site that could give rise to an Environmental Claim against Company or any of the Company Subsidiaries; (e) neither Company nor any of the Company Subsidiaries has entered into or is subject to, any judgment, decree, order or other similar requirement of or agreement with any Governmental Entity under any Environmental Laws; (f) neither Company nor any of the Company Subsidiaries has assumed responsibility for or agreed to indemnify or hold harmless any Person for any Liability arising under or relating to Environmental Laws; and (g) neither Company, any predecessors of Company or any of the Company Subsidiaries, nor any entity previously owned by Company or any of the Company Subsidiaries, has transported or arranged for the treatment, storage, handling, disposal, containment, generation, manufacture, management or transportation of any Hazardous Material to any off-Site location which has or could result in an Environmental Claim against Company or any of the Company Subsidiaries.
3.20.2   Without limiting the generality of Section 3.20.1, to the Knowledge of Company, the Company Sites are free of asbestos except for asbestos that has been properly sealed and encapsulated to the extent required by all applicable Environmental Laws and all workplace safety and health Laws and regulations.
3.20.3   No Company Site contains, and to the Knowledge of Company has ever contained, any underground tanks for the storage of Hazardous Materials. Each underground storage tank presently or previously located on any Company Site has been operated, maintained and removed or closed in place, as applicable, in compliance with all applicable Environmental Laws, and has not been the source of any Release of a Hazardous Material to the environment that has not been fully remediated.
3.21   Duties as Fiduciary.   Company and each Company Subsidiary has performed all of its respective duties in any capacity as trustee, executor, administrator, registrar, guardian, custodian, escrow agent, receiver, or other fiduciary in a fashion that complies in all material respects with all applicable Laws,

Contracts, wills, instruments and common law standards. Neither Company nor any Company Subsidiary has received any notice of any Action, claim, allegation or complaint from any Person that Company or any Company Subsidiary failed to perform these duties in a manner that complies in all material respects with all applicable Laws, Contracts, wills, instruments and common law standards, except for notices involving matters that have been resolved and any cost of such resolution is reflected in the Company Financial Statements.
3.22   Investment Bankers and Brokers.   Company has employed Morgan Stanley & Co. LLC (“Company Investment Banker”) in connection with the Merger. Company, the Company Subsidiaries, and their respective Representatives have not employed, engaged, or consulted with any broker, finder, or investment banker other than Company Investment Banker in connection with this Plan of Merger or the Merger. Other than the fees and expenses payable by Company to Company Investment Banker in connection with the Merger, as described in Section 3.22 of the Company Disclosure Letter, there is no investment banking fee, financial advisory fee, brokerage fee, finder’s fee, commission, or compensation of a similar type payable by Company or any Company Subsidiary to any Person with respect to the Plan of Merger or the consummation of the Merger.
3.23   Company-Related Persons.   For purposes of this Plan of Merger, the term “Company-Related Person” shall mean any shareholder owning 5% or more of the Company Common Stock, any director or executive officer of Company or any Company Subsidiary, their spouses and any children or other persons who share the same household with such persons, and any corporation, limited liability company, partnership, proprietorship, trust, or other entity of which any such persons, alone or together, have control.
3.23.1   Insider Loans.   No Company-Related Person has any loan, credit or other Contract outstanding with Company or any Company Subsidiary that does not conform to applicable rules and regulations of the FDIC, the Federal Reserve Board, or any other Governmental Entity with jurisdiction over Company or any Company Subsidiary.
3.23.2   Control of Material Assets.   Other than in a capacity as a shareholder, director, or executive officer of Company or any Company Subsidiary, no Company-Related Person owns or controls any material assets or properties that are used in the business of Company or any Company Subsidiary.
3.23.3   Contractual Relationships.   Other than ordinary and customary banking relationships, no Company-Related Person has any contractual relationship with Company or any Company Subsidiary.
3.23.4   Loan Relationships.   No Company-Related Person has any outstanding loan or loan commitment from, or on whose behalf an irrevocable letter of credit has been issued by, Company or any Company Subsidiary in a principal amount of $1,000,000 or more.
3.24   Change in Business Relationships.   As of the date of this Plan of Merger, the Company has no Knowledge, whether on account of the Merger or otherwise, that any customer, agent, representative, supplier of Company or any Company Subsidiary, or other person with whom Company or any Company Subsidiary has a contractual relationship, intends to discontinue, diminish, or change its relationship with Company or any Company Subsidiary, the effect of which would reasonably be expected to have a Company Material Adverse Effect.
3.25   Insurance.   Except as would not have, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, Company and the Company Subsidiaries maintain in full force and effect insurance policies on their respective assets, properties, premises, operations, and personnel in such amounts and against such risks and losses as are customary and adequate for comparable entities engaged in the same business and industry, and the Company and the Company Subsidiaries are in compliance with, and not in default under, any such insurance policy. There is no unsatisfied claim of $100,000 or more under such insurance as to which the insurance carrier has denied liability. Since January 1, 2021, no insurance company has canceled or failed to renew a policy of insurance covering Company’s or any Company Subsidiary’s assets, properties, premises, operations, directors or personnel. Company and the Company Subsidiaries have given adequate and timely notice to each insurance carrier, and have complied with all policy provisions, with respect to any material known claim for which a defense or indemnification or both may be available to Company or the Company Subsidiaries. Section 3.25 of the Company Disclosure Letter sets forth a true and correct listing of all Company and Company Subsidiaries insurance policies, policy expiration dates, carriers, coverage limits, premiums and deductibles.
3.26   Allowance for Credit Losses.   The allowance for credit losses as reflected in Company’s consolidated financial statements and the Company’s regulatory reports as of December 31, 2023, in the reasonable opinion of Company’s management, (a) was adequate to meet all reasonably anticipated credit losses, net of recoveries related to loans previously charged off as of those dates, (b) was consistent with GAAP and safe and sound banking practices, and (c) conforms to recommendations and comments in reports of examination in all material respects.
3.27   Loan Origination and Servicing.   In originating, underwriting, servicing, selling, transferring, and discharging loans, mortgages, land contracts, and other contractual obligations, either for its own account or for the account of others, Company and each Company Subsidiary has complied in all material respects with all applicable terms and conditions of such obligations and with all applicable Laws, Contracts, rules, and procedures.
3.28   Data Security and Customer Privacy.   Company and each Company Subsidiary is in compliance in all material respects with (a) all applicable Laws and applicable requirements of Governmental Entities regarding the security of each of their customers’ data and the systems operated by Company and each Company Subsidiary, and (b) their respective privacy policies, including as it relates to the use of individually identifiable personal information relating to identifiable or identified natural persons. Company and each Company Subsidiary has implemented backup and disaster recovery technology reasonably consistent with industry standards and practices. To the Knowledge of Company, since January 1, 2021, no third party has gained unauthorized access to any information systems or networks controlled by and material to the operation of the business of Company and Company Subsidiaries, and, to the Knowledge of Company, there are no material data security or other technological vulnerabilities with respect to its information technology systems or networks.
3.29   Loans and Investments.   All investments and, to the Knowledge of Company, all loans of Company and each Company Subsidiary are: (a) evidenced by notes, agreements or other evidences of Indebtedness that are true, genuine and what they purport to be; (b) legal and enforceable in accordance with their terms, except as may be limited by any bankruptcy, insolvency, moratorium, or other Laws affecting the rights of creditors generally or by the exercise of judicial discretion; (c) authorized under all applicable Laws; and (d) to the extent secured, secured by valid Liens which have been perfected. Neither Company nor any of the Company Subsidiaries have entered into any interest rate swaps, caps, floors, option agreements, futures and forward contracts, or other similar risk management arrangements, whether entered into for their own account or for the account of one or more of their respective customers, except for contractual interest rate caps and floors in loans to customers made in the ordinary course of business consistent with past practices and except for interest rate locks on real estate mortgage loans expected to be sold in the ordinary course of business consistent with past practices.
3.30   Securities Laws Matters.
3.30.1   Since January 21, 2021, Company has filed or furnished all forms, documents and reports and amendments thereto required to be filed or furnished with the SEC under the Securities Act or the Exchange Act (collectively, but excluding the Proxy Statement and the Registration Statement, the “Company SEC Reports”), and has paid all fees and assessments due and payable in connection therewith. Each of the Company SEC Reports, in each case as of its filing or furnishing date, or, if amended, as amended prior to the date of this Plan of Merger (with respect to those Company SEC Reports filed or furnished prior to the date of this Plan of Merger), has complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act and published rules and regulations of the SEC promulgated thereunder, and none of the Company SEC Reports, when filed or furnished or, if amended, as finally amended prior to the date of this Plan of Merger, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of the Company Subsidiaries are or ever have been required to file periodic reports with the SEC. As of the date of this Plan of Merger, there are no material outstanding or unresolved comments received from the SEC with respect to any of the Company SEC Reports.
3.30.2   Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) as required by Rule 13a-15(a) under the Exchange Act, and Company has established and maintains internal controls over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) as required by Rule 13a-15(a) under the Exchange Act. Each of the certifications and statements relating to the Company SEC Reports required by: (i) Rule 13a-14 or Rule 15d-14 under the Exchange Act; (ii) 18 U.S.C. §1350 (Section 906 of the SOX); or (iii) any other rule or regulation promulgated by the SEC or applicable to the Company SEC Reports is accurate and complete, and complies as to form in all material respects with all applicable Laws. Company has disclosed, based on its most recent evaluation prior to the date of this Plan of Merger, to Company’s auditors and the audit committee of the Company Board of Directors (a) any significant deficiencies and material weaknesses in the design or operation of its internal controls over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) which are reasonably likely to adversely affect Company’s ability to record, process, summarize and report financial information and (b) any fraud that involves management or other employees who have a significant role in Company’s internal controls over financial reporting. Since January 1, 2021, neither Company nor any of the Company Subsidiaries has Knowledge of any written complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies or methods of Company or any Company Subsidiary or their respective internal accounting controls, including any written complaint, allegation, assertion or claim that Company or any Company Subsidiary has engaged in questionable accounting or auditing practices, which, if true, would constitute a significant deficiency or a material weakness. Since January 1, 2021, subject to any applicable grace periods, Company has been and is in compliance with (A) the applicable provisions of SOX and (B) the applicable listing and corporate governance rules and regulations of Nasdaq, except in each case as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Company. To the Knowledge of Company, there is no reason that Company’s outside auditors and its chief executive officer and chief financial officer will not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of SOX, without qualification, when next due.
3.31   Investment Securities.
3.31.1   Except as would not have, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each of Company and the Company Subsidiaries have good title to all securities and commodities owned by it (except those sold under repurchase agreements), free and clear of any Lien, except as set forth in the Company Financial Statements or to the extent such securities or commodities are pledged in the ordinary course of business to secure obligations of Company or Company Subsidiaries. Such securities and commodities are valued on the books of the Company in accordance with GAAP in all material respects.
3.31.2   Company and the Company Subsidiaries and their respective businesses employ investment, securities, commodities, risk management and other policies, practices and procedures that the Company believes are prudent and reasonable in the context of such businesses, and, to the knowledge of Company, Company and the Company Subsidiaries have been in material compliance with such policies, practices and procedures in all material respects since January 1, 2021.
3.32   Books and Records.   The books and records of Company are, in all material respects, complete and accurately reflect the basis for the financial condition, results of operations, business, assets and capital of Company on a consolidated basis set forth in the Company Financial Statements, represent bona fide transactions, and have been maintained in accordance with sound business practices, including the maintenance of an adequate internal control system. The corporate minute books of Company and the Company Subsidiaries contain accurate and complete records of all meetings of, and corporate action taken by, their shareholders, boards, and committees in all material respects. Since January 1, 2021, the minutes of each meeting (or corporate action without a meeting) of any such shareholders, boards, or committees have been duly prepared and are contained in such minute books.

3.33   Community Reinvestment Act.   Each Company Subsidiary that is a depository institution received a rating of “satisfactory” or better in its most recent examination or interim review with respect to the Community Reinvestment Act. Neither Company nor the Company Subsidiaries knows of any facts or circumstances which would cause a Company Subsidiary that is a depository institution to fail to comply with the Community Reinvestment Act or to receive a rating of less than “satisfactory.”
3.34   Bank Secrecy Act.   Neither Company nor any Company Subsidiary has been notified of any supervisory criticisms or charges alleging noncompliance with the Bank Secrecy Act (41 USC 5422, et seq.) or related state or federal anti-money laundering Laws, regulations and guidelines, including without limitation those provisions of federal regulations requiring (a) the filing of reports, such as Currency Transaction Reports and Suspicious Activity Reports, (b) the maintenance of records and (c) the exercise of due diligence in identifying customers.
3.35   Takeover Statutes.   The Company Board of Directors has taken all actions necessary so that no “moratorium,” “control share,” “fair price,” “affiliate transaction,” “business combination” or other anti-takeover Laws, or similar provisions in Company’s articles of incorporation or bylaws, apply or will apply to Company with respect to this Plan of Merger or the other transactions contemplated by this Plan of Merger.
3.36   No Undisclosed Liabilities.   Except for those Liabilities (a) that are fully reflected or reserved against in the most recent audited consolidated balance sheet of Company and the Company Subsidiaries contained in the most recent Form 10-K of Company filed with the SEC, (b) reflected in Company SEC Reports filed prior to the date of this Plan of Merger or incurred since December 31, 2023 in the ordinary course of business consistent with past practice or (c) incurred in connection with this Plan of Merger and the transactions contemplated hereby, neither Company nor any of the Company Subsidiaries has any Liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on its consolidated balance sheet or in the notes thereto.
3.37   No Other Representations or Warranties.   Except for the representations and warranties made by Company and the Company Subsidiaries in this Article III, neither Company nor any other Person makes or has made any representation or warranty with respect to Company or the Company Subsidiaries or their respective business, operations, assets, Liabilities, condition (financial or otherwise) or prospects, notwithstanding the delivery or disclosure to Purchaser or any of its Affiliates or Representatives of any documentation, projections, forecasts, estimates, budgets, prospect information or other information with respect to any one or more of the foregoing.
ARTICLE IV
PURCHASER’S AND MERGER SUB’S REPRESENTATIONS AND WARRANTIES
On or prior to the date hereof, Purchaser and Merger Sub has delivered to Company a schedule (the “Purchaser Disclosure Letter”) setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more of the representations or warranties contained in this Article IV or to one or more of its covenants contained in Article V. Accordingly, Purchaser and Merger Sub hereby represent and warrant to Company as follows, except (a) as set forth on the Purchaser Disclosure Letter, or (b) as disclosed in the Purchaser SEC Reports filed with or furnished to the SEC since January 1, 2022 and publicly available prior to the date hereof (excluding any risk factor disclosures set forth under the heading “Risk Factors,” any disclosure of risks included in any “forward-looking statements” disclaimer or any other predictive, cautionary or forward-looking statement of risk); provided, that nothing disclosed in the Company SEC Reports will be deemed to modify or qualify the representations and warranties set forth in Section 4.1, Section 4.2, Section 4.3.1, Section 4.3.2, or Section 4.4.1:
4.1   Authorization, No Conflicts, Etc.
4.1.1   Authorization of Plan of Merger.   Each of Purchaser and Merger Sub has the requisite corporate or company power, as applicable, and authority to execute and deliver this Plan of Merger, to perform its respective obligations hereunder, and to consummate the transactions contemplated by this Plan of Merger. This Plan of Merger has been duly adopted, and the consummation of the Merger and the other transactions contemplated by this Plan of Merger have been duly authorized, by the Purchaser Board of Directors and the sole member of Merger Sub. No other corporate or company proceedings on the part of Purchaser or Merger Sub, as applicable, are necessary to authorize this Plan of Merger or to consummate the Merger. This Plan of Merger has been duly executed and delivered by, and (assuming due authorization, execution and delivery by Company) constitutes valid and binding obligations of, each of Purchaser and Merger Sub and is enforceable against each of Purchaser and Merger Sub in accordance with its terms, except to the extent that (a) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, relating to creditors’ rights generally and (b) equitable remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. The issuance of the shares of Purchaser Common Stock constituting the Merger Consideration has been duly authorized by the Purchaser Board of Directors and there are sufficient shares of Purchaser Common Stock authorized but unissued to complete the Merger, and when issued, the shares of Purchaser Common Stock constituting the Merger Consideration will be fully paid and non-assessable.
4.1.2   No Conflict, Breach, Violation, Etc.   The execution, delivery, and performance of this Plan of Merger by each of Purchaser and Merger Sub, the issuance of shares of Purchaser Common Stock constituting the Merger Consideration and the consummation of the Merger, do not and will not violate, conflict with, or result in a breach of: (a) any provision of the articles of incorporation or bylaws (or similar organizational documents) of Purchaser, Merger Sub or any Subsidiary of Purchaser (each a “Purchaser Subsidiary” and collectively, the “Purchaser Subsidiaries”); or (b) any Law or Order applicable to Purchaser, Merger Sub or any Purchaser Subsidiary, assuming the timely receipt of each of the approvals referred to in Section 4.1.4.
4.1.3   Regulatory Restrictions.   The execution, delivery, and performance of this Plan of Merger by each of Purchaser and Merger Sub, the issuance of shares of Purchaser Common Stock constituting the Merger Consideration and the consummation of the Merger do not and will not violate, conflict with, result in a breach of, constitute a default under, or require any consent, approval, waiver, extension, amendment, authorization, notice, or filing under, any cease and desist order, written agreement, memorandum of understanding, board resolutions or other regulatory agreement or commitment with or from a Governmental Entity to which Purchaser, Merger Sub or any Purchaser Subsidiary is a party or subject, or by which Purchaser, Merger Sub or any Purchaser Subsidiary is bound or affected.
4.1.4   Required Approvals.   No notice to, filing with, authorization of, exemption by, or consent or approval of any Governmental Entity or any stock market or stock exchange on which Purchaser Common Stock is listed for trading is required for the consummation of the transactions contemplated by this Plan of Merger by Purchaser or Merger Sub other than in connection or compliance with (a) the filing of the Certificate of Merger in accordance with the MBCA and the MLLCA, (b) the filing with the SEC of the Registration Statement and the Proxy Statement, and such reports under Section 13(a) of the Exchange Act, and such other compliance with the Exchange Act and the rules and regulations thereunder, as may be required in connection with this Plan of Merger and the transactions contemplated hereunder, (c) such consents, approvals, orders, authorizations, registrations, declarations, notices and filings as may be required under applicable state securities or “blue sky” Laws or the rules and regulations of the Nasdaq stock exchange, and (d) the consents, authorizations, approvals, or exemptions required under the Bank Holding Company Act, the FDI Act, and the Michigan Banking Code. Purchaser has no Knowledge of any reason why the regulatory approvals referred to in this Section 4.1.4 cannot be obtained or why the regulatory approval process would be materially impeded.
4.2   Organization and Good Standing.   Purchaser is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Illinois. Merger Sub is a limited liability company organized, validly existing, and in good standing under the Laws of the State of Michigan. Each of Purchaser and Merger Sub has all requisite corporate or company power, as applicable, and authority to own, operate, and lease its respective properties and assets and to carry on its respective business as it is now being conducted in all material respects. Purchaser is a financial holding company duly registered as such with the Federal Reserve Board under the Bank Holding Company Act. Each of Purchaser and Merger Sub is not, and is not required to be, qualified or admitted to conduct business as a foreign corporation in any other state, except where such failure to be so qualified has not had, and would not reasonably be expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect.
4.3   Subsidiaries.
4.3.1   Ownership.   Purchaser has provided to Company a true and complete list of each Purchaser Subsidiary as of the date of this Plan of Merger. Other than the Purchaser Subsidiaries, Purchaser does not have “control” (as defined in Section 2(a)(2) of the Bank Holding Company Act), either directly or indirectly, of any Person engaged in an active trade or business or that holds any significant assets. Purchaser or a Purchaser Subsidiary owns all of the issued and outstanding capital stock or other equity interests of each of the Purchaser Subsidiaries, free and clear of any claim or Lien of any kind. There is no legally binding and enforceable subscription, option, warrant, right to acquire, or any other similar agreement pertaining to the capital stock or other equity interests of any Purchaser Subsidiary.
4.3.2   Organization and Good Standing.   Each of the Purchaser Subsidiaries (a) is duly organized and validly existing under the Laws of its jurisdiction of organization; (b) is duly qualified to do business and in good standing in all jurisdictions (whether federal, state, or local) where its ownership or leasing of property or the conduct of its business requires it to be so qualified; and (c) has all requisite corporate power and authority to own or lease its properties and assets and to carry on its business as now conducted, except in each of (b) and (c) as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect.
4.3.3   Deposit Insurance; Other Assessments.   The deposits of each Purchaser Subsidiary that is a depository institution are insured by the FDIC to the fullest extent permitted by Law, and all premiums and assessments to be paid in connection therewith have been paid by each such Purchaser Subsidiary when due. No proceeding for the revocation or termination of such deposit insurance is pending or, to the Knowledge of Purchaser, threatened. Purchaser and each Purchaser Subsidiary has paid as and when due all material fees, charges, assessments, and the like as required by Law to each and every Governmental Entity having jurisdiction over Purchaser or each Purchaser Subsidiary.
4.4   Capital Stock.
4.4.1   Classes and Shares.   The authorized capital stock of Purchaser consists of: (a) 100,000,000 shares of common stock, no par value (“Purchaser Common Stock”), of which 61,749,348 shares were issued and outstanding as of the close of business on April 12, 2024; (b) 20,000,000 shares of preferred stock, no par value, of which 5,000,000 shares series D preferred stock, and 11,500 shares of series E preferred stock, were issued and outstanding as of the date of this Plan of Merger; and (c) approximately 1,538,489 shares of Purchaser Common Stock issued or reserved for issuance and future grants under Purchaser equity incentive plans. Except as set forth in the immediately preceding sentence, as of the date of this Plan of Merger, there is no security or class of securities outstanding that represents or is convertible into capital stock of Purchaser. All of the issued and outstanding shares of Purchaser Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof.
4.4.2   Voting Rights.   Neither Purchaser nor any Purchaser Subsidiary (other than Merger Sub) has outstanding any security or issue of securities the holder or holders of which have the right to vote on the approval of the Merger, this Plan of Merger or the issuance of Purchaser Common Stock that constitutes the Merger Consideration, or that entitle the holder or holders to consent to, or withhold consent on, the Merger, this Plan of Merger or the issuance of Purchaser Common Stock that constitutes the Merger Consideration.
4.5   Financial Statements.   The consolidated financial statements of Purchaser as of and for each of the three years ended December 31, 2023, 2022 and 2021, as reported on by Purchaser’s independent registered public accounting firm, including all schedules and notes relating to such statements (collectively, “Purchaser Financial Statements”), fairly present, and the unaudited consolidated financial statements of Purchaser as of and for each quarter ending after the date of this Plan of Merger until the Effective Time, including all schedules and notes, if any, relating to such statements, will fairly present, the consolidated financial condition and the results of operations, changes in shareholders’ equity, and cash flows of

Purchaser as of the respective dates of and for the periods referred to in such financial statements, all in accordance in all material respects with GAAP, consistently applied, subject, in the case of unaudited interim financial statements, to normal, recurring year-end adjustments (the effect of which has not had, and would not reasonably be expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect) and the absence of notes (that, if presented, would not differ materially from those included in the Purchaser Financial Statements). No financial statements of any entity or enterprise other than the Purchaser Subsidiaries are required by GAAP to be included in the consolidated financial statements of Purchaser. The Purchaser Financial Statements have been prepared from, and are in accordance with, the books and records of Purchaser and the Purchaser Subsidiaries.
4.6   Absence of Certain Changes or Events.   Since June 30, 2023, (a) Purchaser and the Purchaser Subsidiaries have conducted their respective businesses in the ordinary course of business consistent with past practice (other than discussions and negotiations related to this Plan of Merger), and (b) no event has occurred that has had, or would reasonably be expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect.
4.7   Legal Proceedings.   There is no Action pending or, to the Knowledge of Purchaser, threatened, against Purchaser or any of the Purchaser Subsidiaries or any of their respective properties, rights or assets (a) as of the date of this Plan of Merger, that challenges or seeks to enjoin, alter, prevent or materially delay the Merger or (b) has had, or would reasonably be expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect. There is no material unsatisfied judgment, penalty or award against Purchaser or any of the Purchaser Subsidiaries. Neither Purchaser nor any of the Purchaser Subsidiaries, nor any of their respective properties, rights or assets, is subject to any (i) Order or any investigation by a Governmental Entity, (ii) unresolved violation, criticism or exception by any Governmental Entity, or (iii) formal or informal inquiry by, or disagreements or disputes with, any Governmental Entity with respect to the business, operations, policies or procedures of Purchaser or any Purchaser Subsidiary, in each case of clauses (i) through (iii), which has had, or would reasonably be expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect.
4.8   Regulatory Filings.   Since January 1, 2023:
4.8.1   Regulatory Filings.   Company and each Company Subsidiary has timely filed or furnished all material reports, registrations, statements and filings, together with any amendments required to be made with respect thereto, that they were required to file or furnish with Governmental Entities as required by applicable Law, including filings with (a) the Illinois Secretary of State, the Illinois Department of Financial and Professional Regulation, and any other state or Federal regulatory authority, (b) the SEC, (c) the Federal Reserve Board, and (d) the FDIC.
4.8.2   Complete and Accurate.   All such filings, as of their respective filing dates, complied in all material respects with all Laws, forms, and guidelines applicable to such filings.
4.9   Conduct of Business.   Purchaser and each Purchaser Subsidiary has conducted its business and used its properties in compliance in all material respects with all, and are not in material default or violation under any, applicable Orders and Laws.
4.10   Transaction Documents.   None of the information supplied or to be supplied by Purchaser for inclusion or incorporation by reference and contained in any Transaction Document will contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (a) in the case of any Transaction Document (other than the Registration Statement and Proxy Statement) at the time it is filed or at any time it is amended or supplemented, (b) in the case of the Registration Statement, at the time it is filed with the SEC, at any time it is amended or supplemented and at the time it becomes effective under the Securities Act, and (c) in the case of the Proxy Statement, at the date it is first mailed to the Company Shareholders and at the time of the Company Shareholder Meeting. The portions of the Registration Statement and Proxy Statement relating to Purchaser and the Purchaser Subsidiaries will comply as to form in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations thereunder.

4.11   Agreements With Bank Regulators.   Neither Purchaser nor any Purchaser Subsidiary is a party to any Regulatory Agreement, nor has Purchaser nor any Purchaser Subsidiary been advised by any Governmental Entity that a Governmental Entity is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) an Order or a Regulatory Agreement.
4.12   Investment Bankers and Brokers.   Purchaser, the Purchaser Subsidiaries, and their respective Representatives have not employed, engaged, or consulted with any broker, finder, or investment banker in connection with this Plan of Merger or the Merger.
4.13   Allowance for Credit Losses.   The allowance for credit losses as reflected in Purchaser’s consolidated financial statements and the Purchaser’s regulatory reports as of December 31, 2023, in the reasonable opinion of Purchaser’s management, (a) was adequate to meet all reasonably anticipated credit losses, net of recoveries related to loans previously charged off as of those dates, (b) was consistent with GAAP and safe and sound banking practices, and (c) conforms to recommendations and comments in reports of examination in all material respects.
4.14   Securities Laws Matters.
4.14.1   Since January 21, 2021, Purchaser has filed or furnished all forms, documents and reports and amendments thereto required to be filed or furnished with the SEC under the Securities Act or the Exchange Act (collectively, but excluding the Proxy Statement and the Registration Statement, the “Purchaser SEC Reports”), and has paid all fees and assessments due and payable in connection therewith. Each of the Purchaser SEC Reports, in each case as of its filing or furnishing date, or, if amended, as amended prior to the date of this Plan of Merger, has complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act and published rules and regulations of the SEC, and none of the Purchaser SEC Reports, when filed or furnished, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of the Purchaser Subsidiaries are or ever have been required to file periodic reports with the SEC. As of the date of this Plan of Merger, there are no material outstanding or unresolved comments received from the SEC with respect to any of the Purchaser SEC Reports.
4.14.2   Purchaser has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) as required by Rule 13a-15(a) under the Exchange Act, and Purchaser has established and maintains internal controls over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) as required by Rule 13a-15(a) under the Exchange Act. Purchaser has disclosed, based on its most recent evaluation prior to the date of this Plan of Merger, to Purchaser’s auditors and the audit committee of the Purchaser Board of Directors (a) any significant deficiencies and material weaknesses in the design or operation of its internal controls over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) which are reasonably likely to adversely affect Purchaser’s ability to record, process, summarize and report financial information and (b) any fraud that involves management or other employees who have a significant role in Purchaser’s internal controls over financial reporting. Since January 1, 2021, neither Purchaser nor any of the Purchaser Subsidiaries has Knowledge of any written complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies or methods of Purchaser or any Purchaser Subsidiary or their respective internal accounting controls, including any written complaint, allegation, assertion or claim that Purchaser or any Purchaser Subsidiary has engaged in questionable accounting or auditing practices, which, if true, would constitute a significant deficiency or a material weakness. Since January 1, 2021, subject to any applicable grace periods, Purchaser has been and is in compliance with (a) the applicable provisions of the SOX and (b) the applicable listing and corporate governance rules and regulations of Nasdaq, except in each case as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect.
4.15   Community Reinvestment Act.   Each Purchaser Subsidiary that is a depository institution received a rating of “satisfactory” or better in its most recent examination or interim review with respect to the Community Reinvestment Act. Neither Purchaser nor the Purchaser Subsidiaries knows of any facts or circumstances which would cause a Purchaser Subsidiary that is a depository institution to fail to comply with the Community Reinvestment Act or to receive a rating of less than “satisfactory.”
4.16   Bank Secrecy Act.   Neither Purchaser nor any Purchaser Subsidiary has been notified of any material supervisory criticisms or charges alleging noncompliance with the Bank Secrecy Act (41 USC 5422, et seq.) or related state or federal anti-money laundering Laws, regulations and guidelines, including without limitation those provisions of federal regulations requiring (a) the filing of reports, such as Currency Transaction Reports and Suspicious Activity Reports, (b) the maintenance of records and (c) the exercise of due diligence in identifying customers.
4.17   No Other Representations or Warranties.   Except for the representations and warranties made by Purchaser, Merger Sub and the Purchaser Subsidiaries in this Article IV, neither Purchaser, Merger Sub nor any other Person makes or has made any representation or warranty with respect to Purchaser, Merger Sub or the Purchaser Subsidiaries or their respective business, operations, assets, Liabilities, condition (financial or otherwise) or prospects, notwithstanding the delivery or disclosure to Company or any of its Affiliates or Representatives of any documentation, projections, forecasts, estimates, budgets, prospect information or other information with respect to any one or more of the foregoing.
ARTICLE V
COVENANTS
5.1   Conduct of Business by Company.   Company shall, and shall cause each of the Company Subsidiaries to, during the period from the date of this Plan of Merger and ending at the earlier of the Effective Time and the termination of this Plan of Merger in accordance with Article VII, except as expressly contemplated by this Plan of Merger or as required by applicable Law or with the prior written consent of Purchaser (which consent shall not be unreasonably withheld, conditioned or delayed), (a) conduct its business in the ordinary course of business consistent with past practice in all material respects, and, to the extent consistent therewith, Company shall, and shall cause each of the Company Subsidiaries to, use its commercially reasonable efforts to preserve substantially intact its and the Company Subsidiaries’ business organization and advantageous customer and business relationships and keep available the services of the present officers and employees and (b) take no action that would reasonably be expected to adversely affect or materially delay the ability to obtain any necessary approvals of any Governmental Entity required for the transactions contemplated hereby or to consummate the transactions contemplated hereby on a timely basis. Without limiting the generality of the foregoing, between the date of this Plan of Merger and ending at the earlier of the Effective Time and the termination of this Plan of Merger in accordance with Article VII, except as otherwise expressly contemplated by this Plan of Merger or as set forth in Section 5.1 of the Company Disclosure Letter or as required by applicable Law, Company shall not, nor shall it permit any of the Company Subsidiaries to, without the prior written consent of Purchaser (which consent shall not be unreasonably withheld, conditioned or delayed, other than with respect to Section 5.1.1, 5.1.2, 5.1.3, subsections (b), (c), (d), (e) or (h) of 5.1.4, 5.1.11 or 5.1.12, for which Purchaser may withhold its consent at its sole discretion):
5.1.1   amend its articles of incorporation or bylaws (or other comparable organizational documents);
5.1.2   (a) split, combine or reclassify any securities issued by Company or any of the Company Subsidiaries or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its securities, (b) purchase, repurchase, redeem or otherwise acquire any securities issued by Company or any of the Company Subsidiaries, or (c) declare, set aside or pay any dividend or distribution (whether in cash, stock, property or otherwise) in respect of, or enter into any Contract with respect to the voting of, any shares of its capital stock, except for distributions by a Company Subsidiary to its parent, and except for quarterly cash dividends by Company in an amount not to exceed $0.09 per share of Company Common Stock and paid in a manner consistent with past practice with respect to the timing of the declaration, payment and record date of such dividend, subject to the terms of Section 5.19;
5.1.3   issue, offer, deliver, sell, pledge, grant, dispose of or otherwise permit to become outstanding any shares of its capital stock, any other voting securities or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any such shares, voting securities or convertible or exchangeable securities, or encumber any securities issued by Company or any of the Company Subsidiaries;
5.1.4   except as required by applicable Law or the express terms of any Company Benefit Plan or Contract in effect as of the date of this Plan of Merger, (a) increase the compensation, benefits, severance or termination pay of (or accelerate payment or vesting of), or pay or award any bonus or other incentive compensation to, any director, officer, employee or individual independent contractor (except for customary salary increases in amounts in the ordinary course of business consistent with past practices in connection with promotions or annual salary adjustments made in the ordinary course of business consistent with past practices of employees with individual salaries or wages of less than $200,000 per year not in excess of 4% for any individual); (b) enter into any new or amend in any material respect any existing employment, consulting, severance, termination, retention, change in control or similar agreement with any of its past or present officers, directors, employees or independent contractors; (c) establish, adopt, enter into, amend, terminate, or take any action to accelerate rights under any Company Benefit Plan; (d) grant any severance or termination pay unless provided under any Company Benefit Plan; (e) grant any compensatory awards that are payable in, relate to, or are determined by reference to the value of, Company Common Stock; (f) fund or in any other way secure any payment of compensation or benefit under any Company Benefit Plan; (g) hire any new employees or individual independent contractors, other than, to the extent hired in the ordinary course of business consistent with past practices, individual independent contractors or non-executive employees with individual salaries, wages or base pay of less than $200,000 per year; or (h) establish, adopt, enter into, amend or terminate any Collective Bargaining Agreement.
5.1.5   acquire, by merger, consolidation, acquisition of stock or assets, or otherwise, any business or division of a business or, except for transactions with or among wholly-owned Subsidiaries, make any capital contributions to any Person, other than (a) incident to foreclosures in connection with debts previously contracted in good faith, or (b) acquisitions of personal property in the ordinary course of business consistent with past practice not to exceed $25,000 individually or $50,000 in the aggregate for all such transactions;
5.1.6   (a) transfer, license (or sublicense), sell, lease, pledge, mortgage or otherwise dispose of or permit any Lien (other than Permitted Liens) to attach to, any assets, including the capital stock or other equity interests in any Company Subsidiary; provided, however, the foregoing shall not apply to dealings with financial assets or investment securities nor prohibit Company and the Company Subsidiaries from transferring, licensing, selling, leasing or disposing of obsolete or unused equipment, fixtures or assets, in each case in the ordinary course of business consistent with past practice not to exceed $25,000 individually or $50,000 in the aggregate for all such transactions; (b) adopt or effect a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization; or (c) adopt any shareholder rights plan;
5.1.7   incur any Indebtedness for borrowed money or guarantee, assume, endorse or otherwise as an accommodation become responsible for any such Indebtedness of another Person, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of Company or any of the Company Subsidiaries, guarantee any debt securities of another Person, or enter into any “keep well” or other Contract to maintain any financial statement condition of any other Person (other than any wholly-owned Company Subsidiary) (it being understood and agreed that incurrence of Indebtedness in the ordinary course of business consistent with past practices in connection with the creation of deposit liabilities, issuance of letters of credit, purchases of federal funds, borrowings from the Federal Home Loan Bank, sales of certificates of deposits, and entry into repurchase agreements shall not be prohibited by this Section 5.1.7);
5.1.8   make any application for the opening, relocation, or closing of any branch office, loan production office or other material office or facility, or open, relocate or close any branch office, loan production office or other material office or facility;
5.1.9   enter into or amend or modify in any material respect, or consent to the termination of (other than at its stated expiration date), any Company Material Contract, other than in the ordinary course of business consistent with past practice;

5.1.10   institute, settle or compromise any Actions pending or threatened before any arbitrator, court or other Governmental Entity (a) involving the payment of monetary damages or an admission of liability by Company or any Company Subsidiary of any amount exceeding $300,000, (b) involving injunctive or similar relief, or (c) having a material impact on Company’s business;
5.1.11   make any material change in any method of financial accounting principles or practices, in each case except for any such change required or to be required by a change in GAAP or applicable Law;
5.1.12   (a) settle or compromise any Tax claims, audits or assessments in excess of the amount reserved for such claims, audits or assessments as set forth on the Company Financial Statements, (b) make or change any Tax election, change any annual Tax accounting period, adopt or change any method of Tax accounting or (c) enter into any closing agreement, surrender in writing any right to claim a Tax refund, offset or other reduction in Tax liability or consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment relating to Company or the Company Subsidiaries;
5.1.13   except for (a) capital expenditures set forth on Section 5.1.13 of the Company Disclosure Letter, (b) capital expenditures required by Law or Governmental Entities or incurred in connection with the repair or replacement of facilities destroyed or damaged due to casualty or accident (whether or not covered by insurance), or (c) each Contract for any one capital expenditure or series of capital expenditures, the aggregate amount of which is less than $10,000, make any capital expenditure or permit any of the Company Subsidiaries to make any capital expenditure;
5.1.14   enter into any material new line of business or change in any material respect its lending, investment, underwriting, risk and asset liability management, interest rate or fee pricing with respect to depository accounts, hedging and other material banking or operating policies or practices, except in the ordinary course of business consistent with past practice or as required by Law or any regulatory agency having jurisdiction over Company or any of the Company Subsidiaries;
5.1.15   except as required by Law or any regulatory agency having jurisdiction over Company or any of the Company Subsidiaries, make any material changes in its policies and practices with respect to underwriting, pricing, originating, acquiring, selling, servicing, or buying or selling rights to service loans;
5.1.16   restructure or materially change the nature of the composition of its investment securities portfolio through purchases, sales or otherwise, or its policies with respect to the classification or reporting of such portfolios;
5.1.17   fail to charge off loans and maintain its allowance for credit losses, in each case in a manner in conformity with the prior respective practices of Company and the Company Subsidiaries and applicable industry, regulatory, and GAAP standards;
5.1.18   fail to promptly notify Purchaser of the threat (to the Knowledge of Company) or the commencement, of any material Action against, relating to, or affecting: (a) Company or any Company Subsidiary; (b) Company’s or any Company Subsidiary’s directors, officers, or employees in their capacities as such; (c) Company’s or any Company Subsidiary’s assets, liabilities, businesses, or operations; or (d) the Merger or this Plan of Merger;
5.1.19   enter into or amend any Contract or other transaction with any Company-Related Person, except as contemplated or permitted by this Plan of Merger;
5.1.20   except as and to the extent required by applicable Law or regulatory agencies having jurisdiction over Company or any of the Company Subsidiaries, (a) take any action that would reasonably be expected to prevent, materially impede or materially delay the consummation of the transactions contemplated by this Plan of Merger, or (b) take, or knowingly fail to take, any action that is reasonably likely to result in any of the conditions to the Merger set forth in Article VI not being satisfied;

5.1.21   (a) enter into any new credit or new lending relationships greater than $5,000,000 that would require an exception to Macatawa Bank’s formal loan policy as in effect as of the date of this Plan of Merger or that are not in compliance with the provisions of such loan policy; or (b) other than incident to a reasonable loan restructuring, extend additional credit to any Person and any director or officer of, or any owner of a material interest in, such Person (any of the foregoing with respect to a Person being referred to as a “Borrowing Affiliate”) if such Person or such Borrowing Affiliate is the obligor under any Indebtedness to Company or any of its Subsidiaries which constitutes a nonperforming loan or against any part of such Indebtedness Company or any of its Subsidiaries has established loss reserves or any part of which has been charged-off by Company or any of its Subsidiaries;
5.1.22   except in the ordinary course of business consistent with past practices (a) terminate, materially amend, or waive any material provision of, any Company Material Contract; make any change in any instrument or agreement governing the terms of any of its securities, or material lease or contract, other than normal renewals of contracts and leases without material adverse changes of terms with respect to Company, or (b) or enter into any contract that would constitute a Company Material Contract if it were in effect on the date of this Agreement; or
5.1.23   agree or commit to do any of the foregoing.
5.2   Conduct of Business by Purchaser.   Between the date of this Plan of Merger and ending at the earlier of the Effective Time and the termination of this Plan of Merger in accordance with Article VII, except as otherwise expressly contemplated by this Plan of Merger or as required by applicable Law, Purchaser (a) shall take no action that would reasonably be expected to adversely affect or materially delay the ability to obtain any necessary approvals of any Governmental Entity required for the transactions contemplated hereby or to consummate the transactions contemplated hereby on a timely basis, and (b) shall not, nor shall it permit any of the Purchaser Subsidiaries to, without the prior written consent of Company (which consent shall not be unreasonably withheld, conditioned or delayed):
5.2.1   amend the Purchaser’s articles of incorporation or bylaws in a manner that would materially and adversely affect the holders of Company Common Stock relative to the holders of Purchaser Common Stock;
5.2.2   except as and to the extent required by applicable Law or regulatory agencies having jurisdiction over Purchaser or any of the Purchaser Subsidiaries, (a) take any action that would reasonably be expected to prevent, materially impede or materially delay the consummation of the transactions contemplated by this Plan of Merger, or (b) take, or knowingly fail to take, any action that is reasonably likely to result in any of the conditions to the Merger set forth in Article VI not being satisfied; or
5.2.3   agree or commit to do any of the foregoing.
5.3   No Solicitation by Company.
5.3.1   Except as specifically permitted by this Section 5.3, Company shall not and shall cause each of the Company Subsidiaries and their Representatives not to, during the period from the date of this Plan of Merger until the earlier of the Effective Time and the termination of this Plan of Merger in accordance with Article VII, directly or indirectly, (a) solicit, initiate, facilitate or knowingly encourage (including by way of furnishing information) any inquiries regarding, or the making of any proposal or offer that constitutes, or could reasonably be expected to lead to, a Company Takeover Proposal, (b) engage or enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any other Person information in connection with any Company Takeover Proposal, or otherwise cooperate with or assist or participate in, or facilitate or knowingly encourage any such inquiries, proposals, discussions or negotiations or any effort or attempt to make a Company Takeover Proposal, (c) grant any waiver, amendment or release of or under, or fail to enforce, any confidentiality, standstill or similar agreement (or any confidentiality, standstill or similar provision of any other contract) or (d) enter into any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement or other contract providing for, relating to or in connection with any Company Takeover Proposal or any proposal or offer that could reasonably be expected to lead to a Company Takeover Proposal. Company shall, and shall cause each of the Company Subsidiaries and each of its and the Company Subsidiaries’ Representatives to (i) immediately upon execution of this Plan of Merger, cease any solicitation, encouragement, discussions or negotiations with any Person that may be ongoing with respect to an existing or potential Company Takeover Proposal as of the date of this Plan of Merger, (ii) request promptly thereafter that any Person furnished with confidential or non-public information concerning the Company or any of the Company Subsidiaries on or prior to the date hereof in connection with its consideration of a Company Takeover Proposal promptly return or destroy all confidential or non-public information concerning Company or any of the Company Subsidiaries delivered or made available to such Person or its Representatives by Company, the Company Subsidiaries or any Representatives thereof, and any summaries, analyses or extracts thereof or based thereon, and any files, copies or records containing such information in any computer or electronic media, and (iii) immediately upon execution of this Plan of Merger, terminate all physical and electronic data room access previously granted to any Person or its Representatives (other than Purchaser and its Representatives).
5.3.2   Notwithstanding anything to the contrary contained herein, if at any time prior to obtaining the Company Shareholder Approval, Company or any of its Representatives receives a bona fide unsolicited Company Takeover Proposal from any Person or group of Persons, which Company Takeover Proposal did not result from any breach of this Section 5.3, then Company and its Representatives may (a) contact such Person or group of Persons and their Representatives to request that such Person or group of Persons provide clarification of any term or condition of such Company Takeover Proposal that the Company Board of Directors determines in good faith to be ambiguous or unclear, and (b) if the Company Board of Directors determines in good faith, after consultation with its independent financial advisors and outside legal counsel, that such Company Takeover Proposal constitutes, or is reasonably expected to lead to, a Company Superior Proposal (i) furnish, pursuant to an Acceptable Company Confidentiality Agreement, information (including non-public information) with respect to Company and the Company Subsidiaries to the Person or group of Persons who has made such Company Takeover Proposal and their respective Representatives; provided that Company shall (subject to the terms of the Company Confidentiality Agreement) promptly (and in any event within 24 hours) make available to Purchaser (through an electronic data room or otherwise), and concurrently provide express written notification, via electronic mail notification to Purchaser in accordance with the applicable provisions of Section 9.8, of the availability of, any written confidential or non-public information that is provided to any such Person or group of Persons or their respective Representatives, if such information was not previously provided to Purchaser or its Representatives, and (ii) engage in or otherwise participate in discussions or negotiations with the Person or group of Persons making such Company Takeover Proposal and their respective Representatives; provided, further that Company shall promptly (and in any event within 24 hours) provide to Purchaser (A) a copy of any Company Takeover Proposal made in writing by any such Person or group of Persons to Company or any of its Representatives, and the identity of the Person making the Company Takeover Proposal, and (B) a written summary of the material terms of any such Company Takeover Proposal not made in writing. For the purposes of this Plan of Merger, “Acceptable Company Confidentiality Agreement” means any confidentiality agreement that contains terms that are no less favorable to Company than those contained in the Company Confidentiality Agreement, which shall not provide such Person with any exclusive right to negotiate or otherwise prevent Company from providing information to Purchaser in accordance with this Agreement or otherwise complying with its obligations under this Agreement.
5.3.3   Company shall keep Purchaser informed of any developments, discussions or negotiations regarding any Company Takeover Proposal on a reasonably current basis (and in any event with 24 hours) and shall notify Purchaser of the status of such Company Takeover Proposal. For the avoidance of doubt, all information provided to Purchaser pursuant to this Section 5.3.3 will be subject to the terms of the Company Confidentiality Agreement. Company agrees that it and its Subsidiaries will not enter into any confidentiality or other agreements with any Person subsequent to the date of this Plan of Merger which prohibits Company from providing any information to Purchaser in accordance with this Section 5.3.
5.3.4   Except as permitted by Section 5.3.5, neither the Company Board of Directors or any committee thereof shall (a) (i) fail to recommend to the Company Shareholders that the Company

Shareholder Approval be given or fail to include the Company Board Recommendation in the Proxy Statement, (ii) change, qualify, withhold, withdraw or modify, or publicly propose to change, qualify, withhold, withdraw or modify, in a manner adverse to Purchaser, the Company Board Recommendation, (iii) fail to recommend against any tender offer or exchange offer that is a Company Takeover Proposal within 10 Business Days after the commencement thereof other than a temporary “stop, look and listen” communication by the Company Board of Directors consistent with Rule 14d-9(f) of the Exchange Act, (iv) adopt, approve or recommend, or submit to the vote of the Company Shareholders, or publicly propose to approve or recommend to the Company Shareholders, a Company Takeover Proposal or (v) make any public statement inconsistent with the Company Board Recommendation (actions described in this clause (a) being referred to as a “Company Adverse Recommendation Change”) or (b) cause or permit Company or any of the Company Subsidiaries to enter into any letter of intent, agreement or agreement in principle with respect to any Company Takeover Proposal (other than an Acceptable Company Confidentiality Agreement) (each, a “Company Acquisition Agreement”).
5.3.5   Notwithstanding anything to the contrary herein, prior to the time the Company Shareholder Approval is obtained, the Company Board of Directors may, in connection with a bona fide written Company Takeover Proposal which Company Takeover Proposal was made after the date of this Plan of Merger and that did not result from any breach of this Section 5.3, make a Company Adverse Recommendation Change or terminate this Plan of Merger pursuant to Section 7.1.8 to enter into a definitive merger agreement or other definitive purchase or acquisition agreement with respect to such Company Takeover Proposal, if and only if, prior to taking such action, Company has complied with its obligations under this Section 5.3 and the Company Board of Directors has determined in good faith, after consultation with its independent financial advisors and outside legal counsel, that such Company Takeover Proposal constitutes a Company Superior Proposal and that the failure to take the actions contemplated by this sentence are reasonably likely to be inconsistent with its fiduciary duties under applicable Law; provided, however, that prior to taking any such action (a) Company has given Purchaser at least four Business Days prior written notice of its intention to take such action (which notice shall specify the material terms and conditions of any such Company Superior Proposal, including the identity of the party making such Company Superior Proposal) and has contemporaneously provided a copy to Purchaser of all written materials (including all transaction agreements and related documents) with or from the party making such Company Superior Proposal, (b) Company has negotiated, and has caused its Representatives to negotiate, in good faith with Purchaser during such notice period to the extent Purchaser wishes to negotiate, to enable Purchaser to revise the terms of this Plan of Merger such that it would cause such Company Superior Proposal to no longer constitute a Company Superior Proposal and (c) following the end of such notice period, the Company Board of Directors shall have considered in good faith any changes to this Plan of Merger proposed in writing by Purchaser, and shall have determined that the Company Superior Proposal would continue to constitute a Company Superior Proposal if such revisions were to be given effect and that the failure to take the actions contemplated in the first sentence of this Section 5.3.5 would be reasonably likely to be inconsistent with its fiduciary duties under applicable Law. In the event of any material revisions to a Company Takeover Proposal, Company shall deliver a new written notice to Purchaser pursuant to the foregoing clause (a) and again comply with the requirements of this Section 5.3.5 with respect to such new written notice; provided, however, that references herein to the four Business Day period shall be deemed to be references to a two Business Day period with respect thereto.
5.3.6   Provided that Company and the Company Board of Directors comply with their applicable obligations under Section 5.3.5, nothing in this Section 5.3 shall prohibit the Company Board of Directors from (a) taking and disclosing to the Company Shareholders a position contemplated by Rule 14e-2(a), Rule 14d-9 or Item 1012(a) of Regulation M-A promulgated under the Exchange Act or (b) making any “stop-look-and-listen” communications to Company Shareholders pursuant to Section 14d-9(f) promulgated under the Exchange Act (or any similar communications to the Company Shareholders); provided, however, that the taking of any action pursuant to any of the preceding clauses (a) or (b) shall in no way limit or modify the effect of this Plan of Merger with respect to any such action taken.
5.3.7   As used in this Plan of Merger, “Company Takeover Proposal” shall mean any inquiry, proposal or offer from any Person (other than Purchaser and its Subsidiaries) or “group”, within the meaning of Section 13(d) of the Exchange Act, relating to, in a single transaction or series of related transactions, any (a) direct or indirect acquisition of assets of Company and its Subsidiaries equal to more than 15% of Company’s consolidated assets or to which more than 15% of Company’s net income on a consolidated basis are attributable, (b) acquisition of more than 15% of the outstanding Company Common Stock or the capital stock of any Subsidiary of Company, (c) tender offer or exchange offer that if consummated would result in any Person or “group” beneficially owning more than 15% of the outstanding Company Common Stock, (d) merger, consolidation, share exchange, business combination, recapitalization, reorganization, liquidation, dissolution or similar transaction involving Company or any of its Subsidiaries or (e) any combination of the foregoing types of transactions if the sum of the percentage of consolidated assets, consolidated net income and Company Common Stock involved is more than 15%; in each case, other than the Merger.
5.3.8   As used in this Plan of Merger, “Company Superior Proposal” shall mean any bona fide written Company Takeover Proposal that the Company Board of Directors has determined in its good faith judgment, after consultation with its independent financial advisors and outside legal counsel, is reasonably likely to be consummated in accordance with its terms and that is reasonably likely to result in the consummation of a transaction more favorable to the Company Shareholders from a financial point of view than the Merger, taking into account (a) all legal, regulatory and financial aspects of the proposal (including availability of financing and certainty of closing) and the Person making the proposal; and (b) any changes to the terms of this Plan of Merger proposed by Purchaser in response to such proposal or otherwise. For purposes of the definition of “Company Superior Proposal”, the references to “15%” in the definition of Company Takeover Proposal shall be deemed to be references to “50%.”
5.3.9   For purposes of this Section 5.3, any breach of this Section 5.3 by any of Company’s Representatives in his or her individual capacity shall be deemed to be a breach by Company.
5.4   Preparation of the Registration Statement; Shareholder Meeting.
5.4.1   Purchaser shall use commercially reasonable efforts to prepare and cause to be filed with the SEC a Registration Statement on Form S-4 (the “Registration Statement”), in which a prospectus and proxy statement to be sent to the Company Shareholders relating to the Company Shareholder Meeting (the “Proxy Statement”) will be included, as promptly as practicable following the date of this Plan of Merger (and in any event no later than 45 days). Purchaser shall use commercially reasonable efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing and shall use commercially reasonable efforts to keep the Registration Statement effective as long as reasonably necessary to consummate the Merger. Prior to the filing of the Registration Statement, Purchaser shall consult with Company with respect to such filing and shall afford Company and its Representatives reasonable opportunity to review and comment thereon, and shall consider in good faith for inclusion any comments thereon submitted by Company. If at any time prior to the Company Shareholder Meeting any event with respect to Purchaser or Company or any of their respective officers and directors or Subsidiaries should occur which is required to be described in an amendment of, or a supplement to, the Proxy Statement or the Registration Statement, Purchaser or Company, as applicable, shall promptly inform the other party so that such event may be so described, and such amendment or supplement shall be promptly filed with the SEC and, as required by Law, disseminated to the shareholders of Company.
5.4.2   Purchaser shall use commercially reasonable efforts to take any actions (other than qualifying to do business in any jurisdiction in which it is not now so qualified) required to be taken under the Securities Act, the Exchange Act, any applicable foreign or state securities or “blue sky” Laws and the rules and regulations thereunder in connection with the Merger and the issuance of Purchaser Common Stock as Merger Consideration.
5.4.3   Company shall, as soon as is reasonably practicable following the date on which the Registration Statement is declared effective or the effective date can be predicted with reasonable certainty (and in no event later than 45 days after such date), duly call, give proper notice of, convene and hold a special meeting of the Company Shareholders for the purpose of seeking the Company Shareholder Approval (“Company Shareholder Meeting”). Company shall consult with Purchaser regarding the record date for the Company Shareholder Meeting and shall cause appropriate searches to be made in accordance with Rule 14a-13. Company shall not change the record date for the Company Shareholder Meeting without the prior written consent of Purchaser (such consent not to be unreasonably withheld, conditioned or delayed). Company shall use its commercially reasonable efforts to (a) cause the Proxy Statement to be mailed to the Company Shareholders and to hold the Company Shareholder Meeting as promptly as practicable after the Registration Statement is declared effective under the Securities Act; (b) solicit from its shareholders proxies to vote on the proposal to approve this Plan of Merger and to secure a quorum at the Company Shareholder Meeting; and (c) except if the Company Board of Directors shall have made a Company Adverse Recommendation Change as permitted by Section 5.3, solicit the Company Shareholder Approval. Company shall, through the Company Board of Directors, recommend to the Company Shareholders that they vote for the Company Shareholder Approval and shall include such recommendation in the Proxy Statement, except to the extent that the Company Board of Directors shall have made a Company Adverse Recommendation Change as permitted by Section 5.3. Company may, in consultation with Purchaser, adjourn or postpone the Company Shareholder Meeting (i) to the extent necessary to ensure that any necessary supplement or amendment to the Proxy Statement is provided to the Company Shareholders in advance of a vote on the Company Shareholder Approval or (ii) if, as of the time for which the Company Shareholder Meeting is originally scheduled (as set forth in the Proxy Statement), there are insufficient Company Shareholders represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of such Company Shareholder Meeting or there are insufficient votes to obtain the Company Shareholder Approval. Notwithstanding the foregoing, (A) Company shall not adjourn, recess or postpone the Company Shareholder Meeting to a date that is more than 20 days after the date on which the Company Shareholder Meeting was orginally scheduled without the prior written consent of Purchaser, such consent not to be unreasonably withheld, conditioned, or delayed and (B) if Purchaser requests that Company adjourn, postpone or recess the Company Shareholder Meeting to solicit additional proxies for the purpose of obtaining the Company Shareholder Approval, the Company will do so, provided, however, Purchaser shall not request Company to adjourn, postpone or recess the Company Sharheolder Meeting more than two times. Company shall keep Purchaser updated with respect to proxy solicitation results as reasonably requested by Purchaser.
5.5   Stock Exchange Listing.   Purchaser shall use its commercially reasonable efforts to cause the shares of Purchaser Common Stock to be issued as Merger Consideration to be accepted for listing on the Nasdaq Global Select Stock Market, subject to official notice of issuance, prior to the Effective Time.
5.6   Regulatory Matters and Approvals.
5.6.1   Subject to the terms and conditions of this Plan of Merger, each of the parties shall use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable Laws and regulations to consummate and make effective the Merger. Subject to the terms and conditions of this Plan of Merger, the parties will use commercially reasonable efforts to obtain as promptly as practical consents, approvals and authorizations of all third parties and Governmental Entities necessary or desirable for the consummation of the Merger.
5.6.2   In furtherance of the foregoing, as soon as practicable after the date of this Plan of Merger (but in no event more than 45 days after the date hereof), Purchaser shall prepare and file with each Governmental Entity having jurisdiction all applications and documents required to obtain, and shall use its commercially reasonable efforts to obtain, each necessary approval of or consent to consummate the Merger. Subject to applicable Law, Purchaser shall provide Company with reasonable opportunities to review and comment upon the non-confidential sections of such applications and documents before filing and to make such amendments and file such supplements thereto as Company may reasonably request. To the extent permitted by applicable Law, Purchaser shall provide Company with copies of all material correspondence received from these Governmental Entities and all material responsive correspondence sent to these agencies.
5.6.3   From the date of this Plan of Merger until the Effective Time, each of Company and Purchaser shall promptly notify the other party in writing of any pending or, to the Knowledge of Company or Purchaser (as the case may be), threatened Action or Order by any Governmental Entity or any other Person (a) challenging or seeking material damages in connection with the Merger or the other transactions contemplated by this Plan of Merger or (b) seeking to restrain or prohibit the consummation of the Merger or the other transactions contemplated by this Plan of Merger. If any Action or Order is instituted (or threatened to be instituted) challenging any of the transactions contemplated by this Plan of Merger as violative of any Law, each of Company and Purchaser shall, and shall cause their respective Representatives to, cooperate and use their commercially reasonable efforts to contest and resist, except insofar as Company and Purchaser may otherwise agree, any such Action or Order, including any Action or Order that seeks a temporary restraining order or preliminary injunction that would prohibit, prevent or restrict consummation of the Merger or the other transactions contemplated by this Plan of Merger. Notwithstanding the foregoing, nothing contained in this Agreement shall be deemed to require Purchaser or Company to take any action, or commit to take any action, or agree to any condition or restriction which the Purchaser Board of Directors reasonably determines in good faith would, individually or in the aggregate, materially and adversely reduce the economic benefits of the Merger to such a degree that Purchaser would not have entered into this Agreement had such action, condition or restriction been known at the date hereof (a “Materially Burdensome Regulatory Condition”).
5.6.4   Nothing contained in this Plan of Merger shall give Company, directly or indirectly, the right to control or direct the operations of Purchaser or give Purchaser, directly or indirectly, the right to control or direct the operations of Company prior to the Effective Time. Prior to the Effective Time, subject to Sections 5.1 and 5.2, as applicable, Company and Purchaser each shall exercise, consistent with the terms and conditions of this Plan of Merger, complete control and supervision over their respective business operations.
5.7   Employee Matters.
5.7.1   Benefit Continuation.   All employees of Company or any of the Company Subsidiaries immediately before the Effective Time shall automatically become employees of the Surviving Company or its Affiliates as of the Effective Time. Purchaser covenants and agrees to provide to each employee of Company or any Company Subsidiary who becomes employed by Purchaser or any of its Affiliates as a result of the Merger (each, a “Continuing Employee”) with the same employee benefits then provided to similarly situated employees at Purchaser and consistent with this Section 5.7.
5.7.2   Employee Severance.   Purchaser covenants and agrees to pay severance payments to all employees of Company whose job is eliminated as a result of the Merger and whose employment is terminated by Purchaser other than for cause within twelve months after the Effective Time, in accordance with the severance terms as set forth on Section 5.7.2 of the Purchaser Disclosure Letter.
5.7.3   Years of Service Credit.   Purchaser covenants and agrees that each Continuing Employee shall receive credit for years of service at Company or the Company Subsidiaries (i) for all purposes, including, without limitation, for purposes of eligibility to participate, vesting credit, entitlement to benefits, and levels of benefits of any Purchaser employee benefit plan (including, but not limited to, Purchaser’s 401(k) plan and vacation leave policy) or any other employee benefit plan of the Surviving Company or its Affiliates commencing after the Effective Time, and (ii) for purposes of determining seniority in connection with employment with the Surviving Company and Affiliates, to the same extent as such Continuing Employee was entitled, before the Effective Time, to credit for such service under any similar Company Benefit Plan in which such Continuing Employee participated or was eligible to participate immediately prior to the Effective Time; provided that the foregoing shall not apply to the extent that its application would result in a duplication of benefits.
5.7.4   Retention and Stay Bonuses.   Company will cooperate with Purchaser in its efforts to cause any employees of Company identified by Purchaser to enter into retention or stay bonus agreements (in a form mutually agreed to by Purchaser and the employee) prior to the Effective Time.
5.7.5   Severance/Employment Agreements.   Purchaser will honor all of Company’s obligations and assume all its defenses under existing severance, change of control or employment agreements to which the Company or any Company Subsidiary is a party and which are listed on Section 5.7.5 of the Company Disclosure Letter in accordance with the terms thereof.

5.7.6   Termination of Qualified Retirement Plan.   The Company Board of Directors will, prior to the Effective Time, adopt resolutions terminating the Company’s 401(k) plan (the “Company Retirement Plan”) effective as of immediately prior to the Effective Time. The accounts of all participants and beneficiaries in the Company Retirement Plan will become fully vested upon termination of the Company Retirement Plan. As soon as practicable following the Effective Time, all account balances in the Company Retirement Plan will be either distributed to participants and beneficiaries or rolled over to an eligible tax-qualified retirement plan or individual retirement account as a participant or beneficiary may direct. Purchaser agrees to permit participants in the Company Retirement Plan who become employees of Purchaser to roll over their account balances in the Company Retirement Plan to Purchaser’s 401(k) plan. Notwithstanding the foregoing, (a) no shares of Purchaser common stock may be rolled over into Purchaser’s 401(k) plan, and (b) a participant may roll over into Purchaser’s 401(k) plan loans made by the Company Retirement Plan only if such participant rolls over the participant’s entire account balance. Until the Effective Time, Company will be permitted to make profit-sharing and matching contributions to the Company Retirement Plan based on participants’ elective contributions to the Company Retirement Plan, in the ordinary course of business consistent with past practice.
5.7.7   Non-Equity Incentive and Bonus Plans.   Immediately on or prior to the Effective Time, Company and each Company Subsidiary shall, subject to the occurrence of the Effective Time, terminate all non-equity incentive and/or bonus plans, and the accrued benefits as of the Effective Time shall be paid on a prorated basis based on the portion of the plan year completed before the Effective Time, assuming any individual performance goals are satisfied at the targeted level of performance and any Company performance goals are satisfied at the targeted level of performance, and in a lump sum as soon as practicable following the Effective Time.
5.8   Press Releases and Public Announcement.   Purchaser and Company agree that the initial press release with respect to the execution and delivery of this Plan of Merger shall be a release that is mutually agreed to by the parties. Thereafter, neither Company nor Purchaser will issue any press release or make any public announcement relating to this Plan of Merger, the Merger or the other transactions contemplated by this Plan of Merger without the prior written approval of, in the case of Company, Purchaser, and in the case of Purchaser, Company. However, each party may issue any such press release or make such public announcement (a) it believes in good faith is required to be made by applicable Law or any applicable rule or regulation promulgated by any applicable securities exchange after consultation with outside legal counsel, in which case the disclosing party will use its commercially reasonable efforts to advise and consult with the other party regarding any such press release or other announcement prior to making any such disclosure or (b) for such press release or such public announcement that are consistent with such other press releases or public announcements made after the date of this Plan of Merger in compliance with this Section 5.8.
5.9   Access to Information.
5.9.1   Subject to applicable Law, during the period commencing on the date of this Plan of Merger and ending at the earlier of the Effective Time and the termination of this Plan of Merger in accordance with Article VII, (a) Company will, and will cause each of the Company Subsidiaries to, upon reasonable prior written notice, permit Purchaser and its Representatives to have reasonable access at all reasonable times, and in a manner so as not to interfere with the normal business operations of Company and the Company Subsidiaries, to the officers and senior management, premises, agents, books, records, and Contracts of or pertaining to Company and the Company Subsidiaries as may be reasonably requested in writing; and (b) upon the reasonable request of Company, Purchaser shall furnish such reasonable information about it and its business as is relevant to Company and its shareholders in connection with the transactions contemplated by this Plan of Merger; provided, however, that such access or disclosure of information will (i) comply with all applicable Laws, (ii) not result in, or reasonably be expected to result in, the waiver of the attorney-client privilege, or (iii) not result in, or reasonably be expected to result in, a material breach of any material Contract. No such access shall affect the representations, warranties, covenants or agreements of the parties (or the remedies with respect thereto) or the conditions to the obligations of the parties under this Plan of Merger.
5.9.2   All Information of Company (as defined in the Company Confidentiality Agreement) provided pursuant to this Plan of Merger shall be subject to the provisions of the Confidentiality

Agreement, dated as of January 5, 2024, between Company and Purchaser (“Company Confidentiality Agreement”), which shall remain in full force and effect in accordance with its terms. All Information of Purchaser (as defined in the Purchaser Confidentiality Agreement) provided pursuant to this Plan of Merger shall be subject to the provisions of the Confidentiality Agreement, dated as of April 4, 2024, between Company and Purchaser (“Purchaser Confidentiality Agreement”, and together with the Company Confidentiality Agreement, the (“Confidentiality Agreements”), which shall remain in full force and effect in accordance with its terms.
5.10   Indemnification and Insurance.
5.10.1   All rights to exculpation, indemnification and advancement of expenses now existing in favor of the current or former directors and officers, as the case may be, of Company or the Company Subsidiaries as provided in their respective articles of incorporation or bylaws or other organization documents or in existing indemnity agreements with Company or any of the Company Subsidiaries shall survive the Merger and shall continue in full force and effect in accordance with their terms.
5.10.2   From and after the Effective Time, Purchaser (and its successors or assigns) shall indemnify and hold harmless to the fullest extent permitted under applicable Law, each current or former director or officer of Company or any of the Company Subsidiaries (each, together with such person’s heirs, executors or administrators, an “Indemnified Party”) against any costs or expenses (including advancing attorneys’ fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each Indemnified Party to the fullest extent permitted by Law and following receipt of any undertaking required by applicable Law or applicable organizational documents), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any actual or threatened Actions, arising out of, relating to or in connection with any action or omission occurring or alleged to have occurred at or before the Effective Time in such Indemnified Party’s capacity as a director or officer of Company or any of the Company Subsidiaries or in such Indemnified Party’s capacity as a director, officer, member, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise at the request or for the benefit of Company or any Company Subsidiary, including in connection with the transactions contemplated by this Plan of Merger. All rights to indemnification or advancement of expenses in respect of any Action pending or asserted or any claim made within such period shall continue until the disposition of such Action or resolution of such claim. In the event of any such Action, Purchaser (and its successors or assigns) shall reasonably cooperate with the Indemnified Party in the defense of the Action.
5.10.3   Purchaser (and its successors or assigns) shall maintain in effect for not less than six years from the Effective Time the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by Company and the Company Subsidiaries for the Indemnified Parties prior to the Effective Time with respect to matters occurring at or prior to the Effective Time, including the transactions contemplated by this Plan of Merger. Alternatively, Purchaser (and its successors or assigns) may substitute therefor policies of substantially the same coverage containing terms and conditions that, taken as a whole, are no less advantageous to the Indemnified Parties. After the Effective Time, Purchaser (and its successors or assigns) shall not be required to pay premiums for insurance coverages in excess of 300% of the last annual premium (such 300% threshold, the “Maximum Amount”) paid by Company prior to the date of this Plan of Merger in respect of the coverages required to be obtained pursuant to this Section 5.10.3, and if such amount is not sufficient to purchase insurance in such amount, then Purchaser shall purchase such amount of insurance with the best coverage reasonably available as can be purchased for an aggregate amount that is equal to the Maximum Amount. Alternatively, Purchaser (and its successors or assigns) may purchase at or after the Effective Time, at a total aggregate cost not exceeding the Maximum Amount, a six-year prepaid “tail” policy on terms and conditions providing substantially equivalent benefits as the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by Company and the Company Subsidiaries for the Indemnified Parties with respect to matters occurring at or prior to the Effective Time, including the transactions contemplated by this Plan of Merger. If such “tail” prepaid policy has been obtained, Purchaser (and its successors or assigns) shall use its commercially reasonable efforts to maintain it in full force and effect for its full term and honor all obligations thereunder, provided, however, that if such “tail” prepaid policy is terminated by the insurance provider, then Purchaser (and its successors or assigns) shall use its commercially reasonable efforts to obtain and maintain a replacement “tail” prepaid policy on terms and conditions providing substantially equivalent benefits as the terminated “tail” prepaid policy, for an aggregate cost not exceeding the Maximum Amount.
5.10.4   The rights of each Indemnified Party hereunder shall be in addition to, and not in limitation of, any other rights such person may have under the articles of incorporation or bylaws or other organization documents of Company or any of the Company Subsidiaries, any other indemnification arrangement, the MBCA, directors’ and officers’ insurance claims under any policy that is or has been in existence with respect to Company or the Company Subsidiaries or otherwise. The provisions of this Section 5.10 shall survive the consummation of the Merger and expressly are intended to benefit, and are enforceable by, each of the Indemnified Parties, each of whom is a third-party beneficiary of this Section 5.10.
5.10.5   In the event that Purchaser (a) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (b) transfers all or substantially all of its properties and assets to any Person, in each case, Purchaser shall take commercially reasonable efforts so that the successors and assigns of Purchaser shall assume the obligations set forth in this Section 5.10.
5.10.6   Notwithstanding any provisions to the contrary, the indemnification obligations in this Section 5.10 are limited by federal banking and securities Laws and any such obligations that violate any federal banking or securities Laws or published public policy are void and unenforceable.
5.11   Takeover Laws.   If any “moratorium,” “control share,” “fair price,” “affiliate transaction,” “business combination” or other anti-takeover Law is or may become applicable to the Merger, Company and the Company Board of Directors shall (a) take all such actions as are reasonably necessary so that the transactions contemplated hereunder may be consummated as promptly as practicable on the terms contemplated by this Plan of Merger and (b) otherwise take all such actions as are reasonably necessary to eliminate or minimize the effects of any such Law on the Merger and the transactions contemplated by this Plan of Merger.
5.12   Securityholder Litigation.   Each party shall give prompt notice of and keep the other party reasonably informed with respect to the threat, filing, defense or settlement of any securityholder Action against it or its directors or officers relating to the Merger or the other transactions contemplated by this Plan of Merger. Company shall give Purchaser the opportunity to participate (at its own expense) in the defense or settlement of any such securityholder Action and shall not settle any such Action without Purchaser’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed).
5.13   Tax-Free Reorganization Treatment.
5.13.1   Company and Purchaser intend that the Merger will qualify as a reorganization under Section 368(a) of the Code (the “Intended Tax Treatment”), and each shall not, and shall not permit any of their respective Subsidiaries to, take any action, or fail to take any action, that would preclude the Merger from qualifying as a reorganization under Section 368(a) of the Code. Company and Purchaser shall use commercially reasonable efforts, and shall cause their respective Subsidiaries to use commercially reasonable efforts, to cause the Merger to qualify as a reorganization within the meaning of Section 368(a) of the Code, including providing reasonable and customary representations, covenants and certificates requested by counsel under Sections 6.2.5 and 6.3.5. Within 45 days following the Effective Time, Purchaser shall comply with the reporting requirements of Section 1.6045B-1(a)(2) of the Treasury Regulations.
5.13.2   Each of Company and Purchaser shall report the Merger as a reorganization within the meaning of Section 368(a) of the Code on its United States federal income Tax Return, unless otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code.
5.14   Expenses.   Whether or not the Merger is consummated, except as otherwise provided in this Plan of Merger, all costs and expenses incurred in connection with this Plan of Merger and the transactions contemplated by this Plan of Merger shall be paid by the party incurring such expenses, except that Purchaser shall pay and bear the cost of (a) each regulatory filing, application, notification, registration or similar fee required to be paid by any party in connection with this Plan of Merger and the transactions contemplated by this Plan of Merger under the Securities Act, the Exchange Act, applicable banking Laws and other applicable Laws and (b) any fees and expenses (excluding each party’s internal costs and fees and expenses of attorneys, accountants and financial and other advisors) payable to the SEC in respect of filing the Registration Statement and Proxy Statement.
5.15   Miscellaneous Agreements and Consents.   Subject to the terms and conditions of this Plan of Merger, each of the parties shall use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable Laws and regulations or as otherwise reasonably requested in writing by Purchaser to consummate and make effective the Merger. Subject to the terms and conditions of this Plan of Merger, the parties will use commercially reasonable efforts to obtain consents of all third parties and governmental bodies necessary or desirable for the consummation of the Merger.
5.16   Advice of Changes.   Each party shall promptly advise the other party of any change or event (a) having or reasonably likely to have a Material Adverse Effect on it or (b) that it believes would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties, or covenants contained in this Plan of Merger or that reasonably could be expected to give rise, either individually or in the aggregate, to the failure of a condition of such party set forth in Article VI; provided, that a failure to comply with this Section 5.16 shall not constitute a breach of this Plan of Merger or the failure of any condition set forth in Article VI to be satisfied unless the underlying Material Adverse Effect or material breach would independently result in the failure of one or more of such party’s conditions set forth in Article VI to be satisfied.
5.17   280G Matters.   Company and Purchaser will cooperate in good faith to mitigate the impact of Section 280G of the Code on any “parachute payment” as that term is defined in Section 280G of the Code to an executive officer of Company in connection with the Merger, provided, however, that if a “parachute payment” cannot otherwise be mitigated, the Company agrees to cause such payment to be reduced in accordance with the terms of the applicable agreement(s) and/or plan(s).
5.18   Section 16 Matters.   Prior to the Effective Time, Company and Purchaser each will take all such steps as may be required to cause any acquisitions or dispositions of Purchaser Common Stock (including derivative securities with respect to Purchaser Common Stock) resulting from the Merger and the other transactions contemplated by this Plan of Merger, by each individual who may become or is reasonably expected to become subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Purchaser immediately following the Effective Time, to be exempt under Rule 16b-3 promulgated under the Exchange Act.
5.19   Dividends.   Company and Purchaser shall coordinate with each other regarding the declaration, setting of record dates, and payment dates of dividends with respect to shares of Company Common Stock and Purchaser Common Stock for the purpose of minimizing the risk that holders of shares of Company Common Stock (a) in respect of any calendar quarter, receive dividends on both shares of Company Common Stock and shares of Purchaser Common Stock received as Merger Consideration or (b) in respect of any calendar quarter, fail to receive a dividend on shares of Company Common Stock or shares of Purchaser Common Stock received as Merger Consideration.
5.20   Governance Matters.   Subject to any necessary approval by any appropriate Governmental Entities, and subject to Purchaser’s satisfactory completion of its customary screening and evaluation procedures for new directors, Purchaser shall take all appropriate action, subject to and in accordance with the articles of incorporation and bylaws of Purchaser, to appoint one individual serving on the Company Board of Directors and mutually agreeable to Company and Purchaser (“Company Designated Director”), to the Purchaser Board of Directors, effective immediately following the Effective Time to serve until Purchaser’s next annual meeting of shareholders (the “Initial Term”). Purchaser shall endeavor to nominate and recommend such Company Designated Director for reelection to the Purchaser Board of Directors for one (1) subsequent additional one (1) year term following the Initial Term; provided, that as a condition to Purchaser’s obligation to nominate the Company Designated Director for reelection following the Initial Term, the Company Designated Director shall (a) be required to provide information required to be disclosed by directors or director candidates in proxy statements or other filings under applicable Law or applicable stock exchange regulations, and as requested by Purchaser from all members of the Purchaser Board of Directors, in each case as promptly as necessary to enable the timely filing of Purchaser’s proxy statement and other periodic reports with the SEC; and (b) have complied at all times with all policies, procedures, processes, codes, rules, standards and guidelines applicable to Purchaser Board of Director members.
5.21   Post-Signing Deliveries.   No later than 60 days following the date hereof, Company shall provide Purchaser with complete copies of title insurance policies for each branch location of Macatawa Bank and Company’s corporate office.
ARTICLE VI
CLOSING CONDITIONS
6.1   Conditions to Each Party’s Obligation to Effect the Merger.   The respective obligations of each party to effect the Merger are subject to the fulfillment (or waiver by Company and Purchaser) at or prior to the Effective Time of the following conditions:
6.1.1   The Company Shareholder Approval shall have been obtained.
6.1.2   Company and Purchaser shall have received all regulatory approvals required in connection with the transactions contemplated by this Plan of Merger, all applicable notice periods and waiting periods shall have expired, and all such regulatory approvals shall be in effect (the “Requisite Regulatory Approvals”); provided, that no such Requisite Regulatory Approvals shall contain any Materially Burdensome Regulatory Condition.
6.1.3   No provision of any applicable Law making illegal or otherwise prohibiting the consummation of the Merger shall be in effect and no temporary, preliminary or permanent restraining Order issued by a court or agency of competent jurisdiction preventing the consummation of the Merger or any other transaction contemplated by this Plan of Merger will be in effect.
6.1.4   Neither party shall be subject to any Order of a court or agency of competent jurisdiction that enjoins or prohibits the consummation of the Merger.
6.1.5   The Registration Statement shall have become effective under the Securities Act, no stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceedings for that purpose shall have been commenced or threatened by the SEC and not withdrawn.
6.1.6   The shares of Purchaser Common Stock to be issued as Merger Consideration shall have been accepted for listing on the Nasdaq stock exchange, subject to official notice of issuance.
6.2   Conditions to Company’s Obligation to Effect the Merger.   The obligation of Company to effect the Merger is subject to the fulfillment (or waiver by Company) at or prior to the Effective Time of the following additional conditions:
6.2.1   The representations and warranties of Purchaser and Merger Sub set forth in Sections 4.4.1 and 4.6(b) of this Plan of Merger shall be true and correct (other than, in the case of Section 4.4.1, such failures to be true and correct as are de minimis) in each case as of the date of this Plan of Merger and as of the Closing Date as though made as of such date (except to the extent such representations and warranties speak as of another time, in which case such representations and warranties will be true and correct as of such other time). The representations and warranties of Purchaser and Merger Sub set forth in Sections 4.1.1, 4.2, 4.3.1 and 4.3.2 of this Plan of Merger (without giving effect to any limitation as to “materiality” or “Purchaser Material Adverse Effect” contained therein) will be true and correct in all material respect in each case as of the date of this Plan of Merger and as of the Closing Date as though made as of such date (except to the extent such representations and warranties speak as of another time, in which case such representations and warranties will be true and correct as of such other time). All other representations and warranties of Purchaser and Merger Sub set forth in this Plan of Merger (without giving effect to any limitation as to “materiality” or “Purchaser Material Adverse Effect” contained therein) will be true and correct in each case as of the date of this Plan of Merger and as of the Closing Date as though made as of such date (except to the extent such representations and warranties speak as of another time, in which case such representations and warranties will be true and correct as of such other time), except where the failure of such representations and warranties to be so true and correct does not have, and would not reasonably be expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect.
6.2.2   Each of Purchaser and Merger Sub shall have performed or complied in all material respects all of the covenants and obligations required to be performed by it under this Plan of Merger at or prior to the Closing Date.
6.2.3   Purchaser shall have delivered to Company a certificate, dated as of the Closing Date and signed on behalf of Purchaser by its Chief Executive Officer, Chief Financial Officer or General Counsel certifying to the effect that the conditions set forth in Sections 6.2.1, 6.2.2 and 6.2.4 have been satisfied.
6.2.4   Since the date of this Plan of Merger, there shall not have been any change, state of facts, event, development or effect that has had, or would reasonably be expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect.
6.2.5   Company shall have received the opinion of Warner Norcross + Judd LLP, acting as counsel to Company, on the basis of certain facts, representations and assumptions set forth in such opinion, dated the Closing Date, a copy of which shall be furnished to Purchaser, to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code. In rendering such opinion, such counsel shall be entitled to receive and rely upon customary representations of officers of Company and Purchaser as to such matters as such counsel may reasonably request.
6.3   Conditions to Purchaser’s Obligation to Effect the Merger.   The obligation of Purchaser to effect the Merger is subject to the fulfillment (or waiver by Purchaser) at or prior to the Effective Time of the following additional conditions:
6.3.1   The representations and warranties of Company set forth in Sections 3.4.1 and 3.6(b) of this Plan of Merger shall be true and correct (other than, in the case of Section 3.4.1, such failures to be true and correct as are de minimis) in each case as of the date of this Plan of Merger and as of the Closing Date as though made as of such date (except to the extent such representations and warranties speak as of another time, in which case such representations and warranties will be true and correct as of such other time). The representations and warranties of Company set forth in Sections 3.1.1, 3.2, 3.3.1, 3.3.2 and 3.22 of this Plan of Merger (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” contained therein) will be true and correct in all material respect in each case as of the date of this Plan of Merger and as of the Closing Date as though made as of such date (except to the extent such representations and warranties speak as of another time, in which case such representations and warranties will be true and correct as of such other time). All other representations and warranties of Company set forth in this Plan of Merger (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” contained therein) will be true and correct in each case as of the date of this Plan of Merger and as of the Closing Date as though made as of such date (except to the extent such representations and warranties speak as of another time, in which case such representations and warranties will be true and correct as of such other time), except where the failure of such representations and warranties to be so true and correct does not have, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
6.3.2   Company shall have performed in all material respects all of the covenants required to be performed by it under this Plan of Merger at or prior to the Closing Date.
6.3.3   Company shall have delivered to Purchaser a certificate, dated as of the Closing Date and signed on behalf of Company by its Chief Executive Officer or Chief Financial Officer certifying to the effect that the conditions set forth in Sections 6.3.1, 6.3.2 and 6.3.4 have been satisfied.
6.3.4   Since the date of this Plan of Merger, (a) there shall not have been any change, state of facts, event, development or effect that has had, or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, and (b) neither Company nor any Company Subsidiary shall be subject to any Regulatory Agreement.
6.3.5   Purchaser shall have received the opinion of ArentFox Schiff LLP, acting as counsel to Purchaser, on the basis of certain facts, representations and assumptions set forth in such opinion, a copy of which shall be furnished to Company, to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code. In rendering such opinion, such counsel shall be entitled to receive and rely upon customary representations of officers of Company and Purchaser as to such matters as such counsel may reasonably request.
ARTICLE VII
TERMINATION
7.1   Termination of Plan of Merger.   Notwithstanding anything contained in this Plan of Merger to the contrary, this Plan of Merger may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or, subject to the terms of this Plan of Merger, after receipt of the Company Shareholder Approval (the date of such termination, the “Termination Date”), as follows:
7.1.1   by mutual written consent of Company and Purchaser;
7.1.2   by either Company or Purchaser, if any Governmental Entity has issued an Order or taken any other action permanently enjoining, restraining or otherwise prohibiting the consummation of the Merger and such Order or other action is final and nonappealable; provided, however, that the right to terminate this Plan of Merger pursuant to this Section 7.1.2 shall not be available to the party seeking to terminate if (a) the failure of Company, in the case of a termination by Company, or (b) the failure of Purchaser, in the case of a termination by Purchaser, to perform any of its obligations under this Plan of Merger required to be performed at or prior to the Effective Time has been a substantial cause of, or a substantial factor that resulted in, the issuance of such an Order or the taking of such an action;
7.1.3   by either Company or Purchaser, if the Merger does not occur on or before April 15, 2025 (the “End Date”) provided, however, that the right to terminate this Plan of Merger pursuant to this Section 7.1.3 shall not be available to the party seeking to terminate if (a) the failure of Company, in the case of a termination by Company, or (b) the failure of Purchaser, in the case of a termination by Purchaser, to perform any of its obligations under this Plan of Merger required to be performed at or prior to the Effective Time has been a substantial cause of, or a substantial factor that resulted in, the failure of the Effective Time to occur on or before the End Date;
7.1.4   by either Company or Purchaser, if the Company Shareholder Meeting (including any postponements or adjournments) shall have concluded and been finally adjourned and the Company Shareholder Approval shall not have been obtained; provided, however, that right to terminate this Plan of Merger pursuant to this Section 7.1.4 shall not be available to the party seeking to terminate if (a) the failure of Company, in the case of a termination by Company, or (b) the failure of Purchaser, in the case of a termination by Purchaser, to perform any of its obligations under this Plan of Merger required to be performed at or prior to the Company Shareholder Meeting has been a substantial cause of, or a substantial factor that resulted in, the Company Shareholder Approval not having been obtained;
7.1.5   by Company, if Purchaser shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Plan of Merger, which breach or failure to perform (a) would result in a failure of a condition set forth in Sections 6.1 or 6.2 and (b) (i) cannot be cured by the End Date or (ii) if capable of being cured by the End Date, shall not have been cured within 20 Business Days following receipt of written notice (which notice shall specify in reasonable detail the nature of such breach or failure and Company’s intention to terminate this Plan of Merger if such breach or failure is not cured) from Company of such breach or failure; provided, that Company shall not have a right to terminate this Plan of Merger pursuant to this Section 7.1.5 if it is then in breach of any representations, warranties, covenants or other agreements contained in this Plan of Merger that would result in a failure of a condition set forth in Sections 6.1 or 6.3;

7.1.6   by Purchaser, if Company shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Plan of Merger, which breach or failure to perform (a) would result in a failure of a condition set forth in Sections 6.1 or 6.3 and (b) (i) cannot be cured by the End Date or (ii) if capable of being cured by the End Date, shall not have been cured within 20 Business Days following receipt of written notice (which notice shall specify in reasonable detail the nature of such breach or failure and Purchaser’s intention to terminate this Plan of Merger if such breach or failure is not cured) from Purchaser of such breach or failure; provided, that Purchaser shall not have a right to terminate this Plan of Merger pursuant to this Section 7.1.6 if it is then in breach of any representations, warranties, covenants or other agreements contained in this Plan of Merger that would result in a failure of a condition set forth in Sections 6.1 or 6.2;
7.1.7   by Purchaser prior to the receipt of the Company Shareholder Approval if (a) the Company Board of Directors shall have effected a Company Adverse Recommendation Change; (b) the Company Board of Directors shall have failed to reject a Company Takeover Proposal and reaffirm the Company Board Recommendation within three Business Days following the public announcement of such Company Takeover Proposal and in any event at least two Business Days prior to the Company Shareholder Meeting; (c) Company enters into a Company Acquisition Agreement; or (d) in the absence of a Company Takeover Proposal with respect to which Company is then in active negotiations with the Person making such Company Takeover Proposal in accordance with, and to the extent permitted by, Section 5.3.2, the Company Board of Directors fails to publicly reaffirm its recommendation of this Plan of Merger within three Business Days of a written request by Purchaser to provide such reaffirmation (or such less time as remains prior to the Company Shareholder Meeting);
7.1.8   by Company prior to receipt of the Company Shareholder Approval, in order to enter into a Company Acquisition Agreement in respect of a Company Superior Proposal; provided, however, that (a) Company has complied with Section 5.3 and (b) Company pays (or causes to be paid) the Company Termination Fee prior to or simultaneously with such termination;
7.1.9   by Purchaser, if, prior to the Closing, Macatawa Bank is examined for compliance with the Community Reinvestment Act and receives written notification of a rating lower than “Satisfactory”; or
7.1.10   in accordance with the terms of Section 2.10.3.
7.2   Effect of Termination.
7.2.1   In the event that:
7.2.1.1   this Plan of Merger is terminated by Purchaser pursuant to Section 7.1.7, Company shall pay, or cause to be paid, to Purchaser cash in an amount equal to $20,400,000 (the “Company Termination Fee”);
7.2.1.2   this Plan of Merger is terminated by Purchaser pursuant to Section 7.1.6 or by Company or Purchaser pursuant to Section 7.1.4, and if (a) any Person shall have made a Company Takeover Proposal (i) on or after the date of this Plan of Merger but prior to the date that this Plan of Merger is terminated in the case of a termination pursuant to Section 7.1.6 or (ii) on or after the date of this Plan of Merger but prior to the Company Shareholder Meeting in the case of a termination pursuant to Section 7.1.4, and (b) at any time prior to the date that is 12 months after the date of any such termination, Company consummates a Company Takeover Proposal or enters into any definitive agreement providing for a Company Takeover Proposal (provided that, for purposes of this Section 7.2.1.2, the references to “15%” in the definition of “Company Takeover Proposal” shall be deemed to be references to “50%”), then Company shall pay, or cause to be paid, to Purchaser cash in an amount equal to the Company Termination Fee;
7.2.1.3   (a) this Plan of Merger is terminated by Company or Purchaser pursuant to Section 7.1.3, (b) any Person shall have made a Company Takeover Proposal on or after the date of this Plan of Merger but prior to the date of any such termination, and (c) at any time prior to the date that is 12 months after the date of any such termination, Company consummates a Company Takeover Proposal or enters into any definitive agreement providing for a Company Takeover

Proposal (provided that, for purposes of this Section 7.2.1.3, the references to “15%” in the definition of “Company Takeover Proposal” shall be deemed to be references to “50%”), then Company shall pay, or cause to be paid, to Purchaser cash in an amount equal to the Company Termination Fee; provided, however, that in the case of a termination by Company, Company shall not be obligated to pay the Company Termination Fee if the failure of Purchaser to perform any of its obligations under this Plan of Merger required to be performed at or prior to the Effective Time has been a substantial cause of, or a substantial factor that resulted in, the failure of the Effective Time to occur on or before the End Date; or
7.2.1.4   this Plan of Merger is terminated by Company pursuant to Section 7.1.8, then Company shall pay, or cause to be paid, to Purchaser, prior to or contemporaneously with such termination, cash in an amount equal to the Company Termination Fee.
7.2.2   Each of the parties hereto acknowledge and agree that the agreements contained in this Section 7.2 are an integral part of the transactions contemplated by this Plan of Merger, and that without these agreements, the other party would not enter into this Plan of Merger. Accordingly, if Company fails to pay the amount due pursuant to this Section 7.2 and, in order to obtain such payment, Purchaser commences a suit that results in a judgment against Company for the Company Termination Fee, then Company shall pay Purchaser its costs and expenses (including reasonable attorneys’ fees and expenses) in connection with such suit, together with interest on the amount of the Company Termination Fee from the date such payment was required to be made until the date of payment at the prime rate published in the Wall Street Journal on the date such payment was required to be made.
7.2.3   Upon the effectiveness of any termination of this Plan of Merger pursuant to Section 7.1, this Plan of Merger shall become void and have no further force or effect (except for the provisions of Sections 5.8, 5.9.2, 5.14, 7.2 and Article IX) as between the parties, and, subject to the payment of any amounts owing pursuant to this Section 7.2, there shall be no other liability between the parties as to any other party. Notwithstanding anything in this Plan of Merger to the contrary, no party hereto will be relieved or released from any liability or damages arising from a willful or intentional breach of any provision of this Plan of Merger or fraud, and the aggrieved party will be entitled to all rights and remedies available at Law or in equity.
7.2.4   The Company Termination Fee will be paid in the aggregate to Purchaser at the direction of Purchaser in immediately available funds in the case of Section 7.2.1, upon the occurrence of the event giving rise to the obligation to make such payment.
7.2.5   For the avoidance of doubt, in no event shall Company be required to pay the Company Termination Fee on more than one occasion.
ARTICLE VIII
CERTAIN DEFINITIONS
8.1   When used in this Plan of Merger, the following terms will have the meanings assigned to them in this Section 8.1:
“Action” means (a) any litigation, claim, action, suit, hearing, proceeding or arbitration, (b) any material investigation by a Governmental Entity or (c) any demand or notice of violation by a Governmental Entity (in the case of clauses (a), (b) and (c), whether civil, criminal, administrative, labor or investigative).
“Affiliate” means, with respect to a Person, any other Person that is an “affiliate” of that first Person within the meaning of Rule 405 promulgated under the Securities Act.
“Bank Holding Company Act” means the Bank Holding Company Act of 1956, as amended.
“Book-Entry Shares” means shares of Company Common Stock represented by book-entry immediately prior to the Effective Time (other than Excluded Shares).
“Business Day” means a day other than a Saturday, Sunday or other day on which The NASDAQ Global Select Market is closed.

“Certificates” means outstanding certificates that immediately prior to the Effective Time represented shares of Company Common Stock (other than Excluded Shares).
“Collective Bargaining Agreement” means any Contract that has been entered into with any labor organization, union, works council, employee representative or association.
“Company Benefit Plan” means (a) any “employee benefit plan” within the meaning of Section 3(3) of ERISA (including but not limited to any multiple employer plan or Multiemployer Plan in which the Company or an ERISA Affiliate of the Company participates, contributes or is, or at any time in the past was, required to contribute), and (b) any deferred compensation, retirement, defined contribution, defined benefit, pension, profit sharing, employee welfare, fringe benefit, flexible spending account, stock purchase, stock option, stock ownership, phantom stock, stock appreciation rights, restricted stock, restricted stock units, severance, separation, employment, change in control, vacation pay, leave of absence, layoff, salary continuation, sick leave, excess benefit, bonus or other incentive compensation, day or dependent care, legal services, cafeteria, health, life, accident, disability, workers’ compensation or other insurance, or other employee benefit plan, or contract, program, or practice, whether written or oral, for the benefit of Company’s current or former officers, employees, independent contractors, or directors, in each case either (i) existing at the Closing Date and sponsored, maintained, or contributed to by Company or any of its Subsidiaries, or (ii) existing at the Closing Date or prior thereto, in respect of which Company or any of its Subsidiaries has or could reasonably be expected to have any Liability.
“Company Board of Directors” shall mean the board of directors of Company.
“Company Material Adverse Effect” means a Material Adverse Effect with respect to Company.
“Company Shareholders” means holders of shares of Company Common Stock.
“Company Site” means, with respect to Company, any real properties (in each case, including all soil, subsoil, surface waters and groundwater thereat) currently or previously owned, leased or operated (including other real estate owned) by (a) Company or any of the Company Subsidiaries, (b) any predecessors of Company or any of the Company Subsidiaries, or (c) any entities previously owned by Company or any of the Company Subsidiaries.
“Company Stock Plan” means the Macatawa Bank Corporation Stock Incentive Plan of 2015.
“Contract” means, with respect to any Person, any agreement, contract, commitment, arrangement, memorandum of understanding, side letter, understanding, lease license, indenture, note, contractual obligation or other instrument of a contractual nature, whether written or oral.
“DPC Shares” means shares of Company Common Stock held as collateral by the Purchaser or Company or any of their respective Subsidiaries in respect of a debt.
“Environmental Claim” means any and all administrative or judicial actions, suits, orders, claims, liens, notices, notices of violations, investigations, complaints, requests for information, proceedings, or other communication (written or oral), whether criminal or civil, pursuant to or relating to any applicable Environmental Law.
“Environmental Law” means any and all Laws, Environmental Permits, or binding agreements with any Governmental Entity, relating to the protection of health and the environment, or governing the handling, use, generation, treatment, storage, transportation, disposal, manufacture, distribution, formulation, packaging, labeling, or Release of or exposure to Hazardous Materials, including without limitation the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, and any analogous state Law.
“Environmental Permit” means any Permit required or issued by any Governmental Entity under or in connection with any Environmental Law, including without limitation, any and all orders, consent orders or binding agreements issued by or entered into with a Governmental Entity under any applicable Environmental Law.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.
“ERISA Affiliate” means, with respect to Company or Purchaser, as applicable, any Person who is, or at any time was, a member of a controlled group (within the meaning of Section 414(n)(6)(B) of the Code) that includes, or at any time included, Company or Purchaser, as applicable, or any Affiliate of Company or Purchaser, as applicable, or any predecessor of any of the foregoing.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“FDI Act” means the Federal Deposit Insurance Act of 1950, as amended.
“FDIC” means the Federal Deposit Insurance Corporation.
“Federal Reserve Board” means the Board of Governors of the Federal Reserve System or its delegees.
“FHLB” means the Federal Home Loan Bank.
“GAAP” means United States generally accepted accounting principles, consistently applied.
“Governmental Entity” means any entity or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to United States federal, state, county, municipal or local government or other non-United States international, multinational or other government, including any department, commission, board, agency, instrumentality, political subdivision, bureau, official or other regulatory, administrative or judicial authority thereof and any self-regulatory organization, commission or authority, including any securities exchange.
“Hazardous Material” means petroleum, petroleum hydrocarbons or petroleum products, petroleum by-products, radioactive materials, asbestos or asbestos-containing materials, gasoline, diesel fuel, pesticides, radon, urea formaldehyde, mold, lead or lead-containing materials, polychlorinated biphenyls, polyfluoroalkyl substances, and any other chemicals, materials, substances or wastes in any amount or concentration which are regulated under or for which liability can be imposed under any Environmental Law.
“Indebtedness” means, with respect to any Person, (a) all obligations for borrowed money, (b) all obligations evidenced by bonds, debentures, notes or similar instruments, (c) all Indebtedness of others secured by any Lien on owned or acquired property, whether or not the Indebtedness secured thereby has been assumed, (d) all guarantees (or any other arrangement having the economic effect of a guarantee) of Indebtedness of others, (e) all lease obligations of such Person capitalized on the books and records of such Person (or required to be so capitalized or treated as a finance lease in accordance with GAAP), (f) all obligations, contingent or otherwise, of such Person as an account party in respect of financial guaranties, letters of credit, letters of guaranty, surety bonds and other similar instruments, (g) all securitization transactions, (h) all obligations representing the deferred and unpaid purchase price of property or services (including any potential future earn-out, purchase price adjustment, release of “holdback” or similar payment, but excluding accounts payable incurred in the ordinary course of business consistent with past practices), (i) all obligations, contingent or otherwise, in respect of bankers’ acceptances, and (j) all obligations of such Person under swaps, options, derivatives and other hedging agreements, transactions or arrangements (assuming they were terminated on the date of determination).
“Intellectual Property” means, with respect to any Person, all intellectual property and other similar proprietary rights in any jurisdiction worldwide, whether registered or unregistered, including such rights in and to: (a) patents (including all reissues, divisions, provisionals, continuations and continuations-in-part, re-examinations, renewals and extensions thereof), patent applications, patent disclosures or other patent rights; (b) copyrights, design, design registration, and all registrations, applications for registration, and renewals for any of the foregoing, and any “moral” rights; (c) trademarks, service marks, trade names, business names, logos, trade dress, certification marks and other indicia of commercial source or origin together with all goodwill associated with the foregoing, and all registrations, applications and renewals for any of the foregoing; (d) trade secrets and business, technical and know-how information, databases, data collections and other confidential and proprietary information and all rights therein; (e) software, including data files, source code, object code, application programming interfaces, architecture, files, records, schematics, computerized databases and other software-related specifications and documentation; (f) Internet domain name registrations; and (g) all rights in the foregoing and other similar intangible or intellectual property assets and their foreign equivalents in any jurisdiction.
“IRS” means the United States Internal Revenue Service.
“Knowledge” or any similar phrase means those facts that are actually known, after reasonable inquiry, by any of the individuals listed in Section 8.1 of the Company Disclosure Letter, in the case of Company, and any of the individuals listed in Section 8.1 of the Purchaser Disclosure Letter, in the case of Purchaser.
“Law” means any federal, state, county, local or foreign constitution, statute, law, ordinance, rule, code, executive order, common law, injunction, judgment, decree, Order, regulation, treaty, Permit, directive or governmental requirement enacted, promulgated, entered into, agreed or imposed by any Governmental Entity.
“Liability” means all Indebtedness, obligations and other liabilities and contingencies of a Person, whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due.
“Lien” means, with respect to any property or asset, any mortgage, lien, pledge, security interest, hypothecation, or other encumbrance or change of any kind affecting such property or asset.
“Material Adverse Effect” means, with respect to any Person, any effect, event, occurrence, fact, condition, development or change that (a) individually or in the aggregate, would reasonably be excepted to have a materially adverse effect on the business, results of operations, financial condition or assets of such Person and its Subsidiaries, taken as a whole, or (b) prohibits or materially impairs the ability of such Person to consummate the transactions contemplated by this Plan of Merger on a timely basis; provided, however, that, for the purposes of clause (a), a Material Adverse Effect shall not include effects, events, occurrences, facts, conditions, developments or changes arising out of, attributable to or resulting from (either alone or in combination): (i) conditions or changes generally affecting the economy or financial, credit or securities markets; (ii) any outbreak or escalation of hostilities, war (whether or not declared) or military action or any act of terrorism, the occurrence of any natural disaster, or occurrence of any man-made disaster; (iii) general conditions in or changes generally affecting the banking industry or geographic regions in which such Person or its Subsidiaries operate, including changes in prevailing interest rates, credit availability or liquidity; (iv) changes in Laws (or interpretations thereof) of general applicability to companies in the industries in which such party and its Subsidiaries operate, or interpretations thereof by courts of competent jurisdiction or Governmental Entities; (v) changes in GAAP or accounting standards (or interpretations thereof); (vi) compliance with the terms of, or the taking of any action required by, this Plan of Merger; (vii) any decline in the market price, or change in trading volume, of Purchaser Common Stock (provided, however, that any event, occurrence, fact, condition or change that caused or contributed to any decline in market price or change in trading volume, of Purchaser Common Stock shall not be excluded unless otherwise specifically excluded by this definition); (viii) the announcement or pendency of the Merger or any other transaction contemplated by this Plan of Merger; (ix) global or material pandemics, endemics or disease outbreaks, public health emergencies or widespread occurrences of infectious disease; provided, further, that any event, occurrence, fact, condition or change referred to in clauses (i), (ii), (iii), (iv), (v) or (ix) immediately above shall be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur to the extent that such event, change or effect has a disproportionate effect on such Person and its Subsidiaries, taken as a whole, compared to other companies operating in the industry in which such Person and its Subsidiaries conduct their businesses.
“Michigan Banking Code” means the Michigan Banking Code of 1999, as amended.
“Multiemployer Plan” means a multiemployer plan within the meaning of Section 3(37) of ERISA.

“NLRB” means the National Labor Relations Board.
“Order” means any award, writ, arbitral awards, injunction, judgment, decree, order, ruling or verdict or other similar decision issued, promulgated or entered by or with any Governmental Entity of competent jurisdiction.
“Permit” means any grant, exemption, declaration, registration, filing, order, authorization, approval, consent, exception, variance, consent, accreditation, certificate, license, permit or franchise of, from or required by any Governmental Entity of competent jurisdiction or pursuant to any Law, and all pending applications therefor or renewals thereof.
“Permitted Liens” means with respect to Company, (a) Liens for Taxes that are not yet due and payable or that are being contested in good faith for which adequate accruals or reserves have been established on the books and records of Company, (b) statutory Liens of landlords and workers’, carriers’ and mechanics’ or other like Liens incurred in the ordinary course of business consistent with past practices for amounts that are not yet due and payable or that are being contested in good faith for which adequate accruals or reserves have been established on the books and records of Company, (c) Liens and encroachments which do not materially interfere with the present use of the properties or assets they affect, (d) Liens that will be released prior to or as of the Closing, (e) Liens that are disclosed on the most recent audited consolidated balance sheet of Company or notes thereto or securing liabilities reflected on such balance sheet, (f) Liens that were incurred in the ordinary course of business consistent with past practices since the date of the most recent consolidated balance sheet of Company, (g) Liens set forth in Section 8.1 of the Company Disclosure Letter, and (h) with respect to real property, whether owned or leased, any Lien that has not had and would not reasonably be expected to be, individually or in the aggregate, material to Company and the Company Subsidiaries taken as a whole.
“Person” means an individual, a corporation, a partnership, a limited liability company, a joint venture, a trust, an unincorporated association, a Governmental Entity or any other entity or body.
“Purchaser Board of Directors” shall mean the board of directors of Purchaser.
“Purchaser Material Adverse Effect” means a Material Adverse Effect with respect to Purchaser.
“Regulation O” means Regulation O of the Federal Reserve Board.
“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, migrating, leaching, dumping or disposing of a Hazardous Material.
“Representatives” means, with respect to any Person, the respective officers, directors, managers, members, employees, consultants, accountants, brokers, financial advisors, legal counsel, agents, advisors, Affiliates and other representatives of that Person.
“SEC” means the United States Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended.
“SOX” means the United States Sarbanes Oxley Act, as amended.
“Subsidiary” shall have the meaning ascribed to it in Section 2(d) of the Bank Holding Company Act.
“Tax” or “Taxes” means any and all federal, state, local, or foreign net or gross income, gross receipts, net proceeds, sales, use, ad valorem, value added, franchise, withholding, payroll, employment, excise, property, abandoned property, escheat, deed, stamp, alternative or add-on minimum, environmental, profits, windfall profits, transaction, license, lease, service, service use, occupation, severance, energy, transfer, real property transfer, recording, documentary, stamp, registration, unemployment, social security, workers’ compensation, capital, premium, deficiencies, charges, backup withholding, personal property, franchise, and other governmental taxes, assessments, customs, duties or levies, whether disputed or not, together with any interest, penalties, additions to tax, or additional amounts with respect thereto.

“Tax Returns” means any return, declaration, report, claim for refund, estimate or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof, filed or required to be filed under applicable Law with any Governmental Entity.
“Transaction Documents” means (a) the Proxy Statement, (b) the Registration Statement, and (c) any other documents to be filed with any other Governmental Entity in connection with the Merger.
“Trust Account Shares” means shares of Company Common Stock held directly or indirectly in trust accounts, managed or custodial accounts and the like or otherwise held in a fiduciary capacity for the benefit of third parties including all shares of Company Common Stock held in connection with the Company 401(k) Plan.
“WARN Act” means the Worker Adjustment and Retraining Notification Act of 1988, and any similar foreign, state or local Law.
8.2   For purposes of this Plan of Merger, except as otherwise expressly provided herein or unless the context otherwise requires: (a) the meaning assigned to each term defined herein will be equally applicable to both the singular and the plural forms of such term and vice versa, and words denoting any gender will include all genders as the context requires; (b) where a word or phrase is defined herein, each of its other grammatical forms will have a corresponding meaning; (c) the terms “hereof”, “herein”, “hereunder”, “hereby” and “herewith” and words of similar import will, unless otherwise stated, be construed to refer to this Plan of Merger as a whole and not to any particular provision of this Plan of Merger; (d) when a reference is made in this Plan of Merger to an Article, Section, paragraph, Exhibit or Schedule without reference to a document, such reference is to an Article, Section, paragraph, Exhibit or Schedule to this Plan of Merger; (e) a reference to a subsection without further reference to a Section is a reference to such subsection as contained in the same Section in which the reference appears, and this rule will also apply to paragraphs and other subdivisions; (f) the word “include”, “includes” or “including” when used in this Plan of Merger will be deemed to include the words “without limitation”, unless otherwise specified; (g) a reference to any party to this Plan of Merger or any other agreement or document will include such party’s predecessors, successors and permitted assigns; (h) a reference to any Law means such Law as amended, modified, codified, replaced or reenacted, and all rules and regulations promulgated thereunder; (i) all accounting terms used and not defined herein have the respective meanings given to them under GAAP; and (j) any references in this Plan of Merger to “dollars” or “$” shall be to U.S. dollars.
8.3   The following terms are defined on the following pages of this Plan of Merger:
Acceptable Company Confidentiality Agreement	A-33
Acceptance Period	A-6
Adjusted Per Share Merger Consideration	A-6
Aggregate Share Amount	A-3
Average Purchaser Closing Price	A-6
Borrowing Affiliate	A-32
Certificate of Merger	A-2
Closing	A-1
Closing Date	A-2
Code	A-1
Company	A-1
Company Acquisition Agreement	A-34
Company Adverse Recommendation Change	A-34
Company Board Recommendation	A-7
Company Common Stock	A-9
Company Confidentiality Agreement	A-39

Company Designated Director	A-41
Company Disclosure Letter	A-7
Company Financial Statements	A-9
Company Investment Banker	A-21
Company Lease	A-14
Company Material Contract	A-15
Company Real Property	A-13
Company Retirement Plan	A-38
Company SEC Reports	A-22
Company Shareholder Approval	A-7
Company Shareholder Meeting	A-35
Company Subsidiaries	A-7
Company Subsidiary	A-7
Company Superior Proposal	A-35
Company Takeover Proposal	A-34
Company Termination Fee	A-45
Company-Leased Real Property	A-13
Company-Owned Intellectual Property	A-14
Company-Related Person	A-21
Confidentiality Agreements	A-39
Constituent Company	A-1
Continuing Employee	A-37
Effective Time	A-2
Employment-Related Payments	A-18
End Date	A-44
Exchange Agent	A-3
Exchange Fund	A-4
Excluded Shares	A-3
Exercise Period	A-6
Final Index Price	A-6
Floor Purchaser Price	A-6
Increase Notice	A-6
Indemnified Party	A-39
Initial Index Price	A-6
Initial Term	A-41
Intended Tax Treatment	A-40
Materially Burdensome Regulatory Condition	A-37
Maximum Amount	A-39
MBCA	A-1
Merger	A-1
Merger Consideration	A-3
Merger Sub	A-1
MLLCA	A-1
Outstanding Company Common Stock	A-3

Per Share Merger Consideration	A-3
Plan of Merger	A-1
Pricing Period	A-6
Proxy Statement	A-35
Purchaser	A-1
Purchaser Common Stock	A-26
Purchaser Common Stock Price	A-3
Purchaser Confidentiality Agreement	A-39
Purchaser Disclosure Letter	A-24
Purchaser Financial Statements	A-26
Purchaser SEC Reports	A-28
Purchaser Subsidiaries	A-25
Purchaser Subsidiary	A-25
Registration Statement	A-35
Regulatory Agreement	A-11
Requisite Regulatory Approvals	A-42
Surviving Company	A-1
Termination Date	A-44
Upset Condition	A-6
VWAP	A-3
ARTICLE IX
MISCELLANEOUS
9.1   No Third-Party Beneficiaries.   This Plan of Merger will not confer any rights or remedies upon any Person other than the parties hereto and their respective successors and permitted assigns, other than Section 5.10 (which will be for the benefit of the Persons set forth therein, and any such Person will have the rights provided for therein) and Article II (which shall be for the benefit of holders of Company Common Stock after the Effective Time, whether represented by Certificates or Book-Entry Shares to receive the Merger Consideration in accordance with the terms, and subject to the conditions set forth in, Article II).
9.2   Specific Performance.
9.2.1   The parties agree that irreparable damage to Company, Merger Sub or Purchaser, as applicable, would occur in the event that any of the provisions of this Plan of Merger were not performed in accordance with their specific terms or were otherwise breached and that any breach of this Plan of Merger could not be adequately compensated in all cases by monetary damages alone. The parties acknowledge and agree that (a) Company shall be entitled to seek an injunction, specific performance and other equitable relief to prevent breaches of this Plan of Merger by Purchaser and Merger Sub or to enforce specifically the terms and provisions of this Plan of Merger and (b) Purchaser and/or Merger Sub shall be entitled to seek an injunction, specific performance and other equitable relief to prevent breaches of this Plan of Merger by Company or to enforce specifically the terms and provisions of this Plan of Merger, in each case, in addition to any other remedy to which such party is entitled at Law or in equity.
9.2.2   The parties hereby agree not to raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches of this Plan of Merger by Company, Merger Sub or Purchaser, as applicable, and to specifically enforce the terms and provisions of this Plan of Merger to prevent breaches or threatened breaches of, or to enforce compliance with, the respective covenants and obligations of Company, Merger Sub or Purchaser, as applicable, under this Plan of Merger, all in accordance with the terms of this Section 9.2.

9.2.3   Neither Company, Merger Sub nor Purchaser, as applicable, shall be required to provide any bond or other security in connection with seeking an injunction or injunctions to prevent breaches of this Plan of Merger and to enforce specifically the terms and provisions of this Plan of Merger, all in accordance with the terms of this Section 9.2.
9.3   Entire Agreement.   This Plan of Merger (including the exhibits and the schedules hereto), together with the Confidentiality Agreements, constitutes the entire agreement between the parties hereto and supersedes any prior understandings, agreements or representations by or between the parties hereto, written or oral, to the extent they are related in any way to the subject matter of this Plan of Merger.
9.4   Succession and Assignment.   This Plan of Merger will be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns. Except as provided for in Section 1.6, no party hereto may assign either this Plan of Merger or any of its rights, interests or obligations hereunder without the prior written approval of, in the case of assignment by Company, Purchaser, and, in the case of assignment by Purchaser or Merger Sub, Company.
9.5   Construction.   The parties have participated jointly in the negotiation and drafting of this Plan of Merger, and, in the event an ambiguity or question of intent or interpretation arises, this Plan of Merger will be construed as if drafted jointly by the parties, and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Plan of Merger.
9.6   Exclusive Jurisdiction.   Each of the parties to this Plan of Merger irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the state and federal courts of the State of Michigan, and any appellate courts from any thereof, in any Action or proceeding arising out of or relating to this Plan of Merger or the transactions contemplated by this Plan of Merger, or for recognition or enforcement of any judgment, and agrees that all claims in respect of any such Action or proceeding shall be heard and determined in such Michigan court or, to the extent permitted by Law, in such federal court.
9.7   Waiver of Jury Trial.   EACH OF THE PARTIES WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS PLAN OF MERGER OR THE TRANSACTIONS CONTEMPLATED BY THIS PLAN OF MERGER.
9.8   Notices.   All notices, requests, demands, and other communications under this Plan of Merger shall be in writing and shall be deemed to have been duly given and effective (a) immediately if delivered or sent and received by electronic mail transmission (if receipt by the intended recipient is confirmed by the same means, which confirmation each party agrees to transmit reasonably promptly); (b) when delivered if sent by hand (with written confirmation of receipt); or (c) when received by addressee if sent by a nationwide overnight delivery service (all fees prepaid) to the following addresses:
If to Purchaser: Wintrust Financial Corporation Attn: Kathleen M. Boege 9700 West Higgins Road, Suite 800 Rosemont, Illinois 60018 Telephone: 847-939-9008 Email: kboege@wintrust.com
With a copy to:
ArentFox Schiff LLP
Attn: Matt Galo and Jason Zgliniec
233 South Wacker Drive, Suite 7100
Chicago, Illinois 60606
Telephone: 312-258-5643; 312-258-5795
Email: matt.galo@afslaw.com;
jason.zgliniec@afslaw.com
and

If to Company: Macatawa Bank Corporation Attn: Jon W. Swets 10753 Macatawa Drive Holland, Michigan 49424 Telephone: 616-494-7645 Email: jswets@macatawabank.com
With a copy to:
Warner Norcross + Judd LLP
Attn: Charlie Goode and Malaina Weldy
150 Ottawa Avenue NW, Suite 1500
Grand Rapids, Michigan 49503
Telephone: 616-752-2176; 616-752-2580
Email: cgoode@wnj.com;
mweldy@wnj.com

9.9   Governing Law.   This Plan of Merger shall be governed, construed, and enforced accordance with the Laws of the State of Michigan, without regard to principles of conflicts of Laws.
9.10   Counterparts.   This Plan of Merger may be executed in one or more counterparts, which taken together shall constitute one and the same instrument. Executed counterparts of this Plan of Merger shall be deemed to have been fully delivered and shall become legally binding if and when executed signature pages are received by electronic mail transmission from a party.
9.11   Headings.   The article headings and section headings contained in this Plan of Merger are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Plan of Merger.
9.12   Calculation of Dates and Deadlines.   Unless otherwise specified, any period of time to be determined under this Plan of Merger shall be deemed to commence at 12:01 a.m. on the first full day after the specified starting date, event, or occurrence. Any deadline, due date, expiration date, or period-end to be calculated under this Plan of Merger shall be deemed to end at 5 p.m. on the last day of the specified period. The time of day shall be determined with reference to the then-current local time in Grand Rapids, Michigan.
9.13   Severability.   If any term, provision, covenant, or restriction contained in this Plan of Merger is held by a final and unappealable Order of a court of competent jurisdiction to be invalid, void, or unenforceable, then the remainder of the terms, provisions, covenants, and restrictions contained in this Plan of Merger shall remain in full force and effect, and shall in no way be affected, impaired, or invalidated unless the effect would be to cause this Plan of Merger to not achieve its essential purposes.
9.14   Non-Survival of Representations, Warranties and Agreements.   None of the representations, warranties, covenants and other agreements in this Plan of Merger or in any instrument delivered pursuant to this Plan of Merger, including any rights arising out of any breach of such representations, warranties, covenants and other agreements, will survive the Effective Time, except for those covenants and agreements contained herein that by their terms apply or are to be performed in whole or in part after the Effective Time and this Article IX.
9.15   Amendments.   This Plan of Merger may be amended by the parties hereto, by action taken or authorized, in the case of Company, by the Company Board of Directors or a duly authorized committee of the Company Board of Directors and, in the case of Purchaser, by the Purchaser Board of Directors or a duly authorized committee of the Purchaser Board of Directors at any time before or after the receipt of the Company Shareholder Approval. This Plan of Merger may not be amended except by an instrument in writing signed on behalf of Company and Purchaser.
[Signature page follows.]

IN WITNESS WHEREOF, the undersigned parties have duly executed and acknowledged this Plan of Merger as of the date first written above.
MACATAWA BANK CORPORATION
/s/ Richard L. Postma

By:
Richard L. Postma

Its:
Chairman of the Board of Directors

WINTRUST FINANCIAL CORPORATION
/s/ Timothy S. Crane

By:
Timothy S. Crane

Its:
President and Chief Executive Officer

LEO SUBSIDIARY LLC, by Wintrust Financial Corporation, its sole member
/s/ Timothy S. Crane

By:
Timothy S. Crane

Its:
President and Chief Executive Officer

Annex B
Voting and Support Agreement
This Voting and Support Agreement (this “Agreement”) is entered into as of April 15, 2024, by and among Wintrust Financial Corporation, an Illinois corporation (“Purchaser”), Macatawa Bank Corporation, a Michigan corporation (“Company”), and those Persons whose names appear on the signature page of this Agreement and who own or solely control the voting of any shares of Company Common Stock (such shareholders collectively referred to in this Agreement as the “Principal Shareholders,” and individually as a “Principal Shareholder”).
Recitals
A.   As of the date hereof, each Principal Shareholder is the owner or solely controls the vote of the number of shares of Company’s common stock, no par value per share (“Company Common Stock”), as is set forth opposite such Principal Shareholder’s name on the signature page attached hereto.
B.   Purchaser is contemplating the acquisition of Company by means of a merger (the ”Merger”) of Company with and into Leo Subsidiary LLC, a Michigan limited liability company and wholly-owned subsidiary of Purchaser (“Merger Sub”), pursuant to an Agreement and Plan of Merger dated as of April 15, 2024 (the “Plan of Merger”), by and among Purchaser, Merger Sub and Company.
C.   Purchaser, Merger Sub and Company are unwilling to expend the substantial time, effort and expense necessary to implement the Merger, including applying for and obtaining necessary approvals of regulatory authorities, unless all of the Principal Shareholders enter into this Agreement.
D.   Each Principal Shareholder believes it is in his or her best interest as well as the best interest of Company for Purchaser and Company to consummate the Merger.
Agreements
In consideration of the foregoing premises, which are incorporated herein by this reference, and the covenants and agreements of the parties herein contained, and as an inducement to Purchaser and Company to enter into the Plan of Merger and to incur the expenses associated with the Merger, the parties hereto, intending to be legally bound, hereby agree as follows:
Section 1.   Definitions; Construction.   All terms that are capitalized and used herein (and are not otherwise specifically defined herein) shall be used in this Agreement as defined in the Plan of Merger. The parties hereby incorporate by this reference the principles of construction set forth in Section 8.2 of the Plan of Merger.
Section 2.   Representations and Warranties.   Each Principal Shareholder represents and warrants that as of the date hereof, he or she (a) owns beneficially and of record the number of shares of Company Common Stock as is set forth opposite such Principal Shareholder’s name on the signature page attached hereto; (b) has the sole, or joint with any other Principal Shareholder, voting power with respect to such shares of Company Common Stock; and (c) has all necessary power and authority to enter into this Agreement and further represents and warrants that this Agreement is the legal, valid and binding agreement of such Principal Shareholder, and is enforceable against such Principal Shareholder in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other Laws affecting creditors’ rights generally and subject to general principles of equity.
Section 3.   Voting Agreement.   Each Principal Shareholder hereby agrees that at any meeting of the Company Shareholders however called, and in any action by written consent of the Company Shareholders, such Principal Shareholder shall vote, or cause to be voted, all shares of Company Common Stock now or at any time hereafter owned or solely controlled by him or her at the time of such meeting of the Company Shareholders (a) in favor of the Merger and the other transactions contemplated by the Plan of Merger; (b) against any Company Takeover Proposal involving any party other than Purchaser or an Affiliate of Purchaser; and (c) against any action or agreement that would reasonably be expected to result in a material breach of any covenant, representation or warranty or any other obligation of Company under the Plan of Merger.
Section 4.   Additional Covenants.   Except as required by law, each Principal Shareholder agrees that he or she will (a) not, and will not permit any of his or her Affiliates prior to the Effective Time to, sell, assign, transfer or otherwise dispose of, or permit to be sold, assigned, transferred or otherwise disposed of, any Company Common Stock owned of record or beneficially by such Principal Shareholder, whether such shares of Company Common Stock are owned of record or beneficially by such Principal Shareholder on the date of this Agreement or are subsequently acquired by any method, except: (i) for transfers by will or by operation of law (in which case this Agreement shall bind the transferee); (ii) a transfer for estate and tax planning purposes, subject in each case to the transferee agreeing in writing to be bound by the terms of this Agreement; (iii) with the prior written consent of Purchaser (which consent shall not be unreasonably withheld), for any sales, assignments, transfers or other dispositions necessitated by hardship; or (iv) as Purchaser may otherwise agree in writing; (b) not vote or execute any written consent to rescind or amend in any manner any prior vote or written consent to approve or adopt the Plan of Merger or any of the other transactions contemplated thereby; (c) use his or her best efforts to cause any necessary meeting of the Company Shareholder to be duly called and held, or any necessary consent of shareholders to be obtained, for the purpose of approving or adopting the Plan of Merger and the transactions contemplated thereby; (d) cause any of his or her Affiliates to cooperate fully with Purchaser in connection with the Plan of Merger and the transactions contemplated thereby; and (e) execute and deliver such additional instruments and documents and take such further action as may be reasonably necessary to effectuate and comply with his or her respective obligations under this Agreement.
Section 5.   No Economic Benefit.   Nothing contained in this Agreement shall be deemed to vest in Purchaser any direct or indirect ownership or incidence of ownership of or with respect to any of the Company Common Stock. All rights, ownership and economic benefits of and relating to the Company Common Stock shall remain and belong to the applicable shareholder and Purchaser shall have no power or authority to direct any shareholder in the voting of any of the Company Common Stock or the performance by any shareholder of its duties or responsibilities as a shareholder of Company, except as otherwise provided herein. For the avoidance of doubt, this is a voting and support agreement only, and is not to be interpreted as a written consent to the Merger or as granting Purchaser a proxy to vote the Company Common Stock subject to this Agreement.
Section 6.   Termination.   Notwithstanding any other provision of this Agreement, this Agreement shall automatically terminate on the earlier of (a) the date of termination of the Plan of Merger as set forth in Article 7 thereof, as such termination provisions may be amended by Purchaser, Merger Sub and Company from time to time; (b) the favorable vote of the Company Shareholders with respect to approval of the Plan Merger; (c) the date, if any, on which Company publicly discloses that the Company Board of Directors has determined, in accordance with Section 5.3.5 of the Plan of Merger to make a Company Adverse Recommendation Change; or (d) April 15, 2025.
Section 7.   Amendment and Modification.   This Agreement may be amended, modified or supplemented at any time by the written approval of such amendment, modification or supplement by Company, Purchaser and all of the Principal Shareholders.
Section 8.   Entire Agreement.   This Agreement evidences the entire agreement among the parties hereto with respect to the matters provided for herein and there are no agreements, representations or warranties with respect to the matters provided for herein other than those set forth herein and in the Plan of Merger and any written agreements related thereto. Except for the Plan of Merger, this Agreement supersedes any agreements among any of Company, the Company Shareholders or Purchaser concerning the acquisition, disposition or control of any Company Common Stock.
Section 9.   Absence of Control.   Subject to any specific provisions of this Agreement, it is the intent of the parties to this Agreement that Purchaser by reason of this Agreement shall not be deemed (until consummation of the Merger and the other transactions contemplated by the Plan of Merger) to control, directly or indirectly, Company and shall not exercise, or be deemed to exercise, directly or indirectly, a controlling influence over the management or policies of Company.

Section 10.   Informed Action.   Each Principal Shareholder acknowledges that he or she has had an opportunity to be advised by counsel of his or her choosing with regard to this Agreement and the transactions and consequences contemplated hereby. Each Principal Shareholder further acknowledges that he or she has received a copy of the Plan of Merger and is familiar with its terms.
Section 11.   Severability.   If any term, provision, covenant, or restriction contained in this Agreement is held by a final and unappealable Order of a court of competent jurisdiction to be invalid, void, or unenforceable, then the remainder of the terms, provisions, covenants, and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired, or invalidated unless the effect would be to cause this Agreement to not achieve its essential purposes.
Section 12.   Counterparts.   This Agreement may be executed in one or more counterparts, which taken together shall constitute one and the same instrument. Executed counterparts of this Agreement shall be deemed to have been fully delivered and shall become legally binding if and when executed signature pages are received by electronic mail transmission from a party (including by facsimile, portable data file (pdf) or other electronic signature, including DocuSign).
Section 13.   Governing Law; Jurisdiction.   This Agreement shall be governed, construed, and enforced accordance with the Laws of the State of Michigan, without regard to principles of conflicts of Laws. Each of the parties to this Agreement irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the state and federal courts of the State of Michigan, and any appellate courts from any thereof, in any Action or proceeding arising out of or relating to this Agreement or the transactions contemplated by this Agreement, or for recognition or enforcement of any judgment, and agrees that all claims in respect of any such Action or proceeding shall be heard and determined in such Michigan court or, to the extent permitted by Law, in such federal court.
Section 14.   Succession and Assignment.   This Agreement will be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns. No party hereto may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of, in the case of assignment by Company or any Principal Shareholder, Purchaser, and, in the case of assignment by Purchaser, Company.
Section 15.   Directors’ Duties.   The parties hereto acknowledge that each Principal Shareholder is entering into this Agreement solely in his or her capacity as a Company Shareholder and, notwithstanding anything to the contrary in this Agreement, nothing in this Agreement is intended or shall be construed to require any Principal Shareholder, in his or her capacity as a director of Company and/or Macatawa Bank, as applicable, to act or fail to act in accordance with his or her fiduciary duties in such director capacity. Furthermore, no Principal Shareholder makes any agreement or understanding herein in his or her capacity as a director of Company and/or Macatawa Bank. For the avoidance of doubt, nothing in this Section 15 shall in any way limit, modify or abrogate any of the obligations of the Principal Shareholders hereunder to vote the shares owned by him or her in accordance with the terms of the Agreement and not to transfer any shares except as permitted by this Agreement.
Section 16.   WAIVER OF JURY TRIAL.   EACH OF THE PARTIES WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS VOTING AND SUPPORT AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS VOTING AND SUPPORT AGREEMENT.
[The Remainder of this Page Is Left Intentionally Blank]
[Signature Page Follows]

In Witness Whereof, the parties hereto have executed this Agreement individually, or have caused this Agreement to be executed by their respective officers, on the day and year first written above.
PURCHASER:	COMPANY:
WINTRUST FINANCIAL CORPORATION	MACATAWA BANK CORPORATION
By:	By:
Name: Timothy S. Crane	Name: Richard L. Postma
Title: President and Chief Executive Officer	Title: Chairman of the Board of Directors

Principal Shareholders	Shares Owned
Name:
Name:
Name:
Name:
Name:
Name:
Name:

Annex C
OPINION OF MACATAWA’S FINANCIAL ADVISOR
April 15, 2024
Board of Directors
Macatawa Bank Corporation
10753 Macatawa Drive
Holland, MI 49424
Members of the Board:
We understand that Macatawa Bank Corporation (“Macatawa” or the “Company”), Wintrust Financial Corporation (the “Purchaser”) and Leo Subsidiary LLC, a wholly owned subsidiary of the Purchaser (“Merger Sub”), propose to enter into an Agreement and Plan of Merger, substantially in the form of the “Proposed Final” draft dated April 12, 2024 (the “Merger Agreement”), which provides, among other things, for the merger (the “Merger”) of the Company with and into Merger Sub. Pursuant to the Merger, the surviving company in the Merger will become a wholly owned subsidiary of the Purchaser, and each outstanding share of common stock, no par value (the “Company Common Stock”), of the Company, other than shares held by Purchaser, Merger Sub, the Company or their respective wholly owned subsidiaries (other than Trust Account Shares and DPC Shares), will be converted into the right to receive a number of shares of common stock, no par value (the “Purchaser Common Stock”), of Purchaser equal to the Per Share Merger Consideration.
For purposes of the Merger Agreement:
(a)
“Per Share Merger Consideration” means a number of shares of Purchaser Common Stock (rounded up to the nearest one-thousandth) determined by dividing the Aggregate Share Amount by the number of shares of Outstanding Company Common Stock;

(b)
“Aggregate Share Amount” means a number of shares of Purchaser Common Stock equal to the quotient (rounded up to the nearest whole share) obtained by dividing (x) the Merger Consideration by (y) (i) the Purchaser Common Stock Price, if the Purchaser Common Stock Price at least $89.03 and not more than $113.03, (ii) $89.03, if the Purchaser Common Stock Price is less than $89.03, or (iii) $113.03, if the Purchaser Common Stock Price is more than $113.03;

(c)
“Merger Consideration” means the product of (x) $14.85 and (y) the number of shares of Outstanding Company Common Stock; and

(d)
“Purchaser Common Stock Price” means the mathematical average, calculated for the ten trading-day period ending on the second trading day preceding the Closing Date, of the volume-weighted average price of a share of Purchaser Common Stock for each trading day during such period as displayed under the heading “Bloomberg VWAP” on the Bloomberg Page for Purchaser (or its equivalent successor page if such page is not available). Capitalized terms used in this letter but not defined herein have the meanings specified in the Merger Agreement.

We understand that the Per Share Merger Consideration will range from 0.1314 shares of Purchaser Common Stock to 0.1668 shares of Purchaser Common Stock. The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

You have asked for our opinion as to whether the Per Share Merger Consideration to be received by the holders of shares of the Company Common Stock pursuant to the Merger Agreement is fair from a financial point of view to the holders of shares of the Company Common Stock.
For purposes of the opinion set forth herein, we have:
1)
Reviewed certain publicly available financial statements and other business and financial information of the Company and the Purchaser, respectively;

2)
Reviewed certain internal financial statements and other financial and operating data concerning the Company;

3)
Reviewed certain financial projections prepared by the management of the Company;

4)
Discussed the past and current operations and financial condition and the prospects of the Company with senior executives of the Company;

5)
Discussed the past and current operations and financial condition and the prospects of the Purchaser with senior executives of the Purchaser;

6)
Reviewed the reported prices and trading activity for the Company Common Stock and the Purchaser Common Stock;

7)
Compared the financial performance of the Company and the Purchaser and the prices and trading activity of the Company Common Stock and the Purchaser Common Stock with that of certain other publicly-traded companies comparable with the Company and the Purchaser, respectively, and their securities;

8)
Reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

9)
Participated in certain discussions and negotiations among representatives of the Company and the Purchaser and their financial and legal advisors;

10)
Reviewed the Merger Agreement; and

11)
Performed such other analyses, reviewed such other information and considered such other factors as we have deemed appropriate.

We have assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to us by the Company and the Purchaser, and formed a substantial basis for this opinion. With respect to the financial projections, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company of the future financial performance of the Company. In addition, we have assumed that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement without any waiver, amendment or delay of any terms or conditions, including, among other things, that the Merger will be treated as a tax-free reorganization, pursuant to the Internal Revenue Code of 1986, as amended and that the definitive Merger Agreement will not differ in any material respect from the draft thereof furnished to us. Morgan Stanley has assumed that in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the proposed Merger, no delays, limitations, conditions or restrictions will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the proposed Merger. We are not legal, tax or regulatory advisors. We are not experts in the evaluation of allowance for credit losses, and we have neither made an independent evaluation of the adequacy of the allowance for credit losses at the Company or Purchaser, nor have we examined any individual loan credit files of the Company or Purchaser or been requested to conduct such a review, and, as a result, we have assumed that the aggregate allowance for credit losses of the Company and the Purchaser are adequate. We are financial advisors only and have relied upon, without independent verification, the assessments of the Purchaser and the Company and their legal, tax or regulatory advisors with respect to legal, tax or regulatory matters. We express no opinion with respect to the fairness of the amount or nature of the compensation to any of the officers, directors or employees of the Company or the Purchaser, or any class of such persons, whether relative to the Per Share Merger Consideration or otherwise. We have not made any independent valuation or appraisal of the assets or liabilities of the Company or the Purchaser, nor have we been furnished with any such valuations or appraisals. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof may affect this opinion and the assumptions used in preparing it, and we do not assume any obligation to update, revise or reaffirm this opinion.
We have acted as financial advisor to the Board of Directors of the Company in connection with this transaction and will receive a fee for our services, a portion of which becomes payable upon delivery of this opinion and a significant portion of which is contingent upon the closing of the Merger. Morgan Stanley may also seek to provide financial advisory and financing services to the Purchaser and the Company and their respective affiliates in the future and would expect to receive fees for the rendering of these services.
Please note that Morgan Stanley is a global financial services firm engaged in the securities, investment management and individual wealth management businesses. Our securities business is engaged in securities underwriting, trading and brokerage activities, foreign exchange, commodities and derivatives trading, prime brokerage, as well as providing investment banking, financing and financial advisory services. Morgan Stanley, its affiliates, directors and officers may at any time invest on a principal basis or manage funds that invest, hold long or short positions, finance positions, and may trade or otherwise structure and effect transactions, for their own account or the accounts of its customers, in debt or equity securities or loans of the Purchaser, the Company, or any other company, or any currency or commodity, that may be involved in this transaction, or any related derivative instrument.
This opinion has been approved by a committee of Morgan Stanley investment banking and other professionals in accordance with our customary practice. This opinion is for the information of the Board of Directors of the Company and may not be used for any other purpose or disclosed without our prior written consent, except that a copy of this opinion may be included in its entirety in any filing the Company is required to make with the Securities and Exchange Commission in connection with this transaction if such inclusion is required by applicable law. This opinion does not address the relative merits of the transactions contemplated by the Merger Agreement as compared to other business or financial strategies that might be available to the Company, nor does it address the underlying business decision of the Company to enter into the Merger Agreement or proceed with any other transaction contemplated by the Merger Agreement. We do not express any view on, and this opinion does not address, any other term or aspect of the Merger Agreement or the transactions contemplated thereby or any term or aspect of any other agreement or instrument contemplated by the Merger Agreement or entered into or amended in connection therewith. In addition, this opinion does not in any manner address the prices at which the Purchaser Common Stock will trade following consummation of the Merger or at any time and Morgan Stanley expresses no opinion or recommendation as to how the shareholders of the Company should vote at the shareholders’ meeting to be held in connection with the Merger.
Based on and subject to the foregoing, we are of the opinion on the date hereof that the Per Share Merger Consideration to be received by the holders of shares of the Company Common Stock pursuant to the Merger Agreement is fair from a financial point of view to the holders of shares of the Company Common Stock.

Very truly yours,
MORGAN STANLEY & CO. LLC
By:	/s/ Elizabeth Jacobs Kapp Elizabeth Jacobs Kapp Managing Director